                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement           / / Confidential,
                                              for Use of the Commission Only
/X/ Definitive Proxy Statement                (as permitted by Rule 14a-6(e)(2))

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              NYNEX CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              NYNEX CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total Fee Paid:

- --------------------------------------------------------------------------------
     /X/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 [NYNEX LOGO]

NOTICE OF SPECIAL MEETING OF SHARE OWNERS

     NYNEX Corporation ("NYNEX") will hold a special meeting of share owners (the "Special Meeting") on November 6, 1996, at 10:30 a.m. at the Sheraton New York Hotel and Towers, 811 Seventh Avenue, New York, New York, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of April 21, 1996, as amended and restated on July 2, 1996 (the "Merger Agreement"), between NYNEX and Bell Atlantic Corporation ("Bell Atlantic"). The Merger Agreement provides, among other things, for the merger of a wholly-owned subsidiary of Bell Atlantic with and into NYNEX, with NYNEX surviving as a wholly-owned subsidiary of Bell Atlantic.

     2. To transact such other business as may properly come before the Special Meeting.

     NYNEX has fixed the close of business on September 9, 1996 as the record date for the determination of share owners entitled to vote at the Special Meeting or any adjournment thereof. A list of such share owners will be available for examination by share owners of record during business hours at the offices of NYNEX, 1095 Avenue of the Americas, New York, New York, for ten days prior to the Special Meeting and will also be available at the Special Meeting.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT, WHICH IS DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. Adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of NYNEX Common Stock entitled to vote at the Special Meeting. Please sign and promptly return the proxy card in the enclosed envelope, whether or not you expect to attend the Special Meeting. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect, in most cases, as a vote against the merger.

Morrison DeS. Webb
Executive Vice President,
General Counsel and Secretary                                  September 9, 1996

    [BELL ATLANTIC LOGO]                                      [NYNEX LOGO]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of Bell Atlantic Corporation and NYNEX Corporation have agreed on a merger of equals designed to create one of the premier communications companies in the world. The combined company will be named Bell Atlantic Corporation, and will be headquartered in New York, New York.

     If the merger is completed, NYNEX stockholders will receive 0.768 of a share of Bell Atlantic common stock for each share of NYNEX common stock that they own. Bell Atlantic stockholders will continue to own their existing shares after the merger. We estimate that the shares of Bell Atlantic stock to be issued to NYNEX stockholders will represent approximately 44% of the outstanding stock of Bell Atlantic after the merger. Likewise, the shares of Bell Atlantic stock held by Bell Atlantic stockholders prior to the merger will represent approximately 56% of the outstanding stock of Bell Atlantic after the merger.

     The merger cannot be completed unless the stockholders of both companies approve it. We have scheduled special meetings for our stockholders to vote on the merger. YOUR VOTE IS VERY IMPORTANT.

     Whether or not you plan to attend a meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. If you fail to return your card, the effect in most cases will be a vote against the merger.

     The dates, times and places of the meetings are as follows:

FOR NYNEX STOCKHOLDERS:
Wednesday, November 6, 1996
10:30 a.m.
Sheraton New York Hotel and Towers
811 Seventh Avenue
New York, New York

FOR BELL ATLANTIC STOCKHOLDERS:
Friday, November 8, 1996
10:30 a.m.
Richmond's Landmark Theater
6 N. Laurel Street
Richmond, Virginia

     This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed merger. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission ("SEC"). We encourage you to read this entire document carefully.


/s/ Raymond W. Smith                       /s/ Ivan Seidenberg
- ------------------------------------       ------------------------------------
Raymond W. Smith                           Ivan Seidenberg
Chairman and Chief Executive Officer       Chairman and Chief Executive Officer
Bell Atlantic Corporation                  NYNEX Corporation


NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE BELL ATLANTIC COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Joint Proxy Statement/Prospectus dated September 9, 1996, and first mailed to stockholders on September 18, 1996.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE BELL
  ATLANTIC/NYNEX MERGER.....................     1
SUMMARY.....................................     2
THE MERGER..................................    11
  Background of the Merger..................    11
  Reasons for the Merger; Recommendations of
    the Boards..............................    16
  Cautionary Statement Concerning Forward-
    Looking Statements......................    18
  Accounting Treatment......................    19
  Material Federal Income Tax
    Consequences............................    19
  Regulatory Approvals......................    20
  No Appraisal Rights.......................    21
  Certain Litigation........................    21
COMPARATIVE PER SHARE MARKET PRICE AND
  DIVIDEND INFORMATION......................    22
UNAUDITED PRO FORMA COMBINED
  CONDENSED FINANCIAL STATEMENTS............    23
OPINIONS OF FINANCIAL ADVISORS..............    30
  Opinions of NYNEX's Financial Advisors....    30
  Opinion of Bell Atlantic's Financial
    Advisor.................................    43
INTERESTS OF CERTAIN PERSONS IN THE
  MERGER....................................    49
  Employment Agreement of Raymond W.
    Smith...................................    49
  Employment Agreement of Ivan G.
    Seidenberg..............................    50
  Employment Agreements of the Current Vice
    Chairmen of Bell Atlantic...............    52
  Agreements with Other Executive Officers
    of Bell Atlantic........................    52
  Agreements with Executive Officers of
    NYNEX...................................    53
  Indemnification and Insurance.............    57
THE MERGER AGREEMENT........................    57
  General...................................    57
  Consideration to be Received in the
    Merger..................................    57
  Exchange of Shares........................    58
  New Bell Atlantic Following the Merger....    58
  Certain Conditions........................    59
  Certain Representations and Warranties....    60
  Transition Planning.......................    61
  Certain Covenants.........................    61
  No Solicitation of Transactions...........    61
  Certain Benefits Matters..................    62
  Indemnification and Insurance.............    62
  Termination...............................    62
  Termination Fees..........................    63
  Expenses..................................    64
THE SPECIAL MEETINGS........................    64
  Times and Places; Purposes................    64
  Voting Rights; Votes Required for
    Approval................................    65
  Proxies...................................    65
DIRECTORS AND MANAGEMENT OF BELL ATLANTIC
  FOLLOWING THE MERGER......................    67
  Directors.................................    67
  Committees of the Board of Directors......    67
  Compensation of Directors.................    67
  Executive Compensation....................    67
  Stock Ownership of Directors, Executive
    Officers and Five Percent
    Stockholders............................    68
COMPARISON OF STOCKHOLDERS' RIGHTS..........    68
  Comparison of Current Bell Atlantic
    Stockholder Rights and Bell Atlantic
    Stockholder Rights Following the
    Merger..................................    68
  Comparison of Current NYNEX Stockholder
    Rights and Bell Atlantic Stockholder
    Rights Following the Merger.............    69
DESCRIPTION OF BELL ATLANTIC CAPITAL STOCK
  FOLLOWING THE MERGER......................    71
  Authorized Capital Stock..................    71
  Common Stock..............................    71
  Series Preferred Stock....................    71
  Preemptive Rights.........................    72
  Transfer Agent and Registrar..............    72
  Stock Exchange Listing; Delisting and
    Deregistration of NYNEX Common Stock....    72
  Federal Securities Laws Consequences;
    Stock Transfer Restriction Agreements...    72
LEGAL MATTERS...............................    72
EXPERTS.....................................    73
FUTURE STOCKHOLDER PROPOSALS................    73
WHERE YOU CAN FIND MORE INFORMATION.........    73
LIST OF DEFINED TERMS.......................    75
APPENDIX I:   Amended and Restated Agreement and
              Plan of Merger
APPENDIX II:  Form of Restated Certificate of
              Incorporation of Bell Atlantic
              Corporation
APPENDIX III: Form of Bylaws of Bell Atlantic
              Corporation
APPENDIX IV: Opinion of Bear, Stearns & Co. Inc.
APPENDIX V:  Opinion of Morgan Stanley & Co.
             Incorporated
APPENDIX VI: Opinion of Merrill Lynch, Pierce,
             Fenner & Smith Incorporated

                             QUESTIONS AND ANSWERS
                      ABOUT THE BELL ATLANTIC/NYNEX MERGER

Q: WHY ARE THE TWO COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?

A: This merger means that you will have a stake in the nation's second largest telecommunications company, which also will be one of the largest providers of wireless communications in the world. The merged company will serve the northeastern and Mid-Atlantic region of the United States, one of the world's most attractive communications marketplaces. We also will have tremendous opportunities in the new markets opened to us by legislation, including long distance and video entertainment. We believe that this merger will allow us to accelerate long-term growth, continue to provide competitive dividends, and create stockholder value in years to come. To review the reasons for the merger in greater detail, and related uncertainties, see pages 16 through 18.

Q: WHAT DO I NEED TO DO NOW?

A: Just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meetings. The NYNEX meeting will take place November 6, 1996. The Bell Atlantic meeting will take place November 8, 1996. The Boards of Directors of both Bell Atlantic and NYNEX unanimously recommend voting in favor of the proposed merger.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send NYNEX stockholders written instructions for exchanging their share certificates. Bell Atlantic stockholders will keep their certificates.

Q: PLEASE EXPLAIN THE EXCHANGE RATIO.

A: NYNEX stockholders will receive 0.768 of a share of Bell Atlantic common stock in exchange for each share of NYNEX common stock. We will not issue fractional shares, except for shares held in NYNEX Dividend Reinvestment accounts. NYNEX stockholders who would otherwise be entitled to receive a fractional share instead will receive cash based on the market value of the fractional share of Bell Atlantic stock.

   Example: If you currently own 100 shares of NYNEX stock, then after the merger you will be entitled to receive 76 shares of Bell Atlantic stock and a check for the market value of the .8 fractional share. If you currently own 100 shares of Bell Atlantic stock, then you will continue to hold those 100 shares after the merger.
Q: WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: We expect no changes in our dividend policies before the merger. After the merger, we expect the initial annualized dividend rate to be $3.08 per share of Bell Atlantic stock, reflecting our desire to provide you with competitive dividends. The annualized rate of $3.08 per share is equivalent to the historic dividend rate paid to NYNEX stockholders of $2.36 per share divided by the exchange ratio of 0.768 (rounded up to the nearest cent) and is intended to maintain the current annual dividend payment for NYNEX stockholders. The expected dividend policy after the merger would result in a 7% dividend increase for current Bell Atlantic stockholders, from a current annualized dividend rate of $2.88 per share to the $3.08 per share expected to be paid after the merger.

Q: WHEN DO YOU EXPECT THE MERGER TO BE
   COMPLETED?

A: We are working towards completing the merger as quickly as possible. In addition to stockholder approvals, we must also obtain regulatory approvals. We hope to complete the merger as early as January 1, 1997.

Q: WHAT ARE THE TAX CONSEQUENCES TO STOCKHOLDERS OF THE MERGER?

A: The exchange of shares by NYNEX stockholders will be tax-free to NYNEX stockholders for federal income tax purposes, except for taxes on cash received for a fractional share and on the payment by NYNEX of certain transfer taxes on behalf of its stockholders. The merger will be tax-free to Bell Atlantic stockholders for federal income tax purposes. To review the tax consequences to stockholders in greater detail, see page 19.

Q: I AM A STOCKHOLDER IN BOTH COMPANIES; WHY DID I RECEIVE ONLY ONE PROXY
   STATEMENT?

A: We have learned that more than 50% of our stockholders own stock in both companies. To reduce expenses and to prevent our common stockholders from receiving two virtually identical mailings, we decided to mail only one proxy statement to stockholders we could identify as owning stock in both companies. For those stockholders, we have enclosed a page with two detachable proxy cards. Please sign and return both cards in the same return envelope.

                                    SUMMARY

       This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents we have referred you to. See "Where You Can Find More Information." (Page 73)

                                 THE COMPANIES

BELL ATLANTIC CORPORATION
1717 Arch Street
Philadelphia, Pennsylvania 19103
(215) 963-6333

     Bell Atlantic is a diversified telecommunications company, providing voice, data transport and calling card services, network access, directory publishing and public telephone services to customers in the Mid-Atlantic region of the United States, as well as systems integration and video services. Bell Atlantic also invests in the high growth global wireless marketplace. After the merger, Bell Atlantic's principal executive offices will be located at 1095 Avenue of the Americas, New York, New York.

NYNEX CORPORATION
1095 Avenue of the Americas
New York, New York 10036
(212) 395-2121

     NYNEX is a global communications and media corporation, providing a full range of communications services in the northeastern United States and in high growth markets around the world. NYNEX has expertise in telecommunications, wireless communications, directory publishing, and video entertainment and information services.

                           OUR REASONS FOR THE MERGER

     This combined company will serve the northeastern and Mid-Atlantic region of the United States, one of the world's most attractive communications marketplaces. By combining, we believe that we will be able to increase our revenues, reduce our costs, and improve our service. Under a single brand, we will build on our common strengths and we expect to provide our stockholders and customers with added value.

     We also will have exciting opportunities in the new markets opened by recent legislation, including long distance and video entertainment. For example, together we will serve an expanded region that generates over $20 billion of long distance calls, offering opportunities for rapid growth and high margins. Finally, our combined service territory is a major gateway for international calls, representing nearly 35% of the United States' international long distance traffic. We expect to begin taking advantage of the long distance and video opportunities in our local service regions during 1997.

     We are confident that our two companies will come together in a smooth and expeditious manner. We already enjoy a successful track record in a significant joint venture: our domestic cellular business, Bell Atlantic NYNEX Mobile, where our combined team has realized immediate efficiencies by maximizing complementary strengths and improving operating and financial results in a very short time.

     In reaching its recommendation in favor of the merger, each of our Boards of Directors considered a number of uncertainties, including:

     (a) the rapidly changing regulatory and competitive environment in the domestic telecommunications industry;

     (b) the challenges of combining the businesses of two large corporations and the risk of diverting management resources from other strategic opportunities and operational matters for an extended period of time;

     (c) the impact on labor relations with our unions; and

     (d) the likelihood of timely receipt of regulatory approvals for the merger on terms that we find satisfactory.

     To review the reasons for the merger in greater detail, as well as related uncertainties, see pages 16 through 18.

                      OUR RECOMMENDATIONS TO STOCKHOLDERS

TO BELL ATLANTIC STOCKHOLDERS:

     The Bell Atlantic Board believes that the merger is in your best interest and unanimously recommends that you vote FOR the proposal to:

     (a) approve the merger agreement and the merger;

     (b) approve the issuance of shares of Bell Atlantic common stock to NYNEX stockholders in the merger; and

     (c) amend and restate Bell Atlantic's certificate of incorporation as required by the merger agreement (the amendments are summarized on page
         6).

TO NYNEX STOCKHOLDERS:

     The NYNEX Board believes that the merger is in your best interest and unanimously recommends that you vote FOR the proposal to approve and adopt the merger agreement and the merger.

                                   THE MERGER

     The merger agreement is attached as Appendix I to this Joint Proxy Statement/Prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger.

WHAT NYNEX STOCKHOLDERS WILL RECEIVE
(SEE PAGE 57)

     As a result of the merger, NYNEX stockholders will receive 0.768 of a share of Bell Atlantic common stock for each share of NYNEX common stock that they own. No fractional shares will be issued except for shares held in NYNEX dividend reinvestment accounts. Instead, NYNEX stockholders will receive a check in payment for any fractional shares based on the market value of the Bell Atlantic stock.

     NYNEX Employee Stock Ownership Plans and some subsidiaries of NYNEX also own shares of NYNEX common stock and will receive the same payment as other NYNEX stockholders.

     NYNEX stockholders should not send in their stock certificates until instructed to do so after the merger is completed.

OWNERSHIP OF BELL ATLANTIC FOLLOWING THE MERGER

     The shares of Bell Atlantic stock issued to NYNEX stockholders in the merger will constitute approximately 44% of the outstanding stock of Bell Atlantic after the merger. Based on that percentage, we anticipate that Bell Atlantic will issue approximately 350 million shares of Bell Atlantic stock to NYNEX stockholders in the merger.

BOARD OF DIRECTORS AND MANAGEMENT OF BELL ATLANTIC FOLLOWING THE MERGER (SEE PAGES 58 AND 67)

     If the merger is completed, we expect that Raymond W. Smith will continue as Chief Executive Officer of Bell Atlantic until at least July 1, 1998 but no later than December 31, 1998, and as Chairman until no later than December 31, 1998. We also expect that after the merger, Ivan G. Seidenberg, who is the Chairman and Chief Executive Officer of NYNEX, will initially be Vice Chairman, President and Chief Operating Officer of Bell Atlantic and will succeed Mr. Smith in the offices of Chief Executive Officer and Chairman.

     The Board of Directors of Bell Atlantic initially will consist of 22 members, half chosen by Bell Atlantic and half chosen by NYNEX. Bell Atlantic and NYNEX will each appoint up to three directors who are its employees. The rest of the directors will not be employees of either company.

OTHER INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE 49)

     In considering the Boards' recommendations that you vote in favor of the merger, you should be aware that a number of officers of Bell Atlantic and NYNEX, including some officers who are also directors, have employment agreements, retention incentives or benefit plans that provide them with interests in the merger that are different from, or in addition to, yours.

     Each of the employee-directors of Bell Atlantic and NYNEX could receive significant compensation if the merger is completed. Please refer to pages 49 through 57 for more information concerning employment arrangements, retention incentives and benefit plans of our officers.

CONDITIONS TO THE MERGER (SEE PAGE 59)

     The completion of the merger depends upon meeting a number of conditions, including the following:

     (a) the approval of the holders of a majority of the stock of each of Bell Atlantic and NYNEX;

     (b) there shall have been no law enacted or injunction entered which effectively prohibits the merger or which causes a material adverse effect on either of our companies;

     (c) the approval of governmental authorities without burdensome demands;
         and

     (d) the receipt of letters from each of our independent accountants stating that the merger will qualify for pooling of interests accounting treatment.

     Certain of the conditions to the merger may be waived by the company entitled to assert the condition.

TERMINATION OF THE MERGER AGREEMENT
(SEE PAGE 62)

     We can agree to terminate the merger agreement without completing the merger, and either of us can terminate the merger agreement if any of the following occurs:

     (a) the merger is not completed by April 21, 1997, but this deadline will be extended to September 30, 1997 if the completion of the merger is delayed only because one or more governmental approvals have not been received;

     (b) the approvals of the holders of a majority of the stock of either Bell Atlantic or NYNEX are not received;

     (c) a court or other governmental authority permanently prohibits the merger;

     (d) the business of the other party, or the prospects for the combined company, materially change for the worse;

     (e) the other party breaches or materially fails to comply with any of its representations or warranties or obligations under the merger agreement;

     (f) the Board of Directors of the other party: (A) withdraws or modifies in any adverse manner its approval or recommendation in favor of the merger, or (B) approves or recommends a significant transaction with a third party; or

     (g) the Board of Directors of either company determines, under certain circumstances and before the approval of the merger agreement by its stockholders, that the board's fiduciary obligations require acceptance of an offer from a third party to enter into a significant transaction.

TERMINATION FEES (SEE PAGE 63)

     The merger agreement generally requires Bell Atlantic or NYNEX to pay to the other a termination fee of $200 million if the merger agreement terminates under certain circumstances and it has received an offer to enter into a significant transaction with a third party.

     The merger agreement also requires Bell Atlantic or NYNEX to pay to the other an additional $350 million if, within one and one-half years after the termination described above, it agrees to enter into or completes a significant transaction with certain third parties.

REGULATORY APPROVALS (SEE PAGE 20)

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prohibits us from completing the merger until after we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. As of July 19, 1996, we substantially complied with a request by the Department of Justice for additional information and on August 8, 1996, the waiting period ended. The Department of Justice has the authority to challenge the merger on antitrust grounds before or after the merger is completed and has indicated that it will continue to review the information that we have furnished.

     Each state where we provide telephone service may also review the merger under state antitrust law. Attorneys General in most of these states have indicated that they intend to review the merger.

     NYNEX has made regulatory filings with the public utilities commissions in each of the seven states in which it provides local telephone service. As part of that review, the commissions may look at the impact of the merger on competition and on the customers and employees of the local telephone companies.

     Bell Atlantic believes that it is not necessary to obtain the approval of any state regulatory commission within its region to complete the merger. Bell Atlantic has made informational filings with each of its seven regulatory commissions to keep them fully informed about the merger.

     In addition, both of us have filed applications with the Federal Communications Commission seeking its approval of the transfer of control of certain Federal Communications Commission licenses.

     It is possible that some of these governmental authorities may impose conditions for granting approval. We cannot predict whether we will obtain the required regulatory approvals within the time frame contemplated by the merger agreement or on conditions that would not be detrimental to either of us or the combined company.

ACCOUNTING TREATMENT (SEE PAGE 19)

     We expect the merger to qualify as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGE 30)

     In deciding to approve the merger, our Boards considered opinions from our respective financial advisors as to the fairness of the exchange ratio from a financial point of view. NYNEX received separate opinions from its two financial advisors, Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated, and Bell Atlantic received an opinion from its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated. These opinions are attached as Appendices IV, V and VI to this Joint Proxy Statement/Prospectus. We encourage you to read these opinions.

     In connection with delivering these opinions, our financial advisors performed a variety of analyses. While not uniformly performed or presented, the analyses included comparing Bell Atlantic and NYNEX historical stock prices and financial multiples to each other and to those of other selected publicly-traded companies, comparing the financial terms of the merger to those of other publicly announced transactions and estimating the relative values and contributions of Bell Atlantic and NYNEX based on past and estimated future performances and anticipated benefits of the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
(SEE PAGE 19)

     We have structured the merger so that neither Bell Atlantic, NYNEX nor our stockholders will recognize any gain or loss for federal income tax purposes in the merger (except for tax payable because of cash received instead of fractional shares by NYNEX stockholders and the payment of any New York State or City real property transfer taxes by NYNEX on behalf of its stockholders). We have conditioned the merger on our receipt of legal opinions that such is the case.

NO APPRAISAL RIGHTS (SEE PAGE 21)

     Under Delaware law, NYNEX stockholders have no right to an appraisal of the value of their shares in connection with the merger.

COMPARATIVE PER SHARE MARKET PRICE
INFORMATION (SEE PAGE 22)

     Shares of Bell Atlantic and NYNEX common stock are listed on the New York Stock Exchange and certain other stock exchanges. On April 19, 1996, the last full trading day on the New York Stock Exchange prior to the public announcement of the proposed merger, NYNEX stock closed at $53 per share and Bell Atlantic stock closed at $65 per share. On September 5, 1996, NYNEX stock closed at $42.625 per share and Bell Atlantic stock closed at $55.25 per share.

LISTING OF BELL ATLANTIC COMMON STOCK
(SEE PAGE 72)

     Bell Atlantic will list the shares of Bell Atlantic common stock to be issued in connection with the merger on the New York Stock Exchange and certain other stock exchanges.

DIVIDENDS AFTER THE MERGER (SEE PAGE 59)

     We expect that the initial annualized dividend rate paid to Bell Atlantic stockholders after completion of the merger will be $3.08 per share, subject to approval and declaration by the Bell Atlantic Board of Directors. The annualized rate of $3.08 per share is equivalent to the historic dividend rate paid to NYNEX stockholders of $2.36 per share divided by the exchange ratio of 0.768 (rounded up to the nearest cent) and is intended to maintain the current annual dividend payment for NYNEX stockholders. The payment of dividends by Bell Atlantic in the future, however, will depend on business conditions, its financial position and earnings, and other factors.

AMENDMENTS TO BELL ATLANTIC CERTIFICATE OF INCORPORATION AND BYLAWS (SEE PAGES 68 AND 71)

     The merger agreement provides that, as part of the merger, Bell Atlantic will amend and restate its certificate of incorporation and bylaws to, among other things:

     (a) increase its authorized capital stock;

     (b) increase the number of its directors;

     (c) implement certain governance arrangements consistent with a merger of equals, such as Board composition and management succession;

     (d) increase the number of shares necessary for a quorum at meetings of its stockholders;

    (e) change the par value of Bell Atlantic common stock; and

     (f) acknowledge that the Board may consider a broad variety of factors in evaluating a proposed acquisition of Bell Atlantic.

     Bell Atlantic's proposed form of Restated Certificate of Incorporation is attached as Appendix II and its proposed form of Bylaws is attached as Appendix III.

     A vote by Bell Atlantic stockholders in favor of the merger is a vote to approve the proposed Restated Certificate of Incorporation. The Bell Atlantic Board of Directors has the power to adopt the proposed Bylaws.

              SUMMARY SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

     We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. We derived this information from audited financial statements for 1991 through 1995 and unaudited financial statements for the six months ended June 30, 1996. The information is only a summary and you should read it in conjunction with our historical financial statements (and related notes) contained in the annual reports and other information that we have filed with the SEC. See "Where You Can Find More Information" on page 73.

               BELL ATLANTIC -- HISTORICAL FINANCIAL INFORMATION

                            AT OR FOR THE
                             SIX MONTHS
                                ENDED                    AT OR FOR THE YEAR ENDED DECEMBER 31,
                              JUNE 30,       --------------------------------------------------------------
                                1996            1995         1994         1993         1992         1991
                            -------------    ----------   ----------   ----------   ----------   ----------
                             (UNAUDITED) (DOLLARS IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
Operating revenues........   $    6,467.1   $ 13,429.5   $ 13,791.4   $ 13,145.6   $ 12,836.0   $ 12,659.7
Income from continuing
  operations..............          964.8      1,861.8      1,401.9      1,481.6      1,382.2      1,229.9
Income from continuing
  operations per common
  share...................           2.19         4.25         3.21         3.39         3.23         2.91
Cash dividends declared
  per common share........           1.44         2.80         2.76         2.68         2.60         2.52
Book value per common
  share...................          16.19        15.27        13.94        18.85        18.00        17.12
Total assets..............       23,795.7     24,156.8     24,271.8     29,544.2     28,099.5     28,305.8
Long-term debt............        6,130.6      6,407.2      6,805.7      7,206.2      7,348.2      7,984.0

                   NYNEX -- HISTORICAL FINANCIAL INFORMATION

                            AT OR FOR THE
                             SIX MONTHS
                                ENDED                    AT OR FOR THE YEAR ENDED DECEMBER 31,
                              JUNE 30,       --------------------------------------------------------------
                                1996            1995         1994         1993         1992         1991
                            -------------    ----------   ----------   ----------   ----------   ----------
                             (UNAUDITED) (DOLLARS IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
Operating revenues........   $    6,699.8   $ 13,406.9   $ 13,306.6   $ 13,407.8   $ 13,182.5   $ 13,254.7
Income (loss) from
  continuing operations...          571.8      1,069.5        792.6       (272.4)     1,311.2        600.8
Income (loss) from
  continuing operations
  per common share........           1.31         2.50         1.89        (0.66)        3.20         1.49
Cash dividends declared
  per common share........           1.18         2.36         2.36         2.36         2.32         2.28
Book value per common
  share...................          14.95        14.06        20.26        20.28        23.51        22.38
Total assets..............       26,448.0     25,895.9     29,801.4     29,334.7     27,731.7     27,502.6
Long-term debt............        9,367.1      9,336.9      7,784.5      6,937.8      7,018.2      6,833.1

SIGNIFICANT EVENTS AFFECTING HISTORICAL EARNINGS TRENDS

     Our companies report quarterly and annual earnings results in their SEC filings using methods required by Generally Accepted Accounting Principles
(GAAP). Sometimes the financial results reported in this way include unusual or infrequent events and factors which are not expected to occur regularly in the future. Examples of these events and factors include gains or losses on the sale of businesses, the costs of completing major acquisitions and other business development activities, and the costs of business restructurings.

     Unusual or infrequent events and transactions which we believe would be helpful to review in understanding our companies' past performance and future prospects are briefly described below.

     SIGNIFICANT EVENTS AFFECTING BELL ATLANTIC'S EARNINGS TRENDS

     On July 1, 1995, Bell Atlantic and NYNEX formed a partnership to operate our domestic cellular operations. Since that date, only Bell Atlantic's proportionate share of partnership net income and related income taxes is included in reported financial results.

     Income from continuing operations per common share for 1995 includes (i) a gain of $.46 per share as a result of the sale of certain cellular properties in connection with the formation of the Bell Atlantic NYNEX Mobile partnership, and
(ii) nonrecurring charges of $.09 per share associated with certain business development ventures and contracts.

     Total assets at December 31, 1994 reflect a net decrease to telephone plant and equipment and regulatory assets in the amount of $4,328.8 million in connection with the discontinued use of regulatory accounting methods by Bell Atlantic's telephone subsidiaries which were no longer appropriate due to increased competition.

     Income from continuing operations per common share for 1994 includes (i) a charge of $.23 per share to recognize costs for the separation of employees, and
(ii) a charge of $.05 per share for the disposition of a liquefied petroleum gas subsidiary and a foreign cellular operation.

     Income from continuing operations per common share for 1992 includes (i) gains aggregating $.09 per share on the sale of assets, (ii) $.04 per share of interest income received for the settlement of prior period federal tax matters, and (iii) $.09 per share of one-time costs related to the acquisition of a cellular telephone company.

     Income from continuing operations per common share for 1991 includes (i) a net gain of $.15 per share as a result of the sale of a portion of Bell Atlantic's investment in Telecom Corporation of New Zealand Limited, (ii) a charge of $.10 per share for pension enhancements and restructuring costs, (iii) a charge of $.04 per share for one-time costs related to the acquisition of a cellular telephone company, and (iv) $.09 per share of one-time charges for other corporate initiatives in support of long-term financial objectives.

     SIGNIFICANT EVENTS AFFECTING NYNEX'S EARNINGS TRENDS

     Income from continuing operations per common share for the six months ended June 30, 1996 includes charges of $.52 per share for certain special charges and for pension enhancements, and (ii) a gain of $.11 per share from the sale of NYNEX's interest in Vanstar Corporation.

     At June 30, 1996 and December 31, 1995, outstanding commercial paper borrowings of $2.0 billion and $1.9 billion, respectively, were classified as Long-term debt as a result of an unsecured revolving credit facility which may be used to support outstanding commercial paper.

     On July 1, 1995, Bell Atlantic and NYNEX formed a partnership to operate our domestic cellular operations. Since that date, only NYNEX's proportionate share of partnership net income and related income taxes is included in reported financial results.

     Total assets at December 31, 1995 reflect a net decrease to telephone plant and equipment and regulatory assets in the amount of $5,177.3 million in connection with the discontinued use of regulatory accounting methods by NYNEX's telephone subsidiaries which were no longer appropriate due to increased competition.

     Income from continuing operations per common share for 1995 includes (i) charges of $1.29 per share for non-recurring items and for pension enhancements,
(ii) a gain of $.36 per share as a result of an initial public offering of NYNEX's United Kingdom cable business, and (iii) a net gain of $.16 per share from the sale of certain cellular properties in connection with the formation of the Bell Atlantic NYNEX Mobile partnership.

     Income from continuing operations per common share for 1994 includes a charge of $1.08 per share for pension enhancements.

     Income from continuing operations per common share for 1993 includes charges of $3.66 per share for business restructuring and other charges.

     Income from continuing operations per common share for 1991 includes charges of $1.37 per share for business restructuring.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     We expect that the merger will be accounted for as a "pooling of interests," which means that for accounting and financial reporting purposes we will treat our companies as if they had always been combined. For a more detailed description of pooling of interests accounting see "The
Merger -- Accounting Treatment" on page 19.

     We have presented below unaudited pro forma financial information that reflects the pooling of interests method of accounting and is intended to give you a better picture of what our businesses might have looked like had they always been combined. We prepared the pro forma income statement and balance sheet by adding or combining the historical amounts of each company. We then adjusted the combined amounts for significant differences in accounting methods used by the companies. The companies may have performed differently if they were combined. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that we will experience after the merger. See "Unaudited Pro Forma Combined Condensed Financial Statements" on page 23.

                          UNAUDITED PRO FORMA COMBINED

                                               AT OR FOR THE
                                                SIX MONTHS
                                                   ENDED         AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                 JUNE 30,       ---------------------------------------
                                                   1996            1995          1994          1993
                                               -------------    -----------   -----------   -----------
                                                 (DOLLARS IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
Operating revenues...........................   $   14,347.9    $  27,927.8   $  27,098.0   $  26,553.4
Income from continuing operations............        1,544.7        3,007.2       2,232.9       1,337.5
Income from continuing operations per common
  share......................................           1.99           3.93          2.94          1.78
Cash dividends declared per common
  share(1)...................................           1.48           2.92          2.89          2.85
Book value per common share..................          15.79          14.73
Total assets.................................       50,966.1
Long-term debt...............................       15,497.7

- ---------------

(1) We have announced that, upon consummation of the merger, the initial annualized dividend rate will be equal to $3.08 per share of Bell Atlantic Common Stock, subject to approval and declaration by the Board of Directors of Bell Atlantic. The annualized rate of $3.08 per share of Bell Atlantic Common Stock is equivalent to the historical dividend rate paid to NYNEX shareholders of $2.36 per share divided by the exchange ratio of 0.768 rounded upwards to the nearest cent, and is intended to maintain the current annualized dividend rate for the holders of NYNEX Common Stock. The Cash dividends declared per common share in the Unaudited Pro Forma Combined Condensed Financial Information reflect the sum of the dividends declared by us divided by the number of shares that would have been outstanding for the periods presented after adjusting the NYNEX shares by the exchange ratio of 0.768.

COMPARATIVE PER SHARE INFORMATION

     We have summarized below the per share information for our respective companies on a historical, pro forma combined, and equivalent basis. The NYNEX Per Share Equivalents are calculated by multiplying the Unaudited Pro Forma Combined per share amounts by 0.768. NYNEX stockholders will receive 0.768 shares of Bell Atlantic Common Stock in exchange for each share of NYNEX Common Stock.

                       COMPARATIVE PER SHARE INFORMATION

                                                      AT OR FOR THE
                                                       SIX MONTHS         AT OR FOR THE YEAR ENDED
                                                          ENDED                 DECEMBER 31,
                                                        JUNE 30,        ----------------------------
                                                          1996           1995       1994       1993
                                                      -------------     ------     ------     ------
UNAUDITED PRO FORMA COMBINED
Income from continuing operations per common
  share.............................................     $  1.99        $ 3.93     $ 2.94     $ 1.78
Cash dividends declared per common share............        1.48          2.92       2.89       2.85
Book value per common share.........................       15.79         14.73
NYNEX PER SHARE EQUIVALENTS
Income from continuing operations per common
  share.............................................     $  1.53        $ 3.02     $ 2.26     $ 1.37
Cash dividends declared per common share............        1.14          2.24       2.22       2.19
Book value per common share.........................       12.13         11.31
NYNEX -- HISTORICAL
Income (loss) from continuing operations per common
  share.............................................     $  1.31        $ 2.50     $ 1.89     $(0.66)
Cash dividends declared per common share............        1.18          2.36       2.36       2.36
Book value per common share.........................       14.95         14.06      20.26      20.28
BELL ATLANTIC -- HISTORICAL
Income from continuing operations per common
  share.............................................     $  2.19        $ 4.25     $ 3.21     $ 3.39
Cash dividends declared per common share............        1.44          2.80       2.76       2.68
Book value per common share.........................       16.19         15.27      13.94      18.85

                                   THE MERGER

     We are furnishing this Joint Proxy Statement/Prospectus to holders of common stock, par value $1.00 per share ("Bell Atlantic Common Stock"), of Bell Atlantic Corporation, a Delaware corporation ("Bell Atlantic"), and holders of common stock, par value $1.00 per share ("NYNEX Common Stock"), of NYNEX Corporation, a Delaware corporation ("NYNEX"), in connection with the solicitation of proxies by the respective Boards of Directors of Bell Atlantic and NYNEX for use at their respective special meetings of stockholders, and at any adjournments or postponements thereof (the "Bell Atlantic Meeting" and the "NYNEX Meeting," respectively, and together, the "Special Meetings"). At the NYNEX Meeting, holders of NYNEX Common Stock will be asked to vote upon a proposal (the "NYNEX Proposal") to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of April 21, 1996, as amended and restated on July 2, 1996 (the "Merger Agreement"), between NYNEX and Bell Atlantic and the transactions contemplated thereby. At the Bell Atlantic Meeting, holders of Bell Atlantic Common Stock will be asked to vote upon a proposal (the "Bell Atlantic Proposal") to approve the Merger Agreement and the related transactions, including the issuance of shares of Bell Atlantic Common Stock to NYNEX stockholders in the Merger and the amendment and restatement of Bell Atlantic's certificate of incorporation (the "Certificate Amendment") at the time of the Merger. Copies of the Merger Agreement and the form of Bell Atlantic's Restated Certificate of Incorporation, which includes the proposed amendments (the "Amended Bell Atlantic Charter"), are attached hereto as Appendix I and Appendix II, respectively. The Merger Agreement also provides for the Bell Atlantic bylaws to be amended and restated at the time of the Merger in the form attached hereto as Appendix III (the "Amended Bell Atlantic Bylaws").

     The Merger Agreement provides, among other things, for a merger of equals transaction involving the merger of a wholly-owned subsidiary ("Merger Subsidiary") of Bell Atlantic with and into NYNEX (the "Merger"), with NYNEX surviving the Merger as a wholly-owned subsidiary of Bell Atlantic. In the Merger, each share of NYNEX Common Stock issued and outstanding immediately before the Effective Time (excluding those held in the treasury of NYNEX and those owned by Bell Atlantic), without any action on the part of the holder thereof, will be converted into the right to receive 0.768 of a share of Bell Atlantic Common Stock (the "Exchange Ratio"). After giving effect to the Certificate Amendment, the par value of Bell Atlantic Common Stock will become $0.10 per share. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the time of such filing being herein referred to as the "Effective Time"), which is currently expected to occur after receipt of requisite regulatory approvals if the NYNEX Proposal and the Bell Atlantic Proposal are approved by the requisite votes of stockholders of NYNEX and Bell Atlantic, respectively. Bell Atlantic following the Merger is sometimes referred to herein as "New Bell Atlantic." Bell Atlantic Common Stock following the Merger is sometimes referred to herein as "New Bell Atlantic Common Stock."

     Under the terms of the Merger Agreement prior to its amendment on July 2, 1996 (the "Original Merger Agreement"), each share of Bell Atlantic Common Stock was to have been exchanged for 1.302 shares (the "Original Bell Atlantic Exchange Ratio") of the common stock ("Merger Company Common Stock") of a newly-formed holding company (the "Merger Company") and each share of NYNEX Common Stock was to have been exchanged for one share (the "Original NYNEX Exchange Ratio") of Merger Company Common Stock (together with the other transactions contemplated by the Original Merger Agreement, the "Original Transaction"). The Exchange Ratio under the current transaction is equivalent to the Original NYNEX Exchange Ratio divided by the Original Bell Atlantic Exchange Ratio, and is intended to maintain the economic terms of the Original Transaction. As used herein, references to events which occurred between April 21, 1996 and July 2, 1996 relate to the Original Transaction, the Original Bell Atlantic Exchange Ratio and the Original NYNEX Exchange Ratio.

BACKGROUND OF THE MERGER

     Effective January 1, 1984, American Telephone and Telegraph Company ("AT&T") divested itself of seven regional holding companies (the "Regional Holding Companies"), including Bell Atlantic and NYNEX, pursuant to a consent decree approved by the United States District Court for the District of Columbia (the "Consent Decree"). The Consent Decree restricted the activities of the Regional Holding

Companies, prohibiting them, among other things, from providing interLATA (long distance) telecommunications or engaging in the manufacture of telecommunications equipment or customer premises equipment.

     Since the divestiture, the United States telecommunications industry has changed substantially due, in part, to continued growth in the volume of voice and data traffic carried, the development of new communications technologies and products which provide, or may in the future provide, competition for the traditional copper wire local loop, and evolving legislative and regulatory frameworks. These new technologies and products include various wireless telephone systems such as cellular and personal communication services ("PCS"), enhanced paging systems, wireline and wireless cable telephone systems, satellite telephone and television systems and Internet access. The principal long distance carriers have expanded their respective wireline and wireless business and product offerings domestically and internationally. Also during this period, many of the major U.S. telecommunications companies have expanded their investments and operations internationally and have entered into significant alliances with other international players in the worldwide telecommunications industry. Conversely, major foreign companies have entered U.S. markets. In the exchange access and local exchange markets, the regulatory framework has gradually shifted focus over the last decade from the regulation of profits to the regulation of rates, and is changing further to permit greater competition at the local exchange level. More recently, judicial and legislative developments suggested that the Regional Holding Companies soon would be permitted to participate in the video and long distance markets.

     By 1994, our companies had each independently recognized that a combination with one or more similarly situated companies could be an effective means of achieving the operating efficiency, scale, scope and financial resources necessary to expand into new markets, such as long distance, video, Internet access and international markets, and to compete with new market entrants.

     In 1994, members of senior management of both of our companies including Raymond W. Smith, Chief Executive Officer of Bell Atlantic, and William C. Ferguson, then Chief Executive Officer of NYNEX, briefly considered the subject of a possible combination of our companies driven principally by the similar nature of our businesses and the overall compatibility of our long-term strategic objectives. Several conversations took place relating to a potential combination but we terminated these conversations after a short period of time as we concluded that a combination would not be feasible for a number of reasons, including the then existing federal and state legislative and regulatory frameworks.

     During 1995, Ivan G. Seidenberg, the newly-elected Chief Executive Officer of NYNEX, and Mr. Smith, the Chief Executive Officer of Bell Atlantic, met from time to time to discuss Congressional legislative initiatives which would allow Regional Holding Companies to enter the long distance market, and the related concerns and objectives of their respective companies. During these meetings, the two Chief Executive Officers discussed various alternatives for a joint entry into the long distance business. In September 1995, Mr. Seidenberg and Mr. Smith met and decided that, in light of the favorable prospects for the legislative initiatives, it would be advantageous to discuss the possibility of merging their respective businesses, and to begin exchanging information to better evaluate whether such an alternative would be in the best interests of our two companies and our stockholders. We executed a confidentiality agreement and, shortly thereafter, teams from each of our companies began a preliminary evaluation of the potential benefits of a strategic combination of the two companies and subsequently commenced their due diligence investigations.

     At the September 1995 meeting of the NYNEX Board, Mr. Seidenberg and other members of NYNEX senior management discussed an overall strategic vision to enable NYNEX to grow and strengthen its position both domestically and internationally. At that time, both the NYNEX Board and senior management believed that, if the pending legislation relating to entry into the long distance market were to be enacted into law, a combination of our companies based upon the concept of a "merger of equals" (i.e., a strategic combination of two similarly-sized companies in which each has an approximately equal voice in the management of the combined entity) might represent a desirable approach for NYNEX to achieve its strategic goals. They believed that a transaction with Bell Atlantic could be highly advantageous to NYNEX stockholders because of the similar nature of the existing businesses and the increased ability to take advantage of new business opportunities. Senior management of NYNEX and the NYNEX Board felt that the combined resources of the two companies would enable the companies to better capitalize on business opportunities than either could on a stand-alone basis. The NYNEX Board encouraged Mr. Seidenberg to continue to explore the possibility of a strategic combination of NYNEX and Bell Atlantic. Similarly, Bell Atlantic management informed the Bell Atlantic Board at its September 1995 meeting of its discussions of the possible combination. Members of our respective senior management continued discussions during the remainder of 1995 and early 1996, and they continued to inform their respective Boards of the progress of these discussions.

     We continued our mutual due diligence process and members of our respective senior managements continued to meet to discuss the ways in which a possible combination could be structured, the benefits that could be derived from such a combination and the issues that had to be resolved before any definitive agreement could be reached. Mr. Smith and Mr. Seidenberg met in New York on December 5, 1995 to review the progress of these discussions. Each stressed that his company was not for sale. The structure discussed was based upon the concept of a merger of equals.

     On January 7, 1996 and January 8, 1996, Mr. Smith and Mr. Seidenberg met again to discuss their interest in the structuring of such a transaction and the major issues that would be integral to any such transaction. They discussed a merger of equals with appropriate provisions concerning governance, the exchange ratio, the dividend policy and other key concerns. They also discussed the fact that the proposed combination depended in large part on the progress of pending federal legislative initiatives permitting long distance entry.

     At a meeting of the Bell Atlantic Board held on January 15, 1996, Mr. Smith described in detail the strategic attractiveness of a possible combination as well as the difficult issues presented by such a transaction. These issues included, among others, the ultimate resolution of the legislative process regarding telecommunications reform, pricing and valuation issues, branding questions, headquarters location and dividend policy.

     We continued discussions during the remainder of January and early February and worked to complete our respective due diligence investigations. In early February 1996, Frederic V. Salerno, Vice Chairman of NYNEX, and Jeffrey A. Bowden, Vice President -- Strategy and Corporate Assurance of NYNEX, met with William O. Albertini, Executive Vice President and Chief Financial Officer of Bell Atlantic, and Thomas R. McKeough, Vice President -- Mergers and Acquisitions and Associate General Counsel of Bell Atlantic, to discuss the key terms that would form the basis of a merger agreement, including the exchange ratio, dividend policy, board composition, management structure, name and headquarters location of the combined company. They were unable to reach agreement on certain of these terms and agreed to terminate negotiations.

     On February 8, 1996, President Clinton signed into law the Telecommunications Act of 1996. In general, the act opens the local exchange service markets to competition and, upon the satisfaction of certain conditions contained in the act and in regulations to be promulgated thereunder, will permit the Regional Holding Companies to provide long distance services and video programming and to engage in manufacturing. We expect to begin taking advantage of the long distance and video opportunities in our local service regions during 1997.

     On February 9, 1996, members of the senior management of Bell Atlantic reviewed with the Bell Atlantic Board the provisions of the Telecommunications Act of 1996. Mr. Smith indicated that passage of the Telecommunications Act created even more impetus for Bell Atlantic to seek strategic partners with whom it could enter the long distance market. Meanwhile, Mr. Smith described the reasons why the talks between our companies had cooled, noting that speculation in the press regarding a possible combination and the resulting movement in the respective prices of shares of Bell Atlantic Common Stock and NYNEX Common Stock had complicated discussions of possible exchange ratios.

     At a February 15, 1996 meeting of the NYNEX Board of Directors, Mr. Salerno reported on the status of the negotiations and the difficulty in reaching agreement on an exchange ratio. Mr. Seidenberg recommended continuing to pursue the discussions.

     On February 23, 1996, Messrs. Smith and Seidenberg met and reached a tentative agreement to proceed with discussions with respect to the proposed combination. Following this meeting, we renewed our due diligence efforts in an attempt to quantify the benefits that a combination of our two companies would provide as well as to reassess the various issues that such a combination might pose.

     At a March 21, 1996 NYNEX Board meeting, Mr. Seidenberg indicated that due diligence had continued and that discussions would be resuming. On March 25, 1996, members of our companies' respective senior management, including Messrs. Seidenberg and Smith, met in Philadelphia. They discussed their due diligence findings, valuation and other aspects of the proposed combination.

     At a March 26, 1996 meeting of the Bell Atlantic Board, Mr. Smith described the results of discussions with Mr. Seidenberg related to a possible exchange ratio, the composition of the board of directors and senior management following a proposed combination and the dividend policy, corporate name and headquarters location of a combined entity. Mr. Smith also discussed the market rumors that had made discussions related to the exchange ratio difficult and described the requirements for the desired accounting treatment for the proposed transaction. Thereafter, members of senior management of Bell Atlantic presented the results of their due diligence efforts and compared the merits of a transaction with NYNEX with those of possible alternative transactions and with a scenario that included no significant transaction.

     At a NYNEX Board meeting on March 29th, Mr. Seidenberg discussed each of the major issues relating to the proposed combination, and the NYNEX Board encouraged him to continue negotiating the remaining issues. Mr. Seidenberg also discussed the overall vision and strategy of the proposed combination, including its structure, the way in which the two Chief Executive Officers envisioned that the combined businesses would be run, the management structure of the combined organization and the proposed succession plan with respect to the office of Chief Executive Officer.

     In discussions led by Messrs. Seidenberg, Salerno, Smith, and Bell Atlantic Vice Chairmen Lawrence T. Babbio and James G. Cullen during the remainder of March and into April, representatives of our companies continued to negotiate the terms of a proposed merger agreement. At the same time, Messrs. Seidenberg and Smith continued informal discussions with members of their respective Boards to keep them informed of the progress of the negotiations and the proposed resolution of various open issues. During this period, the valuation discussions resulted in a narrowing of the range of possible exchange ratios and we reached tentative agreement on all other significant issues relating to the proposed combination.

     At a NYNEX Board meeting on April 18th, management reported that agreement had been reached on all major elements of the proposed combination except the exchange ratio and discussed the strategic aspects of the proposed combination, the results of the due diligence investigations, the proposed resolution of governance, management, dividend policy, employee benefit and organizational issues, the proposed headquarters location and corporate name and communications plans relating to the proposed combination. At the meeting, Bear, Stearns & Co. Inc. ("Bear Stearns"), which had been acting as NYNEX's financial advisor in connection with the proposed combination since November 1995, indicated that, based on a narrow proposed range of exchange ratios, it would be prepared to render a fairness opinion with respect to the proposed combination when an exchange ratio within that range was agreed to, and described certain analyses it had undertaken (and would finalize after determination of such exchange ratio) in connection with delivering such an opinion. Morgan Stanley & Co. Incorporated ("Morgan Stanley"), which NYNEX engaged on April 15, 1996 to render a fairness opinion in connection with the proposed combination, separately reported to the NYNEX Board on the status of its ongoing review. Coopers & Lybrand L.L.P. ("Coopers & Lybrand") reported on the applicability of the pooling of interests method of accounting for the proposed combination. NYNEX counsel reviewed certain legal matters, including a detailed review of the terms of the Original Merger Agreement, a draft and summary of which had been distributed to the members of the NYNEX Board prior to the meeting. Outside counsel discussed the business judgment rule, the fiduciary duties of the directors and other relevant aspects of Delaware corporate law.

     During the evening of Friday, April 19th, management of our companies reached an understanding concerning the exchange ratio for the proposed combination which they agreed to submit to their respective Boards of Directors. Our respective management reached agreement on the exchange ratio through arm's-length negotiations. In reaching their understanding our management considered the factors described below under "-- Information and Factors Considered by the Boards of Directors of Bell Atlantic and NYNEX" and the financial analyses performed by the respective financial advisors and summarized under "Opinions of Financial Advisors." Our management did not assign relative or specific weights to any of such factors or analyses.

     The Bell Atlantic Board met on Saturday, April 20th. Mr. Smith and members of senior management of Bell Atlantic presented the details of the Original Transaction. As part of that presentation, Mr. Smith reviewed the strategic rationale for the merger, stated that the resulting entity would be named "Bell Atlantic" and would be headquartered in New York City, and reviewed other background information concerning the Original Transaction, the parties and the combined company. In addition, Mr. Smith discussed various issues related to transition planning and the composition of the board of directors and senior management of a combined company as well as the expected accounting treatment. Representatives of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") then reviewed with the Bell Atlantic Board certain financial analyses relating to the proposed transaction and delivered an oral opinion that the Bell Atlantic Exchange Ratio, taking into account the NYNEX Exchange Ratio, was fair from a financial point of view to the holders of Bell Atlantic Common Stock. Such oral opinion was confirmed in writing on April 21, 1996. See "Opinions of Financial Advisors." Senior management reviewed the terms of the Original Merger Agreement, a draft and summary of which had been distributed to the members of the Bell Atlantic Board prior to the meeting along with a memorandum of outside counsel discussing the business judgment rule, the fiduciary duties of the directors and other relevant aspects of Delaware corporate law. The nonemployee directors met in executive session to discuss the proposed transaction and unanimously recommended to the Bell Atlantic Board that it approve the Original Merger Agreement. The Bell Atlantic Board unanimously approved the Original Merger Agreement and voted to recommend to Bell Atlantic stockholders that they vote to approve the Merger Agreement.

     The NYNEX Board met on Sunday, April 21st. After reports by senior management concerning the agreement on the exchange ratio and the actions of the Bell Atlantic Board on the previous day, and the delivery by each of Bear Stearns and Morgan Stanley of their respective fairness opinions (see "Opinions of Financial Advisors"), the NYNEX Board unanimously approved the Original Merger Agreement and voted to recommend the approval and adoption of the Original Merger Agreement to the NYNEX stockholders.

     Our companies executed the Original Merger Agreement in New York City on April 21st, and announced the Original Transaction on April 22, 1996.

     During June 1996, we concluded that it would be advisable to restructure the transaction to avoid a potential delay in consummating the transaction because of a requirement under the structure contemplated by the Original Merger Agreement that Bell Atlantic obtain approval of the transaction by Congress pursuant to a 1913 statute covering Washington D.C. public utility corporations. This statute will not apply to the Merger as restructured. As agreed, the Merger as restructured does not change in any material respect any of the economic terms of the transaction, such as the effect of the exchange ratio and dividend policy of the combined entity, nor any of the governance or management succession provisions of the Original Merger Agreement, and the combination remains a merger of equals. The restructuring is expected to result in approximately $10-15 million of savings in transactional costs, such as SEC filing fees, transfer agent and exchange agent costs, stock certificate printing costs and stock exchange listing fees.

     The Boards of Bell Atlantic and NYNEX considered the Merger Agreement at meetings on June 25, 1996 and July 2, 1996, respectively. At the NYNEX Board meeting, NYNEX's financial advisors confirmed in writing that if, as of the date of their prior fairness opinion, their analyses and review had been conducted in connection with the Merger Agreement, they would have reached the same conclusion as to fairness as in their respective April 1996 opinions. On July 2, 1996, Merrill Lynch delivered a letter to the Bell Atlantic Board confirming that if, as of April 21, 1996, Merrill Lynch's analysis and review had been conducted with respect to the Merger Agreement as then proposed to be amended, Merrill Lynch would have concluded, as of April 21, 1996 and subject to the assumptions and qualifications set forth in the opinion delivered on that date, that the Exchange Ratio was fair from a financial point of view to Bell Atlantic and, accordingly, to the holders of Bell Atlantic Common Stock. Such letter confirmed a letter delivered to the Bell Atlantic Board on June 25, 1996. See "Opinions of Financial Advisors." At the respective meetings of the Bell Atlantic Board and the NYNEX Board, the directors present unanimously approved the Merger Agreement and voted to recommend the approval and adoption of the Merger Agreement to their respective stockholders. On July 2, 1996, Bell Atlantic and NYNEX executed the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS

     The Boards of NYNEX and Bell Atlantic believe that the Merger will create a premier communications company that will be better positioned to compete effectively in the rapidly changing communications industry. Each Board believes that the Merger will provide opportunities to achieve substantial benefits for their respective stockholders and customers that might not otherwise be available. New Bell Atlantic, operating with the combined markets, networks, financial resources, management, personnel and technical expertise of our respective companies, will be better able to capitalize on growth opportunities in the communications industry, both domestically and internationally. In addition, the Merger will permit New Bell Atlantic to derive significant advantages from the more efficient utilization of the combined assets, management and personnel of NYNEX and Bell Atlantic.

     Reasons for the Merger

     We believe that the Merger will provide the following benefits:

     - Competitive Size. The Merger will nearly double the size of each of our companies in terms of access lines, revenues and cash flow, and will create the largest local exchange customer base in the United States and one of the largest providers of wireless communications services in the world. New Bell Atlantic will be the second largest telecommunications company in the United States and one of the premier telecommunications companies in the world. New Bell Atlantic will have the scale, geographic scope, product diversity and complementary competencies to serve its customers better and to compete more effectively in the changing telecommunications industry. In particular, the scale and scope of New Bell Atlantic will facilitate its efforts to establish a national brand identity in order to compete directly with national telecommunications companies such as AT&T. Because of its greater size, New Bell Atlantic will benefit over the long term from increased financial strength, revenue diversification and financial flexibility as compared to either company on a stand-alone basis.

       New Bell Atlantic's size will make it an attractive partner for domestic and international joint ventures with other partners including, for example, Internet access providers and software companies seeking large customer bases such as the approximately 38.8 million customer lines and
       3.6 million wireless communications customers that will be served by New Bell Atlantic. Both of our Boards believe that in the future the most desirable and profitable partnering and investment opportunities in the developing domestic and international telecommunications industry will be available to companies possessing both significant scale and scope and substantial financial resources and capacity.

       In the rapidly changing telecommunications industry, other companies have recognized the need for and the benefits of business combinations. Recent examples of this include AT&T's acquisition of McCaw Cellular Communications, Inc., U S WEST, Inc.'s ("U S WEST") proposed acquisition of Continental Cablevision, Inc., British Telecommunications plc's investment in MCI Communications Corp. ("MCI"), the joint venture between Sprint Corporation ("Sprint") and three major cable companies, and the proposed merger between SBC Communications, Inc. ("SBC") and Pacific Telesis Group ("PacTel").

     - Attractive Marketplace. The combined domestic region of New Bell Atlantic -- thirteen northeastern and Mid-Atlantic States plus the District of Columbia (collectively, the "Combined Region") -- is one of the most communications-intensive marketplaces in the world. As a result of the Merger, New Bell Atlantic will enjoy greater geographic diversification than either NYNEX or Bell Atlantic by combining domestic local exchange operations in the Combined Region (reaching from Maine to Virginia), as well as complementary international operations and investments in Asia and the Pacific, the United Kingdom, Europe, Mexico and South America. This increased geographic diversification will reduce New Bell Atlantic's exposure to changes in economic, competitive, political and climatic conditions in any given geographic area in which New Bell Atlantic operates, as compared to the exposure of either company in the absence of the Merger.

     - Long Distance Opportunities. New Bell Atlantic will be positioned to compete aggressively for more than $20 billion of long distance calls that originate annually within the Combined Region. The combined market potential is particularly significant with regard to long distance traffic, and New Bell Atlantic will be able to carry, over its combined network, a significantly higher volume of long distance traffic more economically than the two companies could carry independently. Both of our Boards view the potential in the international long distance marketplace as particularly significant. Customers located in the Combined Region of New Bell Atlantic account for approximately 35% of all United States international calls, with a high concentration of traffic moving to and from Canada, Europe and Japan.

     - Potential for Long-Term Growth in Revenues, Earnings and Cash Flow Margins. We expect that, excluding special transition and integration charges, the Merger will be accretive to recurring earnings per share in the first year after consummation of the Merger. With an expanded presence in key communications and information markets, increased opportunities are expected for long-term growth in both revenues and earnings.

       New Bell Atlantic is expected to recognize recurring expense savings of approximately $600 million annually by the third year following the consummation of the Merger as a result of consolidating operating systems and other administrative functions and reducing management positions. We expect to achieve $300 million of savings in the first year following the consummation of the Merger, and this amount is expected to grow by an additional $150 million in each of the two succeeding years. We expect transition and integration charges of approximately $500 million in the first year following the completion of the Merger and an additional $200 million to $400 million in aggregate charges over the two succeeding years. Annual capital expenditures for New Bell Atlantic should reflect approximately $250 million to $300 million of incremental savings, including efficiencies relating to purchasing, market trials and equipment testing.

       We anticipate that New Bell Atlantic will realize stronger cash flow margins (as compared to our stand-alone companies) through increased potential for revenue growth and cost reduction. This should facilitate New Bell Atlantic's ability to finance its operations, capital expenditures, and dividends internally while maintaining a strong credit rating, and provide the financial flexibility to be a major competitor in the global communications market.

     - Strong Management Team. A strong management team drawn from both companies will manage New Bell Atlantic. These managers have worked together successfully in other joint ventures and have complementary strengths that will facilitate the accomplishment of the Merger in an efficient and cooperative manner and will enhance the ability of New Bell Atlantic to succeed in the new competitive environment. For example, our companies have successfully worked together to combine our wireless businesses. In June 1994, we agreed to form Bell Atlantic NYNEX Mobile ("BANM"), a partnership to which we each contributed our respective domestic cellular businesses. In October 1994, we, together with AirTouch Communications Inc. and U S WEST, formed various partnerships to provide nationwide wireless communications services. One of these partnerships, PrimeCo Personal Communications, L.P., acquired licenses in a Federal Communications Commission auction to operate PCS systems in 11 markets. The second partnership is developing a national brand and coordinating and centralizing various functions for the cellular and PCS businesses. During this period, we also entered into other joint ventures, such as TeleTV, a series of partnerships among NYNEX, Bell

       Atlantic and PacTel to deliver nationally branded home entertainment, information and interactive services, and BANX Partnership, a partnership through which Bell Atlantic and NYNEX invested in wireless cable television systems.

     Information and Factors Considered by the Boards of Directors of Bell Atlantic and NYNEX

     In reaching its conclusions, each of our Boards of Directors considered, among other things, (i) information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of each company, and its projected future financial performance as a separate entity and on a combined basis; (ii) current industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increasing competition in the communications industry (and the corresponding decrease in the number of suitable merger partners for each company); (iii) the importance of market position, significant scale and scope and financial resources to a company's ability to compete effectively in the changing environment in the global communications market; (iv) the Merger's structure as a merger of equals; (v) the possibility that achieving cost savings, operating efficiencies and synergies as a result of consummating the Merger at this time might not be available to either company on its own; (vi) the terms of the Merger Agreement; (vii) the current and historical market prices of the Common Stock of each company; (viii) the opinions of its financial advisors described below as to the fairness, from a financial point of view, of the Exchange Ratio (which was determined through arm's-length negotiations between our companies);
(ix) the likelihood of obtaining required regulatory approvals and the possibility that regulatory authorities may impose burdensome conditions to the grant of such approvals; (x) the changing regulatory environment in the domestic telecommunications industry and the economic and regulatory environment in the regions in which our companies now operate; (xi) the challenges of combining the businesses of two major corporations of this size and the attendant risk of diverting management resources from other strategic opportunities and from operational matters for an extended period of time; (xii) labor relations with the companies' respective unions; (xiii) alternative transactions; and (xiv) the impact of the Merger on the customers and employees of each company. In reaching their respective decisions to approve the Merger and to recommend the Merger to stockholders, neither of our Boards of Directors assigned any relative or specific weights to the various factors considered and individual directors may have given differing weights to different factors.

     Recommendations of the Boards

     EACH OF OUR BOARDS OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THEIR RESPECTIVE STOCKHOLDERS AND HAVE, BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMEND THAT THEIR RESPECTIVE STOCKHOLDERS VOTE "FOR" THE NYNEX PROPOSAL AND THE BELL ATLANTIC PROPOSAL, RESPECTIVELY.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of our companies and New Bell Atlantic set forth under "-- Reasons for the Merger; Recommendations of the Boards" and "Opinions of Financial Advisors" and those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future results of New Bell Atlantic, Bell Atlantic and NYNEX, and could cause those results to differ materially from those expressed in our forward-looking statements: materially adverse changes in economic conditions in the markets served by our companies; a significant delay in the expected closing of the Merger; future regulatory actions and conditions in our companies' operating areas; competition from others in the local exchange and toll service markets; and the timing of entry and profitability of New Bell Atlantic in the long distance and video markets.

ACCOUNTING TREATMENT

     It is a condition to the consummation of the Merger that we each receive from Coopers & Lybrand a letter dated the Closing Date to the effect that they concur with the conclusions of Bell Atlantic's and NYNEX's management that the transactions contemplated by the Merger Agreement, if consummated, will qualify as a transaction to be accounted for in accordance with the pooling of interests method of accounting under Opinion No. 16, Business Combinations, of the Accounting Principles Board of the American Institute of Certified Public Accountants. Under this accounting method, the assets and liabilities of NYNEX will be carried forward to New Bell Atlantic at their historical recorded bases. Results of operations of New Bell Atlantic will include the results of both Bell Atlantic and NYNEX for the entire fiscal year in which the Merger occurs. The reported balance sheet amounts and results of operations of the separate corporations for prior periods will be combined, reclassified and conformed, as appropriate, to reflect the combined financial position and results of operations for New Bell Atlantic. See "Unaudited Pro Forma Combined Condensed Financial Statements."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following general discussion summarizes the material federal income tax consequences of the Merger and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, existing administrative interpretations and court decisions. Future legislation, regulations, administrative interpretations or court decisions could significantly change such authorities either prospectively or retroactively. We do not address all aspects of federal income taxation that may be important to a stockholder in light of such stockholder's particular circumstances or to stockholders subject to special rules, such as stockholders who are not citizens or residents of the United States, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or stockholders who acquired their NYNEX shares pursuant to the exercise of options or similar derivative securities or otherwise as compensation. This discussion assumes that NYNEX stockholders hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code.

     It is a condition to the obligations of our companies under the Merger Agreement that Bell Atlantic receive an opinion from Morgan, Lewis & Bockius LLP and NYNEX receive an opinion from Weil, Gotshal & Manges LLP regarding material federal income tax consequences of the Merger. Neither Bell Atlantic nor NYNEX intends to secure a ruling from the Internal Revenue Service (the "IRS") with respect to the tax consequences of the Merger. We believe, based on the opinions of Morgan, Lewis & Bockius LLP, and Weil, Gotshal and Manges LLP referred to above, that the Merger will have the federal income tax consequences discussed below. Bell Atlantic further believes, based on the opinion of Morgan, Lewis & Bockius LLP, that the Certificate Amendment will not be a taxable transaction to holders of Bell Atlantic Common Stock. The opinions of counsel referred to above will assume the absence of changes in existing facts and may rely on assumptions, representations and covenants including those contained in certificates of officers of Bell Atlantic, NYNEX and others. The opinions referred to above neither bind nor preclude the IRS from adopting a contrary position. An opinion of counsel sets forth such counsel's legal judgment and has no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated.

     Tax Implications to Bell Atlantic Stockholders. No gain or loss will be recognized for federal income tax purposes by holders of Bell Atlantic Common Stock as a result of the Merger or the Certificate Amendment.

     Tax Implications to NYNEX Stockholders. Except as discussed below and in the immediately following paragraph, (a) no gain or loss will be recognized for federal income tax purposes by holders of NYNEX Common Stock who exchange their NYNEX Common Stock for Bell Atlantic Common Stock pursuant to the Merger except to the extent of cash received in lieu of fractional shares and (b) the aggregate tax basis of Bell Atlantic Common Stock received as a result of the Merger will be the same as the stockholder's aggregate tax basis in the NYNEX Common Stock surrendered in the exchange (reduced by any such tax basis allocable to fractional shares for which cash is received). The holding period of the Bell Atlantic Common

Stock held by former NYNEX stockholders as a result of the exchange will include the period during which such stockholder held the NYNEX Common Stock exchanged. Cash received by a holder of NYNEX Common Stock in lieu of a fractional share interest in Bell Atlantic Common Stock will result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the share of NYNEX Common Stock allocable to such fractional share interest. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such share of NYNEX Common Stock has been held for more than one year at the Effective Time.

     New York State and City impose certain taxes on the transfer of an interest in real property (including leases) located in New York State or City ("Transfer Taxes"). Transfer Taxes are also imposed in connection with certain changes of ownership of an entity owning a real property interest in New York State or City. The Merger is expected to result in the imposition of Transfer Taxes. Pursuant to the Merger Agreement, NYNEX will pay any Transfer Taxes incurred as a result of a change in ownership of NYNEX. For federal income tax purposes, the payment of Transfer Taxes by NYNEX generally should be treated as a deemed distribution by NYNEX to each NYNEX stockholder taxable to such stockholder as a dividend. Any income taxes owing on account of such deemed distribution will be the responsibility of the NYNEX stockholders. Although not free from doubt, a NYNEX stockholder may be entitled to increase its tax basis in the Bell Atlantic Common Stock received in the NYNEX Merger by an amount equal to its share of the Transfer Taxes.

     Tax Implications to Bell Atlantic, NYNEX and Merger Subsidiary. No gain or loss will be recognized for federal income tax purposes by Bell Atlantic, NYNEX or Merger Subsidiary as a result of the Certificate Amendment, the formation of Merger Subsidiary or the Merger.

     THE DISCUSSION SET FORTH ABOVE UNDER "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY, AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, THE FOREGOING DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, EXCEPT FOR THE DISCUSSION OF TRANSFER TAXES ABOVE, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. THIS DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER AND THE CERTIFICATE AMENDMENT. ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER AND THE CERTIFICATE AMENDMENT.

REGULATORY APPROVALS

     Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Bell Atlantic and NYNEX filed notification and report forms under the HSR Act with the FTC and the Antitrust Division effective as of May 1, 1996. On May 31, 1996, Bell Atlantic and NYNEX each received requests from the Antitrust Division for additional information relating to the Merger. As of July 19, 1996, NYNEX and Bell Atlantic certified substantial compliance with the Antitrust Division's request for additional information and on August 8, 1996, the waiting period ended. The Antitrust Division has the authority to challenge the Merger on antitrust grounds before or after the Merger is completed and has indicated that it will continue to review the information that Bell Atlantic and NYNEX have furnished. The Merger is also subject to antitrust review under state law in each of the states in which we provide telephone service. Attorneys General in most of these states have indicated that they intend to review the Merger.

     State Regulatory Approvals

     The Merger is also subject to certain other state regulatory approvals. NYNEX has made regulatory filings with the public utilities commissions in each of the seven states in which NYNEX provides local telephone service. The filings seek the level of review appropriate under each state's law. The state regulatory commissions in Connecticut, New York, Maine, Vermont, and New Hampshire have indicated that they have the authority to approve the Merger and have initiated proceedings. The state regulatory commission in Massachusetts is reviewing the Merger within the context of its general supervisory authority over telephone operations. The Rhode Island commission may also seek to review the Merger. The governing legal standard varies from state to state, but generally requires a showing that the Merger is consistent with the public interest. As part of that standard, these state regulatory commissions may look at the impact of the Merger on competition and on the customers and employees of the local telephone company.

     Bell Atlantic believes that it is not necessary to obtain the approval of any state regulatory commission within its region in order to complete the Merger. However, Bell Atlantic has made information filings with each of its seven regulatory commissions in order to keep the commissions fully informed regarding the Merger. There can be no assurance that none of the commissions in the Bell Atlantic region will attempt to assert jurisdiction to approve or disapprove of the Merger.

     It is possible that the authorities in one or more of the foregoing jurisdictions may seek, as conditions for granting approval, various regulatory concessions. If any regulatory body conditions its approval upon concessions that would be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on NYNEX or Bell Atlantic, either company can terminate the Merger Agreement. There can be no assurance that the required regulatory approvals will be obtained within the time frame contemplated by the Merger Agreement or on terms that are satisfactory to NYNEX and Bell Atlantic. See "The Merger Agreement -- Termination."

     FCC Approvals

     In addition, we are required to file notices with, and obtain approvals from, the Federal Communications Commission (the "FCC") and have filed applications with the FCC seeking such approvals. The transfer of control from NYNEX to Bell Atlantic of NYNEX's subsidiaries holding certain FCC licenses and authorizations must be approved by the FCC based on the FCC's evaluation as to whether New Bell Atlantic is qualified to control such licenses and authorizations and whether the public interest, convenience and necessity will be served by such transfer of control. We believe that the transfer of control applications that Bell Atlantic and NYNEX filed with the FCC demonstrate compliance with these standards.

NO APPRAISAL RIGHTS

     Holders of NYNEX Common Stock are not entitled to appraisal rights in connection with the Merger because NYNEX Common Stock is listed on a national securities exchange.

CERTAIN LITIGATION

     On May 1, 1996, a purported class action complaint (Brazen v. Bell Atlantic Corporation) was filed in the Delaware Court of Chancery against Bell Atlantic and certain of its directors. The lawsuit alleges that the Bell Atlantic Board breached its fiduciary duties to the Bell Atlantic stockholders by approving the termination fees payable under the Merger Agreement if, under certain circumstances, the Merger Agreement is terminated. See "The Merger
Agreement -- Termination Fees." The complaint requests preliminary and permanent injunctive relief with respect to the implementation of the termination fee provisions of the Merger Agreement, as well as costs and such other relief as the court may deem just and proper. Bell Atlantic believes that the suit is without merit, has answered the complaint and denied the pertinent allegations, and intends to defend the suit vigorously.

     On July 3, 1996, a purported class action (Salsitz v. NYNEX Corporation) was filed with the Supreme Court of the State of New York, County of New York against NYNEX, certain NYNEX directors and Bell

Atlantic. The complaint alleges that the individual defendants breached their fiduciary duties to NYNEX stockholders by failing to institute an auction or other bidding mechanism in connection with an alleged "acquisition" of NYNEX by Bell Atlantic. According to plaintiff, the restructuring of the Merger to "accelerate its consummation" has diminished the ability of other suitors to bid for NYNEX and has deprived NYNEX stockholders of the right to share in the "true value of NYNEX's assets." Plaintiff seeks, among other things, (a) an order requiring the individual defendants to create an active auction for NYNEX in order to maximize stockholder value and to explore alternative means to maximize stockholder value; (b) a declaration that the transaction is a nullity; (c) an injunction prohibiting the consummation of the transaction; (d) in the event the transaction is consummated, an order rescinding it and setting it aside; and (e) an order creating a stockholder's committee of class members and their representatives to insure fair procedures and independent input in connection with any transaction for the shares of NYNEX. NYNEX and Bell Atlantic believe that the suit is without merit and intend to defend the suit vigorously.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     Bell Atlantic Common Stock and NYNEX Common Stock are listed on the NYSE, the Philadelphia Stock Exchange, the Boston Stock Exchange, the Chicago Stock Exchange, the Pacific Stock Exchange and various foreign exchanges. The Bell Atlantic ticker symbol on the NYSE is BEL. The NYNEX ticker symbol on the NYSE is NYN.

     The tables below set forth, for the calendar quarters indicated, the reported high and low sale prices of Bell Atlantic Common Stock and NYNEX Common Stock as reported on the NYSE Composite Transaction Tape, in each case based on published financial sources, and the dividends declared on such stock.

                                     BELL ATLANTIC COMMON STOCK             NYNEX COMMON STOCK
                                     --------------------------         ---------------------------
                                     MARKET PRICE        CASH           MARKET PRICE        CASH
                                     -------------     DIVIDENDS        -------------     DIVIDENDS
                                     HIGH     LOW      DECLARED         HIGH     LOW      DECLARED
                                     ----     ----     --------         ----     ----     ---------
1994
  First Quarter....................  $59 5/8  $51        $.69           $41 3/8  $34 1/4    $ .59
  Second Quarter...................   56 3/4   49         .69            39 3/4   33 1/4      .59
  Third Quarter....................   58 3/8   52 1/4     .69            39 1/8   35 5/8      .59
  Fourth Quarter...................   53 1/4   48 3/8     .69            39 3/4   36 1/4      .59
1995
  First Quarter....................  $55 3/4  $48 3/8    $.70           $41 1/2  $35 7/8    $ .59
  Second Quarter...................   58 7/8   52         .70            43 1/8   39 3/8      .59
  Third Quarter....................   61 7/8   54 7/8     .70            48 3/4   39 1/4      .59
  Fourth Quarter...................   68 7/8   59         .70            54       46          .59
1996
  First Quarter....................  $74 7/8  $61 1/8    $.72*          $59 1/4  $47 1/2    $ .59
  Second Quarter...................   67 3/4   59         .72            53 3/8   44 5/8      .59

- ---------------
* Includes payment of $.005 per share for the redemption of rights under the Bell Atlantic Shareholders Rights Plan.

     On April 19, 1996, the last full trading day prior to the public announcement of the proposed Merger, the closing price on the NYSE Composite Transaction Tape was $65 per share of Bell Atlantic Common Stock and $53 per share of NYNEX Common Stock. Certain of the prices set forth on the above table may reflect the impact of several news articles that headlined the merger discussions between NYNEX and Bell Atlantic. See "The Merger -- Background of the Merger" and "Opinions of Financial Advisors -- Opinions of NYNEX's Financial Advisors." On September 5, 1996, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price on the NYSE Composite Transaction Tape was $55.25 per share of Bell Atlantic Common Stock and $42.625 per share of NYNEX Common Stock. Stockholders are urged to obtain current market quotations prior to making any decision with respect to the Merger.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the Merger using the pooling of interests method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. These unaudited pro forma combined condensed financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Bell Atlantic and NYNEX, which are incorporated by reference in this Joint Proxy Statement/Prospectus.

     The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies.

     The unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Merger as if it had occurred on June 30, 1996, combining the balance sheets of Bell Atlantic and NYNEX at June 30, 1996. The unaudited Pro Forma Combined Condensed Statements of Income give effect to the Merger as if it had occurred at the beginning of the earliest period presented, combining the results of Bell Atlantic and NYNEX for each year in the three-year period ended December 31, 1995 and for the six-month period ended June 30, 1996.

     As a result of the Merger, the merged companies will incur certain transition costs, currently estimated at $700 million to $900 million (pretax), in connection with consummating the transaction and integrating the operations of Bell Atlantic and NYNEX. The transition costs consist principally of professional and registration fees, systems modification costs, costs associated with the elimination and consolidation of duplicate facilities and employee severance and relocation resulting from the Merger. While the exact timing, nature and amount of these transition costs is subject to change, Bell Atlantic anticipates that a one-time pretax charge of approximately $200 million for direct incremental Merger-related costs will be recorded in the quarter in which the Merger is consummated. The estimate is comprised of the following amounts:

                                                             (DOLLARS IN MILLIONS)
                                                             ---------------------
                Professional services......................         $  75.6
                Compensation arrangements..................            52.1
                Shareowner related costs...................            25.3
                Registration and other regulatory costs....            18.5
                Taxes and other............................            28.5
                                                                    -------
                                                                    $ 200.0
                                                             ===============

The direct incremental Merger-related costs have been reflected as an increase to Other current liabilities in the unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1996. The after-tax cost of this anticipated charge ($180.4 million) has been reflected as a reduction in Retained earnings in the unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1996.

     In addition to the one-time pretax charge of approximately $200 million for direct incremental Merger-related costs, Bell Atlantic also expects to record a one-time charge for severance costs in the quarter in which the merger is consummated. Such pretax charge is currently estimated to be in the range of $200 million to $300 million. The amount of the charge will vary depending on a number of factors including: (i) the number of employees that will be terminated under severance arrangements, (ii) the timing of employee terminations, and
(iii) changes, if any, to severance plan provisions.

     The unaudited pro forma combined condensed financial statements do not reflect the employee severance costs described above or the remaining $300 million to $400 million of transition costs to be incurred during the remainder of 1997, 1998, and 1999 or any of the anticipated recurring expense savings.

                           BELL ATLANTIC CORPORATION

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)

                                            HISTORICAL      HISTORICAL        PRO FORMA        PRO FORMA
                                              NYNEX        BELL ATLANTIC     ADJUSTMENTS       COMBINED
                                            ----------     -------------     -----------       ---------
                                                               (DOLLARS IN MILLIONS)
ASSETS
Current Assets:
  Cash and temporary cash investments.....  $     75.0       $   161.2        $    28.2 (3a)   $   264.4
  Receivables, net........................     2,960.7         2,352.7            378.4 (3e)
                                                                                  336.3 (3a)     6,028.1
  Other current assets....................       869.4         1,121.1           (207.6)(3e)
                                                                                  (83.1)(3g)
                                                                                   87.7 (3a)     1,787.5
                                             ---------       ---------        ---------        ---------
          Total current assets............     3,905.1         3,635.0            539.9          8,080.0
                                             ---------       ---------        ---------        ---------
Property, plant and equipment -- net......    16,976.6        15,643.8          2,177.4 (3a)    34,797.8
Long-term investments.....................     3,522.9         3,201.9         (2,432.6)(3a)     4,292.2
Deferred charges and other assets.........     2,043.4         1,315.0            437.7 (3a)     3,796.1
                                             ---------       ---------        ---------        ---------
          TOTAL ASSETS....................  $ 26,448.0       $23,795.7        $   722.4        $50,966.1
                                             =========       =========        =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt.........................  $    432.5       $ 1,842.6        $   185.0 (3a)   $ 2,460.1
  Other current liabilities...............     3,024.4         3,063.8            299.5 (3a)
                                                                                  200.0 (3d)
                                                                                  (99.5)(3e)     6,488.2
                                             ---------       ---------        ---------        ---------
          Total current liabilities.......     3,456.9         4,906.4            585.0          8,948.3
                                             ---------       ---------        ---------        ---------
Long-term debt............................     9,367.1         6,130.6               --         15,497.7
Other long-term liabilities and deferred
  credits.................................     5,501.9         5,650.6          2,262.4 (3b)
                                                                                 (859.6)(3g)
                                                                                    0.5 (3a)    12,555.8
Minority interest, including a portion
  subject to redemption requirements......     1,572.3            19.4            149.7 (3a)     1,741.4
Stockholders' Equity:
  Common stock............................       452.9           437.8           (812.2)(3c)        78.5
  Additional paid-in capital..............     6,825.2         5,510.7            795.3 (3c)    13,131.2
  Retained earnings.......................       216.3         2,095.7         (1,402.8)(3b)
                                                                                  167.6 (3e)
                                                                                 (180.4)(3d)       896.4
  Foreign currency translation
     adjustment...........................       (20.7)         (479.2)              --           (499.9)
  Treasury stock..........................      (591.5)           (2.8)            16.9 (3c)      (577.4)
  Deferred compensation -- LESOP Trust....      (332.4)         (473.5)              --           (805.9)
                                             ---------       ---------        ---------        ---------
          Total Stockholders' Equity......     6,549.8         7,088.7         (1,415.6)        12,222.9
                                             ---------       ---------        ---------        ---------
          TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY..........  $ 26,448.0       $23,795.7        $   722.4        $50,966.1
                                             =========       =========        =========        =========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           BELL ATLANTIC CORPORATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                            HISTORICAL     HISTORICAL       PRO FORMA        PRO FORMA
                                              NYNEX       BELL ATLANTIC    ADJUSTMENTS       COMBINED
                                            ----------    -------------    -----------       ---------
                                               (DOLLARS IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
OPERATING REVENUES........................   $6,699.8       $ 6,467.1       $   (47.9)(3e)
                                                                              1,228.9 (3a)   $14,347.9
OPERATING EXPENSES........................    5,557.6         4,857.7           (39.7)(3b)
                                                                                 16.9 (3f)
                                                                                (21.3)(3e)
                                                                                958.1 (3a)   11,329.3
                                            ----------    -------------    -----------       ---------
OPERATING INCOME..........................    1,142.2         1,609.4           267.0         3,018.6
Other income (expense) -- net.............       78.7           161.5          (270.8)(3a)      (30.6 )
Interest expense..........................      321.5           240.6           (16.9)(3f)      545.2
Income taxes..............................      327.6           565.5             5.0 (3g)      898.1
                                            ----------    -------------    -----------       ---------
INCOME FROM CONTINUING OPERATIONS.........      571.8           964.8             8.1         1,544.7
Cumulative effect of change in
  accounting principle
  Directory publishing income, net of
     tax..................................      131.0              --           184.1 (3e)      315.1
                                            ----------    -------------    -----------       ---------
NET INCOME................................   $  702.8       $   964.8       $   192.2        $1,859.8
                                            =========     ============     ===========       =========
Income from continuing operations per
  common share............................   $   1.31       $    2.19                        $   1.99
Net income per common share...............   $   1.61       $    2.19                        $   2.40
Weighted average number of common
  shares and equivalent shares outstanding
  (in millions)...........................      435.5           439.9          (101.0)(2)       774.4

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           BELL ATLANTIC CORPORATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                           HISTORICAL      HISTORICAL        PRO FORMA         PRO FORMA
                                             NYNEX        BELL ATLANTIC     ADJUSTMENTS        COMBINED
                                           ----------     -------------     -----------        ---------
                                                (DOLLARS IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
OPERATING REVENUES.......................  $ 13,406.9       $13,429.5        $ 1,091.4 (3a)    $27,927.8
OPERATING EXPENSES.......................    11,314.7        10,343.3           (122.4)(3b)
                                                                                  30.3 (3f)
                                                                                 838.7 (3a)     22,404.6
                                            ---------       ---------         --------         ---------
OPERATING INCOME.........................     2,092.2         3,086.2            344.8           5,523.2
Other income -- net......................       352.1           484.2           (251.6)(3a)        584.7
Interest expense.........................       733.9           561.0              1.1 (3a)
                                                                                 (30.3)(3f)      1,265.7
Income taxes.............................       640.9         1,147.6             46.5 (3g)      1,835.0
                                            ---------       ---------         --------         ---------
INCOME FROM CONTINUING OPERATIONS........     1,069.5         1,861.8             75.9           3,007.2
Extraordinary items
  Discontinuation of regulatory
     accounting principles, net of tax...    (2,919.4)             --               --          (2,919.4)
  Early extinguishment of debt, net of
     tax.................................          --            (3.5)              --              (3.5)
                                            ---------       ---------         --------         ---------
NET INCOME (LOSS)........................  $ (1,849.9)      $ 1,858.3        $    75.9         $    84.3
                                            =========       =========         ========         =========
Income from continuing operations per
  common share...........................  $     2.50       $    4.25                          $    3.93
Net income (loss) per common share.......  $    (4.34)      $    4.24                          $    0.11
Weighted average number of common shares
  and equivalent shares outstanding
  (in millions)..........................       426.5           438.3            (98.9)(2)         765.9

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           BELL ATLANTIC CORPORATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                              HISTORICAL      HISTORICAL        PRO FORMA      PRO FORMA
                                                NYNEX        BELL ATLANTIC     ADJUSTMENTS     COMBINED
                                              ----------     -------------     -----------     ---------
                                                 (DOLLARS IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
OPERATING REVENUES..........................  $ 13,306.6       $13,791.4         $    --       $27,098.0
OPERATING EXPENSES..........................    11,550.4        10,986.8           (62.0)(3b)
                                                                                    25.1 (3f)   22,500.3
                                               ---------       ---------       ---------       ---------
OPERATING INCOME............................     1,756.2         2,804.6            36.9         4,597.7
Other income -- net.........................        13.9            64.3              --            78.2
Interest expense............................       673.8           582.1           (25.1)(3f)    1,230.8
Income taxes................................       303.7           884.9            23.6 (3g)    1,212.2
                                               ---------       ---------       ---------       ---------
INCOME FROM CONTINUING OPERATIONS...........       792.6         1,401.9            38.4         2,232.9
Extraordinary items
  Discontinuation of regulatory accounting
     principles, net of tax.................          --        (2,150.0)             --        (2,150.0)
  Early extinguishment of debt, net of
     tax....................................          --            (6.7)             --            (6.7)
                                               ---------       ---------       ---------       ---------
NET INCOME (LOSS)...........................  $    792.6       $  (754.8)        $  38.4       $    76.2
                                               =========       =========       =========       =========
Income from continuing operations per
  common share..............................  $     1.89       $    3.21                       $    2.94
Net income (loss) per common share..........  $     1.89       $   (1.73)                      $    0.10
Weighted average number of common
  shares and equivalent shares outstanding
  (in millions).............................       418.8           437.2           (97.2)(2)       758.8

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                           BELL ATLANTIC CORPORATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)

                                            HISTORICAL      HISTORICAL        PRO FORMA        PRO FORMA
                                              NYNEX        BELL ATLANTIC     ADJUSTMENTS       COMBINED
                                            ----------     -------------     -----------       ---------
                                            (DOLLARS IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
OPERATING REVENUES........................  $ 13,407.8       $13,145.6        $      --        $26,553.4
OPERATING EXPENSES........................    13,074.5        10,348.0           (207.0)(3b)
                                                                                   31.8 (3f)    23,247.3
                                             ---------       ---------        ---------        ---------
OPERATING INCOME..........................       333.3         2,797.6            175.2          3,306.1
Other income (expense) -- net.............      (118.9)           88.1               --            (30.8)
Interest expense..........................       659.5           612.1            (31.8)(3f)     1,239.8
Income taxes..............................      (172.7)          792.0             78.7 (3g)       698.0
                                             ---------       ---------        ---------        ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS..............................      (272.4)        1,481.6            128.3          1,337.5
Extraordinary item
  Early extinguishment of debt, net of
     tax..................................          --           (58.4)              --            (58.4)
Cumulative effect of changes in accounting
  principles
  Income taxes............................          --            65.2               --             65.2
  Postemployment benefits, net of tax.....      (121.7)          (85.0)              --           (206.7)
  Postretirement benefits other than
     pensions, net of tax.................          --              --         (1,670.0)(3b)    (1,670.0)
                                             ---------       ---------        ---------        ---------
NET INCOME (LOSS).........................  $   (394.1)      $ 1,403.4        $(1,541.7)       $  (532.4)
                                             =========       =========        =========        =========
Income (loss) from continuing operations
  per common share........................  $    (0.66)      $    3.39                         $    1.78
Net income (loss) per common share........  $    (0.95)      $    3.22                         $   (0.71)
Weighted average number of common shares
  and equivalent shares outstanding
  (in millions)...........................       412.7           436.3            (95.7)(2)        753.3

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1 -- RECLASSIFICATIONS

     Certain reclassifications have been made to the unaudited historical financial statements to conform to the presentation expected to be used by the merged companies.

NOTE 2 -- EXCHANGE RATIO

     Under the Merger Agreement, each outstanding share of NYNEX Common Stock will be converted into 0.768 shares of Bell Atlantic Common Stock. This exchange ratio was used in computing share and per share amounts in the accompanying unaudited pro forma combined condensed financial statements.

NOTE 3 -- PRO FORMA ADJUSTMENTS

(a) A pro forma adjustment has been made to consolidate the accounts of certain cellular operations that are jointly controlled by NYNEX and Bell Atlantic and which were accounted for by both companies using the equity method beginning July 1, 1995.

(b) A pro forma adjustment has been made to reflect the adoption by NYNEX of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," effective January 1, 1993, by electing the immediate recognition of the transition obligation, to conform to the method used by Bell Atlantic. In its historical consolidated financial statements, NYNEX has amortized the transition obligation for retired employees and active employees over a 20-year period.

(c) Pro forma adjustments have been made to reflect the issuance of shares in the exchange ratio stated in Note 2 above, the cancellation of NYNEX treasury stock (other than treasury shares held by consolidated subsidiaries of NYNEX in connection with certain financing transactions), and the change in the par value of shares of Bell Atlantic Common Stock, in accordance with the Merger Agreement.

(d) See the fourth paragraph under "Unaudited Pro Forma Combined Condensed Financial Statements" on page 23 for information related to Merger-related transition costs and expenses.

(e) A pro forma adjustment has been made to conform the recognition of Bell Atlantic's directory publishing revenue and production expense to the "point of publication" method adopted by NYNEX effective January 1, 1996. Under the point of publication method, revenues and expenses are recognized when the directories are published rather than over the lives of the directories (generally one year) as was the case under the amortized method. Bell Atlantic recognizes directory publishing revenue and production expense over the lives of the directories (generally one year). NYNEX and Bell Atlantic management have determined that utilization of the point of publication method is preferable for use by the merged companies because it is the method that is generally followed by publishing companies and reflects more precisely the operations of the business. The application of the point of publication method is not expected to have a material impact on annual results of operations. Future quarterly results are expected to vary significantly from the amounts reflected in the unaudited Pro Forma Combined Condensed Statement of Income for the six months ended June 30, 1996 due principally to the timing of directory publications.

(f) A pro forma adjustment has been made to conform the presentation of interest charges incurred by NYNEX's financial services business (principally leasing operations) from Interest expense to Operating expense.

(g) Pro forma adjustments have been made for the estimated tax effects of adjustments discussed in (b), (d), and (e) above.

                         OPINIONS OF FINANCIAL ADVISORS

     Under the terms of the Original Merger Agreement, each share of Bell Atlantic Common Stock was to have been exchanged for 1.302 shares of Merger Company Common Stock pursuant to the Original Bell Atlantic Exchange Ratio, and each share of NYNEX Common Stock was to have been exchanged for one share of Merger Company Common Stock pursuant to the Original NYNEX Exchange Ratio. The Exchange Ratio is equivalent to the Original NYNEX Exchange Ratio divided by the Original Bell Atlantic Exchange Ratio, and is intended to maintain the economic terms of the Original Transaction. The analyses and presentations to the respective Boards of NYNEX and Bell Atlantic, which were prepared and delivered in connection with the Original Merger Agreement, were based on the Original Bell Atlantic Exchange Ratio and the Original NYNEX Exchange Ratio. The following descriptions of the analyses performed by the financial advisors in connection with the preparation of their fairness opinions have been restated to reflect the Exchange Ratio (0.768), notwithstanding the fact that their analyses actually were based on the Original Bell Atlantic Exchange Ratio (1.302) and the Original NYNEX Exchange Ratio (1.000).

     In connection with their various analyses, each of the financial advisors were furnished with (i) summary financial projections, separately prepared by NYNEX and Bell Atlantic, relating to the respective businesses, earnings, cash flows, assets and prospects of each of NYNEX and Bell Atlantic for the years ending December 31, 1996 and December 31, 1997 (the "Two-Year Projections") and
(ii) the following projected benefits expected to result from the Merger, jointly prepared by Bell Atlantic and NYNEX (the "Projected Benefits"): (a) recurring expense savings from consolidating operating systems and other administrative functions and reducing the number of management positions of $300 million in the first year following completion of the Merger, $450 million in the second year following completion of the Merger and $600 million in the third year following completion of the Merger and in each year thereafter; and (b) annual capital expenditure savings ultimately reaching approximately $250 million to $300 million resulting from (among other reasons) efficiencies relating to purchasing, market trials and equipment testing. NYNEX and Bell Atlantic agreed that the Two-Year Projections and the Projected Benefits would be the only projections exchanged by the parties or provided by either party to the other's advisors prior to consummation of the Merger.

     Separately, Bell Atlantic furnished Merrill Lynch with certain other estimates, prepared by Bell Atlantic in connection with Merrill Lynch's analysis of the Merger, relating to the future performance of Bell Atlantic over the ten-year period ending December 31, 2005. Bell Atlantic also prepared and furnished Merrill Lynch with its estimates of NYNEX's future performance over such ten-year period, but such estimates were not reviewed or discussed with NYNEX or its advisors. NYNEX does not, as a matter of business practice, prepare long-term consolidated financial forecasts, and, accordingly, did not furnish its financial advisors with comparable estimates, either for itself or Bell Atlantic.

OPINIONS OF NYNEX'S FINANCIAL ADVISORS

     Opinion of Bear, Stearns & Co. Inc.

     At the April 21, 1996 meeting of the NYNEX Board, Bear Stearns delivered its written opinion (the "Original Bear Stearns Opinion") to the effect that, as of the date thereof, and subject to the assumptions and qualifications set forth therein, the Original NYNEX Exchange Ratio was fair, from a financial point of view, to the holders of NYNEX Common Stock. At the July 2, 1996 meeting of the NYNEX Board, Bear Stearns delivered a confirming letter to the effect that, based solely on its review of a draft of the Merger Agreement (as proposed to be amended and restated) and the reviews and analyses performed by Bear Stearns in connection with the Original Bear Stearns Opinion (which were not updated), if, as of the date of the Original Bear Stearns Opinion, Bear Stearns' reviews and analyses had been conducted in connection with the Merger Agreement instead of the Original Merger Agreement, Bear Stearns would have concluded that, as of the date of the Original Bear Stearns Opinion and subject to the assumptions and qualifications set forth in the Original Bear Stearns Opinion (conformed as necessary to reflect the changes made in the Merger Agreement), the Exchange Ratio was fair, from a financial point of view, to the holders of NYNEX Common Stock.

     Bear Stearns has updated the Original Bear Stearns Opinion by delivery of a written opinion, dated as of the date of this Joint Proxy Statement/Prospectus (the "Updated Bear Stearns Opinion"), to the effect that, as of the date of this Joint Proxy Statement/Prospectus, and subject to the assumptions and qualifications set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of NYNEX Common Stock. The Original Bear Stearns Opinion is substantially the same as the Updated Bear Stearns Opinion attached hereto, except that the Original Bear Stearns Opinion does not reflect the structural changes to the Original Transaction (e.g., a single Merger with a single Exchange Ratio instead of two mergers (the "Original Mergers") with a separate Original NYNEX Exchange Ratio and Original Bell Atlantic Exchange Ratio) made by the Merger Agreement.

     A COPY OF THE UPDATED BEAR STEARNS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX IV TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE UPDATED BEAR STEARNS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. STOCKHOLDERS OF NYNEX ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

     The opinions of Bear Stearns are intended for the benefit and use of the NYNEX Board, and do not constitute a recommendation to any holder of NYNEX Common Stock as to how to vote shares in connection with the Merger. In rendering its opinions, Bear Stearns analyzed the Merger (and, in the case of the Original Bear Stearns Opinion, the Original Transaction) as a strategic business combination not involving a sale of control of NYNEX, and Bear Stearns did not solicit, and was not authorized to solicit, third party acquisition interest in NYNEX. In addition, Bear Stearns is not expressing any opinion as to the price or range of prices at which New Bell Atlantic Common Stock may trade subsequent to the consummation of the Merger. Bear Stearns' opinions are necessarily based upon economic, market and other conditions, and the information made available to it, as of the respective dates of such opinions.

     The Exchange Ratio (and, in the case of the Original Bear Stearns Opinion, the Original Bell Atlantic Exchange Ratio and the Original NYNEX Exchange Ratio) and the form of merger consideration were determined by arm's-length negotiations between NYNEX and Bell Atlantic and were not based on any recommendation by Bear Stearns, although Bear Stearns provided advice to NYNEX from time to time with respect thereto. Except as noted above, no limitations were imposed by NYNEX on Bear Stearns with respect to the investigations made or the procedures followed by Bear Stearns in rendering its opinions.

     In connection with rendering its opinions, Bear Stearns, among other things: (i) reviewed the Original Merger Agreement and, for purposes of the Updated Bear Stearns Opinion, the Merger Agreement; (ii) reviewed each of NYNEX's and Bell Atlantic's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1993 through 1995, and their respective Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995, September 30, 1995 and, for purposes of the Updated Bear Stearns Opinion, March 31, 1996 and June 30, 1996; (iii) reviewed certain operating and financial information provided to Bear Stearns by the senior managements of NYNEX and Bell Atlantic relating to NYNEX's and Bell Atlantic's respective businesses and prospects, including the Two-Year Projections and certain other forward-looking information; (iv) reviewed the Projected Benefits; (v) met separately and/or jointly with certain members of the senior managements of NYNEX and Bell Atlantic to discuss: (a) the current telecommunications landscape and competitive dynamics related thereto, (b) each company's operations, historical financial statements, future prospects and financial condition, (c) their views of the strategic, business, operational and financial rationale for, and expected strategic benefits and other implications of, the Merger, (d) the Two-Year Projections and the Projected Benefits, and (e) certain assumptions and judgments underlying the long-term estimates with respect to Bell Atlantic that were prepared by Bell Atlantic in connection with Merrill Lynch's analysis of the Merger; (vi) reviewed the historical stock prices, trading activity and valuation parameters of NYNEX Common Stock and Bell Atlantic Common Stock; (vii) reviewed and analyzed the pro forma financial impacts of the Merger on NYNEX and Bell Atlantic, including the pro forma effects of the initial quarterly dividend per share of New Bell Atlantic Common Stock that, pursuant to the Merger Agreement, is intended to be declared and paid by New Bell Atlantic following the Effective Time; (viii) reviewed the terms, to the extent publicly available, of recent mergers and acquisitions which Bear Stearns deemed generally comparable to the Merger or otherwise relevant to its inquiry; (ix) reviewed publicly available financial data, stock market performance data and valuation parameters of companies which Bear Stearns deemed generally comparable to NYNEX or Bell Atlantic or otherwise relevant to its inquiry; and (x) conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

     In the course of its review, Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to it by NYNEX and Bell Atlantic. Bear Stearns did not perform any independent appraisal of the assets or liabilities of NYNEX or Bell Atlantic, nor was it furnished with any such appraisals. With respect to the Two-Year Projections and the Projected Benefits, Bear Stearns assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective senior managements of NYNEX and Bell Atlantic as to the anticipated future performance of their respective companies and as to the anticipated savings achievable within the time frames forecast therein, and that regulatory authorities will not prevent New Bell Atlantic from retaining the full benefit of the Projected Benefits. Bear Stearns did not assume any responsibility for independent verification of any of such information or of the Two-Year Projections or the Projected Benefits. Bear Stearns also assumed with NYNEX's consent that the Merger (and, in the case of the Original Bear Stearns Opinion, the Original Transaction) would (i) qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) be accounted for as a pooling of interests under generally accepted accounting principles and (iii) otherwise be consummated in accordance with the terms described in the Merger Agreement.

     In connection with preparing and rendering its opinions, Bear Stearns performed a variety of valuation, financial and comparative analyses. The summary of such analyses, as set forth below, does not purport to be a complete description of the analyses underlying Bear Stearns' opinions. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to summary description. Bear Stearns believes that its analyses must be considered as a whole, and that selecting portions of its analyses and the factors considered by it, without considering all such factors and analyses, could create an incomplete view of the processes underlying Bear Stearns' opinions. Moreover, the estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Accordingly, such estimates are inherently subject to substantial uncertainties.

     The following is a summary of the material valuation, financial and comparative analyses performed by Bear Stearns in arriving at the Original Bear Stearns Opinion, dated April 21, 1996. For clarity of reading and understanding, the summary of the analyses below has been conformed to take account of the changes to the Original Transaction made by the Merger Agreement. Accordingly, references therein to "market exchange ratios" and "hypothetical unaffected exchange ratios" that were, for purposes of the Original Bear Stearns Opinion, calculated by dividing Bell Atlantic Common Stock prices by NYNEX Common Stock prices, have been inverted (thereby reflecting NYNEX Common Stock prices divided by Bell Atlantic Common Stock prices). Consistent with the foregoing changes, references in the summary below that, for purposes of the Original Bear Stearns Opinion, otherwise would have been to the Merger Company and the Merger Company Common Stock, the Original NYNEX Exchange Ratio and the Original Bell Atlantic Exchange Ratio or the Original Mergers, have been changed respectively to New Bell Atlantic and New Bell Atlantic Common Stock, the Exchange Ratio and the Merger.

     Historical Stock Price Performance and Implied Market Exchange Ratios.
Bear Stearns reviewed the historical stock prices of NYNEX Common Stock and Bell Atlantic Common Stock and the implied market exchange ratios determined by dividing the price per share of NYNEX Common Stock by the price per share of Bell Atlantic Common Stock (the "Market Exchange Ratio") over various periods of time including, among others, the three years ended April 16, 1996, the approximately 8 1/2 months commencing on August 1, 1995 and ending on April 16, 1996 and the 20 trading days ended April 19, 1996. Bear Stearns also reviewed the historical performance over the same August 1, 1995 through April 16, 1996 period of a stock price index comprised of the common shares of six other publicly-traded local exchange carriers (Ameritech Corporation

("Ameritech"), BellSouth Corporation ("BellSouth"), GTE Corporation ("GTE"), U S WEST, SBC and PacTel) (collectively, the "LEC Peer Group"). The results of this review indicated that the price per share of NYNEX Common Stock had moved up significantly since August 1995 and had risen more on a relative basis than Bell Atlantic Common Stock and the common shares of the LEC Peer Group during this period. Bear Stearns calculated that the Market Exchange Ratio ranged (i) from a low of 0.7879 to a high of 0.8626, with an average of 0.8237, during the 20 trading days ended April 19, 1996, (ii) from a low of 0.7004 to a high of 0.8485, with an average of 0.7619, for the year ended April 16, 1996, (iii) from a low of 0.6560 to a high of 0.7731, with an average of 0.7199, for the year ended April 13, 1995 and (iv) from a low of 0.6394 to a high of 0.8249, with an average of 0.7302, for the year ended April 15, 1994. For the two and three-year periods ended April 16, 1996, the Market Exchange Ratio averaged 0.7410 and 0.7374, respectively. Bear Stearns noted that for each of the full year historical periods analyzed, the Exchange Ratio was within the range of the high and low Market Exchange Ratios and above the average Market Exchange Ratios. Accordingly, from NYNEX's perspective, the Exchange Ratio provided premiums of 0.8%, 6.7% and 5.2% to the average implied Market Exchange Ratios for the respective years ended April 16, 1996, April 13, 1995 and April 15, 1994. Bear Stearns further noted that the Market Exchange Ratio had demonstrated significant volatility over the approximately 8 1/2 month period commencing on August 1, 1995 and that, more recently, had narrowed to a trading range of between about 0.74 and 0.83, as compared to the generally lower and slightly wider trading range of between about 0.67 and 0.77 for the approximately two years preceding August 1, 1995.

     Bear Stearns reviewed a variety of significant news events which had appeared to affect the respective stock prices for NYNEX Common Stock and Bell Atlantic Common Stock, and hence the Market Exchange Ratio, during late 1995 and early 1996, including, among other events: (i) approval of NYNEX's regulatory plan by New York State regulators (August 1, 1995); (ii) Bell Atlantic's and NYNEX's earnings announcements (October 19, 1995 and October 23, 1995, respectively) for the third quarter of 1995; (iii) an article in The Wall Street Journal (December 18, 1995) which headlined that NYNEX and Bell Atlantic were engaged in discussions regarding a potential combination; (iv) NYNEX's and Bell Atlantic's earnings announcements (January 23, 1996) for calendar year 1995; (v) an article on the Reuters newswire (February 7, 1996) which indicated that NYNEX and Bell Atlantic continued to engage in discussions regarding a potential combination; (vi) an article in The Wall Street Journal (February 8, 1996) which suggested that NYNEX's and Bell Atlantic's previously-rumored discussions regarding a potential combination had cooled off; and (vii) the announcement (April 1, 1996) of the proposed acquisition of PacTel by SBC.

     Bear Stearns noted that the prices of NYNEX Common Stock and Bell Atlantic Common Stock closed at $49 5/8 and $68 5/8, respectively, on December 15, 1995 (which was one trading day prior to the aforementioned article in The Wall Street Journal (December 18, 1995) regarding a potential combination), and that such closing stock prices resulted in a Market Exchange Ratio of 0.7231. As of April 19, 1996 (the last trading day before approval and execution of the Original Merger Agreement), Bear Stearns noted that the prices of NYNEX Common Stock and Bell Atlantic Common Stock closed at $53 and $65, respectively, and that such closing stock prices resulted in a Market Exchange Ratio of 0.8154. Accordingly, from NYNEX's perspective, the Exchange Ratio of 0.768 provided for under the Merger Agreement represented an approximate 6.2% premium to the Market Exchange Ratio as of December 15, 1995, but an approximate (5.8%) discount to the Market Exchange Ratio as of April 19, 1996.

     Historical P/E Ratio Analysis and Implied Hypothetical Unaffected Stock Price. For each of NYNEX Common Stock and Bell Atlantic Common Stock, Bear Stearns analyzed historical price/earnings ratios ("P/E ratios") for each quarter during the four years ended December 31, 1995. Bear Stearns calculated the respective P/E ratios for NYNEX Common Stock and Bell Atlantic Common Stock by dividing the average of their respective daily stock prices for the second month following the close of each quarter by their respective latest twelve months earnings per share as normalized by Bear Stearns for unusual and non-recurring items. The results of this analysis indicated that during this four-year period the P/E ratio for Bell Atlantic Common Stock (the "Bell Atlantic P/E ratio") typically reflected a significant premium to the P/E ratio for NYNEX Common Stock (the "NYNEX P/E ratio"). This premium ranged (i) for 1995, from a low of 9.3% to a high of 16.1%, (ii) for 1994, from a low of 4.2% to a high of 20.6%, (iii) for 1993, from a low of 21.6% to a high of 31.7% and (iv) for 1992, from a low of 6.9% to a high of 17.0%. More recently, using closing stock prices as of April 16, 1996 and normalized earnings per share for 1995, Bear Stearns noted that the NYNEX P/E ratio and the Bell Atlantic P/E ratio had converged to the point where the NYNEX P/E ratio and the Bell Atlantic P/E ratio were 15.6x and 15.5x, respectively. On the presumption that public deal speculation had been the primary cause for such convergence, Bear Stearns calculated a hypothetical unaffected market exchange ratio (the "Hypothetical Unaffected Exchange Ratio") based on (i) closing prices for NYNEX Common Stock and Bell Atlantic Common Stock of $51 1/8 and $60 1/4, respectively, on April 16, 1996, (ii) an assumed historical Bell Atlantic P/E ratio premium of 10% to 15% over the NYNEX P/E ratio and (iii) estimated earnings per share for 1996 based on Wall Street consensus research analyst estimates. As calculated by Bear Stearns, the Hypothetical Unaffected Exchange Ratio ranged from 0.7681 (at a 10% premium) to 0.7347 (at a 15% premium), which compared favorably to the Exchange Ratio of 0.768. Bear Stearns noted, however, that factors other than public deal speculation, such as changes in the historical valuation parameters ascribed by the stock market to NYNEX Common Stock as compared to Bell Atlantic Common Stock, could account for some or much of the recent convergence of the NYNEX P/E ratio and the Bell Atlantic P/E ratio, in which case a higher Hypothetical Unaffected Exchange Ratio would result (and thereby compare less favorably to the Exchange Ratio).

     Precedent Merger of Equals Transactions. Bear Stearns analyzed the Merger as a strategic business combination not involving a sale of control of NYNEX and, accordingly, reviewed and analyzed the terms, to the extent publicly available, of 13 major pending or completed merger of equals transactions (the "Precedent MOE Transactions") in various consolidating sectors such as aerospace and defense, utilities, commercial banking and pharmaceuticals. For each of the Precedent MOE Transactions, Bear Stearns reviewed and analyzed the stock price premium/(discount) from each combining company's perspective based on the deal exchange ratio versus both (i) the market exchange ratio one day prior to the announcement of the transaction and (ii) the market exchange ratio based on the average stock prices for the 20 trading days prior to the announcement of the transaction. Bear Stearns also reviewed and/or analyzed the pro forma ownership of the combined company by each combining company's stockholders, each combining company's representation on the board of directors of the combined company, the senior management responsibilities in the combined company, the dividend policy of the combined company and the pro forma effects of such dividend policy on each combining company's stockholders, and the corporate headquarters location of the combined company. Bear Stearns grouped the Precedent MOE Transactions based on whether each combining company had even or uneven representation on the board of directors of the combined company. Eight of the Precedent MOE Transactions had even splits of the board of directors of the combined company:
(i) Kansas City Power & Light Company and UtiliCorp United Inc.; (ii) Pharmacia Aktiebolag and The Upjohn Company; (iii) NBD Bancorp, Inc. and First Chicago Corporation; (iv) Wisconsin Energy Corporation and Northern States Power Company; (v) Martin Marietta Corporation and Lockheed Corporation; (vi) Southern National Corporation and BB&T Financial Corporation; (vii) Wellfleet Communications, Inc. and SynOptics Communications, Inc.; and (viii) Society Corporation and KeyCorp. The remaining five of the Precedent MOE Transactions had uneven splits of the board of directors of the combined company: (i) Baltimore Gas and Electric Company and Potomac Electric Power Company; (ii) Chemical Banking Corporation and The Chase Manhattan Corporation; (iii) Public Service Company of Colorado and Southwestern Public Service Company; (iv) The Cincinnati Gas & Electric Company and PSI Resources, Inc.; and (v) Chemical Banking Corporation and Manufacturers Hanover Corporation.

     Bear Stearns' analysis indicated that the exchange ratios for the Precedent MOE Transactions were generally negotiated within a reasonably narrow band around the market exchange ratio implied by recent pre-announcement stock market prices (both using stock prices one day prior to announcement and over the 20 trading days prior to announcement), and that one party to a given transaction typically received a modest premium to such recent pre-announcement stock market prices whereas the other party to the transaction received a modest discount to such recent pre-announcement stock market prices. For the eight Precedent MOE Transactions where each of the combining companies had even representation on the combined company's board of directors, the premiums ranged from 0.4% to 19.8% and the discounts ranged from (0.4%) to (16.5%), with the premiums and discounts each being less than 9% in six of the eight transactions. For the five Precedent MOE Transactions where each of the combining companies had uneven representation on the combined company's board of directors, the premiums ranged from 1.5% to 34.2% and the discounts ranged from (1.5%) to (25.5%), with the premiums and discounts each being less than 9% in only two of the five transactions. Bear Stearns noted that the Exchange Ratio in the Merger resulted in the following one-day and average 20-day premiums/(discounts) compared to the Market Exchange Ratio as of April 19, 1996: discounts of (5.8%) and (6.7%) from NYNEX's perspective and premiums of 6.2% and 7.2% from Bell Atlantic's perspective. Bear Stearns viewed these premiums/(discounts) as generally being consistent with the range of premiums/(discounts) presented by the Precedent MOE Transactions.

     Bear Stearns noted that none of the Precedent MOE Transactions was identical to the Merger and that, accordingly, any analysis of the Precedent MOE Transactions necessarily involved complex considerations and judgments concerning differences in industry dynamics, stock market valuation parameters, financial and operating characteristics and various other factors that would necessarily affect the Exchange Ratio in the Merger as compared to the exchange ratios for the Precedent MOE Transactions.

     Relative Contribution Analysis. Bear Stearns calculated the relative contribution by each of NYNEX and Bell Atlantic to New Bell Atlantic on a pro forma combined basis with respect to, among other things, equity market capitalization, enterprise value (i.e., equity market capitalization plus net debt), operating cash flow, operating profit and net income. Bear Stearns' relative contribution analysis did not take into account any Projected Benefits. The results of this analysis indicated that NYNEX would contribute 46.2%, 45.3% and 43.4% of New Bell Atlantic's equity market capitalization based on closing prices for NYNEX Common Stock and Bell Atlantic Common Stock as of April 16, 1996, average prices for NYNEX Common Stock and Bell Atlantic Common Stock for the 20 trading days ended April 16, 1996 and average prices for NYNEX Common Stock and Bell Atlantic Common Stock for the year ended April 16, 1996, respectively. In addition, this analysis indicated that NYNEX would contribute 36.1% and 36.5% of New Bell Atlantic's reported net income (before extraordinary items and the cumulative effects of changes in accounting principles) for 1994 and 1995, respectively, and 45.5%, 45.6% and 45.1% of New Bell Atlantic's normalized net income (adjusted to eliminate unusual and nonrecurring items) for 1993, 1994 and 1995, respectively. In addition, NYNEX would contribute 45.4% and 45.5% of New Bell Atlantic's projected net income, based on the Two-Year Projections, for 1996 and 1997, respectively. Bear Stearns noted, however, that the aforementioned relative net income contribution analysis did not reflect the different P/E ratios that the stock market historically had ascribed to NYNEX and Bell Atlantic. By way of comparison, Bear Stearns observed that the Exchange Ratio would result in holders of NYNEX Common Stock receiving a 43.7% collective ownership position in New Bell Atlantic (assuming for analytical purposes that the proceeds from the hypothetical exercise of stock options are used to repurchase shares).

     Pro Forma Merger Analysis. Bear Stearns reviewed and analyzed certain pro forma financial impacts of the Merger on the holders of NYNEX Common Stock and Bell Atlantic Common Stock based on: (i) the Exchange Ratio; (ii) the Two-Year Projections; (iii) the Projected Benefits; (iv) a change to conform NYNEX's and Bell Atlantic's accounting for certain postretirement benefits other than pensions (pursuant to Statement of Financial Accounting Standards No. 106), resulting in a decrease in expenses of approximately $82 million per year on a pre-tax basis; and (v) an assumption for analytical purposes that the Merger had been effected as of January 1, 1996. Bear Stearns did not factor in any potential revenue enhancements which might be realizable by New Bell Atlantic as a result of the Merger and assumed that regulatory authorities would not prevent New Bell Atlantic from retaining the full benefit of the Projected Benefits. In addition, Bear Stearns did not take into account the income statement impact of any one-time restructuring charges or other non-recurring charges associated with the Merger.

     The results of this analysis indicated that, after factoring in the Projected Benefits and making the other adjustments as described above, the Merger would result in accretion to the equivalent projected earnings per share of NYNEX Common Stock of +2.0% and +3.3% for 1996 and 1997, respectively, as compared to the projected earnings per share of NYNEX Common Stock on a stand-alone basis. However, without the benefit of the Projected Benefits, the Merger would result in dilution to the equivalent projected earnings per share of NYNEX Common Stock of (3.2%) and (3.6%) for 1996 and 1997, respectively, as compared to the projected earnings per share of NYNEX Common Stock on a stand-alone basis.

     By way of comparison, the results of this analysis indicated that, after factoring in the Projected Benefits and making the other adjustments as described above, the Merger would result in accretion to the equivalent projected earnings per share of Bell Atlantic Common Stock of +11.1% and +12.6% for 1996 and 1997, respectively, as compared to the projected earnings per share of Bell Atlantic Common Stock on a stand-alone basis, and, even without the benefit of the Projected Benefits, would result in accretion to the equivalent projected earnings per share of Bell Atlantic Common Stock of +5.4% and +5.1%, respectively.

     Bear Stearns noted that, based on the Exchange Ratio and the initial quarterly dividend per share of New Bell Atlantic Common Stock which, pursuant to the Merger Agreement, is intended to be declared and paid by New Bell Atlantic following the Effective Time, each holder of a share of NYNEX Common Stock would receive approximately $2.36 per share on an annual basis, which was equal to the current indicated (and historical, since 1993) annual dividend per share of NYNEX Common Stock. By way of comparison, Bear Stearns noted that the same intended quarterly dividend per share of New Bell Atlantic Common Stock would result in each holder of a share of Bell Atlantic Common Stock receiving approximately $3.07 on an annual basis, which would reflect a 6.7% increase over the current indicated annual dividend per share of Bell Atlantic Common Stock. By way of background, Bear Stearns observed that Bell Atlantic's annual dividend per share had increased at a compound annual growth rate of 2.7% over the past five years.

     Illustrative Valuation Analysis of Projected Benefits. Bear Stearns performed an illustrative valuation of the Projected Benefits based on two methodologies: (i) hypothetical capitalized value of estimated incremental net income based on a range of P/E ratios and (ii) hypothetical net present value based on estimated incremental free cash flow and a range of assumed discount rates and terminal growth rates. Bear Stearns calculated that the hypothetical capitalized value of the Projected Benefits ranged from approximately $2,500 million to approximately $8,500 million, assuming (i) a range of potential P/E ratios for New Bell Atlantic Common Stock of 13.5x to 15.5x, (ii) pre-tax annual expense savings (excluding one-time costs to achieve such expense savings) ranging from $300 million to $900 million and (iii) an assumed tax rate of 38%. The results of this analysis indicated that such hypothetical capitalized values ranged from approximately 5.1% to 17.3% of the combined public market equity value of NYNEX Common Stock and Bell Atlantic Common Stock as of April 16, 1996. Bear Stearns calculated that the hypothetical net present value of the Projected Benefits ranged from approximately $3,850 million to approximately $8,325 million, assuming (i) a range of discount rates from 9.0% to 11.0%, (ii) a range of terminal growth rates from 0.0% to 4.0%, (iii) an assumed tax rate of 38% and
(iv) pre-tax cash outflows required to achieve such Projected Benefits of $500 million in the first year following the Merger and $200 million in each of the second and third years following the Merger. The results of this analysis indicated that such hypothetical net present values ranged from approximately 7.8% to 17.0% of the combined public market equity value of NYNEX Common Stock and Bell Atlantic Common Stock as of April 16, 1996.

     Illustrative Future Stockholder Value Analysis. Bear Stearns prepared illustrative stockholder value matrices in order to demonstrate the hypothetical pro forma impact of the Merger on the value of an equivalent share of NYNEX Common Stock and Bell Atlantic Common Stock, using a range of potential P/E ratios for New Bell Atlantic Common Stock of 13.5x to 16.0x and alternative potential annual expense savings of $0, $300 million, $600 million and $900 million. Bear Stearns calculated that the hypothetical pro forma value of an equivalent share of NYNEX Common Stock ranged from a low of approximately $47.09 (assuming a P/E ratio of 13.5x and no expense savings), to midpoints of approximately $53.30 (assuming a P/E ratio of 14.5x and annual expense savings of $300 million) and approximately $57.96 (assuming a P/E ratio of 15.0x and annual expense savings of $600 million), to a high of approximately $64.83 (assuming a P/E ratio of 16.0x and annual expense savings of $900 million), which imputed prices would respectively represent changes of (11.1%), 0.6%, 9.4% and 22.3% from the closing price of $53.00 for NYNEX Common Stock on April 19, 1996.

     By way of comparison, Bear Stearns calculated the hypothetical pro forma value of an equivalent share of Bell Atlantic Common Stock, using the aforementioned ranges of potential P/E ratios for New Bell Atlantic Common Stock and alternative potential annual expense savings. This analysis yielded hypothetical pro forma values that ranged from a low of approximately $61.32 (assuming a P/E ratio of 13.5x and no expense savings), to midpoints of approximately $69.41 (assuming a P/E ratio of 14.5x and annual expense savings of

$300 million) and $75.47 (assuming a P/E ratio of 15.0x and annual expense savings of $600 million), to a high of approximately $84.42 (assuming a P/E ratio of 16.0x and annual expense savings of $900 million), which imputed prices would respectively represent changes of (5.7%), 6.8%, 16.1% and 29.9% from the closing price of $65.00 for Bell Atlantic Common Stock on April 19, 1996.

     In performing its analyses, Bear Stearns was not expressing any opinion as to the price or range of prices at which New Bell Atlantic Common Stock may trade subsequent to the consummation of the Merger. The prices at which New Bell Atlantic Common Stock ultimately trades in the stock market will be driven by a variety of quantitative and qualitative factors (e.g., the P/E ratio at which New Bell Atlantic Common Stock is valued by potential investors, which may be significantly more or less favorable than the illustrative range of P/E ratios used by Bear Stearns for its analytical purposes; the level of Projected Benefits ultimately embraced by the stock market; etc.).

     Other Analyses. Bear Stearns conducted such other analyses as it deemed necessary, including reviewing historical and projected financial and operating data for both NYNEX and Bell Atlantic and pro forma combined balance sheet data for New Bell Atlantic, analyzing selected investment research reports on, and earnings and other estimates for, each of NYNEX and Bell Atlantic and various of their business segments, reviewing and comparing certain financial data and valuation parameters for each of NYNEX and Bell Atlantic with the companies comprising the LEC Peer Group and reviewing available information regarding the institutional holdings of NYNEX Common Stock and Bell Atlantic Common Stock (and the pro forma institutional holdings for New Bell Atlantic Common Stock).

     In connection with the Updated Bear Stearns Opinion dated as of the date of this Joint Proxy Statement/ Prospectus, Bear Stearns confirmed the appropriateness of its reliance on the analyses used to render the Original Bear Stearns Opinion, dated April 21, 1996, by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     Pursuant to the terms of its engagement letter, dated November 27, 1995, NYNEX has paid Bear Stearns an initial retainer fee of $2,000,000. NYNEX has further agreed to pay Bear Stearns: (i) commencing on January 31, 1996 and on the last day of each calendar month until the earlier of termination of the engagement, December 31, 1997 or consummation of the Merger, monthly retainer fees of $500,000 for services performed during the immediately preceding calendar month or any portion thereof, (ii) a fee of $2,000,000 in connection with the Original Bear Stearns Opinion, dated April 21, 1996, which fee became payable upon the later of the issuance of the opinion and final approval by the Board of Directors of NYNEX of the Merger and (iii) a transaction fee, contingent upon and payable at closing of the Merger, of $25,000,000 (against which all other fees, other than the initial $2,000,000 retainer, are to be credited). Accordingly, if the Merger is consummated, Bear Stearns will receive total financial advisory fees of $27,000,000. In addition, NYNEX has agreed (subject to certain audit rights) to reimburse Bear Stearns for its out-of-pocket expenses, including the fees and expenses of its counsel and other outside advisers and consultants retained with NYNEX's approval, which reimbursements are not to exceed $400,000 without NYNEX's prior consent (which shall not be unreasonably withheld). NYNEX has also agreed to indemnify Bear Stearns and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

     Bear Stearns has been engaged previously by each of NYNEX and Bell Atlantic, both separately and jointly, to provide certain investment banking and financial advisory services in connection with the formation of the wireless joint ventures of Bell Atlantic and NYNEX, by Bell Atlantic and NYNEX in connection with the divestiture of certain cellular businesses related to the formation of BANM, by Bell Atlantic in connection with an international cellular investment and related equity financing and by NYNEX or Bell Atlantic in connection with various other strategic initiatives. During the last two years, Bear Stearns earned compensation with respect to all such services, other than the fees described in the preceding paragraph, of approximately $12,000,000. In addition, the Vice Chairman of NYNEX is a member of the Board of Directors of The Bear Stearns Companies Inc., which is Bear Stearns' parent company. In the ordinary course of its business, Bear Stearns may actively trade the equity securities of NYNEX and/or Bell Atlantic for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Bear Stearns is an internationally recognized investment banking firm and was selected as financial advisor to NYNEX in connection with the Merger because of its substantial experience and expertise in transactions similar to the Merger, its experience and expertise in the telecommunications and media sectors and its specific familiarity with NYNEX and its business. As part of its investment banking business, Bear Stearns regularly is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Opinion of Morgan Stanley & Co. Incorporated

     Morgan Stanley has delivered its written opinion (the "Original Morgan Stanley Opinion") to the NYNEX Board that, as of April 21, 1996, and based upon and subject to the various considerations set forth in such opinion, the Original NYNEX Exchange Ratio under the Original Merger Agreement was fair from a financial point of view to the holders of NYNEX Common Stock (other than Bell Atlantic and its affiliates). Morgan Stanley has also delivered a letter dated July 2, 1996 to the NYNEX Board to the effect that, based solely upon its review of a draft dated June 26, 1996 of the Merger Agreement as amended and restated and on the investigations and analyses performed in connection with the delivery of the Original Morgan Stanley Opinion (which investigations and analyses were not updated), if, as of the date of the Original Morgan Stanley Opinion, Morgan Stanley's review and analyses had been conducted in connection with the Merger Agreement instead of the Original Merger Agreement, Morgan Stanley would have concluded, as of the date of the Original Morgan Stanley Opinion and subject to the assumptions and qualifications set forth in the Original Morgan Stanley Opinion, that the Exchange Ratio was fair from a financial point of view to the holders of NYNEX Common Stock (other than Bell Atlantic and its affiliates).

     Morgan Stanley has also delivered its written opinion to the NYNEX Board that, as of the date of this Joint Proxy Statement/Prospectus, and based upon and subject to the various considerations set forth in such opinion, the Exchange Ratio is fair from a financial point of view to the holders of NYNEX Common Stock (other than Bell Atlantic and its affiliates) (the "Updated Morgan Stanley Opinion").

     THE FULL TEXT OF THE UPDATED MORGAN STANLEY OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY MORGAN STANLEY, IS ATTACHED AS APPENDIX V TO THIS JOINT PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS OF NYNEX ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE UPDATED MORGAN STANLEY OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF NYNEX AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE NYNEX MEETING. THE SUMMARY OF THE UPDATED MORGAN STANLEY OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/ PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with rendering the Updated Morgan Stanley Opinion, Morgan Stanley among other things: (i) analyzed certain publicly available financial statements and other information of NYNEX and Bell Atlantic, respectively; (ii) analyzed certain internal financial statements and other financial and operating data concerning NYNEX prepared by the management of NYNEX; (iii) analyzed certain summary near-term financial projections concerning NYNEX prepared by the management of NYNEX; (iv) reviewed and discussed with senior executives of NYNEX the past and current operations and financial condition of NYNEX and the prospects of NYNEX in light of the current telecommunications environment, and the long-term benefits expected to result from the Merger, including, without limitation, certain estimates and timing of the potential cost savings for New Bell Atlantic jointly prepared by NYNEX and Bell Atlantic; (v) analyzed certain internal financial statements and other financial and operating data concerning Bell Atlantic prepared by the management of Bell Atlantic; (vi) analyzed certain summary near-term financial projections concerning Bell Atlantic prepared by the management of Bell Atlantic; (vii) reviewed and discussed with senior executives of Bell Atlantic the past and current operations and financial condition of Bell Atlantic and the prospects of Bell Atlantic in light of the current telecommunications environment, and the long-term benefits expected to result from the Merger, including, without limitation, certain estimates and timing of potential cost savings for New Bell Atlantic jointly prepared by NYNEX and Bell Atlantic; (viii) analyzed the estimated pro forma impact of the Merger, including such impact on New Bell Atlantic's earnings per share, consolidated capitalization, financial ratios and intended dividend policy; (ix) reviewed the reported prices and trading activity for the NYNEX Common Stock and the Bell Atlantic Common Stock; (x) compared the financial performance of NYNEX and Bell Atlantic and the prices and trading activity of NYNEX Common Stock and Bell Atlantic Common Stock with that of certain other comparable publicly traded companies and their securities; (xi) discussed the strategic objectives of the Merger and the plan for New Bell Atlantic with senior executives of NYNEX and Bell Atlantic; (xii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions; (xiii) reviewed the Merger Agreement and certain related documents; and (xiv) performed such other analyses as it deemed appropriate.

     Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purpose of its opinion. With respect to the summary near-term financial projections and the operating efficiencies and other potential synergies (including the timing thereof) expected to result from the Merger supplied to Morgan Stanley by NYNEX and Bell Atlantic, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of NYNEX's and Bell Atlantic's respective senior management of the future competitive, operating and regulatory environments and related financial performance of NYNEX and Bell Atlantic, as the case may be. Morgan Stanley did not assume responsibility for conducting a physical inspection of the properties or facilities of NYNEX or Bell Atlantic or for making or obtaining any independent valuation or appraisal of the assets or liabilities of NYNEX or Bell Atlantic nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley assumed with the consent of NYNEX that the Merger will be free of federal tax to NYNEX, Bell Atlantic, and the holders of NYNEX Common Stock and that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. Morgan Stanley also assumed that the transactions described in the Merger Agreement will be consummated on the terms set forth therein. Morgan Stanley's opinion is necessarily based on economic, market and other conditions and circumstances as they exist and can be evaluated on, and the information made available to Morgan Stanley, as of the date of its opinion.

     Morgan Stanley was engaged by NYNEX as of April 15, 1996 for purposes of delivering an opinion as to whether the Original NYNEX Exchange Ratio was fair from a financial point of view to the holders of NYNEX Common Stock and, as a result, Morgan Stanley did not participate in the structuring or the negotiation of the terms of the Original Transaction. In addition, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of NYNEX or any of its assets. Morgan Stanley also expressed no opinion as to the price or range of prices at which New Bell Atlantic Common Stock may trade subsequent to consummation of the Merger.

     In connection with its April 21, 1996 opinion rendered to the NYNEX Board regarding the Original Transaction, Morgan Stanley performed a variety of financial and comparative analyses. For the purposes of the Original Morgan Stanley Opinion and Morgan Stanley's presentation on April 21, 1996 to the NYNEX Board, references therein to "Historical Trading Ratios" and certain other ratios were calculated by dividing the price per share of Bell Atlantic Common Stock by the price per share of NYNEX Common Stock. For the purposes of this summary of Morgan Stanley's analyses, such ratios have been inverted, thereby reflecting the price per share of NYNEX Common Stock divided by the price per share of Bell Atlantic Common Stock. Such inversion is intended to reflect the structure of the current transaction without changing the relative relationships or percentage relationships derived from analyses based on the original structure. Consistent with the foregoing changes, references in the summary below that, for purposes of the Original Morgan Stanley Opinion, otherwise would have been to Merger Company and Merger Company Common Stock, the Original NYNEX Exchange Ratio or the Mergers, have been changed respectively to Bell Atlantic and Bell Atlantic Common Stock (in each case on a pro forma basis), the Exchange Ratio and the Merger. The following summary of such analyses does not purport to be a complete description of Morgan Stanley's presentation on April 21, 1996 to the NYNEX Board in connection with the Original Transaction:

     Trading Ratio Analysis. Morgan Stanley reviewed the historical ratios of the daily closing prices per share of NYNEX Common Stock to those of Bell Atlantic Common Stock (the "Historical Trading Ratios") for the period from January 1, 1993 through April 19, 1996, and the average of such Historical Trading Ratios for the three-month, six-month and twelve-month periods ending on December 15, 1995, which was the last trading date before it was publicly reported in The Wall Street Journal on December 18, 1995 that NYNEX and Bell Atlantic were engaged in merger discussions (the "Merger Discussions Report"), and compared such implied trading ratios to the Exchange Ratio. This analysis showed that on December 15, 1995, the Historical Trading Ratio was approximately 0.723, and that the averages of the Historical Trading Ratios were
0.766 during the three-month period ending on December 15, 1995, 0.752 during the six-month period ending on December 15, 1995 and 0.747 during the twelve-month period ending on December 15, 1995. Morgan Stanley also reviewed the Historical Trading Ratios for the five-year period prior to publication of the Merger Discussions Report and the five-year period ending on April 19, 1996, and compared such Historical Trading Ratios to the Exchange Ratio. This analysis showed that the averages of the Historical Trading Ratios for the one-month, three-month, six-month, one-year, two-year, three-year, four-year and five-year periods prior to publication of the Merger Discussions Report were 0.760, 0.766, 0.752, 0.747, 0.725, 0.739, 0.766 and 0.766, respectively, and that the averages of the Historical Trading Ratios for the corresponding periods ending on April 19, 1996, were 0.820, 0.790, 0.775, 0.762, 0.740, 0.736, 0.762 and 0.770,
respectively.

     Morgan Stanley also reviewed the averages of the Historical Trading Ratios during each of the periods set forth in the preceding paragraph, excluding the per share closing prices for Bell Atlantic Common Stock and NYNEX Common Stock during the period between October 6, 1993 (the date five trading days prior to the first public announcement of the proposed merger between Bell Atlantic and Tele-Communications, Inc.), and March 2, 1994 (the date five trading days after the public announcement that such proposed merger had been abandoned), and compared such averages to the Exchange Ratio. This analysis showed that such averages of the Historical Trading Ratios for the one-month, three-month, six-month, one-year, two-year, three-year, four-year and five-year periods prior to publication of the Merger Discussions Report were 0.760, 0.766, 0.752, 0.747, 0.728, 0.746, 0.775 and 0.773, respectively, and that such averages of the Historical Trading Ratios for the corresponding periods ending on April 19, 1996, were 0.820, 0.790, 0.775, 0.762, 0.740, 0.742, 0.770 and 0.778,
respectively.

     Stock Price Study. Morgan Stanley reviewed the per share daily closing market price movements of NYNEX Common Stock and Bell Atlantic Common Stock for the period beginning one trading day prior to the publication of the Merger Discussions Report and ending on April 19, 1996, and compared such movements to the movements during the same period of (i) the per share market prices of the common stock of certain other companies involved primarily in the provision of domestic and international telephony services (including wireless services), consisting of Ameritech, BellSouth, GTE, and SBC (collectively, the "Telephony Services Group"), (ii) the Standard & Poor's Industrials Index (the "S&P 400"), and (iii) the per share market prices of the common stock of two other entities involved primarily in the provision of domestic wireline local telephony services but not wireless telephony services, PacTel and U S WEST Communications Group (collectively, the "Wireline Services Group"). This analysis showed that, during such period beginning one trading day prior to the publication of the Merger Discussions Report, the per share market price of NYNEX Common Stock increased by 6.8%, the largest increase of any of the securities or indices analyzed, while at the same time Bell Atlantic Common Stock decreased by 5.3%. The stock prices of the companies in the Telephony Services Group had declined from 0.2% to 13.1% over the same period. The S&P 400 increased by 5.6% over the same time period. The change in the stock prices of the companies in the Wireline Services Group ranged from an increase of 0.7% to a decrease of 4.8%.

     Trading Ratio Sensitivity Analysis. Morgan Stanley reviewed the per share daily closing market price movements and trading ratios implied by the per share daily closing market price of NYNEX Common Stock relative to that of Bell Atlantic Common Stock on the fifth trading day prior to and after each of the following: (i) the publication of the Merger Discussions Report, (ii) February 8, 1996, the date it was reported in The Wall Street Journal that the merger discussions between NYNEX and Bell Atlantic had "cooled" (the "Cooling Off Report") and (iii) April 1, 1996, when PacTel and SBC publicly announced that they had entered into a definitive merger agreement (the "PacTel/SBC Report"). This analysis showed that during the periods beginning five trading days prior to and ending five trading days after each of the Merger

Discussions Report, the Cooling Off Report and the PacTel/SBC Report, the per share market price of NYNEX Common Stock increased by 5.5%, decreased by 1.6% and increased by 2.2%, respectively, and the per share market price of Bell Atlantic Common Stock decreased by 0.8%, increased by 1.8% and decreased by 3.7%, respectively. This analysis also showed that on the fifth trading day prior to and after each of the Merger Discussions Report, the Cooling Off Report and the PacTel/SBC Report, the ratios of the per share daily closing market prices of NYNEX Common Stock to those of Bell Atlantic Common Stock changed from
0.718 to 0.764, 0.777 to 0.751 and 0.791 to 0.839, respectively.

     Selected Equity Research Analysts' Price Targets. Morgan Stanley reviewed selected equity research analysts' forecasted target per share market prices for NYNEX Common Stock and Bell Atlantic Common Stock prepared and published by analysts at Dean Witter Reynolds Inc., Merrill Lynch & Co., Morgan Stanley and Smith Barney Inc. and the ratios implied thereby, and compared such implied ratios to the Exchange Ratio. In each case, such estimates were published for NYNEX Common Stock and Bell Atlantic Common Stock by the same analyst on the same day. This analysis showed implied ratios ranging from 0.740 to 0.831, with a median implied ratio of 0.755 and a mean implied trading ratio of 0.769.

     Implied Public Trading Valuation Analysis. Morgan Stanley estimated ranges of theoretical public trading values of NYNEX Common Stock and Bell Atlantic Common Stock by aggregating estimated ranges of theoretical public trading values of various businesses and investments of each company, including: (i) domestic telephone services (including local exchange services) and directory publishing, (ii) domestic wireless communications services (including cellular, paging and PCS), and (iii) other material businesses and investments. For each of Bell Atlantic and NYNEX, after aggregating the ranges of theoretical public trading values, subtracting net debt and dividing by the fully-diluted number of shares outstanding (based on the treasury method), Morgan Stanley arrived at estimated ranges of value for a share of NYNEX Common Stock and Bell Atlantic Common Stock, respectively. Utilizing this methodology, the ratios implied by comparing (i) the low end of the range of theoretical public trading values of NYNEX Common Stock to the low end of the range of theoretical public trading values of Bell Atlantic Common Stock was 0.758 and (ii) the high end of the range of theoretical public trading values of NYNEX Common Stock to the high end of the range of theoretical public trading values of Bell Atlantic Common Stock was 0.758.

     Morgan Stanley arrived at estimated ranges of theoretical public trading values for the businesses and investments of NYNEX and Bell Atlantic by reviewing certain historical and projected financial and operating information for such businesses furnished to Morgan Stanley by NYNEX and Bell Atlantic, respectively, or publicly available through company reports, equity research analysts' reports or other sources. Such information included in various instances historical and projected revenues, operating income, net income and earnings before interest, taxes, depreciation and amortization ("EBITDA"), the book value of various investments made by each company, as well as selected operating statistics such as the number of lines in service, subscribers or potential customers. Morgan Stanley's determination of the implied value of such businesses was based on, among other things, a review of public market valuation multiples for various companies, the public trading values of the companies in which NYNEX or Bell Atlantic has made investments (to the extent available), discussions with the managements of NYNEX and Bell Atlantic regarding the prospects of such businesses, and Morgan Stanley's expertise in securities valuation generally.

     Contribution Analysis. Morgan Stanley performed an analysis of the ratio of the price per share of NYNEX Common Stock to the price per share of Bell Atlantic Common Stock implied by the relative contributions of NYNEX and Bell Atlantic to the pro forma combined company with respect to the market equity capitalizations as of April 19, 1996 (based on the treasury method) of NYNEX and Bell Atlantic, and the historical market capitalizations of NYNEX and Bell Atlantic based on the average per share daily closing market prices for NYNEX Common Stock and Bell Atlantic Common Stock for the six-month period prior to the Merger Discussions Report. This analysis yielded implied exchange ratios for a share of NYNEX Common Stock to a share of Bell Atlantic Common Stock of 0.81 and 0.75, respectively.

     Morgan Stanley also performed an analysis of the relative implied equity contributions of NYNEX and Bell Atlantic to the pro forma combined company with respect to 1995 historical and 1996 and 1997 projected consolidated operating results (adjusted to include proportionate cellular results) based upon individual projections for each company as provided by the respective managements of NYNEX and Bell Atlantic of (i) revenues, (ii) operating cash flow, (iii) operating income and (iv) net income. In the case of (i), (ii) and
(iii) above, the implied equity contribution analysis was calculated on the basis of each company's implied proportion of the combined aggregate market value (excluding unconsolidated assets), less each company's respective net debt, plus the estimated value of such company's other unconsolidated assets. This analysis yielded implied exchange ratios of a share of NYNEX Common Stock to a share of Bell Atlantic Common Stock with respect to (i) revenues of 0.83 in 1995, 0.83 in 1996 and 0.82 in 1997, (ii) operating cash flow of 0.76 in 1995,
0.78 in 1996 and 0.78 in 1997, and (iii) operating income of 0.74 in 1995, 0.73 in 1996 and 0.76 in 1997. In the case of (iv) above, the implied equity contribution analysis was calculated on the basis of each company's implied proportion of the combined equity market value. This analysis yielded implied exchange ratios of a share of NYNEX Common Stock to a share of Bell Atlantic Common Stock of 0.83 in 1995, 0.83 in 1996 and 0.83 in 1997.

     Comparable Company Trading Multiples Analysis. Using publicly available information regarding selected publicly-traded companies (the "Comparable Companies"), Morgan Stanley performed a regression analysis in order to analyze the relationship between (i) the ratio of the per share market price of the common stock of each Comparable Company to the projected 1996 earnings per share of such Comparable Company, and (ii) the forecasted five-year earnings per share growth rate for such Comparable Company. Earnings per share and growth rate estimates were obtained from Institutional Brokers Estimate System ("IBES"). The Comparable Companies included in this analysis were: U S WEST Communications Group, SBC, BellSouth, GTE and Ameritech. Using the estimated 1996 earnings per share and five-year earnings per share growth rates for NYNEX and Bell Atlantic obtained from IBES and applying the results of the regression analysis for the Comparable Companies, Morgan Stanley estimated the price to 1996 earnings multiple for a share of each of NYNEX Common Stock and Bell Atlantic Common Stock that would be consistent with each stock's respective forecasted five-year earnings per share growth rate. Using such estimated price to earnings multiples and such estimates of 1996 earnings per share for NYNEX and Bell Atlantic, Morgan Stanley calculated the implied price per share of NYNEX and that of Bell Atlantic, respectively, and calculated the implied exchange ratio per share of NYNEX Common Stock to a share of Bell Atlantic Common Stock using such prices per share. This analysis yielded an implied exchange ratio of NYNEX Common Stock to Bell Atlantic Common Stock of 0.796.

     Synergies Analysis. Morgan Stanley performed an analysis of the potential synergies projected jointly by the managements of NYNEX and Bell Atlantic to be achieved from the Merger and estimated the implied present value of such synergies to New Bell Atlantic and the holders of NYNEX Common Stock. The synergies analysis assumed that the Merger would be consummated within one year from the date of such analysis, that projected synergies in the form of cost reductions and reduced capital expenditures would accrue equally over a three-year period thereafter, with costs incurred by New Bell Atlantic on a dollar for dollar basis to achieve such synergies in the year in which such benefits are initially realized and that the costs and benefits of such synergies would accrue to the benefit of the holders of Common Stock of New Bell Atlantic. The present value of the projected synergies was calculated assuming a discount rate on after-tax cash flow of 12%, an effective tax rate for the combined company of 40%, and a range of capitalization multiples for the projected synergies at the end of the fourth year following consummation of the Merger ranging from 10.0x to 15.1x (the latter of which reflects the blended price to earnings per share trading multiple as of April 19, 1996 for NYNEX Common Stock and Bell Atlantic Common Stock based upon estimated 1996 earnings per share for NYNEX and Bell Atlantic, respectively, obtained from IBES). Assuming New Bell Atlantic achieves ultimate annual synergies of $900 million, this analysis yielded an estimated present value of the projected synergies to New Bell Atlantic ranging from $4.3 billion to $6.1 billion, and to holders of NYNEX Common Stock ranging from $4.28 per share to $6.00 per share.

     As a sensitivity analysis, Morgan Stanley also estimated the implied present value of the potential synergies to New Bell Atlantic and the holders of NYNEX Common Stock assuming New Bell Atlantic achieves annual synergies of $300 million and $600 million. Assuming NYNEX achieves ultimate annual synergies of $300 million, this analysis yielded an estimated present value of the projected synergies to New Bell Atlantic ranging from $1.4 billion to $2.0 billion, and to the holders of NYNEX Common Stock ranging from $1.43 per share to $2.00 per share. Assuming New Bell Atlantic achieves ultimate annual synergies of $600 million, this analysis yielded an estimated present value of the projected synergies to NYNEX ranging from $2.9 billion to $4.1 billion, and to holders of NYNEX Common Stock ranging from $2.85 per share to $4.00 per share.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinions. In addition, Morgan Stanley considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of NYNEX, Bell Atlantic or New Bell Atlantic.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NYNEX or Bell Atlantic. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of the Original Morgan Stanley Opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In connection with the Morgan Stanley Updated Opinion, Morgan Stanley confirmed the appropriateness of its reliance on the analyses used to render its Original Opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     The NYNEX Board of Directors retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the course of its market making and other trading activities, Morgan Stanley may, from time to time, have a long or short position in, and may buy and sell, securities of NYNEX and Bell Atlantic. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services to NYNEX and to Bell Atlantic and have received customary fees for the rendering of these services.

     Pursuant to a letter agreement dated April 15, 1996, NYNEX agreed to pay Morgan Stanley a fee of $3.25 million, which was payable upon delivery of the Original Morgan Stanley Opinion. In addition, NYNEX has agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses, including the reasonable fees of its attorneys, incurred in connection with the services provided by Morgan Stanley and to indemnify and hold harmless Morgan Stanley and certain related parties to the full extent lawful from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, incurred in connection with its engagement.

OPINION OF BELL ATLANTIC'S FINANCIAL ADVISOR

     On April 21, 1996, Merrill Lynch delivered its opinion (the "Original Merrill Lynch Opinion") to the Bell Atlantic Board that, as of that date and on the basis of and subject to the matters set forth therein, the Original Bell Atlantic Exchange Ratio, taking into account the Original NYNEX Exchange Ratio, was fair from a financial point of view to the holders of Bell Atlantic Common Stock. Such written opinion confirmed an oral opinion delivered to the Bell Atlantic Board at its meeting on April 20, 1996. On July 2, 1996, Merrill Lynch delivered a letter to the Bell Atlantic Board confirming that if, as of April 21, 1996, Merrill Lynch's analysis and review had been conducted with respect to the Merger Agreement as then proposed to be amended, Merrill Lynch would have concluded, as of April 21, 1996 and subject to the assumptions and qualifications set forth in the opinion delivered on that date, that the Exchange Ratio was fair from a financial point of view to Bell Atlantic and, accordingly, to the holders of Bell Atlantic Common Stock. Such letter confirmed a letter delivered to the Bell Atlantic Board on June 25, 1996. Merrill Lynch subsequently delivered its written opinion (the "Updated Merrill Lynch Opinion") to the Bell Atlantic Board that, as of September 9, 1996 and on the basis of and subject to the matters set forth therein, the Exchange Ratio was fair from a financial point of view to Bell Atlantic and, accordingly, to the holders of Bell Atlantic Common Stock.

     A COPY OF THE UPDATED MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX VI TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE UPDATED MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. STOCKHOLDERS OF BELL ATLANTIC ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

     The assumptions and qualifications contained in the Updated Merrill Lynch Opinion are substantially identical to those contained in the Original Merrill Lynch Opinion, except that the Updated Merrill Lynch Opinion addressed the transaction structure contemplated by the Merger Agreement, as amended, and the Original Merrill Lynch Opinion addressed the Original Transaction. References herein to the opinion of Merrill Lynch are, unless otherwise noted, references to the Updated Merrill Lynch Opinion. Merrill Lynch also provided a written presentation to the Bell Atlantic Board regarding financial and comparative analyses performed by Merrill Lynch in connection with preparation of the Original Merrill Lynch Opinion and discussed such analyses with the Bell Atlantic Board at its April 20, 1996 meeting. A description of such presentation is contained in this section of the Joint Proxy Statement/Prospectus. For purposes of such description, "Bell Atlantic" refers to Bell Atlantic without giving effect to the Merger, "Bell Atlantic Common Stock" refers to Bell Atlantic Common Stock without giving effect to the Merger and references in such presentation to exchange ratios are expressed as NYNEX/Bell Atlantic exchange ratios.

     Merrill Lynch's opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to Bell Atlantic and, accordingly, to the holders of Bell Atlantic Common Stock, and does not constitute a recommendation to any holder of Bell Atlantic Common Stock as to how such stockholder should vote at the Bell Atlantic Special Meeting. The Exchange Ratio was determined through negotiations between Bell Atlantic and NYNEX and was approved by their respective Boards of Directors. See "The Merger -- Background of the Merger." Merrill Lynch provided advice to Bell Atlantic during the course of such negotiations, including advice with respect to the Exchange Ratio. No limitations were imposed by the Bell Atlantic Board on the investigations made or procedures followed by Merrill Lynch in rendering its opinion. Merrill Lynch expressed no opinion as to the prices at which shares of New Bell Atlantic Common Stock will trade following the consummation of the Merger or the prices at which Bell Atlantic Common Stock or NYNEX Common Stock will trade between the date of its opinion and the consummation of the Merger. Merrill Lynch's opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of such opinion.

     In arriving at its opinion, Merrill Lynch, among other things: (1) reviewed for the five fiscal years ended December 31, 1995, the Annual Reports of NYNEX, NYNEX's Annual Report on Forms 10-K and related financial information; (2) reviewed for the five fiscal years ended December 31, 1995, the Annual Reports of Bell Atlantic, Bell Atlantic's Annual Report on Forms 10-K and related financial information; (3) reviewed certain other filings with the SEC made by NYNEX and Bell Atlantic, respectively, since December 31, 1992; (4) reviewed certain information furnished to Merrill Lynch by NYNEX and Bell Atlantic, including the Two-Year Projections and the Projected Benefits; (5) reviewed certain other information furnished to Merrill Lynch by Bell Atlantic for purposes of its analyses, including the financial estimates prepared by Bell Atlantic relating to NYNEX and Bell Atlantic for the ten-year period ending December 31, 2005, as well as the cost savings and related expenses and synergies expected to result from the Merger; (6) conducted discussions with members of senior management of NYNEX and Bell Atlantic concerning their respective businesses, regulatory environments, strategic objectives and prospects and the strategic implications of and operational and financial benefits anticipated from the Merger; (7) reviewed the historical market prices and trading activity for NYNEX Common Stock and Bell Atlantic Common Stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be reasonably similar to NYNEX and Bell Atlantic, respectively; (8) compared the results of operations of NYNEX and Bell Atlantic with those of certain companies that Merrill Lynch deemed to be reasonably similar to NYNEX and Bell

Atlantic, respectively; (9) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations that Merrill Lynch deemed to be relevant; (10) considered the pro forma effect of the Merger on the earnings, cash flow, consolidated capitalization and certain financial ratios of Bell Atlantic; (11) reviewed the Merger Agreement; (12) reviewed the Joint Proxy Statement/Prospectus in substantially the final form to be sent to the stockholders of Bell Atlantic; and (13) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary or appropriate for purposes of its opinion, including its assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it by NYNEX and Bell Atlantic or made publicly available by NYNEX or Bell Atlantic, and Merrill Lynch did not independently verify such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of NYNEX or Bell Atlantic and Merrill Lynch was not furnished with any such evaluation or appraisal. With respect to the Two-Year Projections and Projected Benefits furnished by NYNEX and Bell Atlantic, Merrill Lynch assumed that they had been reasonably prepared in accordance with accepted industry practice and reflect the best currently available estimates and judgment of NYNEX's or Bell Atlantic's management as to the expected future financial performance of NYNEX or Bell Atlantic, as the case may be, as well as the cost savings expected to result from the Merger. With respect to the ten-year estimates provided by Bell Atlantic, Merrill Lynch assumed that they had been reasonably prepared in accordance with accepted industry practice and reflect the best currently available estimates and judgment of Bell Atlantic's management as to the expected future financial performance of Bell Atlantic and NYNEX over such period as well as the cost savings and related expenses and synergies expected to result from the Merger. In addition, in rendering its opinion, Merrill Lynch assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions, including any divestiture requirements, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. Merrill Lynch further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and will constitute a tax-free transaction for U.S. federal income tax purposes.

     The following paragraphs contain a summary of certain financial and comparative analyses performed by Merrill Lynch in connection with the preparation of the Original Merrill Lynch Opinion as presented to the Bell Atlantic Board at its April 20, 1996 meeting. Merrill Lynch reviewed and updated such analyses in connection with its preparation of the Updated Merrill Lynch Opinion. The summary does not purport to be a complete description of the analyses conducted by Merrill Lynch. In addition, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such factors and analyses, could create an incomplete view of the processes underlying its opinion. Merrill Lynch did not assign relative weights to any of its analyses in preparing its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NYNEX and Bell Atlantic. In addition, in preparing its opinion, Merrill Lynch made judgments and estimates that it considered reasonable and appropriate under the circumstances. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such estimates or analyses. Because such estimates are inherently subject to uncertainty, neither Merrill Lynch nor any other person assumes responsibility for their accuracy. In addition, analyses relating to the value of businesses do not purport to be appraisals and do not necessarily reflect the prices at which businesses may be sold in the future or at which their shares of capital stock may trade in the future.

     Comparative Stock Price Performance. As part of its analysis, Merrill Lynch reviewed the ratios of the daily closing market prices of NYNEX Common Stock to the daily closing market prices of Bell Atlantic Common Stock, in each case from January 4, 1993 through April 18, 1996. Such ratios may be summarized as follows: (a) during 1993, a range of 0.639 to 0.851, with a mean of 0.765;
(b) during 1994, a range of 0.652 to 0.773, with a mean of 0.708; (c) during 1995, a range of 0.700 to 0.807, with a mean of 0.749; and

(d) during 1996 (through April 18), a range of 0.729 to 0.863, with a mean of
0.786. Merrill Lynch noted a variety of significant news events that appeared to have affected the respective stock prices for NYNEX Common Stock and Bell Atlantic Common Stock, and hence the market exchange ratio, during late 1995 and early 1996. In addition, Merrill Lynch reviewed the recent stock market performance of Bell Atlantic and NYNEX and compared such performance with that of a group of other companies that Merrill Lynch deemed to be reasonably similar to Bell Atlantic and NYNEX. Such group comprised Ameritech, BellSouth, PacTel, SBC, U S WEST (adjusted for the Media Group target stock transaction) and GTE (collectively, the "Comparable Public Companies").

     Public Comparables Analyses. Merrill Lynch calculated ranges of implied NYNEX/Bell Atlantic exchange ratios based on the implied per share values for NYNEX and Bell Atlantic resulting from the Public Market Intrinsic Value Analysis, the Multiples Analysis and the P/E-to-Growth Analysis described in this paragraph. Merrill Lynch first calculated the implied values of each major business of NYNEX and Bell Atlantic (the "Public Market Intrinsic Value Analysis"), based on (a) in the case of certain of such NYNEX and Bell Atlantic businesses, the comparative analyses described in the immediately succeeding paragraph, (b) the market price of investments by NYNEX or Bell Atlantic, respectively, in certain such businesses and (c) the amount paid by NYNEX or Bell Atlantic, respectively, for investments in certain such businesses. The implied NYNEX/Bell Atlantic exchange ratios resulting from such Public Market Intrinsic Value Analysis ranged from 0.733 to 0.809. Next, Merrill Lynch calculated, with respect to the Comparable Public Companies, market values or market capitalizations (defined as market value plus debt, preferred stock and minority interests less cash and cash equivalents) as multiples of net income or EBITDA and earnings before interest and taxes ("EBIT") of the Comparable Public Companies for the twelve-month periods ended December 31, 1995 and 1996 (the "Multiples Analysis"). The implied NYNEX/Bell Atlantic exchange ratios resulting from the Multiples Analysis ranged from 0.831 to 0.931. Finally, Merrill Lynch calculated, with respect to the Comparable Public Companies, ratios of (x) estimated 1996 P/E ratios (based on analysts' estimates, as compiled by IBES, of 1996 earnings per share ("EPS") of the respective companies and on the April 18, 1996 closing market prices of the common stock of the respective companies) to
(y) estimated 5-year compound annual growth rates ("CAGR") for EPS (based on analysts' estimates, as compiled by IBES) (the "P/E-to-Growth Analysis"). The implied NYNEX/Bell Atlantic exchange ratios resulting from the P/E-to-Growth Analysis ranged from 0.735 to 0.896.

     In connection with the analyses referred to in clause (a) of the second sentence of the immediately preceding paragraph and in connection with the analyses referred to in clause (a) of the second sentence of the immediately succeeding paragraph, Merrill Lynch calculated, with respect to NYNEX, Bell Atlantic and each of the Comparable Public Companies: (a) P/E ratios (based on analysts' estimates, as compiled by IBES, of 1996 earnings of the respective companies and on the April 18, 1996 closing market prices of the common stock of the respective companies), which ranged from 12.6 to 15.6, with a median (excluding Pacific Telesis and U S WEST) of 14.9, and with NYNEX's estimated 1996 P/E ratio being 14.9 and Bell Atlantic's estimated 1996 P/E ratio being 15.0; (b) the ratios of such estimated 1996 P/E ratios to estimated total returns of such companies (calculated as the sum of (i) estimates, as compiled by IBES, of 5-year CAGR for EPS of the respective companies and (ii) the then current dividend yields of the respective companies), which ratios ranged from
1.00 to 1.34, with NYNEX's ratio being 1.34 and Bell Atlantic's ratio being 1.21; (c) implied values ("Telco Implied Values") of their respective network and directories businesses (the "Telco Businesses"); (d) Telco Implied Values per access line (which ranged from $1,193 to $1,968); and (e) multiples of Telco Implied Values to estimated EBITDA of the respective Telco Businesses for the twelve-month period ended December 31, 1995 (which ranged from 4.2x to 5.6x).

     Intrinsic Value Analysis -- Private Market Value Basis. Merrill Lynch calculated a range of implied NYNEX/Bell Atlantic exchange ratios based on implied per share values for NYNEX and Bell Atlantic resulting from the private market intrinsic value analysis described in this paragraph (the "Private Market Intrinsic Value Analysis"). Such implied per share values were based on implied values, including assumed control premium, of each major business of NYNEX and Bell Atlantic based on (a) in the case of certain of such NYNEX and Bell Atlantic businesses, the comparative analyses described in the immediately preceding paragraph, (b) the market price of publicly traded investments by NYNEX or Bell Atlantic, as the case may be, in certain such businesses and (c) the amount paid by NYNEX or Bell Atlantic, as the case may be, for investments in certain such businesses. The implied NYNEX/Bell Atlantic exchange ratios resulting from such Private Market Intrinsic Value Analysis ranged from 0.748 to 0.816.

     Contribution Analysis. Merrill Lynch calculated ranges of implied NYNEX/Bell Atlantic exchange ratios, based on the ratios of the contributions of NYNEX and Bell Atlantic, respectively, to the number of access lines and to the pro forma revenues, EBITDA, EBIT and net income of New Bell Atlantic for 1995, adjusted for leverage, where appropriate (based on actual amounts for NYNEX and Bell Atlantic and adjusted for the respective proportional interests in revenues, EBITDA and EBIT of BANM) and for 1996-2001 (based on Bell Atlantic management's estimates for NYNEX and Bell Atlantic and adjusted for the respective proportional interests in the revenues, EBITDA and EBIT of BANM). Based on the ratios of such contributions, the following ranges of implied NYNEX/Bell Atlantic exchange ratios were calculated (the high and low point of each such range corresponding to the respective years having the highest and lowest implied NYNEX/Bell Atlantic exchange ratios): (a) with respect to access lines, from 0.746 to 0.782; (b) with respect to revenues, from 0.779 to 0.882;
(c) with respect to EBITDA, from 0.779 to 0.843; (d) with respect to EBIT, from
0.749 to 0.825; and (e) with respect to net income, from 0.767 to 0.838.

     Analysts' Market Price Forecasts. Merrill Lynch also reviewed forecasts by certain analysts of the target market prices for NYNEX Common Stock and Bell Atlantic Common Stock ("Forecasted Market Prices") for 1996. The average of such Forecasted Market Prices for NYNEX was $51.90 (compared with the April 18, 1996 closing market price of $52.75) and for Bell Atlantic was $67.43 (compared with the April 18, 1996 closing market price of $62.50). Merrill Lynch noted that (a) based on such Forecasted Market Prices, the implied NYNEX/Bell Atlantic exchange ratio ranged from 0.697 to 0.824, (b) the implied NYNEX/ Bell Atlantic exchange ratio based on the average of such Forecasted Market Prices was 0.770 and (c) the implied NYNEX/Bell Atlantic exchange ratio based on the April 18, 1996 closing market prices was 0.844.

     Discounted Cash Flow Analysis. Merrill Lynch calculated a range of implied NYNEX/Bell Atlantic exchange ratios, based on the implied per share values for NYNEX and Bell Atlantic resulting from the discounted cash flow analysis described in this paragraph (the "Discounted Cash Flow Analysis"). Such implied per share values were based on estimates, prepared by management of Bell Atlantic in connection with the Merger and the Merrill Lynch analyses, of after-tax, unlevered free cash flow for each major business segment of NYNEX and Bell Atlantic for the years 1996 through 2005 and the following ranges of discount rates and ranges of 2005 EBITDA exit multiples applied to such business segments: (a) for the Telco Business, a range of exit multiples from 4x to 5x and a range of discount rates from 8% to 10%; (b) for the long distance telephone business, a range of exit multiples from 4x to 6x and a range of discount rates from 10% to 12%; and (c) for the cellular telephone business, a range of exit multiples from 9x to 11x and a range of discount rates from 10% to 14%. The implied values of other major businesses of NYNEX and Bell Atlantic were based on (x) the market price of publicly traded investments by NYNEX or Bell Atlantic, as the case may be, in certain such businesses and (y) the amount paid by NYNEX or Bell Atlantic, as the case may be, for investments in certain such businesses. The implied NYNEX/Bell Atlantic exchange ratios resulting from the Discounted Cash Flow Analysis ranged from 0.778 to 0.822.

     Pro Forma Analysis of the Merger. Merrill Lynch compared Bell Atlantic management's EPS estimates for Bell Atlantic from 1996 through 2001 to Bell Atlantic management's estimates of pro forma EPS of New Bell Atlantic from 1996 through 2001, including estimated net synergies, but excluding transition costs. In addition, Merrill Lynch compared Bell Atlantic management's estimates of dividends per share ("DPS") for Bell Atlantic from 1996 through 2001 to Bell Atlantic management's estimates of pro forma DPS of New Bell Atlantic from 1996 through 2001. Based on the foregoing, Merrill Lynch calculated that the total return of New Bell Atlantic for pre-Merger stockholders of Bell Atlantic would be 17.2% compared with the 14.7% estimated total return for Bell Atlantic. In connection with these analyses, Merrill Lynch also calculated the total return of (a) NYNEX, Bell Atlantic, New Bell Atlantic, each of the Comparable Public Companies and MCI Communications, Sprint and AT&T based on analysts' estimates, as compiled by IBES, of 5-year EPS CAGR for the respective companies (and, in the case of New Bell Atlantic, Bell Atlantic management's estimates of net synergies) and the then current dividend yields of the respective companies (which total returns ranged from 11.2% to 13.7%, with NYNEX's being 11.2%, Bell Atlantic's being 12.3% and New Bell Atlantic's being 14.6%) and (b) New Bell Atlantic, based on Bell Atlantic management's estimates, including estimated net synergies (a total return of 16.2%).

     Hypothetical Share Price Analysis. Merrill Lynch calculated, for the period from April 18, 1996 to April 18, 2001, as described in this paragraph:
(a) the implied future per share prices of New Bell Atlantic Common Stock after giving effect to the Merger ("Implied New Bell Atlantic Share Prices") and (b) the implied future per share prices for Bell Atlantic Common Stock ("Implied Bell Atlantic Share Prices"). Based on hypothetical P/E ratios for New Bell Atlantic ranging from the weighted average multiple for NYNEX and Bell Atlantic to an increase of 1.0 above such weighted average and based on Bell Atlantic management's estimates of net income for New Bell Atlantic (including net synergies), Merrill Lynch calculated the following ranges of Implied New Bell Atlantic Share Prices: for April 18, 1996, from $66 to $70 and for April 18, 2001, from $115 to $123. Based on Bell Atlantic's share price of approximately $63 and implied P/E ratio as of April 18, 1996 and Bell Atlantic management's estimates of net income for Bell Atlantic, Merrill Lynch calculated an Implied Bell Atlantic Share Price for April 18, 2001 of $101.

     Analysis of Potential Incremental Share Price Impact of the Merger. In order to analyze the potential incremental impact of the Merger (taking into account the net synergies estimated by Bell Atlantic management) on the market price of shares of Bell Atlantic Common Stock, Merrill Lynch calculated ranges of Implied New Bell Atlantic Share Prices using the methodologies for the Public Market Intrinsic Value Analysis, the Private Market Intrinsic Value Analysis and the Discounted Cash Flow Analysis described above and compared such ranges to ranges of Implied Bell Atlantic Share Prices calculated using the same methodologies. Merrill Lynch then calculated the following ranges for the potential impact: (a) an increase based on the Public Market Intrinsic Value Analysis of $5.24 to $8.25 (with the midpoint of such range corresponding to a 9.8% increase); (b) an increase based on the Private Market Intrinsic Value Analysis of $5.54 to $8.85 (with the midpoint of such range corresponding to a 8.9% increase); and (c) an increase based on the Discounted Cash Flow Analysis of $6.82 to $9.39 (with the midpoint of such range corresponding to a 8.8% increase). Merrill Lynch also calculated the Implied New Bell Atlantic Share Price based on the combined market value of NYNEX and Bell Atlantic plus the net synergies forecasted by Bell Atlantic management and noted that the results of such analysis showed an increase of $0 to $9.08 over the closing market price of Bell Atlantic Common Stock on April 18, 1996 (with the midpoint of such range corresponding to a 7.3% increase).

     Analysis of Selected Stock-for-Stock Transactions. Merrill Lynch reviewed the financial terms of 22 stock-for-stock transactions in excess of US$1 billion announced since January 1993 in which the smaller company's stockholders would own between 40% and 50% of the combined entity. Of the 22 stock-for-stock transactions, Merrill Lynch calculated percentage premiums of offer values over market values, as described below, for seven transactions having similar characteristics to the Merger, including parties with a similar business mix to each other, shared management and board control after consummation of the transaction, a unique strategic fit and a very limited number of other strategic partners available to the smaller company in each such transaction (the "Comparable Transactions"): Sandoz AG/Ciba-Geigy AG; Kansas City Power & Light/UtiliCorp United Inc.; WPL Holdings Inc./IES Industries; Chemical Banking Corp./Chase Manhattan; NBD Bancorp/First Chicago Corp.; Wisconsin Energy Corp./Northern States Power Co.; Martin Marietta Corp./Lockheed Corp. Merrill Lynch calculated the high, mean and low percentage premiums/(discounts) of offer values over market values one day prior, one week prior and one month prior to the announcement date of each Comparable Transaction, to be as follows: (a) one day prior, 19.2%, 6.3% and (3.0)%, respectively; (b) one week prior, 24.3%, 7.6% and (1.8)%, respectively; and (c) one month prior, 26.1%, 9.5% and (0.6)%, respectively. Merrill Lynch noted that the smaller company incurred EPS dilution in over half of the Comparable Transactions and dividend dilution in three of the seven Comparable Transactions. Merrill Lynch also noted that six of the seven Comparable Transactions were effected using an exchange ratio that was lower than the highest exchange ratio implied by the closing market prices of the common stocks of the respective parties on each trading day during the twelve month period prior to the announcement date of the respective Comparable Transactions. Based on the premiums of offer values over market values for the Comparable Transactions as described above and the closing market prices of NYNEX and Bell Atlantic on April 18, 1996, Merrill Lynch calculated low, mean and high implied NYNEX/Bell

Atlantic exchange ratios, as follows: (a) one day prior, 0.819, 0.894 and 1.006, respectively; (b) one week prior, 0.829, 0.903 and 1.049, respectively; and (c) one month prior, 0.839, 0.918 and 1.064, respectively. None of the transactions reviewed by Merrill Lynch in connection with these analyses is identical to the proposed Merger and none of the parties to such transactions is identical to NYNEX or Bell Atlantic. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies and differences in the relevant transactions.

     As part of its investment banking business, Merrill Lynch engages continually in the valuation of businesses and securities in connection with mergers and acquisitions and strategic transactions and for other purposes. Bell Atlantic selected Merrill Lynch as financial advisor because of its reputation as an internationally recognized investment banking firm with substantial experience in complex business combination transactions. Pursuant to an engagement letter dated as of May 1, 1995 (the "Engagement Letter"), Bell Atlantic has agreed to pay Merrill Lynch an aggregate fee equal to $30 million, of which $1.5 million has already been paid and the remainder of which is contingent upon the consummation of the Merger. The Engagement Letter also provides that Bell Atlantic will reimburse Merrill Lynch for its reasonable out-of-pocket expenses (including certain fees and disbursements of its legal counsel) and will indemnify Merrill Lynch and certain related persons against certain liabilities arising out of its engagement.

     Merrill Lynch has, in the past, provided financial advisory and financing services to Bell Atlantic and has received customary fees for the rendering of such services. Merrill Lynch has also, in the past, provided financial advisory and financing services to NYNEX and has received customary fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch may actively trade in Bell Atlantic Common Stock, NYNEX Common Stock and other securities of Bell Atlantic and NYNEX and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the respective recommendations of the Bell Atlantic Board and the NYNEX Board with respect to the Merger, stockholders of Bell Atlantic and stockholders of NYNEX should be aware that certain officers of Bell Atlantic and NYNEX, including some officers who are also directors, have certain interests in the Merger that are different from, or in addition to, the interests of stockholders of Bell Atlantic and stockholders of NYNEX generally. Four executive officers of Bell Atlantic, William O. Albertini, Lawrence T. Babbio, Jr., James G. Cullen and Raymond W. Smith, were also members of Bell Atlantic's 17-person Board of Directors when the Board approved the Merger. Two executive officers of NYNEX, Frederic V. Salerno and Ivan G. Seidenberg, were also members of NYNEX's 13-person Board of Directors when the Board approved the Merger.

EMPLOYMENT AGREEMENT OF RAYMOND W. SMITH

     Raymond W. Smith will serve as Chairman and as Chief Executive Officer of New Bell Atlantic after the Effective Time pursuant to an employment agreement (the "Smith Employment Agreement") to be dated as of the Effective Time. Pursuant to the Smith Employment Agreement, Mr. Smith's employment as Chairman and Chief Executive Officer of New Bell Atlantic will begin at the Effective Time. Mr. Smith's employment as Chief Executive Officer will end on the later of
(a) one year following the Effective Time, but no later than December 31, 1998 or (b) July 1, 1998, or, in any case, on such earlier date as Mr. Smith ceases to be the Chief Executive Officer of New Bell Atlantic for any reason (the "Initial Period"). The Smith Employment Agreement also provides that Mr. Smith's employment as Chairman of New Bell Atlantic will continue from the end of the Initial Period and end on December 31, 1998, or such earlier date as he ceases to be the Chairman of New Bell Atlantic for any reason (such period, if any, and the Initial Period, together, the "Smith Employment Period").

     Mr. Smith's base salary during the Smith Employment Period will be determined by the New Bell Atlantic Board, but will not be less than his annual base salary from Bell Atlantic as in effect at the Effective

Time. In addition, the Smith Employment Agreement provides for (a) Mr. Smith's participation in both short and long-term incentive compensation plans providing him with the opportunity to earn in the aggregate at least as much as he had the opportunity to earn in his capacity as Chairman and Chief Executive Officer of Bell Atlantic prior to the Effective Time, (b) Mr. Smith's participation in all applicable incentive, savings and retirement plans, practices, policies and programs and in all benefits and perquisites of New Bell Atlantic to the same extent as other senior executives or, subsequent to his retirement, to the same extent as other then-retiring senior executives, (c) Mr. Smith's or his eligible dependents' participation in, and receipt of benefits under, all applicable welfare benefit plans, practices and policies of New Bell Atlantic, (d) Mr. Smith's participation in all supplemental executive retirement plans such that the aggregate value of retirement benefits that he and his beneficiaries would receive at the end of the Smith Employment Period are not less than those that would have been received under similar plans provided to him by Bell Atlantic prior to the Effective Time, (e) the New Bell Atlantic Board to give consideration to any impairment of compensation or awards caused by Mr. Smith's agreement to retire at the end of the Smith Employment Period and, to the extent that the New Bell Atlantic Board reasonably determines that such an impairment has occurred, to undertake to eliminate such impairment on or prior to Mr. Smith's retirement in such manner as it deems appropriate, (f) life insurance coverage to Mr. Smith providing a death benefit of not less than five times his base salary or a benefit of comparable value, and (g) the receipt of fringe benefits by Mr. Smith that are of comparable value to those received by him from Bell Atlantic prior to the Effective Time.

     The Smith Employment Agreement is terminable by either party to the agreement in certain circumstances. Mr. Smith is entitled to termination benefits in certain circumstances, including, but not limited to (a) participation as a retiree in all retirement benefit plans applicable to similarly situated executives, (b) special cashout or annuity conversion of his benefits under any supplemental executive retirement plans, (c) continuation of salary and participation in short and long-term incentive compensation plans through the Smith Employment Period as if such period had not been earlier terminated, with awards based on the maximum amount achievable under the performance range of his awards, (d) in lieu of additional grants of stock-based incentive compensation, a cash payment equal to the fair market value of any stock option and other stock-based awards that would otherwise have been granted, (e) a cash payment equal to the sum of (i) the maximum value of any and all company matching contributions or other company contributions which Mr. Smith could have received under any defined contribution retirement plan and
(ii) the maximum value of the premiums to purchase employee welfare benefits which Mr. Smith would have received in the form of company-paid benefits, which Mr. Smith could have received until the end of the Smith Employment Period, (f) no change in the vesting terms or exercisability of any restricted stock or options outstanding which Mr. Smith received from Bell Atlantic prior to the Effective Time, (g) full vesting of all options and restricted stock awards granted to Mr. Smith after the Effective Time, the exercisability of which will be for the maximum period provided under the original terms of such options or restricted stock awards, and (h) an additional payment to compensate Mr. Smith for any excise tax imposed on him by the Code.

     Until January 1, 1999, Mr. Smith may not be removed from the positions specified in the Smith Employment Agreement, nor may another person be elected to such positions, without a three-quarters vote of the entire New Bell Atlantic Board. The Amended Bell Atlantic Bylaws provide that a three-quarters vote of the entire New Bell Atlantic Board shall be required to amend the Smith Employment Agreement. See "Comparison of Stockholders' Rights."

EMPLOYMENT AGREEMENT OF IVAN G. SEIDENBERG

     Ivan G. Seidenberg will serve as the sole Vice Chairman and as President and Chief Operating Officer of New Bell Atlantic after the Effective Time until such time as he shall succeed Raymond W. Smith as Chief Executive Officer and, ultimately, Chairman of New Bell Atlantic pursuant to an employment agreement (the "Seidenberg Employment Agreement") to be dated as of the Effective Time. Pursuant to the Seidenberg Employment Agreement, Mr. Seidenberg's employment term is comprised of two periods: the Initial Period which begins at the Effective Time and ends on the later of (i) the first anniversary of the Effective Time, but no later than December 31, 1998, or (ii) July 1, 1998, or, in any case, on such earlier date as Mr. Smith ceases to be Chief Executive Officer of New Bell Atlantic for any reason; and the "Secondary Period" which begins at the end of the Initial Period and ends on the fourth anniversary of the Effective Time (the Initial Period and Secondary Period are referred to collectively as the "Seidenberg Employment Period"). During the Secondary Period, Mr. Seidenberg will serve as the sole Vice Chairman, Chief Executive Officer and President of New Bell Atlantic. Beginning on the date that Mr. Smith ceases to be Chairman of New Bell Atlantic, but in no event later than December 31, 1998, Mr. Seidenberg will also serve as Chairman of New Bell Atlantic.

     Mr. Seidenberg's base salary during the Seidenberg Employment Period will be determined by the New Bell Atlantic Board, but will be no less than his annual base salary from NYNEX as in effect at the Effective Time. In addition, the Seidenberg Employment Agreement provides that Mr. Seidenberg will (a) participate in both short-term and long-term incentive compensation plans that will provide him the opportunity to earn in the aggregate on a year-to-year basis at least as much as he had the opportunity to earn under the ordinary annual grants under comparable plans of NYNEX prior to the Effective Time; (b) be entitled to participate in all applicable incentive, savings, retirement plans, practices, policies, and employee plans or programs and receive all benefits and perquisites to the same extent as other senior executives of New Bell Atlantic (or, subsequent to his retirement, to the same extent as other then-retiring senior executives); (c) participate in, and receive benefits under, all applicable welfare benefit plans, practices and policies of New Bell Atlantic; (d) participate in all supplemental executive retirement plans such that the aggregate value of retirement benefits that he and his beneficiaries will receive at the end of the Seidenberg Employment Period are not less than those he would have received had he continued through the end of the Seidenberg Employment Period under plans provided to him by NYNEX prior to the Effective Time; (e) continue to receive life insurance coverage comparable to his current NYNEX split-dollar coverage; and (f) receive fringe benefits that are of comparable value to those received by him from NYNEX immediately prior to the Effective Time.

     The Seidenberg Employment Agreement is terminable by either party to the Agreement in certain circumstances. Mr. Seidenberg is entitled to severance payments and benefits in certain circumstances including, but not limited to (a) participation as a retiree in all retirement benefit plans applicable to similarly situated executives, (b) cashout or conversion of his benefits under any supplemental executive retirement plans and qualified defined benefit plans,
(c) continuation of salary and participation in short and long-term incentive compensation plans equal to the maximum he would have been eligible to receive through the Seidenberg Employment Period, as if such period had not been earlier terminated, (d) in lieu of additional grants of stock-based incentive compensation, a cash payment equal to the fair market value of any restricted stock and other stock-based awards that would otherwise have been granted with awards based on the maximum amount Mr. Seidenberg would have been eligible to receive thereunder, (e) a cash payment equal to the sum of (i) the maximum value of New Bell Atlantic matching contributions or other New Bell Atlantic contributions which Mr. Seidenberg could have received under any defined contribution retirement plan and (ii) the maximum value of the premiums to purchase employee welfare benefits which Mr. Seidenberg would have received in the form of company-paid benefits which he could have received until the end of the Seidenberg Employment Period, (f) full vesting of stock options and restricted stock awards granted at any time, the exercisability of which will be for the maximum period provided under the terms of the New Bell Atlantic stock option plan applicable to a senior executive who is eligible to retire, and (g) an additional payment to compensate Mr. Seidenberg for any excise tax imposed on him by the Code. Furthermore, the Seidenberg Employment Agreement provides that if Mr. Seidenberg resigns for good reason (as defined in the Seidenberg Employment Agreement, which includes the failure to appoint him to the positions and in the manner specified therein), he will receive an additional amount equal to the excess of (i) the remuneration earned by the Chairman and Chief Executive Officer of New Bell Atlantic from the second anniversary of the Effective Time (or, if earlier, the date on which a person other than Mr. Seidenberg was appointed as successor to Mr. Smith as Chairman or Chief Executive Officer), to the fourth anniversary of the Effective Time, over (ii) the remuneration which Mr. Seidenberg earned while actively employed by New Bell Atlantic, or had the right to earn under the Seidenberg Employment Agreement subsequent to his termination during such term.

     At the Effective Time, pursuant to the Seidenberg Employment Agreement, New Bell Atlantic will assume the Executive Retention Agreement for the benefit of Mr. Seidenberg, as restated in April 1996, the terms of which are described in "-- Agreements with Executive Officers of NYNEX -- Executive Retention Agreements of NYNEX," below.

     Until January 1, 1999, Mr. Seidenberg may not be removed from the positions specified in the Seidenberg Employment Agreement, nor may another person be elected to such positions, without a three-quarters vote of the entire New Bell Atlantic Board. The Amended Bell Atlantic Bylaws provide that a three-quarters vote of the entire New Bell Atlantic Board shall be required to amend the Seidenberg Employment Agreement. See "Comparison of Stockholders' Rights."

EMPLOYMENT AGREEMENTS OF THE CURRENT VICE CHAIRMEN OF BELL ATLANTIC

     In May 1995, Bell Atlantic entered into employment agreements with each of Mr. Babbio and Mr. Cullen in order to provide for an efficient transition upon any change in the Chief Executive Officer of Bell Atlantic. As described in Bell Atlantic's 1996 Proxy Statement, these agreements provided certain incentives for the executive to remain employed by Bell Atlantic for a "committed employment period" ending on the earlier of July 1, 1998, or the second anniversary of the election of a new Chief Executive Officer.

     In June 1996, Bell Atlantic executed amendments to the May 1995 employment agreements of each of Messrs. Babbio and Cullen. Those amendments reaffirm the terms of the May 1995 agreement through the Effective Time, and provide an incentive in the form of a bonus which is payable at the Effective Time if the executive then remains an employee in good standing. The amount of that incentive is substantially equal to one times "Pay," where Pay means the sum of the executive's annual salary, plus his most recent short-term bonus award (or, if greater, a bonus with a performance modifier equal to 150% of the target award). Based upon projections of salaries and short-term bonus awards applicable for Messrs. Babbio and Cullen under the amendments, the bonuses payable to each at the Effective Time if each then remains an employee in good standing would be approximately $1.5 million. If the Merger Agreement is terminated, the executives would each be entitled to a payment substantially equal to 25% of Pay.

     Furthermore, in June 1996, Bell Atlantic and each of Messrs. Babbio and Cullen entered into a new employment agreement (the "1996 Agreements") which will supersede the amended May 1995 agreements, if and when the closing of the Merger occurs. The 1996 Agreements provide: (i) stated salary increments at the Effective Time and on the first anniversary of the Effective Time; (ii) continuation of the executive's salary grade; (iii) an opportunity to receive a cash incentive equal to two times Pay for special efforts relating to integrating the two businesses if the executive remains an employee in good standing on the first anniversary of the Effective Time; (iv) an opportunity to earn a cash incentive equal to one times Pay if the executive remains an employee in good standing on the second anniversary of the Effective Time; and
(v) two years of additional service credit for purposes of the early retirement discount under Bell Atlantic's nonqualified pension plan if the executive remains in service through at least July 1, 1998. If the executive is terminated without cause, or is constructively discharged, during the period ending two years after the Effective Time, the Company will provide the pension service credit which would otherwise have been earned, will afford the executive an opportunity to exercise outstanding stock options as though the executive had been retained in active employment through the second anniversary of the Effective Time, and will pay the executive a series of cash payments representing the value of compensation, incentives and benefits which the executive would have received during the remaining term of the agreement. A substantial portion of such payments are conditioned upon the executive refraining from competition with Bell Atlantic for 24 months following termination of employment.

AGREEMENTS WITH OTHER EXECUTIVE OFFICERS OF BELL ATLANTIC

     In order to provide incentives related to the closing of the Merger and the integration of the companies, Bell Atlantic also entered into employment agreements in June 1996 with four executive officers (including Messrs. Albertini and Johnson). Each agreement provides incentives for the executive to remain employed through the Effective Time and obligates the executive to comply with certain non-compete and non-disclosure agreements. Each executive will be entitled to an incentive payment substantially equal to one times Pay if the executive is an employee in good standing at the Effective Time. Based upon projections of applicable salary and short-term bonus award, the bonus payable to Mr. Albertini at the Effective Time if he then remains an employee in good standing would be approximately $650,000. If the Merger Agreement is terminated, the executive will be entitled to an incentive payment substantially equal to 25% of Pay.

     If the executive is terminated without cause prior to the second anniversary of the Effective Time, the executive would be entitled to receive the applicable incentive payment (if not previously received by him) and would be entitled to receive the compensation which he would have been entitled to receive had he remained employed through the second anniversary of the Effective Time. If the executive remains in compliance with the non-compete and non-disclosure covenants for 24 months following termination of employment, the executive would also be entitled to post-separation payments in an aggregate amount substantially equal to two times Pay. In addition, under those circumstances, the executive would be entitled to exercise outstanding stock options as though the executive had remained in active employment through the second anniversary of the Effective Time. One executive will also be entitled to
(a) stated salary increments at the Effective Time and the first anniversary of the Effective Time; and (b) two years of additional service credit for purposes of the early retirement discount under Bell Atlantic's nonqualified pension plan if the executive remains in service through the second anniversary of the Effective Time.

     Bell Atlantic also entered into agreements in June 1996 with each of its remaining executive officers. Each agreement provides incentives for the executive to remain employed through the Effective Time and obligates the executive to comply with certain non-compete and non-disclosure agreements. Each such executive officer will be entitled to the following benefits: (i) an incentive payment substantially equal to 50% to 175% of salary if the executive is an employee in good standing at the Effective Time; or (ii) an incentive payment substantially equal to 25% of salary if the Merger Agreement is terminated. In the event that any member of this group of executive officers is terminated without cause prior to the second anniversary of the Effective Time, that executive officer would be entitled to a post-separation payment substantially equal to two times Pay, provided that the executive remains in compliance with applicable non-compete and non-disclosure covenants for 24 months following termination of employment.

     Bell Atlantic entered into the amendments to the May 1995 employment agreements and the 1996 Agreements with Messrs. Babbio and Cullen and the other employment agreements with the other executive officers of Bell Atlantic in order to provide incentives to these executive officers to remain with Bell Atlantic during the period of uncertainty created by the Merger and to assist Bell Atlantic in completing the Merger and integrating the operations of Bell Atlantic and NYNEX after the Merger.

AGREEMENTS WITH EXECUTIVE OFFICERS OF NYNEX

     NYNEX Executive Officer Short Term Incentive Plan and NYNEX Senior Management Short Term Incentive Plan. The NYNEX Executive Officer Short Term Incentive Plan and the NYNEX Senior Management Short Term Incentive Plan (the "Short Term Plans") provide executive officers with the opportunity to earn incentive compensation based on two factors: (i) achievement of annual performance goals; and (ii) return on equity (calculated based on stock price growth and dividends paid over the previous twelve-month performance period) compared to the returns generated by certain companies comparable to NYNEX. Payment of an award will go into an account, one-half of which is distributed after the end of each year and the balance is mandatorily deferred and credited with interest based on the three-year average return on NYNEX Common Stock. The account balance is paid out in full only upon the executive officer's retirement or other termination from service. The Short Term Plans were amended as of April 21, 1996 to provide that if, during the first three months of an Award Year (as defined in the Short Term Plans) (x) the Effective Time occurs or (y) an executive is involuntarily terminated without cause by NYNEX or one of its Subsidiaries as a result of the Merger which, in either case, would result in a forfeiture under the Short Term Plans, there will be no forfeiture of an Award (as defined in the Short Term Plans) and the amount of any outstanding Award will be prorated to the date of the Effective Time or the executive's termination. The Short Term Plans already provide for such result if the Effective Time or such a termination occurs other than during the first three months of an Award Year.

     NYNEX Senior Management Long Term Incentive Plan. Under the NYNEX Senior Management Long Term Incentive Plan (the "Long Term Plan"), executive officers who are plan participants have the opportunity to earn incentive compensation over a four-year performance period based on two factors, each accorded equal weight: (i) return to stockholders (calculated based on stock price growth and dividends paid over a four-year performance period), as compared with the returns generated by certain companies comparable to NYNEX, and (ii) corporate achievement of strategic objectives (based on the NYNEX Board's Committee on Benefits' assessment of management's effectiveness during the four-year period in positioning NYNEX for future success). Awards are paid at the completion of each performance period in a combination of cash and shares of NYNEX Common Stock; however, a minimum of one-half of the value of the award must be paid in NYNEX Common Stock.

     No grants were made under the Long Term Plan in 1995 and 1996, and no future grants are planned; however, payouts are expected to occur with respect to the 1993-1996 and the 1994-1997 performance periods. The Long Term Plan was amended by the NYNEX Board as of April 21, 1996 to provide that if, during any performance period not yet completed (x) the Effective Time occurs or (y) an executive is involuntarily terminated without cause by NYNEX or one of its subsidiaries as a result of the Merger which, in either case, would result in a forfeiture under the Long Term Plan, there shall be no forfeiture of any awards thereunder and the awards with respect to all outstanding performance periods shall be prorated to the date of the Effective Time or the executive's termination. The Long Term Plan already provides for such result if an executive is eligible to retire with a full service pension at termination of employment.

     Stock Options and Stock Appreciation Rights of NYNEX. The Merger Agreement provides that, at the Effective Time, each option granted by NYNEX to purchase shares of NYNEX Common Stock which is outstanding and unexercised shall be assumed by New Bell Atlantic and converted into an option to purchase Bell Atlantic Common Stock in such amount and at such exercise price as is provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated by the Merger Agreement). The number of shares of Bell Atlantic Common Stock to be subject to the new option will be equal to the product of (x) the number of shares of NYNEX Common Stock subject to the original option and (y) the Exchange Ratio. The exercise price per share of Bell Atlantic Common Stock under the new option will be equal to (x) the exercise price per share of the NYNEX Common Stock under the original option divided by (y) the Exchange Ratio. In addition, at the Effective Time, each SAR with respect to NYNEX Common Stock which is outstanding and unexercised will be converted into a SAR with respect to shares of Bell Atlantic Common Stock on the same terms and conditions as are in effect immediately prior to the Effective Time, adjusted in the same manner as outstanding options to purchase shares of NYNEX Common Stock.

     Pursuant to the existing terms of substantially all of the NYNEX stock option plans, the Merger will result in each option and related SAR, whether or not fully vested, becoming fully exercisable. Any option not exercised will be assumed and converted into an immediately exercisable option to purchase Bell Atlantic Common Stock on the terms described above.

     The following table sets forth information with respect to the number of vested options and the acceleration of exercisability of options for (i) each of the Executive Officers named in NYNEX's 1996 proxy statement for the annual meeting of its stockholders, and (ii) all Executive Officers as a group. None of the non-employee Directors of NYNEX has been granted any options to buy NYNEX Common Stock.

                                                                                                       VALUE AT
                                                  NUMBER OF UNVESTED        WEIGHTED AVERAGE          AUGUST 30,
                            NUMBER OF VESTED       NYNEX OPTIONS AT        EXERCISE PRICE PER        1996 OF ALL
                             NYNEX OPTIONS       AUGUST 30, 1996 WHICH      SHARE OF VESTED         NYNEX OPTIONS
                             AT AUGUST 30,        BECOME EXERCISABLE          AND UNVESTED         EXERCISABLE AT
                                  1996           AT THE EFFECTIVE TIME       NYNEX OPTIONS        EFFECTIVE TIME(1)
                            ----------------     ---------------------     ------------------     -----------------
Richard A. Jalkut.........       146,661                 155,000                 $41.86              $   381,601
Donald B. Reed............        57,020                 100,814                  43.39                        0
Frederic V. Salerno.......       177,789                 159,286                  41.36                  594,937
Ivan G. Seidenberg........        55,223                 208,900                  44.52                        0
Alan Z. Senter(2).........        38,858                 137,715                  41.88                  219,833
All Executive Officers
  as a group..............       939,559               1,486,359                  42.60                1,273,607

- ---------------
(1) Value is based upon the closing sale price for NYNEX Common Stock on the NYSE on August 30, 1996 less the weighted average exercise price per share of vested and unvested NYNEX Options. For a more recent quote of the closing sale price of NYNEX Common Stock, see "Comparative Per Share Market Price and Dividend Information."

(2) Resigned as Executive Vice President and Chief Financial Officer as of May 31, 1996. As a result of such resignation, Richard W. Blackburn, President and Group Executive of NYNEX Worldwide Communications and Media Group, is now one of the five highest compensated executive officers of NYNEX. The stock option information for Mr. Blackburn for purposes of the above table is 70,378, 96,277, $42.44, and $114,159.

     Executive Retention Agreements of NYNEX. A number of NYNEX executive officers entered into retention agreements with NYNEX, effective January 3, 1994 (the "Executive Retention Agreements"). A retention award (the "Retention Award"), consisting of a grant of restricted stock of NYNEX, was made to each such executive officer at the time of entering into his respective Retention Agreement.

     The Executive Retention Agreements provide that in the event the executive
(i) voluntarily ends his employment with NYNEX with the consent of the Chairman and Chief Executive Officer of NYNEX, (ii) is terminated by NYNEX without cause,
(iii) dies, or (iv) becomes totally disabled, the shares of restricted stock granted to an executive in connection with a Retention Award will no longer be restricted and, in addition, the executive (or his heirs) will receive a severance payment pursuant to the NYNEX Executive Severance Pay Plan equal to the monetary value of the Retention Award on the executive's last day of employment.

     On February 1, 1996, the Committee on Benefits of the NYNEX Board authorized an additional severance payment to be paid to Executive Officers. This additional severance payment will be equal to the balance on the executive's last day of employment in an account which is credited with earnings and losses based on the Global Balanced Fund investment option of the NYNEX Savings Plan for Salaried Employees, but in no event will this severance payment be less than three times annual base salary as of July 1, 1996 for Mr. Seidenberg, and either two or one times annual base salary as of July 1, 1996 for other executives.

     On April 21, 1996, the NYNEX Board authorized NYNEX to enter into new retention agreements (the "Restated Agreements") with the parties to the Executive Retention Agreements and certain other officers of NYNEX and its subsidiaries. The Restated Agreements replace the Executive Retention Agreements for those executives who execute the Restated Agreements. The Restated Agreements provide the Retention Award and severance payments described above. An executive is not eligible to receive benefits or payment under the Restated Agreements if he has separated from active service for cause, has separated from active service in connection with the sale or transfer of NYNEX or one of its affiliates if within 60 days of such separation the transferee or purchaser hires or offers employment to such executive, voluntarily terminates employment without the consent of the Chairman and Chief Executive Officer of NYNEX, or has an employment agreement other than the Restated Agreement with NYNEX or one of its subsidiaries. The Restated Agreement also provides that in the event that any payment received or to be received thereunder (including the Retention Award or the severance payments described above) would be subject to any excise tax on an "excess parachute payment" (in whole or in part) under Section 4999 of the Code, such payment shall be reduced until no portion of such payment would be subject to the excise tax, other than with respect to any such payment due to Mr. Seidenberg pursuant to the Seidenberg Employment Agreement. If such individuals meet the requirements for payment of the Retention Award and the additional severance as described above, the number of shares and amount of severance (computed as of August 30, 1996 and assuming no reduction due to the imposition of an excise tax under section 4999 of the Code) which would be payable to each of Messrs. Seidenberg, Salerno, Jalkut, Reed and Blackburn would be 10,921 and $2,762,818, 10,921 and $1,550,684, 10,318 and $1,463,564, 7,821 and $1,091,045, and 6,486
and $992,729, respectively.

     NYNEX Discretionary Bonus. On April 21, 1996, the NYNEX Board approved a discretionary bonus arrangement for officers who are actively employed by NYNEX at the Effective Time. The NYNEX Board will determine the bonus, if any, to be paid to Mr. Seidenberg, and delegated the authority to him to determine the amount of the bonuses, if any, to be paid to each other officer. The actual amount of each bonus will be based on achieving business objectives and the extent to which the officer's efforts contribute to the completion of the Merger. The bonus payable at the Effective Time to Mr. Seidenberg can range from zero to 100% of annual base salary plus the maximum payout under the Short Term Plans, to Messrs. Salerno and Jalkut and one other executive officer can range from zero to 100% of annual base salary plus a portion of the maximum payout under the Short Term Plans, to Messrs. Reed and Blackburn and certain other executive officers can range from zero to 100% of annual base salary, and to all other officers, including certain executive officers, can range from zero to 75% of annual base salary. Based upon current salary and maximum payout under the Short Term Plan, the bonus payable upon completion of the Merger to Mr. Seidenberg could range from zero to $3.0 million and the bonus payable to Mr. Salerno could range from zero to $1.06 million. The purpose of the bonus arrangement is to retain key employees through the consummation of the Merger and to help ensure the availability of their services to NYNEX and New Bell Atlantic during the critical transition period and thereafter.

     NYNEX Non-Employee Director Pension and Retainer Stock Plans. On December 21, 1995, the NYNEX Board amended the NYNEX Non-Employee Director Pension Plan (the "Director Pension Plan") and adopted the NYNEX Corporation Non-Employee Director Retainer Stock Plan (the "Director Retainer Plan") to increase the portion of non-employee Director compensation that is paid in the form of NYNEX Common Stock. These changes are designed to increase generally the portion of non-employee Director compensation that is equity-based, thereby aligning the Directors' interests more closely with those of the NYNEX Stockholders.

     The Director Pension Plan was amended to terminate the accrual of future benefits thereunder, effective August 1, 1996, based on a non-employee Director's election made prior to February 1, 1996. Under the election, any non-employee Director with at least five years' service was given the option to convert the present value of his or her benefits under the Director Pension Plan into NYNEX Common Stock. Directors making the conversion election are not entitled to any other benefits under the Director Pension Plan. All non-employee Directors who were eligible for the conversion in fact so elected. The present value of the non-employee Directors' benefit was generally determined as of August 1, 1996. Dr. Randolph W. Bromery retired from the Board prior to August 1, 1996 and the present value of his benefit under the Director Pension Plan was determined as of his retirement date. With respect to each Director who made the conversion election, the number of shares of NYNEX Common Stock determined upon the conversion was deposited by NYNEX into a trust, which holds the Common Stock, receives dividends thereon, reinvests such dividends in additional shares of NYNEX Common Stock as soon as practicable after the receipt of such dividends and, pending such reinvestment, invests the dividend proceeds in such manner as the trustee deems appropriate. The Director shall have the authority to direct the trustee's exercise of voting rights with respect to NYNEX Common Stock credited to the Director's account, but shall have no other rights with respect to such

NYNEX Common Stock. The total number of shares of NYNEX Common Stock which may be granted under the Director Pension Plan may not exceed 50,000, subject to equitable adjustment by the Executive Committee of the NYNEX Board.

     The Director Retainer Plan provides non-employee Directors with an additional proprietary interest in NYNEX in a manner that is competitive with compensation programs of other major corporations. Under the Retainer Plan, 250 shares of NYNEX Common Stock will be granted to each non-employee Director as part of his or her annual retainer fee, provided that the initial grant for the period July 1, 1996 through December 31, 1996 was 125 shares. In addition, (i) 50% of the balance of the non-employee Director annual retainer fee, as determined from time to time by the NYNEX Board, will be paid automatically in NYNEX Common Stock, and (ii) up to the remaining 50% of such annual retainer fee and/or 100% of the Committee chairperson annual retainer fee may be paid in NYNEX Common Stock at the non-employee Director's election. Each non-employee Director may make a prospective election to defer the receipt of all or any portion of the NYNEX Common Stock to be granted under the Director Retainer Plan, which stock will be deposited by NYNEX into and held by a trust. The total number of shares of NYNEX Common Stock that may be granted under the Director Retainer Plan may not exceed 300,000, subject to equitable adjustment by the Executive Committee of the NYNEX Board.

INDEMNIFICATION AND INSURANCE

     New Bell Atlantic is required by the Merger Agreement to provide indemnification and liability insurance arrangements for officers and directors of NYNEX and Bell Atlantic. See "The Merger Agreement -- Indemnification and Insurance."

                              THE MERGER AGREEMENT

GENERAL

     The Merger Agreement contemplates the Merger of Merger Subsidiary with and into NYNEX, with NYNEX surviving the Merger as a wholly-owned subsidiary of Bell Atlantic. The Merger will become effective in accordance with the Certificate of Merger to be filed with the Secretary of State of the State of Delaware. It is anticipated that such filing will be made immediately after the Closing under the Merger Agreement, which Closing, in turn, should occur as soon as practicable after the last of the conditions precedent to the Merger set forth in the Merger Agreement has been satisfied or waived. The Merger Agreement obligates Bell Atlantic to have the shares of Bell Atlantic Common Stock to be issued in connection with the Merger approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time. The following description of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, which is incorporated by reference herein and attached hereto as Appendix I.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     At the Effective Time, (a) each issued and outstanding share of NYNEX Common Stock (excluding shares held in the treasury of NYNEX or owned by Bell Atlantic, but including shares held by employee stock ownership plans of NYNEX or by certain consolidated subsidiaries of NYNEX in connection with financing transactions) and all rights in respect thereof will be converted into the right to receive 0.768 of a share of Bell Atlantic Common Stock, (b) each share of NYNEX Common Stock owned by Bell Atlantic or held in the treasury of NYNEX will be canceled and retired, and (c) each outstanding and unexercised option or warrant to purchase shares of NYNEX Common Stock and each stock appreciation right with respect to NYNEX Common Stock will be assumed by Bell Atlantic and converted, as the case may be, into an option or warrant to purchase shares of Bell Atlantic Common Stock or a stock appreciation right with respect to Bell Atlantic Common Stock. The number of shares of Bell Atlantic Common Stock to be subject to such new option, warrant or stock appreciation right will be determined by multiplying the number of shares of NYNEX Common Stock subject to the original option, warrant or stock appreciation right by the

Exchange Ratio, and the exercise price with respect thereto will equal the exercise price under the original option, warrant or stock appreciation right divided by the Exchange Ratio. Such new option, warrant or stock appreciation right will otherwise have the same terms and conditions in effect immediately prior to the Effective Time except to the extent that such terms or conditions change in accordance with their terms as a result of the transactions relating to the Merger.

     For a further discussion of the treatment of NYNEX stock options and other employee benefit plans under the Merger Agreement, see "-- Certain Benefits Matters" and "Interests of Certain Persons in the Merger."

EXCHANGE OF SHARES

     Subject to the terms and conditions of the Merger Agreement, at or prior to the Effective Time Bell Atlantic and NYNEX will jointly appoint an exchange agent to effect the exchange of certificates representing shares of NYNEX Common Stock for certificates representing shares of Bell Atlantic Common Stock (the "Exchange Agent"). Bell Atlantic will from time to time deposit certificates representing shares of Bell Atlantic Common Stock with the Exchange Agent for conversion of shares as described above under "-- Consideration to be Received in the Merger." Commencing immediately after the Effective Time, holders of NYNEX Common Stock may surrender their certificates to the Exchange Agent (or, if at the time of such surrender there is no Exchange Agent, to Bell Atlantic directly). In exchange for such share certificates, holders will receive Bell Atlantic Common Stock certificates representing such number of shares as described under "-- Consideration to be Received in the Merger." Holders of unexchanged shares of NYNEX Common Stock will not be entitled to receive any dividends or other distributions payable by New Bell Atlantic until their certificates are surrendered. Upon surrender, however, subject to applicable laws, such holders will receive accumulated dividends and distributions, without interest, together with cash in lieu of fractional shares.

     No fractional shares of Bell Atlantic Common Stock will be issued to holders of NYNEX Common Stock, except for shares held in the NYNEX Dividend Reinvestment and Stock Purchase Plan. For each fractional share that would otherwise be issued, the Exchange Agent will pay by check an amount equal to either (a) a pro rata portion of the proceeds of the sale by the Exchange Agent of shares of Bell Atlantic Common Stock representing the aggregate of all such fractional shares, such sale to be executed by the Exchange Agent as promptly after the Effective Time as, in the Exchange Agent's reasonable judgment, is consistent with obtaining the best execution of such sales in light of prevailing market conditions or, (b) if agreed to by Bell Atlantic and NYNEX at their option prior to the Effective Time, the product obtained by multiplying
(i) the fractional share interest to which such holder would otherwise have been entitled (after taking into account all shares of NYNEX Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Bell Atlantic Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time.

NEW BELL ATLANTIC FOLLOWING THE MERGER

     Headquarters. The Merger Agreement provides that the headquarters of New Bell Atlantic will be located in New York, New York.

     Board. The Merger Agreement provides that, at the Effective Time, the New Bell Atlantic Board will consist of 22 members, eleven of whom initially will be designated by the current Bell Atlantic Board from among the current members of the Bell Atlantic Board and eleven of whom initially will be designated by the NYNEX Board from among the current members of the NYNEX Board and the Boards of NYNEX telephone companies. Up to six of the members of the New Bell Atlantic Board may be employee directors, half employees of NYNEX and half employees of Bell Atlantic. Membership on each of the committees of the Bell Atlantic Board initially will consist of an equal number of designees of Bell Atlantic and NYNEX. The Merger Agreement provides that Bell Atlantic's certificate of incorporation and the Bell Atlantic bylaws will be amended and restated to contain provisions governing the makeup of the New Bell Atlantic Board from and after the Effective Time and until Raymond W. Smith ceases to be the Chairman of New Bell

Atlantic. During this period, the New Bell Atlantic Board and each Committee of the New Bell Atlantic Board as constituted following each election of Directors will consist of an equal number of persons who were directors of NYNEX or a NYNEX telephone company on April 21, 1996 or persons designated by such persons ("NYNEX Directors") and persons who were directors of Bell Atlantic on April 21, 1996 or persons designated by such persons ("Bell Atlantic Directors"). If, at any time during the period referred to in the immediately preceding sentence, the number of NYNEX Directors and Bell Atlantic Directors serving, or that would be serving following the next stockholders' meeting at which Directors are to be elected as Directors of New Bell Atlantic or as members of any Committee of the New Bell Atlantic Board, would not be equal, then, subject to the fiduciary duties of the Board of Directors of New Bell Atlantic, the New Bell Atlantic Board and the Nominating Committee thereof shall nominate for election at the next stockholders' meeting at which Directors are to be elected such person or persons as may be requested by the remaining NYNEX Directors (if the number of NYNEX Directors is, or would otherwise become, less than the number of Bell Atlantic Directors) or by the remaining New Bell Atlantic Directors (if the number of Bell Atlantic Directors is, or would otherwise become, less than the number of NYNEX Directors) to ensure that there shall be an equal number of NYNEX Directors and Bell Atlantic Directors. See "Directors and Management of Bell Atlantic Following the Merger -- Directors" and "-- Committees of the Board of Directors."

     Dividends. The Merger Agreement reflects the parties' intention that the initial quarterly dividend per share of Bell Atlantic Common Stock following the Merger will be at least equal to the dividend paid on each share of NYNEX Common Stock for the last full fiscal quarter immediately preceding the date of the Merger Agreement divided by the Exchange Ratio, which initial quarterly dividend is expected to be $.77 per share, subject to approval and declaration by the New Bell Atlantic Board.

CERTAIN CONDITIONS

     Conditions of Each Party's Obligations to Effect the Merger. In addition to stockholder approval, the obligation of each party to the Merger Agreement to consummate the Merger is subject to the following: (a) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which makes the Merger illegal or otherwise prohibits its consummation, or which causes a Material Adverse Effect on NYNEX or Bell Atlantic (with or without including its ownership of NYNEX), (b) any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated, (c) all material authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental body, agency or official which are necessary for the consummation of the Merger shall have been filed, have occurred or have been obtained, without imposition of any condition, requirement, restriction or change of regulation or other action which would reasonably be expected to either (i) have a Material Adverse Effect on any of (A) NYNEX, (B) Bell Atlantic (either with or without including its ownership of NYNEX after the Merger), (C) New York Telephone Company, (D) New England Telephone and Telegraph Company, (E) Bell Atlantic's telephone company subsidiaries operating in Pennsylvania, New Jersey and Delaware, taken as a whole ("Bell Atlantic North"), or (F) Bell Atlantic's telephone company subsidiaries operating in Maryland, Virginia, West Virginia and Washington, D.C., taken as a whole ("Bell Atlantic South"), or (ii) prevent NYNEX and Bell Atlantic from realizing in all material respects the economic benefits of the transaction contemplated by the Merger Agreement, (d) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have become effective and no stop order suspending the effectiveness of the Registration Statement or proceedings therefor shall be then threatened, initiated, or in effect, (e) all required state securities or blue sky permits or approvals shall have been received, (f) the Bell Atlantic Common Stock to be issued in the Merger, as well as the Bell Atlantic Common Stock issuable upon exercise of options for NYNEX Common Stock, shall have been duly approved for listing on the NYSE subject to official notice of issuance, (g) each of NYNEX and Bell Atlantic shall have received a letter from Coopers & Lybrand to the effect that the transactions contemplated by the Merger Agreement qualify for pooling of interests accounting treatment, (h) each of NYNEX and Bell Atlantic shall have received all material third-party consents with respect to the transactions contemplated by the Merger Agreement and (i) each of Bell Atlantic and NYNEX shall have received opinions from their respective tax counsel as to certain tax matters related to the contemplated transactions. The conditions to a party's obligations to effect the Merger may be waived by the party entitled to assert the condition.

     Conditions to the Obligations of NYNEX. The obligation of NYNEX to effect the Merger is further subject to all the following conditions: (a) the representations and warranties of Bell Atlantic contained in the Merger Agreement shall be true and correct as of the Effective Time with the same effect as though made as of the Effective Time (except for changes contemplated by the terms of the Merger Agreement) and except that, for purposes of determining whether such condition is met, a representation and warranty shall be deemed to be true and correct unless the failure of such representation and warranty to be true would not result or reasonably be expected to result in a Material Adverse Effect on NYNEX or Bell Atlantic (either with or without including its ownership of NYNEX), (b) Bell Atlantic shall have performed or complied in all material respects with all agreements, conditions and covenants required by the Merger Agreement on or before the Effective Time, (c) NYNEX shall have received an officers' certificate as to the matters set forth in the immediately preceding subsections (a) and (b), (d) no shareholder rights plan shall have been adopted by Bell Atlantic, (e) NYNEX shall have received Stock Transfer Restriction Agreements from certain individuals affiliated with Bell Atlantic, (f) Bell Atlantic shall have taken all actions necessary such that the Certificate Amendment and the amendment and restatement of Bell Atlantic's bylaws become effective not later than the Effective Time, and (g) at the Effective Time, the composition of New Bell Atlantic's Board of Directors complies with the requirements of the Merger Agreement.

     Conditions to the Obligations of Bell Atlantic. The obligation of Bell Atlantic to effect the Merger is further subject to all the following conditions: (a) the representations and warranties of NYNEX contained in the Merger Agreement shall be true and correct as of the Effective Time with the same effect as though made as of the Effective Time (except for changes contemplated by the terms of the Merger Agreement) and except that, for purposes of determining whether such condition is met, a representation and warranty shall be deemed to be true and correct unless the failure of such representation and warranty to be true would result or reasonably be expected to result in a Material Adverse Effect on NYNEX or Bell Atlantic (either with or without including its ownership of NYNEX), (b) NYNEX shall have performed or complied in all material respects with all agreements, conditions and covenants required by the Merger Agreement on or before the Effective Time, (c) Bell Atlantic shall have received an officers' certificate as to the matters set forth in the immediately preceding subsections (a) and (b), (d) the rights issued pursuant to the NYNEX rights agreement shall not have become non-redeemable, exercisable, distributed or triggered pursuant to the terms of such agreement and would not become so upon consummation of the transactions contemplated by the Merger Agreement, and (e) Bell Atlantic shall have received Stock Transfer Restriction Agreements from certain individuals affiliated with NYNEX.

     "Material Adverse Effect" means any change in or effect on the business of the referenced corporation or any of its subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (a) the telecommunications industry, (b) the United States economy or (c) the United States securities markets if, in any of (a), (b) or (c), the effect on NYNEX or Bell Atlantic, determined without including its ownership of NYNEX after the Merger (as the case may be), and its respective subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other and its subsidiaries, taken as a whole. All references to Material Adverse Effect on Bell Atlantic or its subsidiaries are deemed to refer only to Bell Atlantic and its subsidiaries without including its ownership of NYNEX and its subsidiaries after the Merger unless otherwise indicated.

CERTAIN REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain representations and warranties of Bell Atlantic and NYNEX as to, among other things, due organization and good standing, capitalization, ownership of subsidiaries and other investments, corporate authority to enter into the contemplated transactions, recent reports filed with the SEC, financial statements, tax matters, employee matters, regulatory matters, information supplied for use in this Joint Proxy Statement/Prospectus, contractual defaults, material changes or events, litigation, violations of law, employee benefit plans, labor relations, environmental matters, required Board and stockholder approvals, insurance, intellectual property, material contracts, accounting matters, and conflicts with organizational documents or certain material agreements.

TRANSITION PLANNING

     Raymond W. Smith and Ivan G. Seidenberg, as Chief Executive Officers of Bell Atlantic and NYNEX, respectively, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Merger and the other transactions contemplated by the Merger Agreement. Until the Effective Time, Messrs. Smith and Seidenberg jointly shall (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of Bell Atlantic and NYNEX after the Effective Time, and (ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law.

CERTAIN COVENANTS

     The Merger Agreement provides that, prior to the Effective Time, NYNEX, Bell Atlantic, and their respective subsidiaries will each conduct its business in the ordinary course consistent with past practices and will use commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of key officers, employees and consultants who are integral to the operation of its business as presently conducted, and to preserve its present relationships with significant customers and suppliers and with other persons and entities with whom it has significant business relationships. By way of amplification and without limiting the forgoing, the Merger Agreement places restrictions on the ability of each of NYNEX and Bell Atlantic to (a) issue or sell capital stock and related securities or grant options therefor, (b) amend its charter or bylaws, (c) effect a stock split, combination, or reclassification, (d) change its dividend, (e) repurchase or redeem its stock, (f) make material acquisitions of, or investments in, other entities, (g) make material dispositions of assets, (h) incur indebtedness, (i) enter into derivative contracts, (j) increase employee compensation or severance benefits, (k) make material changes in its accounting policies, (l) make material capital expenditures, (m) adopt or amend employment or consulting agreements or benefit plans, (n) enter into certain material contracts, and (o) take any action which would affect or delay the receipt of required governmental approvals or result in a material breach of contract or affect the accounting treatment of the Merger.

     The Merger Agreement contains certain other covenants including covenants relating to the obtaining of pooling of interests accounting treatment for the transactions contemplated by the Merger Agreement, preparation and distribution of this Joint Proxy Statement/Prospectus, public announcements, mutual notification of certain matters, access to information, and cooperation regarding certain filings with governmental and other agencies and organizations. In addition, the Merger Agreement contains a general covenant requiring each of the parties thereto to use its commercially reasonable efforts to effect the consummation of the Merger.

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement provides that neither NYNEX, Bell Atlantic nor any of their respective officers, directors, employees, financial advisors or agents will, directly or indirectly, solicit, initiate, encourage (including by way of furnishing information) or take any other action knowingly to facilitate any inquiries or proposals which constitute or may reasonably be expected to lead to an Acquisition Proposal (defined below), engage in any discussions or negotiations relating thereto, or accept any Acquisition Proposal. This prohibition does not apply, subject to the observance of certain notice, confidentiality and other requirements, to certain discussions and negotiations occurring prior to stockholder approval of the Merger Agreement relating to Acquisition Proposals (i) that are financially superior to the transactions contemplated by the Merger Agreement, (ii) in which the offeror has demonstrated that the funds necessary for its Acquisition Proposal are reasonably likely to be available and (iii) that the NYNEX Board or the Bell Atlantic Board, as the case may be, concludes that it should consider in order to fulfill its fiduciary duties to the stockholders of NYNEX or Bell Atlantic.

     "Acquisition Proposal" means a proposal or offer (other than by the other party to the Merger Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving, NYNEX, Bell Atlantic, any of their respective significant subsidiaries or telephone companies owned respectively by them (collectively, the "Proposal Parties") or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all the assets of, such Proposal Party; provided, however, that any proposal or offer involving the acquisition by NYNEX or Bell Atlantic of an equity interest in or assets of any person, whether by tender or exchange offer, merger, consolidation or otherwise, which does not involve, directly or indirectly the issuance of more than 15% of the then outstanding stock of NYNEX or Bell Atlantic, as the case may be, shall not constitute an Acquisition Proposal.

CERTAIN BENEFITS MATTERS

     Except as specifically set forth in the Merger Agreement (including schedules thereto) or as mutually determined by NYNEX and Bell Atlantic, the employee benefit plans covering present and former employees or directors of each of NYNEX and Bell Atlantic and certain of their respective subsidiaries, or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), deferred compensation bonuses, stock options, restricted stock plans, incentive compensation, severance or change in control agreements and any other material benefit arrangements or payroll practices (collectively, "Benefit Plans") in effect as of April 21, 1996 will remain in effect, subject to their terms, after the Effective Time with respect to the classes of employees covered by such plans immediately prior to the Effective Time. NYNEX Benefit Plans involving the issuance of options, stock appreciation rights or restricted stock will be assumed by Bell Atlantic and converted into options, stock appreciation rights or restricted stock of Bell Atlantic. See
"-- Consideration to be Received in the Merger" and "Interests of Certain Persons in the Merger."

     Except as specifically set forth in the Merger Agreement, with respect to NYNEX Benefit Plans under which employees' interests are based upon the market price of NYNEX Common Stock (but which interests do not constitute options), such interests will, from and after the Effective Time, be based on Bell Atlantic Common Stock in accordance with the Exchange Ratio. In addition, with respect to NYNEX Benefit Plans which have entitlement or vesting terms based upon the market price or value per share of NYNEX Common Stock, from and after the Effective Time such market price or value per share entitlement or vesting term will be adjusted by dividing it by the Exchange Ratio.

INDEMNIFICATION AND INSURANCE

     For a period of six years following the Effective Time, (a) Bell Atlantic will cause NYNEX to maintain in effect its current provisions regarding indemnification of officers and directors contained in its charters and bylaws (and in those of its subsidiaries) and any director, officer or employee indemnification agreement with it or any of its subsidiaries, and (b) Bell Atlantic will and will cause NYNEX to maintain in effect their respective current policies (or policies of at least equal coverages and amounts) of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising from facts or events which occurred on or before the Effective Time, and (c) Bell Atlantic will and will cause NYNEX to indemnify their respective directors and officers to the fullest extent permitted under applicable law and its charters and bylaws. The indemnification obligations of NYNEX will be guaranteed by Bell Atlantic from and after the Effective Time.

TERMINATION

     Prior to the Effective Time, the Merger Agreement may be terminated by NYNEX and Bell Atlantic by mutual consent, or by either of NYNEX or Bell Atlantic if (a) the Merger has not been consummated on or before April 21, 1997 (the "Termination Date") (provided that the party wishing to terminate shall not have prevented such consummation by failing to fulfill any of its obligations under the Merger Agreement and provided further that if such consummation has been prevented solely by the failure to receive certain regulatory approvals then the Termination Date shall be extended to September 30, 1997), (b) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission has issued an order, decree or ruling which has become final and nonappealable, or taken any other action permanently to restrain, enjoin or otherwise prohibit the transactions contemplated by the Merger Agreement, (c) the other has breached or failed to comply in any material respect with any of its obligations under the Merger Agreement or any representation or warranty made by the other in the Merger Agreement is incorrect in any material respect, and such breaches, failures, or misrepresentations are not cured within 30 days of notice, and individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect on NYNEX or Bell Atlantic (with or without including its ownership of NYNEX), (d) the parties are unable to realize, in all material respects, the economic benefits that such parties contemplated receiving from the Merger Agreement or a Material Adverse Effect occurs or an event occurs which could reasonably be expected to result in a Material Adverse Effect on NYNEX or Bell Atlantic (with or without its ownership of NYNEX), New York Telephone Company, New England Telephone and Telegraph Company, Bell Atlantic North or Bell Atlantic South, which relates to certain regulatory matters set forth in the Merger Agreement and arises from an action by a state or federal governmental body, agency or official which has become final and nonappealable, (e) any other Material Adverse Effect occurs or an event occurs which could reasonably be expected to result in a Material Adverse Effect on the other or certain of the others' subsidiaries (which in the case of Bell Atlantic will not include, after the Effective Time, its ownership of NYNEX), or, after the Effective Time, New Bell Atlantic (including its ownership of NYNEX), (f) the board of directors of the other resolves to or does withdraw or adversely modify its approval or recommendation of the Merger Agreement or the Merger, fails to reaffirm such approval or recommendation upon request, or approves or recommends any acquisition of a material portion of its assets or any tender offer for shares of its capital stock in each case by a third party (a "Withdrawal"), (g) any of the required approvals of the stockholders of either have not been obtained at a duly held meeting (including any adjournments thereof), or (h) prior to the approval of the Merger Agreement by its stockholders and upon five days' prior notice to the other if, as a result of an Acquisition Proposal received by it from a third party, its board of directors determines in good faith with the advice of counsel that its fiduciary obligations require that it accept such Acquisition Proposal (provided that it has and has caused its financial and legal advisers to negotiate with the other to make such adjustments in the terms and conditions of the Merger Agreement as would enable it to proceed with the transactions contemplated thereby).

TERMINATION FEES

     Termination Fees Payable by NYNEX. The Merger Agreement obligates NYNEX to pay to Bell Atlantic $200 million in cash (such amount, an "Initial Termination Fee") if (a) (i) Bell Atlantic terminates the Merger Agreement because of either a Withdrawal by NYNEX or NYNEX's failure to comply (and to cure such non-compliance within 30 days' notice of the same) with certain Merger Agreement covenants relating to the holding of a stockholders meeting, the solicitation of proxies with respect to the NYNEX Proposal, and the filing of certain documents with the Secretary of State of the State of Delaware, (ii) NYNEX terminates the Merger Agreement prior to the approval of the NYNEX Proposal by the NYNEX stockholders, upon NYNEX having received an Acquisition Proposal and the NYNEX Board having concluded that its fiduciary obligations under applicable law require that such Acquisition Proposal be accepted, or (iii) either party terminates the Merger Agreement because of the failure of NYNEX to obtain stockholder approval for the Merger Agreement and the transactions contemplated thereby at a duly held stockholders' meeting, and (b) at the time of such termination or prior to the meeting of the NYNEX stockholders there has been an Acquisition Proposal involving NYNEX or certain of its significant subsidiaries (whether or not such offer has been rejected or withdrawn prior to the time of such termination or of the meeting). In addition, the Merger Agreement obligates NYNEX to pay to Bell Atlantic an additional $350 million in cash if, within one and one-half years following any such termination that required payment of an Initial Termination Fee, NYNEX or one of its significant subsidiaries which was the subject of such Acquisition Proposal (A) becomes a subsidiary (i.e. ownership of more than 50% of its stock) of the person (or any of its affiliates) that made the Acquisition Proposal occasioning the Initial Termination Fee or another person which makes an Acquisition Proposal before or within one hundred twenty days after a termination of the Merger Agreement resulting in a Termination Fee (an "Offering Person"), or (B) accepts a written offer to consummate or consummates an Acquisition Proposal with such person or any Offering Person.

     Termination Fees Payable by Bell Atlantic. The Merger Agreement obligates Bell Atlantic to pay to NYNEX an Initial Termination Fee if (a) (i) NYNEX terminates the Merger Agreement because of either a Withdrawal by Bell Atlantic or Bell Atlantic's failure to comply (and to cure such non-compliance within 30 days' notice of the same) with certain Merger Agreement covenants relating to the holding of a stockholders meeting, the solicitation of proxies with respect to the Bell Atlantic Proposal, and the filing of certain documents with the Secretary of State of the State of Delaware, (ii) Bell Atlantic terminates the Merger Agreement prior to the approval of the Bell Atlantic Proposal by the Bell Atlantic stockholders, upon Bell Atlantic having received an Acquisition Proposal and the Bell Atlantic Board having concluded that its fiduciary obligations under applicable law require that such Acquisition Proposal be accepted, or (iii) either party terminates the Merger Agreement because of the failure of Bell Atlantic to obtain stockholder approval for the Merger Agreement and the transactions contemplated thereby at a duly held stockholders' meeting, and (b) at the time of such termination or prior to the meeting of the Bell Atlantic stockholders there has been an Acquisition Proposal involving Bell Atlantic or certain of its significant subsidiaries (whether or not such offer has been rejected or withdrawn prior to the time of such termination or of the meeting). In addition, the Merger Agreement obligates Bell Atlantic to pay to NYNEX an additional $350 million in cash if, within one and one-half years following any such termination that required payment of an Initial Termination Fee, Bell Atlantic or one of its significant subsidiaries which was the subject of such Acquisition Proposal (A) becomes a subsidiary (i.e. ownership of more than 50% of its stock) of the person (or any of its affiliates) that made the Acquisition Proposal occasioning the Initial Termination Fee or any Offering Person, or (B) accepts a written offer to consummate or consummates an Acquisition Proposal with such person or any Offering Person (or affiliate).

EXPENSES

     Each of NYNEX and Bell Atlantic will bear its own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, except that the expenses incurred in connection with the printing of this Joint Proxy Statement/Prospectus, as well as the filing fees related thereto and any filing fee required in connection with the filing of premerger notifications under the HSR Act, will be shared equally by NYNEX and Bell Atlantic, and NYNEX will pay on behalf of NYNEX stockholders any Transfer Taxes incurred as a result of a change of ownership of NYNEX.

                              THE SPECIAL MEETINGS

     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of Bell Atlantic Common Stock by the Bell Atlantic Board for use at the Bell Atlantic Meeting and (ii) from the holders of NYNEX Common Stock by the NYNEX Board for use at the NYNEX Meeting. This Joint Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the respective stockholders of Bell Atlantic and NYNEX on or about September 18, 1996.

TIMES AND PLACES; PURPOSES

     The Bell Atlantic Meeting will be held at Richmond's Landmark Theater, 6 N. Laurel Street, Richmond, Virginia, on November 8, 1996, starting at 10:30 a.m. local time. At the Bell Atlantic Special Meeting, the stockholders of Bell Atlantic will be asked to consider and vote upon (i) the Bell Atlantic Proposal and (ii) such other matters as may properly come before the Bell Atlantic Meeting.

     The NYNEX Meeting will be held at the Sheraton New York Hotel and Towers, 811 Seventh Avenue, New York, New York, on November 6, 1996, starting at 10:30 a.m., local time. At the NYNEX Meeting, the stockholders of NYNEX will be asked to consider and vote upon (i) the NYNEX Proposal, and (ii) such other matters as may properly come before the NYNEX Meeting.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

     Bell Atlantic. The Bell Atlantic Board has fixed the close of business on September 9, 1996, as the Bell Atlantic Record Date. Only holders of record of shares of Bell Atlantic Common Stock on the Bell Atlantic Record Date are entitled to notice of and to vote at the Bell Atlantic Meeting. On the Bell Atlantic Record Date, there were approximately 438 million shares of Bell Atlantic Common Stock outstanding and entitled to vote at the Bell Atlantic Meeting, held by approximately 887,000 stockholders of record.

     Each holder of record, as of the Bell Atlantic Record Date, of Bell Atlantic Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of one-third of the outstanding shares of Bell Atlantic Common Stock entitled to vote is necessary to constitute a quorum at the Bell Atlantic Meeting. The affirmative vote, in person or by proxy, of the holders of a majority of the shares of Bell Atlantic Common Stock outstanding on the Bell Atlantic Record Date is required to approve and adopt the Bell Atlantic Proposal.

     NYNEX. The NYNEX Board has fixed the close of business on September 9, 1996, as the NYNEX Record Date. Only holders of record of shares of NYNEX Common Stock on the NYNEX Record Date are entitled to notice of and to vote at the NYNEX Meeting. On the NYNEX Record Date, there were approximately 454 million shares of NYNEX Common Stock outstanding and entitled to vote at the NYNEX Meeting, held by approximately 873,000 stockholders of record.

     Each holder of record, as of the NYNEX Record Date, of NYNEX Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of NYNEX Common Stock entitled to vote is necessary to constitute a quorum at the NYNEX Meeting. The affirmative vote, in person or by proxy, of the holders of a majority of the shares of NYNEX Common Stock outstanding on the NYNEX Record Date is required to approve and adopt the NYNEX Proposal.

PROXIES

     All shares of Bell Atlantic Common Stock and NYNEX Common Stock represented by properly executed proxies received prior to or at the respective Bell Atlantic Meeting or NYNEX Meeting, as the case may be, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of the Bell Atlantic Proposal or the NYNEX Proposal, as the case may be. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable Special Meeting, will not be voted. Accordingly, since the affirmative vote of a majority of outstanding shares is required for approval of each of the Bell Atlantic Proposal and the NYNEX Proposal, a proxy marked "ABSTAIN" will have the effect of a vote against such Proposals. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the applicable Special Meeting. In accordance with NYSE rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of either the Bell Atlantic Proposal or the NYNEX Proposal and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the approval and adoption of such proposals. Therefore, since the affirmative vote of a majority of the aggregate voting power is required for approval of the Bell Atlantic Proposal and the NYNEX Proposal, a "broker non-vote" with respect to either proposal will have the effect of a vote against the Merger.

     If a stockholder is a participant in Bell Atlantic's Dividend Reinvestment and Stock Purchase Plan (the "Bell Atlantic DRSPP"), the proxy card represents the number of full shares in such participant's plan account and will serve as voting instructions for such shares. If a stockholder is a participant in Bell Atlantic's 1976 Employee Stock Ownership Plan (the "Bell Atlantic ESOP"), Savings Plan for Salaried Employees (the "Bell Atlantic SPSE"), or the Savings and Security Plan (Non-Salaried Employees) (the "Bell Atlantic SSP"), the proxy card will similarly serve as voting instructions for the trustees of those plans, if accounts are registered in the same name. Shares in the Bell Atlantic DRSPP and the Bell Atlantic ESOP cannot be voted unless the proxy card is signed and returned. If proxy cards representing shares in the Bell Atlantic SPSE and the Bell Atlantic SSP are not executed and returned, those shares will be voted by the trustee in the same proportion as the shares for which executed proxy cards are returned by other participants in those plans.

     If a stockholder is a participant in NYNEX's Shareowner Dividend Reinvestment and Stock Purchase Plan (the "NYNEX DRSPP"), the proxy card represents the number of full shares in such participant's NYNEX DRSPP account and will serve as voting instructions for such shares. For a stockholder who is a participant in the NYNEX Corporation Savings Plan for Salaried Employees (the "NYNEX SPSE") or the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) (the "NYNEX SSP"), the proxy will similarly serve as voting instructions for the trustee of those plans if accounts are registered in the same name. If proxy cards representing shares in the NYNEX SPSE or the NYNEX SSP are not executed and returned, those shares will be voted by the trustee in the same proportion as the shares for which executed proxies are returned by other participants in those plans.

     The Bell Atlantic Board and the NYNEX Board are not currently aware of any business to be acted upon at their respective Special Meetings other than as described herein. If, however, other matters are properly brought before either Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. Such adjournments may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against the approval and adoption of the Bell Atlantic Proposal or the NYNEX Proposal will be voted against a proposal to adjourn the respective Special Meeting for the purpose of soliciting additional proxies. Neither Bell Atlantic nor NYNEX currently intends to seek an adjournment of its respective Special Meeting.

     A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of Bell Atlantic or NYNEX, as the case may be, a signed notice of revocation or a later-dated signed proxy or by attending the applicable Special Meeting and voting in person. Attendance at the Bell Atlantic Meeting or the NYNEX Meeting will not in itself constitute the revocation of a proxy.

     It is the policy of Bell Atlantic and NYNEX to keep confidential proxy cards, ballots and voting tabulations that identify individual stockholders, except where disclosure is mandated by law and in other limited circumstances.

     The cost of solicitation of proxies will be paid by Bell Atlantic for Bell Atlantic proxies and by NYNEX for NYNEX proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and Bell Atlantic, or NYNEX, as the case may be, will, upon request, reimburse them for their reasonable expenses in so doing. Bell Atlantic has retained Georgeson & Company Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $20,000 plus expenses. NYNEX has retained Kissel-Blake Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $21,000 plus expenses. To the extent necessary in order to ensure sufficient representation at its Special Meeting, Bell Atlantic or NYNEX may request by telephone or telegram the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Stockholders are urged to send in their proxies without delay.

     STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR NYNEX COMMON STOCK WILL BE MAILED BY NEW BELL ATLANTIC TO FORMER NYNEX STOCKHOLDERS AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

         DIRECTORS AND MANAGEMENT OF BELL ATLANTIC FOLLOWING THE MERGER

DIRECTORS

     The Merger Agreement provides that, immediately following the consummation of the Merger, the New Bell Atlantic Board will have 22 members, 11 of whom will be designated by Bell Atlantic and 11 of whom will be designated by NYNEX. It is expected that, in addition to Raymond W. Smith and Ivan G. Seidenberg, the Boards of each of Bell Atlantic and NYNEX will recommend two additional employee Directors and eight non-employee Directors to serve as Directors of New Bell Atlantic. The Amended Bell Atlantic Charter provides that the number of Directors may be increased or reduced prior to the retirement of Raymond Smith as Chairman of New Bell Atlantic only by the affirmative vote of three-quarters of the entire New Bell Atlantic Board and thereafter by the majority of the Bell Atlantic Board. See "The Merger Agreement -- New Bell Atlantic Following the Merger -- Board."

COMMITTEES OF THE BOARD OF DIRECTORS

     Pursuant to the Merger Agreement, membership on each of the committees of the Bell Atlantic Board initially will consist of an equal number of designees of NYNEX and Bell Atlantic. Committee structure and membership will be determined by the New Bell Atlantic Board shortly after the completion of the Merger. It is anticipated that the New Bell Atlantic Board will form an audit committee, a compensation committee and a nominating committee, all of which will be comprised entirely of non-employee directors.

COMPENSATION OF DIRECTORS

     Directors who are employees of New Bell Atlantic will not receive any compensation for service on the New Bell Atlantic Board. The specific terms of the compensation to be paid to non-employee Directors of New Bell Atlantic have not yet been determined. In order to more closely align the interests of Directors and stockholders, it is expected that a significant portion of total compensation to be paid to Directors of New Bell Atlantic will be based in stock. The Director compensation for New Bell Atlantic is not expected to include a pension plan.

     The senior management team for New Bell Atlantic following the Merger is expected to include the following individuals from Bell Atlantic and NYNEX:

Raymond W. Smith....................  Chairman and Chief Executive Officer
Ivan G. Seidenberg..................  Vice Chairman, President and Chief Operating
                                        Officer
Lawrence T. Babbio, Jr..............  President and Chief Executive Officer,
                                        Wireless and Global Enterprises
James G. Cullen.....................  President and Chief Executive Officer, Telecom
                                        Group
Richard A. Jalkut...................  President and Chief Executive Officer, Network
                                        Services
Frederic V. Salerno.................  Executive Vice President -- Corporate Development
                                        and Chief Financial Officer

EXECUTIVE COMPENSATION

     The New Bell Atlantic Board will rely on its compensation committee, which will be composed of non-employee directors, to recommend the form and amount of compensation to be paid to New Bell Atlantic's executive officers. For information regarding employment agreements with certain of the above individuals, see "Interests of Certain Persons in the Merger."

     For information regarding compensation paid to executive officers of Bell Atlantic and NYNEX, including the individuals named above, in 1995, see the 1996 Notice of Annual Meeting and Proxy Statement of Bell Atlantic and NYNEX, respectively, the relevant portions of which are incorporated by reference into the Bell Atlantic Form 10-K and the NYNEX Form 10-K for the year ended December 31, 1995.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND FIVE PERCENT STOCKHOLDERS

     No director or executive officer is expected to own more than one percent of the outstanding shares of Bell Atlantic Common Stock after giving effect to the Merger. The directors and executive officers of New Bell Atlantic as a group are expected to beneficially own less than 1.0% of the outstanding shares of Bell Atlantic Common Stock after giving effect to the Merger. No person is expected to beneficially own more than 5% of the outstanding shares of Bell Atlantic Common Stock after giving effect to the Merger (based upon publicly available information).

                       COMPARISON OF STOCKHOLDERS' RIGHTS

     The rights of Bell Atlantic stockholders are currently governed by the Delaware General Corporation Law (the "DGCL") and the certificate of incorporation and bylaws of Bell Atlantic (the "Old Bell Atlantic Charter" and the "Old Bell Atlantic Bylaws," respectively). The rights of NYNEX stockholders are currently governed by the DGCL and the certificate of incorporation and bylaws of NYNEX (the "NYNEX Charter" and the "NYNEX Bylaws," respectively). In accordance with the Merger Agreement, at the Effective Time, Bell Atlantic will amend and restate its certificate of incorporation and its bylaws. Accordingly, upon consummation of the Merger, the rights of Bell Atlantic stockholders and NYNEX stockholders who become stockholders of Bell Atlantic in the Merger will be governed by the DGCL, the Amended Bell Atlantic Charter and the Amended Bell Atlantic Bylaws. The following are summaries of certain differences between the current rights of Bell Atlantic and NYNEX stockholders and those of Bell Atlantic stockholders following the Merger.

     The following discussions are not intended to be complete and are qualified by reference to the DGCL, the Old Bell Atlantic Charter, the Old Bell Atlantic Bylaws, the NYNEX Charter, the NYNEX Bylaws, the Amended Bell Atlantic Charter and the Amended Bell Atlantic Bylaws. Copies of the Amended Bell Atlantic Charter and the Amended Bell Atlantic Bylaws, in substantially the forms to be adopted at the Effective Time, are attached to this Joint Proxy Statement/Prospectus as Appendices II and III. Copies of the Old Bell Atlantic Charter, the Old Bell Atlantic Bylaws, the NYNEX Charter, and the NYNEX Bylaws are incorporated by reference herein and will be sent to holders of shares of Bell Atlantic Common Stock and NYNEX Common Stock, respectively, upon request. See "Where You Can Find More Information."

COMPARISON OF CURRENT BELL ATLANTIC STOCKHOLDER RIGHTS AND BELL ATLANTIC STOCKHOLDER RIGHTS FOLLOWING THE MERGER

     The rights of the holders of Bell Atlantic Common Stock will be substantially the same under the DGCL and the Amended Bell Atlantic Charter and Amended Bell Atlantic Bylaws as they were under the DGCL and the Old Bell Atlantic Charter and Old Bell Atlantic Bylaws with the following exceptions.

     Authorized Capital. The total number of authorized shares of capital stock of Bell Atlantic is 1,525,000,000 shares, consisting of 12,500,000 shares of Series Preferred Stock, par value $1.00 per share, 12,500,000 shares of Series Preference Stock, par value $1.00 per share, and 1,500,000,000 shares of Bell Atlantic Common Stock, par value $1.00 per share. The authorized capital of New Bell Atlantic is as set forth under "Description of Bell Atlantic Capital Stock Following the Merger -- Authorized Capital Stock." As a result of the Certificate Amendment, the par value per share of the Bell Atlantic Common Stock will be reduced from $1.00 to $.10.

     Board of Directors. Bell Atlantic's Board currently consists of 15 directors, which number may be increased or decreased by resolution of the Board pursuant to the Old Bell Atlantic Bylaws. The Amended Bell Atlantic Charter provides for a Board of Directors consisting of 22 persons, which number may be increased or decreased prior to the time that Mr. Smith has retired from his position of Chairman of New Bell Atlantic (the "Retirement Date") only by the vote of three-quarters of the entire New Bell Atlantic Board, and thereafter by a majority of the entire New Bell Atlantic Board.

     The Amended Bell Atlantic Bylaws provide that half of the total Board of New Bell Atlantic shall be persons who were Bell Atlantic directors on April 21, 1996 or persons designated by such persons and half of the total Board shall be persons who were directors of NYNEX or a NYNEX telephone company on April 21, 1996 or persons designated by such persons. No more than six members of the New Bell Atlantic Board may be employees of New Bell Atlantic, and half of such employee directors shall be Bell Atlantic Directors and half shall be NYNEX Directors. The New Bell Atlantic Board is obligated by the Amended Bell Atlantic Bylaws to nominate at each stockholders' meeting which occurs prior to the Retirement Date such designees, nominated by the NYNEX Directors or the Bell Atlantic Directors, as may be necessary to ensure that there shall be an equal number of Bell Atlantic Directors and NYNEX Directors. Until the Retirement Date, vacancies in the Board may be filled only by vote of the stockholders. The foregoing provisions of the Amended Bell Atlantic Bylaws will be effective until further amended by three-quarters vote of the entire Board of New Bell Atlantic.

     Election of Officers. The Amended Bell Atlantic Bylaws provide that, until January 1, 1999, the election of any person to the positions of Chairman, Vice Chairman, President, Chief Executive Officer, or Chief Operating Officer other than as contemplated by the Smith and Seidenberg Employment Agreements, or the removal of Messrs. Smith or Seidenberg from any of such positions which they then hold in accordance with such Employment Agreements, shall require the affirmative vote of three-quarters of the entire Board of New Bell Atlantic.

     Quorum for Stockholders' Meetings. To achieve a quorum at meetings of the stockholders of New Bell Atlantic, the Amended Bell Atlantic Bylaws require the presence of a majority of the outstanding shares of Bell Atlantic Common Stock. The Old Bell Atlantic Bylaws only require the presence of one-third of the outstanding shares of Bell Atlantic Common Stock to constitute a quorum at meetings of the Bell Atlantic stockholders.

     Consideration of Relevant Factors. The Amended Bell Atlantic Charter contains a provision which expressly acknowledges that the Board of New Bell Atlantic may give due consideration to all relevant factors when evaluating an acquisition proposal with respect to New Bell Atlantic, which factors may include the effects of such proposal on employees, customers, suppliers and other affected persons, and the value of the consideration offered in the acquisition proposal in relation to the Board's estimate of the then current value of New Bell Atlantic in a freely negotiated transaction and the estimated future value of New Bell Atlantic.

COMPARISON OF CURRENT NYNEX STOCKHOLDER RIGHTS AND BELL ATLANTIC STOCKHOLDER RIGHTS FOLLOWING THE MERGER

     Authorized Capital. The total number of authorized shares of capital stock of NYNEX is 825,000,000 shares, par value $1.00 per share, consisting of 75,000,000 shares of series preferred stock, (the "NYNEX Preferred Stock"), and 750,000,000 shares of NYNEX Common Stock. The authorized capital of New Bell Atlantic is as set forth under "Description of Bell Atlantic Capital Stock Following the Merger -- Authorized Capital Stock."

     Board of Directors. NYNEX's Board currently consists of 12 directors, which number may be increased or decreased by the Board pursuant to NYNEX's Bylaws. The Amended Bell Atlantic Charter provides for 22 directors, which number may be increased or decreased by the vote of three-quarters of the entire New Bell Atlantic Board (a majority of the entire New Bell Atlantic Board with respect to any increase or decrease effective after the Retirement Date). The NYNEX Charter provides that the number of directors shall be not less than nine nor more than 19, the exact number of directors within such limits to be determined by the NYNEX Board. The Amended Bell Atlantic Charter provides for mandatory retirement of directors upon reaching 70 years of age; the NYNEX Charter does not contain a comparable provision, although the NYNEX Board currently has such a policy in effect. Under the Amended Bell Atlantic Bylaws, the presence of one-third of the total number of directors is necessary to constitute a quorum at any meeting. Under the NYNEX Bylaws, the presence of a majority of the directors then in office is necessary to constitute a quorum at any meeting.

     The Amended Bell Atlantic Bylaws provide that half of the total Board of New Bell Atlantic shall be Bell Atlantic Directors and half of the total Board shall be NYNEX Directors. No more than six members of the New Bell Atlantic Board may be employees of New Bell Atlantic, and half of such employee directors shall be Bell Atlantic Directors and half shall be NYNEX Directors. The New Bell Atlantic Board is obligated by the Amended Bell Atlantic Bylaws to nominate at each stockholders' meeting which occurs prior to the Retirement Date such designees, nominated by the NYNEX Directors or the Bell Atlantic Directors, as may be necessary to ensure that there shall be an equal number of Bell Atlantic Directors and NYNEX Directors. Until the Retirement Date, vacancies in the board may be filled only by vote of the stockholders. The foregoing provisions of the Amended Bell Atlantic Bylaws will be effective until further amended by three-quarters vote of the entire Board of New Bell Atlantic.

     Election of Officers. The Amended Bell Atlantic Bylaws provide that, until January 1, 1999, the election of any person to the positions of Chairman, Vice Chairman, President, Chief Executive Officer, or Chief Operating Officer other than as contemplated by the Smith and Seidenberg Employment Agreements, or the removal of Messrs. Smith or Seidenberg from any of such positions which they then hold in accordance with such Employment Agreements, shall require the affirmative vote of three-quarters of the entire Board of New Bell Atlantic.

     Removal of Directors. Under the NYNEX Charter, a director can only be removed for cause and only by the affirmative vote of the holders of three-quarters of the outstanding shares of NYNEX Common Stock. The Amended Bell Atlantic Charter and Amended Bell Atlantic Bylaws do not contain any provisions with respect to the removal of directors and, therefore, removal of New Bell Atlantic directors will be governed by the DGCL. Pursuant to Section 141 of the DGCL, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in the election of directors.

     Classified Board. The NYNEX Charter establishes three classes of directors, with each director elected for a term expiring at the third succeeding annual meeting of stockholders after his or her election. The New Bell Atlantic Board will not be divided into separate classes. Each director will serve until the next annual meeting of stockholders after his or her election.

     Absence of Rights Plan. In 1989, NYNEX entered into the NYNEX Rights Agreement, which has been amended to not apply to the Merger. New Bell Atlantic will not have an effective rights plan following the Merger.

     Supermajority Vote Requirement. The NYNEX Charter requires certain transactions with a holder of ten percent or more of NYNEX's outstanding voting securities (a "Ten Percent Holder") to be approved by the vote of three-quarters of the outstanding voting securities of NYNEX. These transactions include any merger or consolidation with a Ten Percent Holder, any sale, lease or other transfer or disposition of assets with a value in excess of $50,000,000 to a Ten Percent Holder, the issuance of equity securities to a Ten Percent Holder, the adoption of any plan or proposal for the liquidation or dissolution of NYNEX or any spin-off or split-up of any kind proposed by or on behalf of a Ten Percent Holder, or any reclassification or recapitalization of NYNEX the effect of which would increase the percentage of outstanding NYNEX equity securities owned by a Ten Percent Holder. The Amended Bell Atlantic Charter and Amended Bell Atlantic Bylaws do not contain any supermajority approval requirements.

     Prohibition on Payment of Greenmail. The NYNEX Charter contains a provision requiring that any purchase by NYNEX of shares of any class of equity securities from any beneficial owner of 5% or more of NYNEX's outstanding capital stock traded on a national securities exchange or on the NASDAQ National Market must first be approved by the affirmative vote of holders of a majority of outstanding shares of such stock not owned by such person. The Amended Bell Atlantic Charter and Amended Bell Atlantic Bylaws do not contain any similar provisions.

     Special Meetings of Stockholders. Pursuant to Section 211 of the DGCL, special meetings of stockholders may be called at the request of the stockholders of a corporation provided such right is contained in the charter or bylaws of the corporation. The NYNEX Bylaws permit special meetings of the stockholders of NYNEX to be called by the holders of two-thirds of the outstanding NYNEX Common Stock. The Amended Bell Atlantic Charter and Amended Bell Atlantic Bylaws do not contain any provision granting stockholders the right to call special meetings and, therefore, stockholders of New Bell Atlantic will not have the right to call special meetings of the stockholders.

        DESCRIPTION OF BELL ATLANTIC CAPITAL STOCK FOLLOWING THE MERGER

     The summary of the terms of the capital stock of New Bell Atlantic set forth below does not purport to be complete and is qualified by reference to the Amended Bell Atlantic Charter and Amended Bell Atlantic Bylaws. Copies of the Amended Bell Atlantic Charter and Amended Bell Atlantic Bylaws, in substantially the forms to be adopted immediately prior to the Effective Time, are attached as Appendices II and III.

AUTHORIZED CAPITAL STOCK

     Under the Amended Bell Atlantic Charter, the total number of shares of all classes of stock that New Bell Atlantic has authority to issue is 2,500,000,000 shares, par value $.10 per share, of which 2,250,000,000 are shares of Bell Atlantic Common Stock and 250,000,000 are shares of Bell Atlantic Series Preferred Stock ("Bell Atlantic Series Preferred Stock").

COMMON STOCK

     Subject to any preferential rights of the Bell Atlantic Series Preferred Stock, holders of shares of Bell Atlantic Common Stock will be entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by the New Bell Atlantic Board and to share ratably in the assets of Bell Atlantic legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up. New Bell Atlantic will not be able to pay any dividend or make any distribution of assets on shares of Bell Atlantic Common Stock until cumulative dividends on shares of Bell Atlantic Series Preferred Stock then outstanding, if any, having dividend or distribution rights senior to the Bell Atlantic Common Stock have been paid. See "The Merger Agreement -- New Bell Atlantic Following the Merger" with respect to the anticipated initial quarterly dividend on the Bell Atlantic Common Stock.

     Holders of Bell Atlantic Common Stock will be entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of Bell Atlantic Series Preferred Stock, the holders of such shares will possess all voting power. The Amended Bell Atlantic Charter does not provide for cumulative voting for the election of directors.

     The shares of Bell Atlantic Common Stock, when issued to holders of outstanding shares of NYNEX Common Stock in connection with the Merger, will be validly issued, fully paid and non-assessable.

     Holders of Bell Atlantic Common Stock will have no preferences or preemptive, conversion, or exchange rights.

SERIES PREFERRED STOCK

     The Bell Atlantic Board is authorized at any time and from time to time to provide for the issuance of all or any shares of the Bell Atlantic Series Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are permitted by the DGCL, including, but not limited to, the authority to provide that any such class or series be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Bell Atlantic; or (d) convertible into, or exchangeable for, shares of any class or classes of stock, or other securities or property, of Bell Atlantic at such price or prices or at such rates of exchange and with such adjustments; all as the Board determines by resolution. As of the date hereof, no shares of Bell Atlantic Series Preferred Stock are outstanding.

PREEMPTIVE RIGHTS

     No holder of any shares of any class of stock of New Bell Atlantic will have any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

TRANSFER AGENT AND REGISTRAR

     The principal transfer agent and registrar for Bell Atlantic Common Stock after the Merger will be designated by Bell Atlantic and NYNEX prior to the completion of the Merger.

STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF NYNEX COMMON STOCK

     It is a condition to the Merger that the shares of Bell Atlantic Common Stock issuable in connection with the Merger be approved for listing on the NYSE upon official notice of issuance. If the Merger is consummated, NYNEX Common Stock will cease to be listed on the NYSE and the other exchanges on which such securities are listed. NYNEX will continue to file periodic reports pursuant to the Securities Exchange Act of 1934 after the Merger is consummated for so long as it continues to have publicly-held debt securities outstanding.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTION AGREEMENTS

     This Joint Proxy Statement/Prospectus does not cover any resales of the Bell Atlantic Common Stock to be received by the stockholders of NYNEX upon consummation of the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

     All shares of Bell Atlantic Common Stock received by NYNEX stockholders in the Merger will be freely transferable, except that shares of Bell Atlantic Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act of 1933) of NYNEX prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 144 or 145 promulgated under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be affiliates of NYNEX generally include individuals or entities that control, are controlled by, or are under common control with, NYNEX and may include certain officers, directors and principal stockholders of NYNEX. The Merger Agreement requires NYNEX to use reasonable efforts to cause its affiliates to execute a written agreement to the effect that such persons will not offer or sell or otherwise dispose of any of the shares of Bell Atlantic Common Stock issued to such persons in the Merger in violation of the Securities Act of 1933 or the rules and regulations promulgated by the SEC thereunder.

     In addition, pursuant to the Merger Agreement, Bell Atlantic and NYNEX each have agreed to use reasonable efforts to cause its affiliates to execute written agreements prohibiting such affiliates from transferring their Bell Atlantic Common Stock or NYNEX Common Stock, respectively, during the period commencing 30 days prior to the Effective Time and ending at such time as financial results covering at least 30 days of combined operations of NYNEX and Bell Atlantic have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76 (the agreements described in this and the preceding paragraph, collectively, the "Stock Transfer Restriction Agreements").

                                 LEGAL MATTERS

     The validity of the Bell Atlantic Common Stock to be issued in connection with the Merger will be passed upon by James R. Young, Esq., Vice
President - General Counsel of Bell Atlantic.

                                    EXPERTS

     The consolidated financial statements incorporated by reference in Bell Atlantic's and NYNEX's Annual Reports on Form 10-K for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon incorporated therein and herein by reference (which reports include explanatory paragraphs concerning Bell Atlantic's and NYNEX's discontinued accounting for the operations of their respective telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," and changes in their methods of accounting for postemployment benefits and income taxes). Such consolidated financial statements of Bell Atlantic and NYNEX are incorporated herein by reference or included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                          FUTURE STOCKHOLDER PROPOSALS

     Any Bell Atlantic stockholder who intends to submit a proposal for inclusion in the proxy materials for the 1997 annual meeting of Bell Atlantic must submit such proposal to the Secretary of Bell Atlantic by November 8, 1996. In addition, the current Bell Atlantic bylaws provide that any stockholder wishing to make a nomination for director, or wishing to introduce a proposal or other business, at the 1997 annual meeting of Bell Atlantic must give at least 60 days advance notice, subject to certain exceptions, and that notice must meet certain other requirements set forth in the Bell Atlantic bylaws. A copy of the applicable current Bell Atlantic bylaws may be obtained from the Secretary of Bell Atlantic. The provisions in the Bell Atlantic bylaws relevant to the foregoing will be continued unchanged in the Amended Bell Atlantic Bylaws.

     NYNEX expects to hold an annual meeting of stockholders in the second quarter of 1997 unless the Merger is completed prior thereto. SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Any NYNEX stockholder who intends to submit a proposal for inclusion in the proxy materials for the 1997 annual meeting of NYNEX must submit such proposal to the Secretary of NYNEX by November 18, 1996. In addition, the NYNEX Bylaws provide that any NYNEX stockholder wishing to make a nomination for director, or wishing to introduce a proposal on other business, at the 1997 annual meeting of NYNEX must notify the Secretary of NYNEX of the stockholders' intentions and provide certain other information in advance of such meeting, in accordance with the procedures detailed in the NYNEX Bylaws. A copy of the NYNEX Bylaws may be obtained from the Secretary of NYNEX.

                      WHERE YOU CAN FIND MORE INFORMATION

     Bell Atlantic and NYNEX file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     Bell Atlantic filed a Registration Statement on Form S-4 to register with the SEC the Bell Atlantic Common Stock to be issued to NYNEX stockholders in the Merger. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Bell Atlantic in addition to being a proxy statement of Bell Atlantic and NYNEX for the Special Meetings. As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     The SEC allows us to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

           BELL ATLANTIC SEC FILINGS (FILE NO.
                         1-8606)                                    PERIOD
        ------------------------------------------------------------------------------------
        Annual Report on Form 10-K                Year ended December 31, 1995
        Quarterly Reports on Form 10-Q            Quarters ended March 31, 1996 and
                                                    June 30, 1996
        Current Reports on Form 8-K               Filed on January 23, 1996, January 24, 1996,
                                                    April 18, 1996, April 23, 1996,
                                                    July 3, 1996 and July 18, 1996

           NYNEX SEC FILINGS (FILE NO. 1-8608)                      PERIOD
        ------------------------------------------------------------------------------------
        Annual Report on Form 10-K                Year ended December 31, 1995
        Quarterly Reports on Form 10-Q            Quarters ended March 31, 1996 and
                                                    June 30, 1996
        Current Reports on Form 8-K               Filed on April 23, 1996 and July 3, 1996

     We are also incorporating by reference additional documents that we file with the SEC between the date of this Joint Proxy Statement/Prospectus and the dates of the Special Meetings of our stockholders.

     Bell Atlantic has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Bell Atlantic and NYNEX has supplied all such information relating to NYNEX.

     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Joint Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

        Bell Atlantic Corporation                 NYNEX Corporation
        Shareowner Services                       Share Owner Services
        1717 Arch Street, 31st Floor              1095 Avenue of the Americas, 19th Floor
        Philadelphia, PA 19103                    New York, NY 10036
        Tel: (215) 963-6333                       Tel: (212) 395-2121

     If you would like to request documents from us, please do so by October 18, 1996 to receive them before the Special Meetings.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED SEPTEMBER 9, 1996. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF BELL ATLANTIC COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                             LIST OF DEFINED TERMS

           DEFINED TERM              PAGE NO.
- -----------------------------------  --------
1996 Agreements....................     52
Acquisition Proposal...............     62
Amended Bell Atlantic Bylaws.......     11
Amended Bell Atlantic Charter......     11
Ameritech..........................     33
Antitrust Division.................     20
AT&T...............................     11
BANM...............................     17
Bear Stearns.......................     14
Bell Atlantic......................     11
Bell Atlantic Common Stock.........     11
Bell Atlantic Directors............     59
Bell Atlantic DRSPP................     65
Bell Atlantic ESOP.................     65
Bell Atlantic Meeting..............     11
Bell Atlantic North................     59
Bell Atlantic P/E ratio............     33
Bell Atlantic Proposal.............     11
Bell Atlantic Series Preferred
  Stock............................     71
Bell Atlantic South................     59
Bell Atlantic SPSE.................     65
Bell Atlantic SSP..................     65
BellSouth..........................     33
Benefit Plans......................     62
CAGR...............................     46
Certificate Amendment..............     11
Code...............................     19
Combined Region....................     16
Comparable Companies...............     42
Comparable Public Companies........     46
Comparable Transactions............     48
Consent Decree.....................     11
Cooling Off Report.................     40
Coopers & Lybrand..................     14
DGCL...............................     68
Director Pension Plan..............     56
Director Retainer Plan.............     56
Discounted Cash Flow Analysis......     47
DPS................................     47
EBIT...............................     46
EBITDA.............................     41
Effective Time.....................     11
Engagement Letter..................     49
EPS................................     46
ERISA..............................     62
Exchange Agent.....................     58

           DEFINED TERM              PAGE NO.
- -----------------------------------  --------
Exchange Ratio.....................     11
Executive Retention Agreements.....     55
FCC................................     21
Forecasted Market Prices...........     47
FTC................................     20
GTE................................     33
Historical Trading Ratios..........     39
HSR Act............................     20
Hypothetical Unaffected Exchange
  Ratio............................     34
IBES...............................     42
Implied Bell Atlantic Share
  Prices...........................     48
Implied New Bell Atlantic Share
  Prices...........................     48
Initial Period.....................     49
Initial Termination Fee............     63
IRS................................     19
LEC Peer Group.....................     33
Long Term Plan.....................     53
Market Exchange Ratio..............     32
Material Adverse Effect............     60
MCI................................     16
Merger.............................     11
Merger Agreement...................     11
Merger Company.....................     11
Merger Company Common Stock........     11
Merger Discussions Report..........     40
Merger Subsidiary..................     11
Merrill Lynch......................     15
Morgan Stanley.....................     14
Multiples Analysis.................     46
New Bell Atlantic..................     11
New Bell Atlantic Common Stock.....     11
NYNEX..............................     11
NYNEX Bylaws.......................     68
NYNEX Charter......................     68
NYNEX Common Stock.................     11
NYNEX Directors....................     59
NYNEX DRSPP........................     66
NYNEX Meeting......................     11
NYNEX P/E ratio....................     33
NYNEX Preferred Stock..............     69
NYNEX Proposal.....................     11
NYNEX SPSE.........................     66
NYNEX SSP..........................     66
Offering Person....................     63
Old Bell Atlantic Bylaws...........     68
Old Bell Atlantic Charter..........     68

           DEFINED TERM              PAGE NO.
- -----------------------------------  --------
Original Bear Stearns Opinion......     30
Original Bell Atlantic Exchange
  Ratio............................     11
Original Merger Agreement..........     11
Original Mergers...................     31
Original Merrill Lynch Opinion.....     43
Original Morgan Stanley Opinion....     38
Original NYNEX Exchange Ratio......     11
Original Transaction...............     11
P/E ratios.........................     33
P/E-to-Growth Analysis.............     46
PacTel.............................     16
PacTel/SBC Report..................     40
Pay................................     52
PCS................................     12
Precedent MOE Transactions.........     34
Private Market Intrinsic Value
  Analysis.........................     46
Projected Benefits.................     30
Proposal Parties...................     62
Public Market Intrinsic Value
  Analysis.........................     46
Regional Holding Companies.........     11
Restated Agreements................     55
Retention Award....................     55
Retirement Date....................     68

           DEFINED TERM              PAGE NO.
- -----------------------------------  --------
S&P 400............................     40
SBC................................     16
Secondary Period...................     51
Seidenberg Employment Agreement....     50
Seidenberg Employment Period.......     51
Short Term Plans...................     53
Smith Employment Agreement.........     49
Smith Employment Period............     49
Special Meetings...................     11
Sprint.............................     16
Stock Transfer Restriction
  Agreements.......................     72
Telco Businesses...................     46
Telco Implied Values...............     46
Telephony Services Group...........     40
Ten Percent Holder.................     70
Termination Date...................     62
Transfer Taxes.....................     20
Two-Year Projections...............     30
U S WEST...........................     16
Updated Bear Stearns Opinion.......     31
Updated Merrill Lynch Opinion......     44
Updated Morgan Stanley Opinion.....     38
Wireline Services Group............     40
Withdrawal.........................     63

                                                                      APPENDIX I

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              AMENDED AND RESTATED

                               AGREEMENT AND PLAN

                                   OF MERGER

                                  DATED AS OF

                                 APRIL 21, 1996

                                 BY AND BETWEEN

                               NYNEX CORPORATION

                                      AND

                           BELL ATLANTIC CORPORATION

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                     PAGE NO. I-
                                                                                     -----------
ARTICLE I -- THE MERGER
SECTION 1.1    --   Formation of Merger Subsidiary.................................        1
SECTION 1.2    --   The Merger.....................................................        1
SECTION 1.3    --   Effective Time.................................................        1
SECTION 1.4    --   Effect of the Merger...........................................        2
SECTION 1.5    --   Subsequent Actions.............................................        2
SECTION 1.6    --   Certificate of Incorporation; Bylaws; Directors and Officers of
                      Surviving Corporation........................................        2
ARTICLE II -- EFFECT ON STOCK OF THE SURVIVING CORPORATION
                              AND THE MERGED CORPORATION
SECTION 2.1    --   Conversion of Securities.......................................        2
SECTION 2.2    --   Conversion of Shares...........................................        2
SECTION 2.3    --   Cancellation of Treasury Shares................................        3
SECTION 2.4    --   Conversion of Common Stock of the Merged Corporation into
                      Common Stock of the Surviving Corporation....................        3
SECTION 2.5    --   Exchange of Shares Other Than Treasury Shares..................        3
SECTION 2.6    --   Transfer Books.................................................        4
SECTION 2.7    --   No Fractional Share Certificates...............................        4
SECTION 2.8    --   Options to Purchase NYNEX Common Stock.........................        5
SECTION 2.9    --   Restricted Stock...............................................        6
SECTION 2.10   --   Certain Adjustments............................................        6
ARTICLE III -- CERTAIN MATTERS RELATED TO BELL ATLANTIC
SECTION 3.1    --   Certificate of Incorporation and Bylaws of Bell Atlantic.......        6
SECTION 3.2    --   Dividends......................................................        6
SECTION 3.3    --   Headquarters...................................................        6
SECTION 3.4    --   Corporate Identity.............................................        6
ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF NYNEX
SECTION 4.1    --   Organization and Qualification; Subsidiaries...................        6
SECTION 4.2    --   Certificate of Incorporation and Bylaws........................        7
SECTION 4.3    --   Capitalization.................................................        7
SECTION 4.4    --   Authority Relative to this Agreement...........................        8
SECTION 4.5    --   No Conflict; Required Filings and Consents.....................        8
SECTION 4.6    --   SEC Filings; Financial Statements..............................        9
SECTION 4.7    --   Absence of Certain Changes or Events...........................        9
SECTION 4.8    --   Litigation.....................................................        9
SECTION 4.9    --   No Violation of Law............................................        9
SECTION 4.10   --   Joint Proxy Statement..........................................       10
SECTION 4.11   --   Employee Matters; ERISA........................................       10
SECTION 4.12   --   Labor Matters..................................................       12
SECTION 4.13   --   Environmental Matters..........................................       12
SECTION 4.14   --   Board Action; Vote Required; Amendment of Rights Agreement;
                      Applicability of Section 203.................................       14
SECTION 4.15   --   Opinion of Financial Advisor...................................       15
SECTION 4.16   --   Brokers........................................................       15
SECTION 4.17   --   Tax Matters....................................................       15

                                                                                     PAGE NO. I-
                                                                                     -----------
SECTION 4.18   --   Intellectual Property..........................................       16
SECTION 4.19   --   Insurance......................................................       16
SECTION 4.20   --   Ownership of Securities........................................       16
SECTION 4.21   --   Certain Contracts..............................................       16
SECTION 4.22   --   Certain Regulatory Matters.....................................       17
SECTION 4.23   --   SFAS 106 Matters...............................................       17
ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF BELL ATLANTIC
SECTION 5.1    --   Organization and Qualification; Subsidiaries...................       17
SECTION 5.2    --   Certificate of Incorporation and Bylaws........................       17
SECTION 5.3    --   Capitalization.................................................       18
SECTION 5.4    --   Authority Relative to this Agreement...........................       18
SECTION 5.5    --   No Conflict; Required Filings and Consents.....................       19
SECTION 5.6    --   SEC Filings; Financial Statements..............................       19
SECTION 5.7    --   Absence of Certain Changes or Events...........................       20
SECTION 5.8    --   Litigation.....................................................       20
SECTION 5.9    --   No Violation of Law............................................       20
SECTION 5.10   --   Joint Proxy Statement..........................................       21
SECTION 5.11   --   Employee Matters; ERISA........................................       21
SECTION 5.12   --   Labor Matters..................................................       22
SECTION 5.13   --   Environmental Matters..........................................       23
SECTION 5.14   --   Board Action; Vote Required; Redemption of Rights;
                      Applicability of Section 203.................................       24
SECTION 5.15   --   Opinion of Financial Advisor...................................       24
SECTION 5.16   --   Brokers........................................................       25
SECTION 5.17   --   Tax Matters....................................................       25
SECTION 5.18   --   Intellectual Property..........................................       25
SECTION 5.19   --   Insurance......................................................       26
SECTION 5.20   --   Ownership of Securities........................................       26
SECTION 5.21   --   Certain Contracts..............................................       26
SECTION 5.22   --   Certain Regulatory Matters.....................................       26
ARTICLE VI -- CONDUCT OF INDEPENDENT BUSINESSES PENDING THE MERGER
SECTION 6.1    --   Transition Planning............................................       27
SECTION 6.2    --   Conduct of Business in the Ordinary Course.....................       27
SECTION 6.3    --   No Solicitation................................................       29
SECTION 6.4    --   Subsequent Financial Statements................................       30
SECTION 6.5    --   Control of Operations..........................................       31
ARTICLE VII -- ADDITIONAL AGREEMENTS
SECTION 7.1    --   Joint Proxy Statement and the Registration Statement...........       31
SECTION 7.2    --   NYNEX and Bell Atlantic Stockholders' Meetings and Consummation
                      of the Merger................................................       31
SECTION 7.3    --   Additional Agreements..........................................       32
SECTION 7.4    --   Notification of Certain Matters................................       32
SECTION 7.5    --   Access to Information..........................................       33
SECTION 7.6    --   Public Announcements...........................................       33
SECTION 7.7    --   Cooperation....................................................       33
SECTION 7.8    --   Indemnification, Directors' and Officers' Insurance............       33
SECTION 7.9    --   Employee Benefit Plans.........................................       34

                                                                                     PAGE NO. I-
                                                                                     -----------
SECTION 7.10   --   Employment Arrangements........................................       34
SECTION 7.11   --   Stock Exchange Listing.........................................       35
SECTION 7.12   --   Post-Merger Bell Atlantic Board of Directors...................       35
SECTION 7.13   --   No Shelf Registration..........................................       35
SECTION 7.14   --   Affiliates.....................................................       36
SECTION 7.15   --   Blue Sky.......................................................       36
SECTION 7.16   --   Pooling of Interests...........................................       36
SECTION 7.17   --   Tax-Free Reorganization........................................       36
ARTICLE VIII -- CONDITIONS TO MERGER
SECTION 8.1    --   Conditions to Obligations of Each Party to Effect the Merger...       36
SECTION 8.2    --   Additional Conditions to Obligations of NYNEX..................       38
SECTION 8.3    --   Additional Conditions to Obligations of Bell Atlantic..........       38
ARTICLE IX -- TERMINATION, AMENDMENT AND WAIVER
SECTION 9.1    --   Termination....................................................       39
SECTION 9.2    --   Effect of Termination..........................................       40
SECTION 9.3    --   Amendment......................................................       42
SECTION 9.4    --   Waiver.........................................................       42
ARTICLE X -- GENERAL PROVISIONS
SECTION 10.1   --   Non-Survival of Representations, Warranties and Agreements.....       42
SECTION 10.2   --   Notices........................................................       42
SECTION 10.3   --   Expenses.......................................................       43
SECTION 10.4   --   Certain Definitions............................................       43
SECTION 10.5   --   Headings.......................................................       45
SECTION 10.6   --   Severability...................................................       45
SECTION 10.7   --   Entire Agreement; No Third-Party Beneficiaries.................       45
SECTION 10.8   --   Assignment.....................................................       45
SECTION 10.9   --   Governing Law..................................................       45
SECTION 10.10  --   Counterparts...................................................       45
INDEX OF DEFINED TERMS.............................................................       46
APPENDIX I-A   --   Form of Bell Atlantic Certificate of Incorporation
APPENDIX I-B   --   Form of Bell Atlantic Bylaws

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of April 21, 1996, ("the date hereof"), as amended and restated by the parties as of July 2, 1996 (this "Agreement"), between NYNEX Corporation, a Delaware corporation ("NYNEX"), and Bell Atlantic Corporation, a Delaware corporation ("Bell Atlantic").

                                   WITNESSETH

     WHEREAS, the Boards of Directors of NYNEX and Bell Atlantic have each determined that it is in the best interests of their respective stockholders that NYNEX and Bell Atlantic enter into a business combination under which a subsidiary of Bell Atlantic will merge with and into NYNEX pursuant to the Merger (as defined in Section 1.1 hereof) and Bell Atlantic and NYNEX desire to enter into the "merger of equals" transaction contemplated hereby, and, in connection therewith, to make certain representations, warranties and agreements in connection with the Merger;

     WHEREAS, the Boards of Directors of NYNEX and Bell Atlantic have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved the Merger upon the terms and conditions set forth herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                            ARTICLE I -- THE MERGER

     SECTION 1.1 -- Formation of Merger Subsidiary. Bell Atlantic will form under the Delaware General Corporation Law ("Delaware Law") a wholly-owned subsidiary (the "Merger Subsidiary") to be merged into NYNEX (the "Merger") as set forth in Section 1.2 hereof. The Merger Subsidiary will be formed solely to facilitate the Merger and will conduct no business or activity other than in connection with the Merger. Bell Atlantic will (i) cause the Merger Subsidiary to execute and deliver a joinder to this Agreement pursuant to Section 251 of Delaware Law, and (ii) execute a formal written consent under Section 228 of Delaware Law as the sole stockholder of the Merger Subsidiary, approving the execution, delivery and performance of this Agreement by the Merger Subsidiary.

     SECTION 1.2 -- The Merger.  At the Effective Time (as defined in Section
1.3 hereof) and subject to and upon the terms and conditions of this Agreement and Delaware Law, the Merger shall be consummated, whereby the Merger Subsidiary shall be merged with and into NYNEX, the separate corporate existence of the Merger Subsidiary shall cease, and NYNEX shall continue as the surviving corporation which shall be a wholly owned subsidiary of Bell Atlantic. NYNEX as the surviving corporation after the Merger is herein sometimes referred to as the "Surviving Corporation" and the Merger Subsidiary as the non-surviving corporation after the Merger is herein sometimes referred to as the "Merged Corporation." NYNEX, Bell Atlantic, and, after entering into a joinder to this Agreement, the Merger Subsidiary, are herein referred to collectively as the "Parties" and each individually as a "Party."

     SECTION 1.3 -- Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VIII hereof and the consummation of the Closing referred to in Section 7.2(b) hereof, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

     SECTION 1.4 -- Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of NYNEX and the Merger Subsidiary shall continue with, or vest in, as the case may be, NYNEX as the Surviving Corporation, and all debts, liabilities and duties of NYNEX and the Merger Subsidiary shall continue to be, or become, as the case may be, the debts, liabilities and duties of NYNEX as the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be a direct wholly owned subsidiary of Bell Atlantic.

     SECTION 1.5 -- Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.6 -- Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by NYNEX and Bell Atlantic before the Effective Time, at the Effective Time:

     (a) the Certificate of Incorporation of NYNEX as the Surviving Corporation shall be the Certificate of Incorporation of NYNEX as in effect immediately prior to the Effective Time, until thereafter amended as provided by law and such Certificate of Incorporation, except that Section 4.1 of the Certificate of Incorporation of NYNEX shall be amended pursuant hereto, from and after the Effective Time, to provide for a par value of $0.01 per share for each share of Common Stock of NYNEX. The text of such section as the same shall be amended hereby is set forth on Schedule 1.6(a) hereto;

     (b) the Bylaws of NYNEX as the Surviving Corporation shall be the Bylaws of NYNEX immediately prior to the Effective Time, until thereafter amended as provided by law and the Certificate of Incorporation and the Bylaws of such Surviving Corporation; and

     (c) the directors and officers of NYNEX immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law and the Bylaws of the Surviving Corporation.

                 ARTICLE II -- EFFECT ON STOCK OF THE SURVIVING
                     CORPORATION AND THE MERGED CORPORATION

     SECTION 2.1 -- Conversion of Securities. The manner and basis of converting the shares of common stock of the Surviving Corporation and of the Merged Corporation at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.

     SECTION 2.2 -- Conversion of Shares. (a) Each share of common stock, par value $1.00 per share, of NYNEX ("NYNEX Common Stock") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of NYNEX and those owned by Bell Atlantic) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for 0.768 shares of common stock, par value $0.10 per share (after giving effect to the Certificate Amendment described herein; "Bell Atlantic Common Stock," as used herein, means the common stock, par value $1.00 per share, of Bell Atlantic prior to the effectiveness of the Certificate Amendment, and the common stock, par value $0.10 per share, of Bell Atlantic upon and after such effectiveness). Such ratio of NYNEX Common Stock to Bell Atlantic Common Stock is herein referred to as the "Exchange Ratio".

     (b) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of NYNEX Common Stock ("NYNEX Shares"), shall evidence ownership of Bell Atlantic Common Stock on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.3, 2.5, 2.7, 2.8, 2.9 and
2.10 hereof.

     (c) For all purposes of this Agreement, unless otherwise specified, the Mandalay Shares (as defined in Section 10.4 hereof) and all shares held by employee stock ownership plans of NYNEX (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of NYNEX and
(iii) shall be converted into shares of Bell Atlantic Common Stock in accordance with the Exchange Ratio.

     SECTION 2.3 -- Cancellation of Treasury Shares. At the Effective Time, each share of NYNEX Common Stock held in the treasury of NYNEX or owned by Bell Atlantic immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Bell Atlantic or the Surviving Corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

     SECTION 2.4 -- Conversion of Common Stock of the Merged Corporation into Common Stock of the Surviving Corporation. At the Effective Time, each share of common stock, par value $0.01 per share, of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Bell Atlantic, forthwith cease to exist and be converted into 1,000 validly issued, fully paid and nonassessable shares of common stock of NYNEX, par value $0.01 per share, as the Surviving Corporation (the "New NYNEX Common Stock"). Immediately after the Effective Time and upon surrender by Bell Atlantic of the certificate representing the shares of the common stock of the Merger Subsidiary, NYNEX as the Surviving Corporation shall deliver to Bell Atlantic an appropriate certificate or certificates representing the New NYNEX Common Stock created by conversion of the common stock of the Merger Subsidiary owned by Bell Atlantic.

     SECTION 2.5 -- Exchange of Shares Other Than Treasury Shares. (a) Subject to the terms and conditions hereof, at or prior to the Effective Time, Bell Atlantic and NYNEX shall jointly appoint an exchange agent to effect the exchange of NYNEX Shares for Bell Atlantic Common Stock in accordance with the provisions of this Article II (the "Exchange Agent"). From time to time after the Effective Time, Bell Atlantic shall deposit, or cause to be deposited, with the Exchange Agent certificates representing Bell Atlantic Common Stock for conversion of NYNEX Shares in accordance with the provisions of Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing NYNEX Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Bell Atlantic. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Bell Atlantic Common Stock into which the NYNEX Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and all such shares of Bell Atlantic Common Stock shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding NYNEX Shares shall be deemed for all corporate purposes of Bell Atlantic, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Bell Atlantic Common Stock into which the NYNEX Shares theretofore represented thereby shall have been converted at the Effective Time.

Unless and until any such certificate theretofore representing NYNEX Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Bell Atlantic Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Except as otherwise provided in Section 2.6 hereof, upon the surrender of any such certificate theretofore representing NYNEX Shares, however, the record holder of the certificate or certificates representing shares of Bell Atlantic Common Stock issued in exchange therefor shall receive from the Exchange Agent or from Bell Atlantic, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Bell Atlantic Common Stock ("Pre-Surrender Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender Dividends upon the surrender of certificates theretofore representing NYNEX Shares. After the appointment of the Exchange Agent shall have been terminated, any holders of certificates representing NYNEX Shares which have not received payment of Pre-Surrender Dividends shall look only to Bell Atlantic for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5(a), neither the Exchange Agent nor any Party shall be liable to a holder of NYNEX Shares for any Bell Atlantic Common Stock, any dividends or distributions thereon or any cash payment for fractional shares as contemplated by Section 2.7, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to
Section 2.6 hereof.

     (b) Notwithstanding anything herein to the contrary, certificates surrendered for exchange by any "affiliate" of NYNEX shall not be exchanged until Bell Atlantic shall have received a signed agreement from such "affiliate" as provided in Section 7.14 hereof.

     SECTION 2.6 -- Transfer Books. The stock transfer books of NYNEX shall be closed at the Effective Time and no transfer of any NYNEX Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of NYNEX Shares that is not registered in the stock transfer records of NYNEX at the Effective Time, a certificate or certificates representing the number of full shares of Bell Atlantic Common Stock into which such NYNEX Shares shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.5(a) hereof, if the certificate or certificates representing such NYNEX Shares is or are surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

     SECTION 2.7 -- No Fractional Share Certificates. (a) No scrip or fractional share certificate for Bell Atlantic Common Stock will be issued upon the surrender for exchange of certificates evidencing NYNEX Shares, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Bell Atlantic or of the Surviving Corporation with respect to such fractional share interest.

     (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Bell Atlantic Common Stock to be issued and delivered to the Exchange Agent pursuant to Section 2.5 hereof over (ii) the aggregate number of full shares of Bell Atlantic Common Stock to be distributed to holders of NYNEX Common Stock pursuant to Section 2.5 hereof (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of NYNEX Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in subsection (c) of this Section 2.7.

     (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of NYNEX Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of NYNEX Common Stock (the "Common Shares Trust"). Bell Atlantic shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of NYNEX Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of fractional share interests to which such holder of NYNEX Common Stock is entitled (after taking into account all shares of NYNEX Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of NYNEX Common Stock are entitled.

     (d) Notwithstanding the provisions of subsections (b) and (c) of this
Section 2.7, NYNEX and Bell Atlantic may agree at their option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, that Bell Atlantic shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of NYNEX Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of NYNEX Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Bell Atlantic Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.5(a) hereof.

     (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of NYNEX Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of NYNEX Common Stock, subject to and in accordance with the terms of Section 2.5 hereof.

     (f) Any portion of the Exchange Fund and the Common Shares Trust which remains undistributed for six months after the Effective Time shall be delivered to Bell Atlantic, upon demand, and any holders of NYNEX Common Stock who have not theretofore complied with the provisions of this Article II shall thereafter look only to Bell Atlantic for satisfaction of their claims for Bell Atlantic Common Stock, any cash in lieu of fractional shares of Bell Atlantic Common Stock and any Pre-Surrender Dividends.

     SECTION 2.8 -- Options to Purchase NYNEX Common Stock. (a) At the Effective Time, each option or warrant granted by NYNEX to purchase shares of NYNEX Common Stock which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Bell Atlantic and converted into an option or warrant to purchase shares of Bell Atlantic Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

        (i) the number of shares of Bell Atlantic Common Stock to be subject to the new option or warrant shall be equal to the product of (x) the number of shares of NYNEX Common Stock subject to the original option or warrant and (y) the Exchange Ratio;

        (ii) the exercise price per share of Bell Atlantic Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of the NYNEX Common Stock under the original option or warrant divided by (y) the Exchange Ratio; and

        (iii) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Bell Atlantic Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

     (b) At the Effective Time, each stock appreciation right ("SAR") with respect to NYNEX Common Stock which is outstanding and unexercised immediately before the Effective Time shall be converted into an SAR with respect to shares of Bell Atlantic Common Stock on the same terms and conditions as are in effect immediately prior to the Effective Time, with the adjustments set forth in subsection (a) of this Section 2.8.

     SECTION 2.9 -- Restricted Stock. At the Effective Time, any shares of NYNEX Common Stock awarded pursuant to any plan, arrangement or transaction, including, without limitation, the NYNEX 1987 Restricted Stock Award Plan, and outstanding immediately prior to the Effective Time shall be converted into shares of Bell Atlantic Common Stock in accordance with Section 2.2 hereof, subject to the same terms, conditions and restrictions as in effect immediately prior to the Effective Time, except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby.

     SECTION 2.10 -- Certain Adjustments. If between the date hereof and the Effective Time, the outstanding shares of NYNEX Common Stock or of Bell Atlantic Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of NYNEX Common Stock and Bell Atlantic Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

            ARTICLE III -- CERTAIN MATTERS RELATED TO BELL ATLANTIC

     SECTION 3.1 -- Certificate of Incorporation and Bylaws of Bell
Atlantic. At the Effective Time and subject to and upon the terms and conditions of this Agreement and Delaware Law, Bell Atlantic shall cause the Certificate of Incorporation of Bell Atlantic and the Bylaws of Bell Atlantic to be amended and restated to read as set forth in Appendices I-A and I-B hereto, respectively. Such amendment and restatement of the Bell Atlantic Certificate of Incorporation and amendment and restatement of the Bell Atlantic Bylaws are referred to herein as the "Certificate Amendment" and the "Bylaws Amendment", respectively.

     SECTION 3.2 -- Dividends. (a) Each of NYNEX and Bell Atlantic shall coordinate with the other the declaration of, and the setting of record dates and payment dates for, dividends on NYNEX Common Stock and Bell Atlantic Common Stock so that holders of NYNEX Shares (i) do not receive dividends on both NYNEX Shares and Bell Atlantic Common Stock received in connection with the Merger in respect of any calendar quarter or (ii) fail to receive a dividend on either NYNEX Shares or Bell Atlantic Common Stock received in connection with the Merger in respect of any calendar quarter.

     (b) It is the intention of the Parties that, after the Effective Time, the initial quarterly dividend per share of Bell Atlantic Common Stock shall be at least equal to $0.77, being the quotient of the dividend paid on each share of NYNEX Common Stock for the last full fiscal quarter immediately preceding the date hereof, divided by the Exchange Ratio, subject to approval and declaration thereof by the Board of Directors of Bell Atlantic.

     SECTION 3.3 -- Headquarters. NYNEX and Bell Atlantic agree that commencing at the Effective Time the headquarters of Bell Atlantic shall be located in New York, New York.

     SECTION 3.4 -- Corporate Identity. NYNEX and Bell Atlantic agree that at the Effective Time, the corporate name of Bell Atlantic shall remain "Bell Atlantic Corporation".

             ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF NYNEX

     NYNEX hereby represents and warrants as of the date hereof to Bell Atlantic as follows:

     SECTION 4.1 -- Organization and Qualification; Subsidiaries. Each of NYNEX and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the NYNEX Subsidiaries which is not a Significant

Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on NYNEX. Each of NYNEX and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on NYNEX. The NYNEX Subsidiaries are listed on Schedule 4.1 hereto.

     SECTION 4.2 -- Certificate of Incorporation and Bylaws. NYNEX has heretofore furnished, or otherwise made available, to Bell Atlantic a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of NYNEX and each of its Significant Subsidiaries. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither NYNEX nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

     SECTION 4.3 -- Capitalization. (a) The authorized capital stock of NYNEX consists of (i) 70,000,000 shares of preferred stock, par value $1.00 per share, none of which are outstanding and none of which are reserved for issuance, (ii) 5,000,000 shares of Series A Junior Participating Preferred Stock, par value $1.00 per share, none of which are outstanding and 3,000,000 of which are reserved for issuance, and (iii) 750,000,000 shares of NYNEX Common Stock, of which, as of March 31, 1996, 449,831,510 shares were issued and outstanding, 695,305 shares were held in the treasury of NYNEX and 45,585,277 shares were issuable upon the exercise of options outstanding under the NYNEX option plans listed on Schedule 4.3 hereto. Except as set forth on Schedule 4.3 or, after the date hereof, as permitted by Section 6.2 hereof, (i) since March 31, 1996, no shares of NYNEX Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence, and (ii) there are no outstanding NYNEX Equity Rights. For purposes of this Agreement, NYNEX Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from NYNEX or any of NYNEX's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of NYNEX ("NYNEX Equity Rights"), except for rights granted under the Rights Agreement, dated as of October 19, 1989 (the "NYNEX Rights Agreement"), between NYNEX and the Rights Agent (as defined therein). Schedule
4.3 hereto sets forth a complete and accurate list of certain information with respect to all outstanding NYNEX Equity Rights as of March 31, 1996. Since March 31, 1996, no NYNEX Equity Rights have been issued except as set forth on
Schedule 4.3, or, after the date hereof, as permitted by Section 6.2 hereof.

     (b) Except as set forth on Schedule 4.3, or, after the date hereof, as permitted by Section 6.2 hereof, there are no outstanding obligations of NYNEX or any of NYNEX's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of NYNEX.

     (c) All of the issued and outstanding shares of NYNEX Common Stock are validly issued, fully paid and nonassessable.

     (d) Except as disclosed on Schedule 4.1 hereto, all the outstanding capital stock of each of NYNEX's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned by NYNEX free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth on Schedule 4.3 or hereafter issued or entered into in accordance with Section 6.2 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from NYNEX or any of NYNEX's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any NYNEX Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly owned by NYNEX), and there are no outstanding obligations of NYNEX or any of NYNEX's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of NYNEX's Subsidiaries. Except for (i) its Subsidiaries and Material Investments, (ii) immaterial amounts of equity securities acquired in the capacity of creditor in bankruptcy proceedings, (iii) equity interests held by Material Investments and Jointly Held Persons, (iv) investments of persons in which NYNEX has less than a 10% interest and (v) equity interests disclosed on Schedule 4.3 hereto or hereafter acquired as permitted under Section 6.2 hereof, NYNEX does not directly or indirectly own any equity interest in any other person.

     (e) As to each of the NYNEX Material Investments, Cellco Partnership and Bell Atlantic NYNEX Mobile, Inc., NYNEX owns the equity interest set forth on
Schedule 4.3, free and clear of any liens, security interests, pledges, claims, charges or encumbrances except as disclosed on Schedule 4.3. Except as disclosed on Schedule 4.3, and excluding any rights of first refusal, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire any of such equity interests, directly or indirectly, by NYNEX.

     SECTION 4.4 -- Authority Relative to this Agreement. NYNEX has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger Agreement, to carry out its obligations hereunder. The execution and delivery of this Agreement by NYNEX and the consummation by NYNEX of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NYNEX, subject to the approval of this Agreement by NYNEX's stockholders required by Delaware Law. This Agreement has been duly executed and delivered by NYNEX and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of NYNEX, enforceable against it in accordance with its terms.

     SECTION 4.5 -- No Conflict; Required Filings and Consents. (a) Except as listed on Schedule 4.5 hereto or as described in subsection (b) below, the execution and delivery of this Agreement by NYNEX do not, and the performance of this Agreement by NYNEX will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of NYNEX, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to NYNEX or any of its Subsidiaries or by which any of their respective property is bound or affected,
(iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of NYNEX's Subsidiaries, (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of NYNEX or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which NYNEX or any of its Subsidiaries is a party or by which NYNEX, any of such Subsidiaries or any of their respective property is bound or affected, (v) to NYNEX's knowledge, conflict with or violate any law, regulation, court order, judgment or decree applicable to any of its Material Investments or by which such Material Investments' property is bound or affected, (vi) to NYNEX's knowledge, violate or conflict with the Certificate of Incorporation or Bylaws of any of its Material Investments, or (vii) to NYNEX's knowledge, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any of its Material Investments pursuant to, or result in the loss of any material benefit under, or require the consent of any other party to, any permit, license or franchise to which any of its Material Investments is a party or by which any of such Material Investments or any of their respective property is bound or affected, except, in the case of clauses
(ii), (iii), (iv), (v), (vi) or (vii) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on NYNEX.

     (b) Except as listed on Schedule 4.5 and except for applicable requirements, if any, of state or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither NYNEX nor any of its Significant Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by NYNEX or any of its Significant Subsidiaries in connection with its execution, delivery or performance of this Agreement.

     SECTION 4.6 -- SEC Filings; Financial Statements. (a) NYNEX has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since January 1, 1993, and has heretofore delivered or made available to Bell Atlantic, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1993, 1994 and 1995, (ii) all proxy statements relating to NYNEX's meetings of stockholders (whether annual or special) held since January 1, 1993, (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1995, and (iv) all other reports or registration statements filed by NYNEX with the SEC since January 1, 1993, including without limitation all Annual Reports on Form 11-K filed with respect to the NYNEX Benefit Plans (collectively, the "NYNEX SEC Reports"). The NYNEX SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange Act (as defined in Section 10.4 hereof), as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the NYNEX SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of NYNEX and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of NYNEX and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

     SECTION 4.7 -- Absence of Certain Changes or Events. Except as disclosed in the NYNEX SEC Reports filed prior to the date hereof and on Schedule 4.7, since December 31, 1995, NYNEX and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of NYNEX or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on NYNEX, and NYNEX and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

     SECTION 4.8 -- Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to NYNEX's knowledge, threatened against NYNEX or any of its Subsidiaries, or any properties or rights of NYNEX or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, as to which there is more than a remote possibility of an adverse judgment or determination against NYNEX or any of its Subsidiaries or any properties or rights of NYNEX or any of its Subsidiaries in excess of $2 million (net of insurance and net of accruals reflected in the financial statements incorporated by reference in NYNEX SEC Reports), except (a) as disclosed on Schedule 4.8 hereto, (b) as disclosed on Schedules 4.9, 4.12, 4.13 or 4.22 hereto, (c) such claims, actions, suits, proceedings or investigations which are pending or threatened against Jointly Held Persons (as defined in Section 10.4 hereof), Bell Atlantic or any of its Subsidiaries, and (d) cases in which neither NYNEX nor any of its Subsidiaries is a named defendant, but as to which NYNEX or any of its Subsidiaries may be liable for an allocable share of any judgment rendered pursuant to the POR (as defined in Section 10.4 hereof). With respect to tax matters, litigation shall not be deemed threatened unless a tax authority has delivered a written notice of deficiency to NYNEX or any of its Subsidiaries.

     SECTION 4.9 -- No Violation of Law. The business of NYNEX and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any domestic or foreign governmental or judicial entity (including any stock exchange or other self-regulatory body) ("Legal

Requirements"), or in violation of any permits, franchises, licenses, authorizations or consents that are granted by any domestic or foreign government or judicial entity (including any stock exchange or other self-regulatory body) ("Permits"), except for possible violations none of which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect on NYNEX. Except as disclosed in NYNEX SEC Reports and as set forth on Schedule 4.9 hereto, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to NYNEX or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to NYNEX's knowledge, threatened, nor has any governmental or regulatory entity (including any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on NYNEX. Except as set forth on Schedule
4.9 hereto, neither NYNEX nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which may reasonably be expected to have a Material Adverse Effect on NYNEX, nor has NYNEX or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 4.9 are being made with respect to Environmental Laws.

     SECTION 4.10 -- Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of NYNEX for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Bell Atlantic in connection with the issuance of shares of Bell Atlantic Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of NYNEX for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of NYNEX and Bell Atlantic stockholders to be held in connection with the Merger, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to stockholders and at the times of the NYNEX stockholders' meeting and the Bell Atlantic stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Bell Atlantic) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 4.11 -- Employee Matters; ERISA. Except as previously disclosed in writing by NYNEX's outside counsel to Bell Atlantic's outside counsel with specific reference to this Section 4.11:

     (a) Set forth on Schedule 4.11 hereto is a true and complete list of all employee benefit plans covering present and former employees or directors of NYNEX and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any deferred compensation bonuses, stock options, restricted stock plans, incentive compensation, severance or change in control agreements and any other material benefit arrangements or payroll practices (collectively, the "NYNEX Benefit Plans").

     (b) All contributions and other payments required to be made by NYNEX or any of its Subsidiaries to or under any NYNEX Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the NYNEX Financial Statements.

     (c) Each of the NYNEX Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to NYNEX's knowledge, no circumstances exist that could reasonably be expected by NYNEX to result in the revocation of any such determination. NYNEX is in compliance in all material respects with, and each of the NYNEX Benefit Plans is and has been operated in all material respects in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code. Each NYNEX Benefit Plan intended to provide for the deferral of income or the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code and other Legal Requirements to the extent required to provide such income tax benefits.

     (d) With respect to the NYNEX Benefit Plans, individually and in the aggregate, no event has occurred and, to NYNEX's knowledge, there does not now exist any condition or set of circumstances, that could subject NYNEX or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which NYNEX or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

     (e) Except as set forth on Schedule 4.11 hereto, none of the NYNEX Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA provides for any retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

     (f) NYNEX has made available to Bell Atlantic a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which NYNEX or any of its Subsidiaries is a party or under which NYNEX or any of its Subsidiaries has obligations and, with respect to each NYNEX Benefit Plan, where applicable, (i) such plan (but only to the extent such plan is intended to be covered by Section 401 of the Code) and summary plan description, (ii) the most recent annual report filed with the IRS,
(iii) each related trust agreement (including all material amendments to each such trust agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such NYNEX Benefit Plan, and (v) the most recent actuarial report or valuation.

     (g) Except as set forth on Schedule 4.11 hereto, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from NYNEX or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any NYNEX Benefit Plan being established or becoming accelerated, vested or payable and (ii) neither NYNEX nor any of its Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (B) any consulting contract with any person who prior to entering into such contract was a director or officer of NYNEX or any of its Subsidiaries, or (C) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii)(A) or (B) of this sentence.

     (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the NYNEX Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (i) Neither NYNEX nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code has, with respect to any NYNEX Benefit Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code or which could constitute a breach of fiduciary duty, in each case applicable to NYNEX or any NYNEX Benefit Plan and which would result in a Material Adverse Effect on NYNEX.

     (j) No NYNEX Benefit Plan subject to Section 412 of the Code has incurred any now existing "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither NYNEX nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any NYNEX Benefit Plan. Neither NYNEX nor any of its Subsidiaries is a party to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA) for which there is any outstanding liability.

     SECTION 4.12 -- Labor Matters. Except as disclosed on Schedule 4.12 hereto, neither NYNEX nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by NYNEX or any of its Subsidiaries as an exclusive bargaining representative for employees of NYNEX or any of its Subsidiaries. Except as disclosed on Schedule 4.12 hereto, to NYNEX's knowledge, there is no current union representation question involving employees of NYNEX or any of its Subsidiaries, nor does NYNEX have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Neither NYNEX nor any of its Subsidiaries has made any commitment not in collective bargaining agreements listed on Schedule 4.12 hereto that would require the application of the terms of any collective bargaining agreements entered into by NYNEX or any of its Subsidiaries to Bell Atlantic, to any joint venture of Bell Atlantic, or to any Subsidiary of Bell Atlantic (other than NYNEX or its Subsidiaries). Except as disclosed on Schedule 4.12 hereto, (i) there is no material active arbitration under any collective bargaining agreement involving NYNEX or any of its Subsidiaries, (ii) there is no material unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against NYNEX or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to NYNEX's knowledge, threatened, (iii) there is no material strike, picketing or work stoppage by, or any lockout of, employees of NYNEX or any of its Subsidiaries pending or, to NYNEX's knowledge, threatened, against or involving NYNEX or any of its Subsidiaries, (iv) there is no significant active arbitration under any collective bargaining agreement involving NYNEX or any of its Subsidiaries regarding the employer's right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations, (v) there is no arbitration, administrative agency proceeding, suit or claim pending, or, to NYNEX's knowledge, threatened, involving the "New Businesses", "Neutrality Letter", and "Old Business Letter" provisions contained in any collective bargaining agreement to which NYNEX or any of its Subsidiaries is a party, and (vi) there is no material proceeding, claim, suit, action or governmental investigation pending or, to NYNEX's knowledge, threatened, in respect of which any director, officer, employee or agent of NYNEX or any of its Subsidiaries is or may be entitled to claim indemnification from NYNEX or such NYNEX Subsidiary pursuant to their respective charters or bylaws or as provided in the indemnification agreements, if any, listed on Schedule 4.12 hereto. For purposes of this Section 4.12, "material" refers to any liability which could reasonably be expected to exceed $1 million.

     SECTION 4.13 -- Environmental Matters.  Except as set forth on Schedule
4.13 hereto or in the NYNEX SEC Reports filed prior to the date hereof:

     (a) To NYNEX's knowledge, NYNEX and each of its Subsidiaries is in compliance with all applicable Environmental Laws (as defined below) and neither NYNEX nor any of its Subsidiaries has received any written or oral communication from any person or governmental authority that alleges that NYNEX or any of its Subsidiaries is not in compliance with applicable Environmental Laws where such non-compliance could reasonably be expected to result in a Material Adverse Effect on NYNEX.

     (b) To NYNEX's knowledge, NYNEX and each of its Subsidiaries has obtained or has applied for all material environmental, health and safety permits, licenses, variances, approvals and authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such material Environmental Permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and NYNEX and its Subsidiaries are in material compliance with all terms and conditions of such Environmental Permits. To NYNEX's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with, or prevent, future continued material compliance on the part of NYNEX or any of its Subsidiaries with such Environmental Permits. Neither NYNEX nor any of its Subsidiaries has knowledge of matters or conditions that would preclude reissuance or transfer of any such Environmental Permit, including amendment of such instrument, to Bell Atlantic or one of its Subsidiaries, where such action is necessary to maintain compliance with Environmental Laws in all material respects.

     (c) To NYNEX's knowledge, there is no currently existing requirement to be imposed in the future by any Environmental Law or Environmental Permit which could reasonably be expected to result in the incurrence of a material cost by NYNEX or any of its Subsidiaries.

     (d) To NYNEX's knowledge, there is no material Environmental Claim (as defined below) pending or threatened (i) against NYNEX or any of its Subsidiaries, (ii) against any person whose liability for any Environmental Claim NYNEX or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which NYNEX or any of its Subsidiaries owns, leases or manages, in whole or in part.

     (e) To NYNEX's knowledge, there have been no Releases (as defined below) of any Hazardous Material (as defined below) that would be reasonably likely to form the basis of any material Environmental Claim against NYNEX or any of its Subsidiaries, or against any person whose liability for any material Environmental Claim NYNEX or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

     (f) To NYNEX's knowledge, with respect to any predecessor of NYNEX or any of its Subsidiaries, there is no material Environmental Claim pending or threatened, or any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim against NYNEX or any of its Subsidiaries.

     (g) To NYNEX's knowledge, NYNEX has disclosed to Bell Atlantic all material facts which NYNEX reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting NYNEX and its Subsidiaries which NYNEX believes will or is reasonably likely to result in a Material Adverse Effect on NYNEX.

     (h) To NYNEX's knowledge, neither NYNEX nor any of its Subsidiaries, nor any owner of premises leased or operated by NYNEX or any of its Subsidiaries, has filed any notice with respect to such premises under federal, state, local or foreign law indicating past or present treatment, storage or disposal of Hazardous Materials, as regulated under 40 C.F.R. Parts 264-267 or any state, local or foreign equivalent or is engaging or has engaged in business operations involving the generation, transportation, treatment, recycle or disposal of any waste (excluding low level radioactive tubes from central office equipment or typical smoke and fire alarm components) regulated under Environmental Laws pertaining to radioactive materials or the nuclear power industry, including, without limitation, requirements of Volume 10 of the Code of Federal Regulations.

     (i) To NYNEX's knowledge, none of the properties owned, leased or operated by NYNEX, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites (the "NPL"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any other comparable state or local environmental database (excluding easements that transgress such Superfund or CERCLIS sites).

     (j) To NYNEX's knowledge, the Merger will not require any governmental approvals under the Environmental Laws, including those that are triggered by sales or transfers of businesses or real property.

     For purposes of this Section 4.13 and Section 5.13 hereof:

        (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person (including any federal, state, local or foreign governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from
     (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by NYNEX or any of its Subsidiaries (for purposes of this Section 4.13) or by Bell Atlantic or any of its Subsidiaries (for purposes of Section 5.13 hereof) (including but not limited to obligations to clean up contamination resulting from leaking underground storage tanks); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

        (iii) "Hazardous Materials" means (A) any petroleum or any by-products or fractions thereof, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, any form of natural gas, explosives, and polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

        (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

        (v) Any matter which NYNEX reasonably believes does not present a significant likelihood of requiring expenditures by, or causing the incurrence of liabilities by, NYNEX and its Subsidiaries of more than $2 million or, in the case of repetitive facility upgrades, will not in the aggregate cause expenditures or liabilities of more than $12 million over a six-year period, are excluded from the coverage of any representations made hereunder.

        (vi) No representation is made by NYNEX in this Section 4.13 as to Environmental Claims for which neither NYNEX nor any of its Subsidiaries is (or would be, if a claim were brought in a formal proceeding) a named defendant, but as to which NYNEX or any of its Subsidiaries may be liable for an allocable share of any judgment rendered pursuant to the POR. No representation is made by NYNEX in subsection (i) of this Section 4.13 as to properties owned, leased or operated by AT&T or any of its Subsidiaries except for such properties which are, or at any time since November 1, 1983 were, owned, leased or operated by NYNEX or any of its Subsidiaries.

     SECTION 4.14 -- Board Action; Vote Required; Amendment of Rights Agreement; Applicability of Section 203. (a) The Board of Directors of NYNEX has unanimously determined that the transactions contemplated by this Agreement are in the best interests of NYNEX and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

     (b) The approval of the Merger Agreement by a majority of the votes entitled to be cast by all holders of NYNEX Common Stock is the only vote of the holders of any class or series of the capital stock of NYNEX required to approve this Agreement, the Merger and the other transactions contemplated hereby. The provisions of Section 10.1 of the Certificate of Incorporation of NYNEX will not apply to the transactions contemplated by this Agreement.

     (c) The NYNEX Rights Agreement has been amended as of July 2, 1996 so as to provide that (i) no "Distribution Date," "Stock Acquisition Date," or "Trigger Event" thereunder shall be deemed to have occurred, (ii) none of Bell Atlantic or any of its subsidiaries will be an "Acquiring Person" thereunder, and (iii) no holder of rights issued thereunder shall be entitled to exercise such rights under, or be entitled to any rights or benefits pursuant to, the NYNEX Rights Agreement solely by reason of the approval, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) The provisions of Section 203 of the Delaware Law will not, assuming the accuracy of the representations contained in Section 5.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement or any of the transactions contemplated hereby.

     SECTION 4.15 -- Opinion of Financial Advisor. NYNEX has received the opinions of Bear, Stearns & Co. Inc. ("Bear Stearns") and Morgan Stanley & Co. Incorporated ("Morgan Stanley"), each dated April 21, 1996, to the effect that, as of such date, the NYNEX Exchange Ratio (as defined in the Agreement and Plan of Merger dated as of April 21, 1996 among Seaboard Merger Company, NYNEX and Bell Atlantic, referred to herein as the "Original Agreement") was fair from a financial point of view to the holders of NYNEX Common Stock, and has received the confirming letters of Bear Stearns and Morgan Stanley, each dated July 2, 1996, to the effect that if, as of April 21, 1996, their respective analyses and review had been conducted in connection with this Agreement, instead of in connection with the Original Agreement, such opining party would have concluded, as of April 21, 1996, that the Exchange Ratio was fair from a financial point of view to the holders of NYNEX Common Stock.

     SECTION 4.16 -- Brokers. Except for Bear Stearns and Morgan Stanley, the arrangements with which have been disclosed to Bell Atlantic prior to the date hereof, who have been engaged by NYNEX, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NYNEX or any of its Subsidiaries.

     SECTION 4.17 -- Tax Matters.  Except as set forth on Schedule 4.17 hereto:

     (a) All material federal and foreign tax returns and tax reports required to be filed by NYNEX or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

     (b) All material state and local tax returns and tax reports required to be filed by NYNEX or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time which relate to income, profits, franchise, property, sales, use or other taxes, have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

     (c) The tax returns and tax reports referred to in subparts (a) and (b) of this Section 4.17 correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of NYNEX and its Subsidiaries required to be shown thereon;

     (d) All material federal, state, local and foreign income, profits, franchise, property, sales, use and other taxes (including interest and penalties) shown as due on those tax returns and tax reports referred to in subparts (a) and (b) of this Section 4.17 which have been or will be filed by the Effective Time, as well as any material foreign withholding taxes imposed on or in respect of any amounts paid to or by NYNEX or any of its Subsidiaries, whether or not such amounts or withholding taxes are referred to or shown on any tax returns or tax reports referred to in Section 4.17(a) or (b) hereof, have been or will be fully paid or adequately reflected as a liability on NYNEX's or its Subsidiaries' books and records on or prior to the Closing Date;

     (e) With respect to any period for which tax returns and tax reports have not yet been filed, or for which taxes are not yet due or owing, NYNEX and its Subsidiaries have made due and sufficient accruals for such taxes in their respective books and records and financial statements;

     (f) The representations and warranties contained in the NYNEX Officer's Certificate attached hereto as Schedule 4.17(f) are true and correct; and

     (g) Neither NYNEX nor any of its affiliates has taken or agreed to take any action that would (a) prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368 of the Code, or (b) make untrue any representation or warranty contained in the Officer's Certificate referred to in
Section 4.17(f) hereof.

     SECTION 4.18 -- Intellectual Property. To NYNEX's knowledge, neither NYNEX nor any of its Subsidiaries utilizes or has utilized any patent, trademark, tradename, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by NYNEX or its Subsidiaries in their operations, and, to the knowledge of NYNEX, neither NYNEX nor any of its Subsidiaries infringes upon or unlawfully or wrongfully uses any patent, trademark, tradename, service mark, copyright or trade secret owned or validly claimed by another.

     SECTION 4.19 -- Insurance. Except as set forth on Schedule 4.19 hereto, each of NYNEX and each of its Significant Subsidiaries is, and has been continuously since January 1, 1985 (or such later date as such Significant Subsidiary was organized or acquired by NYNEX), insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by NYNEX and its Subsidiaries during such time period. Except as set forth on such Schedule 4.19, since January 1, 1993, neither NYNEX nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of NYNEX or its Subsidiaries. The insurance policies of NYNEX and its Subsidiaries are valid and enforceable policies.

     SECTION 4.20 -- Ownership of Securities. As of the date hereof, neither NYNEX nor, to NYNEX's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Bell Atlantic, which in the aggregate represent 10% or more of the outstanding shares of Bell Atlantic Common Stock (other than shares held by NYNEX Benefit Plans), nor (b) is an "interested stockholder" of Bell Atlantic within the meaning of Section 203 of the Delaware Law. Except as set forth on
Schedule 4.20 hereto, NYNEX owns no shares of Bell Atlantic Common Stock described in the parenthetical clause of Section 2.2(b) hereof which would be canceled and retired without consideration pursuant to Section 2.3(a) hereof.

     SECTION 4.21 -- Certain Contracts. (a) All contracts described in Item 601(b)(10) of Regulation S-K to which NYNEX or its Subsidiaries is a party or may be bound ("NYNEX Contracts") have been filed as exhibits to, or incorporated by reference in, NYNEX's Annual Report on Form 10-K for the year ended December 31, 1995. All NYNEX Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, and neither NYNEX nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any NYNEX Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on NYNEX. True and complete copies of all NYNEX Contracts have been delivered to Bell Atlantic or made available for inspection.

     (b) Set forth on Schedule 4.21 hereto is a list of each contract, agreement or arrangement to which NYNEX or any of its Subsidiaries is a party or may be bound and (i) under the terms of which any of the rights or obligations of a party thereto will be modified or altered as a result of the transactions contemplated hereby in a manner which, individually or in the aggregate with all such other contracts, agreements or arrangements would reasonably be expected to result in a Material Adverse Effect on NYNEX; (ii) is an arrangement limiting or restraining Bell Atlantic, NYNEX, any Bell Atlantic or NYNEX Subsidiary or any successor thereto from engaging or competing in any business which has, or could reasonably be expected to have in the foreseeable future, a Material Adverse Effect on NYNEX; or (iii) to NYNEX's knowledge, is an arrangement limiting or restraining Bell Atlantic, NYNEX or any of their respective Subsidiaries or their respective affiliates or any successor thereto from engaging or competing in any business.

     SECTION 4.22 -- Certain Regulatory Matters.  (a) Except as disclosed on
Schedule 4.22 hereto and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or investigations pending or, to NYNEX's knowledge, threatened, before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered, nor has NYNEX or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party, indicating that any of such matters should be considered or may become the object of consideration or investigation: (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body.

     (b) Except as disclosed on Schedule 4.22 hereto, neither NYNEX nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon NYNEX and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization.

     SECTION 4.23 -- SFAS 106 Matters. To NYNEX's knowledge, the accrual by NYNEX at the Effective Time of the portion of its remaining transition obligation under Statement of Financial Accounting Standards No. 106 which it is required to accrue at such time will not adversely affect the ability of NYNEX to declare and pay annual dividends to Bell Atlantic after the Effective Time in the same amounts as NYNEX paid to its stockholders on an annual basis prior to the Effective Time.

          ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF BELL ATLANTIC

     Bell Atlantic hereby represents and warrants as of the date hereof to NYNEX as follows:

     SECTION 5.1 -- Organization and Qualification; Subsidiaries. Each of Bell Atlantic and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Bell Atlantic Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Bell Atlantic. Each of Bell Atlantic and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Bell Atlantic. The Bell Atlantic Subsidiaries are listed on Schedule 5.1 hereto.

     SECTION 5.2 -- Certificate of Incorporation and Bylaws. Bell Atlantic has heretofore furnished, or otherwise made available, to NYNEX a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of Bell Atlantic and each of its Significant Subsidiaries. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither Bell Atlantic nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

     SECTION 5.3 -- Capitalization. (a) The authorized capital stock of Bell Atlantic consists of (i) 12,500,000 shares of Series Preferred Stock, par value $1.00 per share, none of which are outstanding and none of which are reserved for issuance, (ii) 12,500,000 shares of Series Preference Stock, par value $1.00 per share, none of which are outstanding and 10,000,000 of which are reserved for issuance, and (iii) 1,500,000,000 shares of Bell Atlantic Common Stock, of which, as of March 31, 1996, 437,816,267 shares were issued and outstanding, 139,551 shares were held in the treasury of Bell Atlantic and 14,137,572 shares were issuable upon the exercise of options outstanding under the Bell Atlantic option plans listed on Schedule 5.3 hereto. Except as set forth on Schedule 5.3, after the date hereof or, as permitted by Section 6.2 hereof, (i) since March 31, 1996, no shares of Bell Atlantic Common Stock have been issued, except upon the exercise of options and rights described in the immediately preceding sentence, and (ii) there are no outstanding Bell Atlantic Equity Rights. For purposes of this Agreement, Bell Atlantic Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Bell Atlantic or any of Bell Atlantic's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Bell Atlantic ("Bell Atlantic Equity Rights"). Schedule 5.3 hereto sets forth a complete and accurate list of certain information with respect to all outstanding Bell Atlantic Equity Rights as of March 31, 1996. Since March 31, 1996, no Bell Atlantic Equity Rights have been issued except as set forth on
Schedule 5.3, or, after the date hereof, as permitted by Section 6.2 hereof.

     (b) Except as set forth on Schedule 5.3(b), or, after the date hereof, as permitted by Section 6.2 hereof, there are no outstanding obligations of Bell Atlantic or any of Bell Atlantic's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Bell Atlantic.

     (c) All of the issued and outstanding shares of Bell Atlantic Common Stock are validly issued, fully paid and nonassessable.

     (d) Except as disclosed on Schedule 5.1 hereto, all the outstanding capital stock of each of Bell Atlantic's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned by Bell Atlantic free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth on Schedule 5.3, or hereafter issued or entered into in accordance with Section 6.2 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Bell Atlantic or any of Bell Atlantic's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any Bell Atlantic Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly owned by Bell Atlantic), and there are no outstanding obligations of Bell Atlantic or any of Bell Atlantic's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of Bell Atlantic's Subsidiaries. Except for (i) its Subsidiaries and Material Investments, (ii) immaterial amounts of equity securities acquired, in the capacity of creditor, in bankruptcy proceedings, (iii) equity interests held by Material Investments and Jointly Held Persons, (iv) investments of persons in which Bell Atlantic has less than a 10% interest and (v) equity interests disclosed on Schedule 5.3 hereto or hereafter acquired as permitted under
Section 6.2 hereof, Bell Atlantic does not directly or indirectly own any equity interest in any other person.

     (e) As to each of the Bell Atlantic Material Investments, Cellco Partnership and Bell Atlantic NYNEX Mobile, Inc., Bell Atlantic owns the equity interests set forth on Schedule 5.3, free and clear of any liens, security interests, pledges, claims, charges or encumbrances, except as disclosed on
Schedule 5.3. Except as disclosed on Schedule 5.3, and excluding any rights of first refusal, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire any of such equity interests, directly or indirectly, by Bell Atlantic.

     SECTION 5.4 -- Authority Relative to this Agreement. Bell Atlantic has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger Agreement, the issuance of Bell Atlantic Common Stock pursuant to the Merger Agreement and the Certificate Amendment, to carry out its obligations hereunder. The execution and delivery of this

Agreement by Bell Atlantic and the consummation by Bell Atlantic of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Bell Atlantic, subject to the approval of this Agreement and the issuance of Bell Atlantic Common Stock in accordance herewith by Bell Atlantic's stockholders required by the rules of the NYSE and the approval of the Certificate Amendment required by Delaware Law. This Agreement has been duly executed and delivered by Bell Atlantic and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Bell Atlantic, enforceable against it in accordance with its terms.

     SECTION 5.5 -- No Conflict; Required Filings and Consents. (a) Except as listed on Schedule 5.5 hereto or as described in subsection (b) below, the execution and delivery of this Agreement by Bell Atlantic do not, and the performance of this Agreement by Bell Atlantic will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Bell Atlantic, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Bell Atlantic or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of Bell Atlantic's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Bell Atlantic or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Bell Atlantic or any of its Subsidiaries is a party or by which Bell Atlantic, any of such Subsidiaries or any of their respective property is bound or affected, (v) to Bell Atlantic's knowledge, conflict with or violate any law, regulation, court order, judgment or decree applicable to any of its Material Investments or by which such Material Investments' property is bound or affected, (vi) to Bell Atlantic's knowledge, violate or conflict with the Certificate of Incorporation or Bylaws of any of its Material Investments, or (vii) to Bell Atlantic's knowledge, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any of its Material Investments pursuant to, or result in the loss of any material benefit under, or require the consent of any other party to, any permit, license or franchise to which any of its Material Investments is a party or by which any of such Material Investments or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii), (iv), (v), (vi) or (vii) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Bell Atlantic.

     (b) Except as listed on Schedule 5.5 and except for applicable requirements, if any, of state, District of Columbia or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither Bell Atlantic nor any of its Significant Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by Bell Atlantic or any of its Significant Subsidiaries in connection with its execution, delivery or performance of this Agreement.

     SECTION 5.6 -- SEC Filings; Financial Statements. (a) Bell Atlantic has filed all forms, reports and documents required to be filed with the SEC since January 1, 1993, and has heretofore delivered or made available to NYNEX, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1993, 1994 and 1995, (ii) all proxy statements relating to Bell Atlantic's meetings of stockholders (whether annual or special) held since January 1, 1993, (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1995, and (iv) all other reports or registration statements filed by Bell Atlantic with the SEC since January 1, 1993, including without limitation all Annual Reports on Form 11-K filed with respect to the Bell Atlantic Benefit Plans (collectively, the "Bell Atlantic SEC Reports"). The Bell Atlantic SEC

Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the Bell Atlantic SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Bell Atlantic and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Bell Atlantic and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

     SECTION 5.7 -- Absence of Certain Changes or Events. Except as disclosed in the Bell Atlantic SEC Reports filed prior to the date hereof and on Schedule 5.7, since December 31, 1995, Bell Atlantic and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Bell Atlantic or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Bell Atlantic, and Bell Atlantic and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

     SECTION 5.8 -- Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to Bell Atlantic's knowledge, threatened against Bell Atlantic or any of its Subsidiaries, or any properties or rights of Bell Atlantic or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, as to which there is more than a remote possibility of an adverse judgment or determination against Bell Atlantic or any of its Subsidiaries or any properties or rights of Bell Atlantic or any of its Subsidiaries in excess of $2 million (net of insurance and net of accruals reflected in the financial statements incorporated by reference in Bell Atlantic SEC Reports), except (a) as disclosed on Schedule 5.8 hereto, (b) as disclosed on Schedules 5.9, 5.12, 5.13 or 5.22 hereto, (c) such claims, actions, suits, proceedings or investigations which are pending or threatened against Jointly Held Persons, NYNEX or any of its Subsidiaries, and (d) cases in which neither Bell Atlantic nor any of its Subsidiaries is a named defendant, but as to which Bell Atlantic or any of its Subsidiaries may be liable for an allocable share of any judgment rendered pursuant to the POR. With respect to tax matters, litigation shall not be deemed threatened unless a tax authority has delivered a written notice of deficiency to Bell Atlantic or any of its Subsidiaries.

     SECTION 5.9 -- No Violation of Law. The business of Bell Atlantic and its Subsidiaries is not being conducted in violation of any Legal Requirements or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect on Bell Atlantic. Except as disclosed in Bell Atlantic SEC Reports and as set forth on Schedule 5.9 hereto, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to Bell Atlantic or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Bell Atlantic's knowledge, threatened, nor has any governmental or regulatory entity (including any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bell Atlantic. Except as set forth on Schedule 5.9 hereto, neither Bell Atlantic nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which may reasonably be expected to have a Material Adverse Effect on Bell Atlantic, nor has Bell Atlantic or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 5.9 are being made with respect to Environmental Laws.

     SECTION 5.10 -- Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Bell Atlantic for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Bell Atlantic for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the times of the NYNEX stockholders' meeting and the Bell Atlantic stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to NYNEX) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 5.11 -- Employee Matters; ERISA. Except as previously disclosed in writing by Bell Atlantic's outside counsel to NYNEX's outside counsel with specific reference to this Section 5.11:

     (a) Set forth on Schedule 5.11 hereto is a true and complete list of all employee benefit plans covering present and former employees or directors of Bell Atlantic and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, any deferred compensation bonuses, stock options, restricted stock plans, incentive compensation, severance or change in control agreements and any other material benefit arrangements or payroll practices (collectively, the "Bell Atlantic Benefit Plans").

     (b) All contributions and other payments required to be made by Bell Atlantic or any of its Subsidiaries to or under any Bell Atlantic Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Bell Atlantic Financial Statements.

     (c) Each of the Bell Atlantic Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to Bell Atlantic's knowledge, no circumstances exist that could reasonably be expected by Bell Atlantic to result in the revocation of any such determination. Bell Atlantic is in compliance in all material respects with, and each of the Bell Atlantic Benefit Plans is and has been operated in all material respects in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code. Each Bell Atlantic Benefit Plan intended to provide for the deferral of income or the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code and other Legal Requirements to the extent required to provide such income tax benefits.

     (d) With respect to the Bell Atlantic Benefit Plans, individually and in the aggregate, no event has occurred and, to Bell Atlantic's knowledge, there does not now exist any condition or set of circumstances, that could subject Bell Atlantic or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which Bell Atlantic or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

     (e) Except as set forth on Schedule 5.11 hereto, none of the Bell Atlantic Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA provides for any retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

     (f) Bell Atlantic has made available to NYNEX a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which Bell Atlantic or any of its

Subsidiaries is a party or under which Bell Atlantic or any of its Subsidiaries has obligations and, with respect to each Bell Atlantic Benefit Plan, where applicable, (i) such plan (but only to the extent such plan is intended to be covered by Section 401 of the Code) and summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement (including all material amendments to each such trust agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such Bell Atlantic Benefit Plan, and (v) the most recent actuarial report or valuation.

     (g) Except as set forth on Schedule 5.11 hereto, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Bell Atlantic or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Bell Atlantic Benefit Plan being established or becoming accelerated, vested or payable and (ii) neither Bell Atlantic nor any of its Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (B) any consulting contract with any person who prior to entering into such contract was a director or officer of Bell Atlantic or any of its Subsidiaries, or (C) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii)(A) or (B) of this sentence.

     (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the Bell Atlantic Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (i) Neither Bell Atlantic nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code has, with respect to any Bell Atlantic Benefit Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code or which could constitute a breach of fiduciary duty, in each case applicable to Bell Atlantic or any Bell Atlantic Benefit Plan and which would result in a Material Adverse Effect on Bell Atlantic.

     (j) No Bell Atlantic Benefit Plan subject to Section 412 of the Code has incurred any now existing "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither Bell Atlantic nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any Bell Atlantic Benefit Plan. Neither Bell Atlantic nor any of its Subsidiaries is a party to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA) for which there is any outstanding liability.

     SECTION 5.12 -- Labor Matters. Except as disclosed on Schedule 5.12 hereto, neither Bell Atlantic nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by Bell Atlantic or any of its Subsidiaries as an exclusive bargaining representative for employees of Bell Atlantic or any of its Subsidiaries. Except as disclosed on Schedule 5.12 hereto, to Bell Atlantic's knowledge, there is no current union representation question involving employees of Bell Atlantic or any of its Subsidiaries, nor does Bell Atlantic have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Neither Bell Atlantic nor any of its Subsidiaries has made any commitment not in collective bargaining agreements listed on Schedule 5.12 hereto that would require the application of the terms of any collective bargaining agreements entered into by Bell Atlantic or any of its Subsidiaries to NYNEX, or to any joint venture of NYNEX or to any Subsidiary of NYNEX. Except as disclosed on Schedule 5.12 hereto, (i) there is no material active arbitration under any collective bargaining agreement involving Bell Atlantic or any of its Subsidiaries, (ii) there is no material unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against Bell Atlantic or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to Bell Atlantic's knowledge, threatened, (iii) there is no material strike, picketing or work stoppage by, or any lockout of, employees of Bell Atlantic or any of its Subsidiaries pending or, to Bell Atlantic's knowledge, threatened, against or involving Bell Atlantic or any of its Subsidiaries, (iv) there is no significant active arbitration under any collective bargaining agreement involving Bell Atlantic or any of its Subsidiaries regarding the employer's right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations, and (v) there is no material proceeding, claim, suit, action or governmental investigation pending or, to Bell Atlantic's knowledge, threatened, in respect of which any director, officer, employee or agent of Bell Atlantic or any of its Subsidiaries is or may be entitled to claim indemnification from Bell Atlantic or such Bell Atlantic Subsidiary pursuant to their respective charters or bylaws or as provided in the indemnification agreements, if any, listed on Schedule 5.12 hereto. For purposes of this Section 5.12, "material" refers to any liability which could reasonably be expected to exceed $1 million.

     SECTION 5.13 -- Environmental Matters.  Except as set forth on Schedule
5.13 hereto or in the Bell Atlantic SEC Reports filed prior to the date hereof:

     (a) To Bell Atlantic's knowledge, Bell Atlantic and each of the Bell Atlantic Subsidiaries is in compliance with all applicable Environmental Laws and neither Bell Atlantic nor any of its Subsidiaries has received any written or oral communication from any person or governmental authority that alleges that Bell Atlantic or any of its Subsidiaries is not in compliance with applicable Environmental Laws where such non-compliance could reasonably be expected to result in a Material Adverse Effect on Bell Atlantic.

     (b) To Bell Atlantic's knowledge, Bell Atlantic and each of its Subsidiaries has obtained or has applied for all material Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such material Environmental Permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and Bell Atlantic and its Subsidiaries are in material compliance with all terms and conditions of such Environmental Permits. To Bell Atlantic's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with, or prevent, future continued material compliance on the part of Bell Atlantic or any of its Subsidiaries with such Environmental Permits.

     (c) To Bell Atlantic's knowledge, there is no currently existing requirement to be imposed in the future by any Environmental Law or Environmental Permit which could reasonably be expected to result in the incurrence of a material cost by NYNEX or any of its Subsidiaries.

     (d) To Bell Atlantic's knowledge, there is no material Environmental Claim pending or threatened (i) against Bell Atlantic or any of its Subsidiaries, (ii) against any person whose liability for any Environmental Claim Bell Atlantic or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which Bell Atlantic or any of its Subsidiaries owns, leases or manages, in whole or in part.

     (e) To Bell Atlantic's knowledge, there have been no Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against Bell Atlantic or any of its Subsidiaries, or against any person whose liability for any material Environmental Claim Bell Atlantic or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

     (f) To Bell Atlantic's knowledge, with respect to any predecessor of Bell Atlantic or any of its Subsidiaries, there is no material Environmental Claim pending or threatened, or any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim against Bell Atlantic or any of its Subsidiaries.

     (g) To Bell Atlantic's knowledge, Bell Atlantic has disclosed to NYNEX all material facts which Bell Atlantic reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting Bell Atlantic and its Subsidiaries which Bell Atlantic believes will or is reasonably likely to result in a Material Adverse Effect on Bell Atlantic.

     (h) To Bell Atlantic's knowledge, neither Bell Atlantic nor any of its Subsidiaries, nor any owner of premises leased or operated by Bell Atlantic or any of its Subsidiaries has filed any notice with respect to such premises under federal, state, local or foreign law indicating past or present treatment, storage or disposal of Hazardous Materials, as regulated under 40 C.F.R. Parts 264-267 or any state, local or foreign equivalent or is engaging or has engaged in business operations involving the generation, transportation, treatment, recycle or disposal of any waste (excluding low level radioactive tubes from central office equipment or typical smoke and fire alarm components) regulated under Environmental Laws pertaining to radioactive materials or the nuclear power industry, including, without limitation, requirements of Volume 10 of the Code of Federal Regulations.

     (i) To Bell Atlantic's knowledge, none of the properties owned, leased or operated by Bell Atlantic, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the NPL, CERCLIS or any other comparable state or local environmental database (excluding easements that transgress such Superfund Sites listed on the NPL or CERCLIS sites).

     (j) To Bell Atlantic's knowledge, the Merger will not require any governmental approvals under the Environmental Laws, including those that are triggered by sales or transfers of businesses or real property.

     (k) Any matter which Bell Atlantic reasonably believes does not present a significant likelihood of requiring expenditures by, or causing the incurrence of liabilities by, Bell Atlantic and its Subsidiaries of more than $2 million or, in the case of repetitive facility upgrades, will not in the aggregate cause expenditures or liabilities of more than $12 million over a six-year period, are excluded from the coverage of any representations made hereunder.

     (l) No representation is made by Bell Atlantic in this Section 5.13 as to Environmental Claims for which neither Bell Atlantic nor any of its Subsidiaries is (or would be, if a claim were brought in a formal proceeding) a named defendant, but as to which Bell Atlantic or any of its Subsidiaries may be liable for an allocable share of any judgment rendered pursuant to the POR. No representation is made by Bell Atlantic in subsection (i) of this Section 5.13 as to properties owned, leased or operated by AT&T or any of its Subsidiaries except for such properties which are, or at any time since November 1, 1983 were, owned, leased or operated by Bell Atlantic or any of its Subsidiaries.

     SECTION 5.14 -- Board Action; Vote Required; Redemption of Rights; Applicability of Section 203. (a) The Board of Directors of Bell Atlantic has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Bell Atlantic and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

     (b) The approval of the Certificate Amendment by a majority of the votes entitled to be cast by all holders of Bell Atlantic Common Stock and the approval of the Merger Agreement and the issuance of Bell Atlantic Common Stock pursuant thereto by a majority of the votes cast thereon, provided that the total votes cast thereon represents over 50% in interest of all securities of Bell Atlantic entitled to vote thereon, is the only vote of the holders of any class or series of the capital stock of Bell Atlantic required to approve this Agreement, the Merger, the Certificate Amendment and the other transactions contemplated hereby.

     (c) By resolution adopted January 23, 1996, the Board of Directors of Bell Atlantic ordered the redemption of the rights issued pursuant to the Shareholder Rights Plan adopted by the Board of Bell Atlantic on March 28, 1989 and the related Rights Agreement, at a redemption price of $.01 per right. Bell Atlantic has not adopted any other shareholder rights plan.

     (d) The provisions of Section 203 of the Delaware Law will not, assuming the accuracy of the representations contained in Section 4.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement or any of the transactions contemplated hereby.

     SECTION 5.15 -- Opinion of Financial Advisor. Bell Atlantic has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), dated April 21, 1996, to the effect that, as of such date, the Bell Atlantic Exchange Ratio (as defined in the Original Agreement), taking into account the NYNEX Exchange Ratio (as defined in the Original Agreement), was fair from a financial point of view to the holders of Bell Atlantic Common Stock, and has received the letter of Merrill Lynch dated July 2, 1996, to the effect that if, as of April 21, 1996, its analyses and review had been conducted in connection with this Agreement, instead of in connection with the Original Agreement, Merrill Lynch would have concluded, as of April 21, 1996, that the Exchange Ratio was fair from a financial point of view to Bell Atlantic and, accordingly, to the holders of Bell Atlantic Common Stock.

     SECTION 5.16 -- Brokers. Except for Merrill Lynch, the arrangements with which have been disclosed to NYNEX prior to the date hereof, who has been engaged by Bell Atlantic, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Bell Atlantic or any of its Subsidiaries.

     SECTION 5.17 -- Tax Matters.  Except as set forth on Schedule 5.17 hereto:

     (a) All material federal and foreign tax returns and tax reports required to be filed by Bell Atlantic or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

     (b) All material state and local tax returns and tax reports required to be filed by Bell Atlantic or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time which relate to income, profits, franchise, property, sales, use or other taxes, have been or will be filed with the appropriate governmental authorities on or prior to the Effective Time or by the due date thereof including extensions;

     (c) The tax returns and tax reports referred to in subparts (a) and (b) of this Section 5.17 correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of Bell Atlantic and its Subsidiaries required to be shown thereon;

     (d) All material federal, state, local and foreign income, profits, franchise, property, sales, use and other taxes (including interest and penalties) shown as due on those tax returns and tax reports referred to in subparts (a) and (b) of this Section 5.17 which have been or will be filed by the Effective Time, as well as any material foreign withholding taxes imposed on or in respect of any amounts paid to or by Bell Atlantic or any of its Subsidiaries, whether or not such amounts or withholding taxes are referred to or shown on any tax returns or tax reports referred to in Section 5.17(a) or (b) hereof, have been or will be fully paid or adequately reflected as a liability on Bell Atlantic's or its Subsidiaries' books and records on or prior to the Closing Date;

     (e) With respect to any period for which tax returns and tax reports have not yet been filed, or for which taxes are not yet due or owing, Bell Atlantic and its Subsidiaries have made due and sufficient accruals for such taxes in their respective books and records and financial statements;

     (f) The representations and warranties contained in the Bell Atlantic Officer's Certificate attached hereto as Schedule 5.17(f) are true and correct; and

     (g) Neither Bell Atlantic nor any of its affiliates has taken or agreed to take any action that would (a) prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368 of the Code, or (b) make untrue any representation or warranty contained in the Officer's Certificate referred to in
Section 5.17(f) hereof.

     SECTION 5.18 -- Intellectual Property. To Bell Atlantic's knowledge, neither Bell Atlantic nor any of its Subsidiaries utilizes or has utilized any patent, trademark, tradename, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by Bell Atlantic or its Subsidiaries in their operations, and, to the knowledge of Bell Atlantic, neither Bell Atlantic nor any of its Subsidiaries infringes upon or unlawfully or wrongfully uses any patent, trademark, tradename, service mark, copyright or trade secret owned or validly claimed by another.

     SECTION 5.19 -- Insurance. Except as set forth on Schedule 5.19 hereto, each of Bell Atlantic and each of its Significant Subsidiaries is, and has been continuously since January 1, 1985 (or such later date as such Significant Subsidiary was organized or acquired by Bell Atlantic), insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Bell Atlantic and its Subsidiaries during such time period. Except as set forth on such
Schedule 5.19, since January 1, 1993, neither Bell Atlantic nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Bell Atlantic or its Subsidiaries. The insurance policies of Bell Atlantic and its Subsidiaries are valid and enforceable policies.

     SECTION 5.20 -- Ownership of Securities. As of the date hereof, neither Bell Atlantic nor, to Bell Atlantic's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of NYNEX, which in the aggregate represent 10% or more of the outstanding shares of NYNEX Common Stock (other than shares held by Bell Atlantic Benefit Plans), nor (b) is an "interested stockholder" of NYNEX within the meaning of Section 203 of the Delaware Law. Except as set forth on Schedule 5.20 hereto, Bell Atlantic owns no shares of NYNEX Common Stock described in the parenthetical clause of Section 2.2(a) hereof which would be canceled and retired without consideration pursuant to Section 2.3(a) hereof.

     SECTION 5.21 -- Certain Contracts. (a) All contracts described in Item 601(b)(10) of Regulation S-K to which Bell Atlantic or its Subsidiaries is a party or may be bound ("Bell Atlantic Contracts") have been filed as exhibits to, or incorporated by reference in, Bell Atlantic's Annual Report on Form 10-K for the year ended December 31, 1995. All Bell Atlantic Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, and neither Bell Atlantic nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Bell Atlantic Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Bell Atlantic. True and complete copies of all Bell Atlantic Contracts have been delivered to NYNEX or made available for inspection.

     (b) Set forth on Schedule 5.21 hereto is a list of each contract, agreement or arrangement to which Bell Atlantic or any of its Subsidiaries is a party or may be bound and (i) under the terms of which any of the rights or obligations of a party thereto will be modified or altered as a result of the transactions contemplated hereby in a manner which, individually or in the aggregate with all such other contracts, agreements or arrangements would reasonably be expected to result in a Material Adverse Effect on Bell Atlantic; (ii) is an arrangement limiting or restraining Bell Atlantic, NYNEX, any Bell Atlantic or NYNEX Subsidiary or any successor thereto from engaging or competing in any business which has, or could reasonably be expected to have in the foreseeable future, a Material Adverse Effect on Bell Atlantic; or (iii) to Bell Atlantic's knowledge, is an arrangement limiting or restraining Bell Atlantic, NYNEX or any of their respective Subsidiaries or affiliates or any successor thereto from engaging or competing in any business.

     SECTION 5.22 -- Certain Regulatory Matters.  (a) Except as disclosed on
Schedule 5.22 hereto and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or investigations pending or, to Bell Atlantic's knowledge, threatened, before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered, nor has Bell Atlantic or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party, indicating that any of such matters should be considered or may become the object of consideration or investigation: (i) reduction of rates charged to customers;
(ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body.

     (b) Except as disclosed on Schedule 5.22 hereto, neither Bell Atlantic nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon Bell Atlantic and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization.

                      ARTICLE VI -- CONDUCT OF INDEPENDENT
                         BUSINESSES PENDING THE MERGER

     SECTION 6.1 -- Transition Planning. Raymond W. Smith and Ivan G. Seidenberg, as Chairmen of Bell Atlantic and NYNEX, respectively, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Merger and the other transactions contemplated hereby. If either such person ceases to be Chairman of his respective company for any reason, such person's successor as Chairman shall assume his predecessor's responsibilities under this Section 6.1. During the period between the date hereof and the Effective Time, Messrs. Smith and Seidenberg jointly shall (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of Bell Atlantic and NYNEX after the Effective Time, and (ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law.

     SECTION 6.2 -- Conduct of Business in the Ordinary Course. Each of NYNEX and Bell Atlantic covenants and agrees that, subject to the provisions of
Section 7.16 hereof, between the date hereof and the Effective Time, unless the other shall otherwise consent in writing, and except as described on Schedule
6.2 hereto or as otherwise expressly contemplated hereby, the business of such Party and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and each of NYNEX and Bell Atlantic and their respective Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations. By way of amplification and not limitation, except as set forth on Schedule 6.2 hereto or as otherwise expressly contemplated by this Agreement, each of NYNEX and Bell Atlantic agrees on behalf of itself and its Subsidiaries that they will not, between the date hereof and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the other:

     (a) (i) except for (A) the issuance of shares of NYNEX Common Stock and Bell Atlantic Common Stock in amounts not exceeding the amounts set forth in
Schedule 6.2 in order to satisfy obligations under employee benefit plans disclosed in Schedule 4.3 or 5.3 and Equity Rights issued thereunder and under existing dividend reinvestment plans; (B) grants of stock options with respect to NYNEX Common Stock or Bell Atlantic Common Stock to employees in the ordinary course of business and in amounts and in a manner consistent with past practice, which shall not exceed the respective amounts of options for NYNEX or Bell Atlantic, as the case may be, set forth on Schedule 6.2 hereto; and (C) the issuance of securities by a Subsidiary to any person which is directly or indirectly wholly owned by NYNEX or Bell Atlantic (as the case may be): issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, such Party or any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation or Bylaws of such Party or any of its Subsidiaries or adopt, amend or propose to amend any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of NYNEX Common Stock and Bell Atlantic Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to shares of NYNEX Common Stock and Bell Atlantic Common Stock, except for cash dividends to stockholders of NYNEX and Bell Atlantic declared in the ordinary course of business and consistent with past practice payable to stockholders of record on the record dates consistently used in prior periods, which dividends shall not exceed the per share amounts for NYNEX or Bell Atlantic, as the case may be, set forth on Schedule
6.2 hereto, and the redemption of rights contemplated by Section 5.14(c) hereof, as long as such payments do not impair, and could not reasonably be expected to impair, the ability to meet the condition set forth in Section 8.1(h) hereof;
(iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, except that each of NYNEX and Bell Atlantic shall be permitted to acquire shares of NYNEX Common Stock or Bell Atlantic Common Stock, as the case may be, from time to time in open market transactions, consistent with past practice and in compliance with applicable law and the provisions of any applicable employee benefit plan, program or arrangement, for issuance upon the exercise of options and other rights granted, and the lapsing of restrictions, under such Party's respective employee benefit plans, programs and arrangements and dividend reinvestment plans; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2(a);

     (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in another entity other than an entity which is a wholly owned Subsidiary of such Party as of the date hereof, except for investments which do not exceed $100,000,000 for any single investment or series of related investments, or $300,000,000 in the aggregate for all such investments in any 12-month period; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of such Party or any of its Subsidiaries, except for transactions which do not exceed $100,000,000 individually or $200,000,000 in the aggregate in any 12-month period; (iii) authorize or make capital expenditures which are in excess of the amounts shown in Schedule 6.2 hereto;
(iv) enter into any agreement, contract or commitment which involves an amount in excess of $50,000,000 individually or as part of a series of related transactions, except for (A) agreements, contracts and commitments of a type referred to in another clause of this subsection (b) and not prohibited thereby because of the amount of such contract and (B) agreements, contracts and commitments entered into (I) in the ordinary course of business of operating the wireline, directory publishing or cellular business of NYNEX or Bell Atlantic, as the case may be, or (II) in accordance with the then current business plan for any of the other existing businesses of NYNEX or Bell Atlantic, as the case may be; or (v) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this
Section 6.2(b);

     (c) incur indebtedness or increase minority interest (from that shown on its balance sheet as at December 31, 1995) except as permitted by Schedule 6.2 hereto, and provided further that neither shall incur indebtedness, increase minority interest, or take any other action if, following the taking of such action, (i) it is reasonably anticipated that such Party's or any of its Subsidiaries' outstanding senior indebtedness would be rated BBB or lower by Standard & Poor's, or (ii) the amount of such Party's floating rate debt on a consolidated basis would exceed 35% of total indebtedness for money borrowed on the last day of the calendar quarter in which the action would be taken, or on the Closing Date (where floating rate debt means indebtedness for money borrowed as to which the interest rate is adjusted more often than annually);

     (d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party's cost of financing;

     (e) take any action with respect to the grant of any severance or termination pay, or stay, bonus, or other incentive arrangements (otherwise than pursuant to Benefit Plans and policies of such Party in effect on the date hereof) or with respect to any increase in benefits payable under its severance or termination pay policies, or stay, bonus or other incentive arrangements in effect on the date hereof.

     (f) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any NYNEX Benefit Plan or Bell Atlantic Benefit Plan, as the case may be) under any NYNEX Benefit Plan or any Bell Atlantic Benefit Plan, as the case may be, to any director or employee of, or independent contractor or consultant to, such Party or any of its Subsidiaries, adopt or otherwise materially amend (except for amendments required or made advisable by Legal Requirements) any NYNEX Benefit Plan or Bell Atlantic Benefit Plan, as the case may be, or enter into or amend any employment or consulting agreement of the type which would be required to be disclosed hereunder pursuant to Section 4.11 hereof with respect to NYNEX or
Section 5.11 hereof with respect to Bell Atlantic, or grant or establish any new awards under any such existing NYNEX Benefit Plan or Bell Atlantic Benefit Plan or agreement (except in the ordinary course of business and in amounts and in a manner consistent with past practice);

     (g) change in any material respect its accounting policies, methods or procedures except as required by GAAP;

     (h) do any act or omit to do any act which would cause a breach of any contract, commitment or obligation if the result would, individually or in the aggregate, have a Material Adverse Effect;

     (i) take any action which could reasonably be expected to adversely affect or delay the ability of any of the Parties to obtain any approval of any governmental or regulatory body required to consummate the transactions contemplated hereby;

     (j) take any action that would (i) prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368 of the Code; (ii) make untrue any representation or warranty contained, in the case of NYNEX and its Subsidiaries, in the Officer's Certificate set forth on Schedule 4.17(f) and, in the case of Bell Atlantic and its Subsidiaries, in the Officer's Certificate set forth on Schedule 5.17(f); or (iii) prevent or impede the Merger from qualifying as a pooling of interests for accounting purposes;

     (k) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to increases in employee compensation;

     (l) other than pursuant to this Agreement, take any action to cause the shares of their respective Common Stock to cease to be quoted on any of the stock exchanges on which such shares are now quoted;

     (m) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights; (ii) materially modify (with materiality to be determined with respect to the Benefit Plan in question) any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Benefit Plan, except to the extent required by GAAP; (iii) materially modify (with materiality to be determined with respect to the Benefit Plan trust in question) the investment philosophy of the Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Benefit Plans or management of the Benefit Plan trusts, provided that Bell Atlantic and NYNEX may enter into any such contracts that may be terminated within two years; (v) offer any new or extend any existing retirement incentive, "window" or similar benefit program; (vi) grant any ad hoc pension increase; (vii) establish any new or fund any existing "rabbi" or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or
(ix) adopt, implement or maintain any "split dollar" life insurance program; or

     (n) take any action which would cause its representations and warranties contained herein to become inaccurate in any material respect.

     NYNEX and Bell Atlantic agree that any written approval obtained under this
Section 6.2 may be relied upon by the other Party if signed by the Chief Executive Officer or any other executive officer of the Party providing such written approval.

     SECTION 6.3 -- No Solicitation. From and after the date hereof, NYNEX and Bell Atlantic, without the prior written consent of the other, will not, and will not authorize or permit any of their respective Party Representatives (as defined in Section 7.5 hereof) to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, the respective Party may (i) at any time prior to the time the respective Party's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Party or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Party and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made an Acquisition Proposal that is financially superior to the transactions contemplated by this Agreement and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available (as determined in good faith in each case by the Party's Board of Directors after consultation with its financial advisors) and (y) the Party's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such person, such Party (x) provides prompt notice to the other Party to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such person or entity than the terms contained in the Confidentiality Agreement (as defined in Section 7.5 hereof),
(ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (iii) provided such Party terminates this Agreement pursuant to Section 9.1(h) hereof, accept an Acquisition Proposal from a third party. Each Party shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by the Party or its Representatives with respect to the foregoing. Each of NYNEX and Bell Atlantic agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless its Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties. Each of NYNEX and Bell Atlantic shall notify the other Party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making
it), within 24 hours of the receipt thereof, shall keep the other Party informed of the status and details of any such inquiry, offer or proposal, and shall give the other Party five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" shall mean a proposal or offer (other than by another Party) for a tender or exchange offer, merger, consolidation or other business combination involving NYNEX, Bell Atlantic or any Significant Subsidiary of, or telephone company owned by, such Party or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, such Party or any Significant Subsidiary of, or telephone company owned by, such Party; provided, however, that any proposal or offer involving the acquisition by NYNEX or Bell Atlantic of an equity interest in or assets of any Person, whether by tender or exchange offer, merger, consolidation or otherwise, which does not involve, directly or indirectly the issuance of more than 15% of the outstanding common stock as of the date hereof of NYNEX or Bell Atlantic, as the case may be, shall not constitute an Acquisition Proposal, provided that any such transaction in any event shall be subject to Section 6.2.

     SECTION 6.4 -- Subsequent Financial Statements. Prior to the Effective Time, each of NYNEX and Bell Atlantic (a) will consult with the other prior to making publicly available its financial results for any period and (b) will consult with the other prior to the filing of, and will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such Party under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to the other copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of NYNEX and Bell Atlantic, as the case may be, included in such reports will fairly present the financial position of such Party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

     SECTION 6.5 -- Control of Operations. Nothing contained in this Agreement shall give Bell Atlantic, directly or indirectly, the right to control or direct NYNEX's operations prior to the Effective Time. Nothing contained in this Agreement shall give NYNEX, directly or indirectly, the right to control or direct Bell Atlantic's operations prior to the Effective Time. Prior to the Effective Time, each of Bell Atlantic and NYNEX shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                      ARTICLE VII -- ADDITIONAL AGREEMENTS

     SECTION 7.1 -- Joint Proxy Statement and the Registration Statement. (a) As promptly as practicable after the execution and delivery of this Agreement, the Parties shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to the holders of record of shares of Bell Atlantic Common Stock and NYNEX Common Stock, the Joint Proxy Statement, provided, however, that NYNEX and Bell Atlantic shall not mail or otherwise furnish the Joint Proxy Statement to their respective stockholders unless and until:

        (i) they have received notice from the SEC that the Registration Statement is effective under the 1933 Act;

        (ii) NYNEX shall have received a letter from Coopers & Lybrand L.L.P., dated the effective date of the Registration Statement, to the effect set forth in Section 8.1(h) hereof and a letter from each of Bear Stearns and Morgan Stanley, dated within two business days of the date of the first mailing of the Joint Proxy Statement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to the holders of NYNEX Common Stock;

        (iii) Bell Atlantic shall have received a letter from Coopers & Lybrand L.L.P., dated the effective date of the Registration Statement, to the effect set forth in Section 8.1(h) hereof and a letter from Merrill Lynch, dated within two business days of the date of the first mailing of the Joint Proxy Statement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to Bell Atlantic and, accordingly, to the holders of Bell Atlantic Common Stock;

        (iv) NYNEX shall have received a letter of Coopers & Lybrand L.L.P., dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to NYNEX, in form and substance reasonably satisfactory to NYNEX and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of Bell Atlantic included in the Joint Proxy Statement and the Registration Statement; and

        (v) Bell Atlantic shall have received a letter of Coopers & Lybrand L.L.P., dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to Bell Atlantic, in form and substance reasonably satisfactory to Bell Atlantic and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of NYNEX included in the Joint Proxy Statement and the Registration Statement.

     (b) The Parties will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

     SECTION 7.2 -- NYNEX and Bell Atlantic Stockholders' Meetings and Consummation of the Merger. (a) At the earliest reasonably practicable time following the execution and delivery of this Agreement, each of NYNEX and Bell Atlantic shall promptly take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a Stockholders' Meeting. The stockholder vote or consent required for approval of the Merger Agreement, and, in the case of Bell Atlantic, the issuance of Bell Atlantic Common Stock pursuant to the Merger Agreement and the Certificate Amendment, will be no greater than that contemplated by Sections 4.14(b) and 5.14(b) hereof; provided however that Bell Atlantic may submit to its shareholders a single proposal encompassing approval of the Merger Agreement, the issuance of Bell Atlantic Common Stock pursuant to the Merger Agreement and the Certificate Amendment, which proposal shall be approved if it receives the affirmative vote of a majority of the votes entitled to be cast by all holders of Bell Atlantic Common Stock. Each of NYNEX and Bell Atlantic shall use all commercially reasonable efforts to solicit from its respective stockholders proxies to be voted at its Stockholders Meeting in favor of this Agreement pursuant to the Joint Proxy Statement and, subject to the fiduciary duties of its Board of Directors, each of NYNEX and Bell Atlantic shall include in the Joint Proxy Statement the recommendation of its Board of Directors in favor of this Agreement and the Merger and, in the case of Bell Atlantic, the Certificate Amendment. Each of the Parties shall take all other action necessary or, in the opinion of the other Parties, advisable to promptly and expeditiously secure any vote or consent of stockholders required by Delaware Law, the applicable requirements of any securities exchange, and such Party's Certificate of Incorporation and Bylaws to effect the Merger and, in the case of Bell Atlantic, the Certificate Amendment and the Bylaws Amendment.

     (b) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in Article VIII hereof have been fulfilled or waived, each of the Parties shall execute in the manner required by Delaware Law and deliver to and file with the Secretary of State of the State of Delaware such instruments and agreements as may be required by Delaware Law and the Parties shall take all such other and further actions as may be required by law to make the Merger effective, and Bell Atlantic shall take all such other and further actions as may be required by law to make the Certificate Amendment and the Bylaws Amendment effective. Prior to the filings referred to in this
Section 7.2(b), a closing (the "Closing") will be held at the offices of NYNEX (or such other place as the Parties may agree) for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in Article VIII of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the "Closing Date").

     SECTION 7.3 -- Additional Agreements. (a) Each of the Parties will comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of NYNEX and Bell Atlantic shall promptly prepare and file a Premerger Notification in accordance with the HSR Act, shall promptly comply with any requests for additional information, and shall use its commercially reasonable efforts to obtain termination of the waiting period thereunder as promptly as practicable.

     (b) The Parties agree that NYNEX shall pay on behalf of those persons who are NYNEX stockholders immediately prior to the Effective Time any New York State and New York City real estate transfer taxes and New York State real property transfer gains tax payable in connection with the Merger.

     SECTION 7.4 -- Notification of Certain Matters. Each of NYNEX and Bell Atlantic shall give prompt notice to the other of the following:

     (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect on such Party;

     (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

     (c) any facts relating to such Party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section
7.4 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     SECTION 7.5 -- Access to Information. (a) From the date hereof to the Effective Time, each of NYNEX and Bell Atlantic shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

     (b) Each of NYNEX and Bell Atlantic agrees that all information so received from the other Party shall be deemed received pursuant to the confidentiality agreement, dated as of June 14, 1996 between NYNEX and Bell Atlantic (the "Confidentiality Agreement") and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

     SECTION 7.6 -- Public Announcements. NYNEX and Bell Atlantic shall use all reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other.

     SECTION 7.7 -- Cooperation. (a) Upon the terms and subject to the conditions hereof, each of the Parties agrees to use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use its commercially reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the 1933 Act, the Exchange Act and the HSR Act. The Parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

     (b) Each of NYNEX and Bell Atlantic agree to use its commercially reasonable efforts to comply promptly with all requirements of the New Jersey and Connecticut Property Transfer Statutes, to the extent applicable to the transactions contemplated hereby, and to take all actions necessary to cause the transactions contemplated hereby to be effected in compliance with the New Jersey and Connecticut Property Transfer Statutes. NYNEX and Bell Atlantic agree that they will consult with each other to determine what, if any, actions must be taken prior to or after the Effective Time to ensure compliance with such statutes. Each of NYNEX and Bell Atlantic agrees to provide the other with any documents to be submitted to the relevant state agencies prior to submission and agrees not to take any action to comply with the New Jersey and Connecticut Property Transfer Statutes without the other's prior consent, which consent shall not be unreasonably withheld. Each Party shall bear its respective costs and expenses incurred in connection with compliance with the New Jersey and Connecticut Property Transfer Statutes. For purposes of this section, the New Jersey and Connecticut Property Transfer Statutes means the New Jersey Industrial Site Recovery Act, 1993 N.J. Laws 139, and the Connecticut Transfer Act, Conn. Gen. Stat. Ann. Section 22a-134(b).

     SECTION 7.8 -- Indemnification, Directors' and Officers' Insurance. For a period of six years after the Effective Time, (a) Bell Atlantic shall cause NYNEX to maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of NYNEX and each of its Subsidiaries and any directors, officers or employees indemnification agreements of NYNEX and its respective Subsidiaries, (b) Bell Atlantic shall cause NYNEX to, and Bell Atlantic shall, maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by NYNEX and Bell Atlantic, respectively, (provided that Bell Atlantic may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, and
(c) Bell Atlantic shall cause NYNEX to, and Bell Atlantic shall, indemnify the directors and officers of NYNEX and Bell Atlantic, respectively, to the fullest extent to which NYNEX and Bell Atlantic are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law. Bell Atlantic hereby unconditionally and irrevocably guarantees for the benefit of such directors, officers and employees the obligations of NYNEX under the foregoing indemnification arrangements.

     SECTION 7.9 -- Employee Benefit Plans. (a) Except as otherwise provided herein or set forth on Schedule 6.2, NYNEX and Bell Atlantic agree that, unless otherwise mutually determined, the NYNEX Benefit Plans and the Bell Atlantic Benefit Plans in effect at the date hereof shall remain in effect after the Effective Time with respect to classes of employees covered by such plans immediately prior to the Effective Time.

     (b) Except as otherwise set forth on Schedule 6.2, in the case of the NYNEX Benefit Plans under which the employees' interests are based upon NYNEX Common Stock, or the respective market prices thereof (but which interests do not constitute stock options), NYNEX and Bell Atlantic agree that such interests shall, from and after the Effective Time, be based on Bell Atlantic Common Stock in accordance with the Exchange Ratio.

     (c) With respect to all NYNEX Benefit Plans which have entitlement or vesting terms that are based upon the market price or value per share of NYNEX Common Stock, NYNEX and Bell Atlantic agree that from and after the Effective Time, such market price or value per share shall be adjusted by multiplying it by the inverse of the Exchange Ratio.

     (d) With respect to any NYNEX Benefit Plans maintained or contributed to outside the United States for the benefit of non-United States citizens or residents, the principles set forth in this Section 7.9 and on Schedule 6.2 shall apply to the extent the application of such principles does not violate applicable foreign law.

     (e) Without limiting the applicability of Sections 2.8 and 2.9 hereof, each of the Parties shall take all actions as are necessary to ensure that NYNEX will not at the Effective Time be bound by any options, SARs, warrants or other rights or agreements which would entitle any person, other than Bell Atlantic, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof, and all NYNEX Benefit Plans conferring any rights with respect to NYNEX Common Stock or other capital stock of NYNEX shall be deemed hereby to be amended to be in conformity with this Section 7.9.

     SECTION 7.10 -- Employment Arrangements. (a) At the Effective Time, pursuant to the terms of the employment contracts referred to in Section 7.10(b) hereof and subject to Section 5.11 of the Bylaws of Bell Atlantic reflecting the Bylaws Amendment (the "Amended Bylaws") (i) Raymond W. Smith shall hold the position of Chairman and Chief Executive Officer of Bell Atlantic, and (ii) Ivan
G. Seidenberg shall hold the position of Vice Chairman, President and Chief Operating Officer of Bell Atlantic. Pursuant to the terms of the employment contracts referred to in Section 7.10(b) hereof and subject to Section 5.11 of the Amended Bylaws, Ivan G. Seidenberg shall succeed Raymond W. Smith in the positions of Chief Executive Officer and Chairman. If either of such persons is unable or unwilling to hold such offices as set forth above, his successor shall be selected by the Board of Directors of Bell Atlantic in accordance with the Amended Bylaws. The authority, duties and responsibilities of the Chairman, the Vice Chairman, the Chief Executive Officer, the President and the Chief Operating Officer shall be set forth in the employment contracts entered into pursuant to Section 7.10(b) hereof, which employment contracts shall also set forth in their entirety the rights and remedies of Raymond W. Smith and Ivan G. Seidenberg with respect to employment by Bell Atlantic. Neither Raymond W. Smith nor Ivan G. Seidenberg shall have any right, remedy or cause of action under this Section 7.10, nor shall they be third party beneficiaries of this Section 7.10.

     (b) At the Closing, Bell Atlantic shall enter into employment agreements with Messrs. Raymond W. Smith and Ivan G. Seidenberg in substantially the forms previously agreed to by NYNEX and Bell Atlantic.

     SECTION 7.11 -- Stock Exchange Listing. Each of the Parties shall use its best efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Bell Atlantic Common Stock into which the NYNEX Shares will be converted pursuant to
Article II hereof and which will be issuable upon exercise of options pursuant to Section 2.8 hereof.

     SECTION 7.12 -- Post-Merger Bell Atlantic Board of Directors. At the Effective Time, the total number of persons serving on the Board of Directors of Bell Atlantic shall be twenty-two (unless otherwise agreed in writing by NYNEX and Bell Atlantic prior to the Effective Time), half of whom shall be NYNEX Directors and half of whom shall be Bell Atlantic Directors (as such terms are defined below). No more than six of the twenty-two initial Directors of Bell Atlantic shall be employees of NYNEX or Bell Atlantic; half of the employee directors shall be NYNEX Directors and half shall be Bell Atlantic Directors (as such terms are defined below). The persons to serve initially on the Board of Directors of Bell Atlantic at the Effective Time who are NYNEX Directors shall be selected solely by and at the absolute discretion of the Board of Directors of NYNEX prior to the Effective Time; and the persons to serve on the Board of Directors of Bell Atlantic at the Effective Time who are Bell Atlantic Directors shall be selected solely by and at the absolute discretion of the Board of Directors of Bell Atlantic prior to the Effective Time. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Bell Atlantic after the Effective Time is unable or unwilling to serve in such position, the Board of Directors which selected such person shall designate another of its members to serve in such person's stead in accordance with the provisions of the immediately preceding sentence. From and after the Effective Time and until Raymond W. Smith ceases to be the Chairman of Bell Atlantic, the Board of Directors of Bell Atlantic and each Committee of the Board of Directors of Bell Atlantic as constituted following each election of Directors shall consist of an equal number of NYNEX Directors and Bell Atlantic Directors. If, at any time during the period referred to in the immediately preceding sentence, the number of NYNEX Directors and Bell Atlantic Directors serving, or that would be serving following the next stockholders' meeting at which Directors are to be elected, as Directors of Bell Atlantic or as members of any Committee of the Board of Directors of Bell Atlantic, would not be equal, then, subject to the fiduciary duties of the Directors of Bell Atlantic, the Board of Directors and the Nominating Committee thereof shall nominate for election at the next stockholders' meeting at which Directors are to be elected, such person or persons as may be requested by the remaining NYNEX Directors (if the number of NYNEX Directors is, or would otherwise become, less than the number of Bell Atlantic Directors) or by the remaining Bell Atlantic Directors (if the number of Bell Atlantic Directors is, or would otherwise become, less than the number of NYNEX Directors) to ensure that there shall be an equal number of NYNEX Directors and Bell Atlantic Directors. The provisions of the preceding sentence shall not apply in respect of any stockholders' meeting which takes place after the date on which Raymond W. Smith ceases to be Chairman of Bell Atlantic, and prior to such date, vacancies in the Board of Directors of Bell Atlantic shall be filled only by vote of the stockholders. The term "NYNEX Director" means (i) any person serving as a Director of NYNEX or of a NYNEX telephone company on the date hereof who becomes a Director of Bell Atlantic at the Effective Time and
(ii) any person who becomes a Director of Bell Atlantic pursuant to the second preceding sentence and who is designated by the NYNEX Directors; and the term "Bell Atlantic Director" means (i) any person serving as a Director of Bell Atlantic on the date hereof who continues as a Director of Bell Atlantic at the Effective Time and (ii) any person who becomes a Director of Bell Atlantic pursuant to the second preceding sentence and who is designated by the Bell Atlantic Directors.

     Each of NYNEX and Bell Atlantic shall take such action as shall reasonably be deemed by either thereof to be advisable to give effect to the provisions set forth in this section, including but not limited to incorporating such provisions in the Bylaws of Bell Atlantic in effect at the Effective Time.

     SECTION 7.13 -- No Shelf Registration. Bell Atlantic shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Bell Atlantic Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of NYNEX or Bell Atlantic within the meaning of Rule 145 promulgated under the 1933 Act. The shares of Bell

Atlantic Common Stock issuable upon exercise of options pursuant to Section 2.8 hereof shall be registered under the 1933 Act and such registration shall be effective at the time of issuance.

     SECTION 7.14 -- Affiliates. (a) Each of NYNEX and Bell Atlantic (i) has disclosed to the other on Schedule 7.14 hereof all persons who are, or may be, as of the date hereof its "affiliates" for purposes of Rule 145 under the Securities Act or SEC Accounting Series Release 135, and (ii) shall use all reasonable efforts to cause each person who is identified as an "affiliate" of it on Schedule 7.14 to deliver to the other as promptly as practicable but in no event later than the Closing Date, a signed agreement substantially in the form previously agreed to by NYNEX and Bell Atlantic. NYNEX and Bell Atlantic shall notify each other from time to time of any other persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 7.14(a).

     (b) If the transactions contemplated by this Agreement would otherwise qualify for pooling of interests accounting treatment, shares of NYNEX Common Stock and shares of Bell Atlantic Common Stock held by such "affiliates" of NYNEX or Bell Atlantic, as the case may be, shall not be transferable during the 30 day period prior to the Effective Time, and shares of Bell Atlantic Common Stock issued to, or as of the Effective Time held by, such "affiliates" of NYNEX and Bell Atlantic shall not be transferable until such time as financial results covering at least 30 days of combined operations of NYNEX and Bell Atlantic have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such "affiliate" has provided the signed agreement referred to in Section 7.14(a), except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any Bell Atlantic Common Stock held by any such "affiliate" shall not be transferable, regardless of whether such "affiliate" has provided the applicable signed agreement referred to in
Section 7.14(a), if such transfer, either alone or in the aggregate with other transfers by "affiliates", would preclude the ability of the Parties to account for the transactions contemplated by this Agreement as a pooling of interests. Bell Atlantic shall not register the transfer of any shares of Bell Atlantic Common Stock unless such transfer is made in compliance with the foregoing.

     SECTION 7.15 -- Blue Sky. NYNEX and Bell Atlantic will use their best efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required to permit the distribution of the shares of Bell Atlantic Common Stock to be issued in accordance with the provisions of this Agreement.

     SECTION 7.16 -- Pooling of Interests. Each of the Parties will use its best efforts to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests in accordance with GAAP, and such accounting treatment to be accepted by Bell Atlantic's independent certified public accountants, by the NYSE and by the SEC, respectively, and each of the Parties agrees that it will take no action that would cause such accounting treatment not to be obtained.

     SECTION 7.17 -- Tax-Free Reorganization. Each of the Parties will use its best efforts to cause the Merger to qualify as a tax-free reorganization under
Section 368 of the Code.

                      ARTICLE VIII -- CONDITIONS TO MERGER

     SECTION 8.1 -- Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the following conditions:

     (a) Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of each of NYNEX and Bell Atlantic and the Certificate Amendment and the issuance of Bell Atlantic Common Stock pursuant to the Merger shall have been approved by the requisite vote of the stockholders of Bell Atlantic, in each case in accordance with Delaware Law and the rules of the NYSE, as applicable;

     (b) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of (i) making the Merger illegal or otherwise prohibiting the consummation of the

Merger or (ii) creating a Material Adverse Effect on NYNEX or Bell Atlantic, with or without including its ownership of NYNEX and its Subsidiaries after the Merger;

     (c) HSR Act. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

     (d) Regulatory Matters. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental body, agency or official (all of the foregoing, "Consents") which are necessary for the consummation of the transactions contemplated hereby, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the transactions contemplated hereby and no Material Adverse Effect on Bell Atlantic, with or without including its ownership of NYNEX and its Subsidiaries after the Merger, or NYNEX, shall have been filed, have occurred or have been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect, provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any state or federal governmental body, agency or official of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental body, which would reasonably be expected to either (i) have a Material Adverse Effect on any of (A) NYNEX, (B) Bell Atlantic (either with or without including its ownership of NYNEX and its Subsidiaries after the Merger), (C) New York Telephone Company, (D) New England Telephone and Telegraph Company, (E) Bell Atlantic -- Pennsylvania, Inc., Bell Atlantic -- Delaware, Inc. or Bell
Atlantic -- New Jersey, Inc., considered in the aggregate ("Bell Atlantic North"), or (F) Bell Atlantic -- Maryland, Inc., Bell Atlantic -- Washington, D.C., Inc., Bell Atlantic -- Virginia, Inc. or Bell Atlantic -- West Virginia, Inc., considered in the aggregate ("Bell Atlantic South"), or (ii) prevent the Parties from realizing in all material respects the economic benefits of the transactions contemplated by this Agreement that such Parties currently anticipate receiving therefrom;

     (e) Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing by each of NYNEX and Bell Atlantic of the Joint Proxy Statement to its respective stockholders, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

     (f) Blue Sky. All state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received;

     (g) Stock Exchange Listing. The shares of Bell Atlantic Common Stock into which the NYNEX Shares will be converted pursuant to Article II hereof and the shares of Bell Atlantic Common Stock issuable upon the exercise of options pursuant to Section 2.8 hereof shall have been duly approved for listing on the NYSE, subject to official notice of issuance;

     (h) Pooling. Each of NYNEX and Bell Atlantic shall have received a letter from Coopers & Lybrand L.L.P., dated as of the Closing Date, to the effect that the transactions contemplated hereby will qualify for pooling of interests accounting treatment;

     (i) Consents Under NYNEX Agreements. NYNEX shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Bell Atlantic, with or without including its ownership of NYNEX and its Subsidiaries after the Merger, or NYNEX; and

     (j) Consents Under Bell Atlantic Agreements. Bell Atlantic shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Bell Atlantic, with or without including its ownership of NYNEX and its Subsidiaries after the Merger, or NYNEX.

     SECTION 8.2 -- Additional Conditions to Obligations of NYNEX. The obligations of NYNEX to effect the Merger are also subject to the fulfillment of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Bell Atlantic contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 6.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date, provided, however, that for purposes of this
Section 8.2(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Bell Atlantic, either with or without including its ownership of NYNEX and its Subsidiaries after the Merger;

     (b) Agreements, Conditions and Covenants. Bell Atlantic shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time;

     (c) Certificates. NYNEX shall have received a certificate of an executive officer of Bell Atlantic to the effect set forth in paragraphs (a) and (b) above;

     (d) Bell Atlantic Rights Agreement. The rights issued pursuant to the Bell Atlantic Rights Agreement shall have been redeemed and no new shareholder rights plan shall have been adopted by Bell Atlantic;

     (e) Tax Opinion. (i) NYNEX shall have received an opinion of Weil, Gotshal & Manges LLP, special counsel to NYNEX, dated as of the Closing Date, in form and substance reasonably satisfactory to NYNEX, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger, including the Certificate Amendment, constitutes a tax-free reorganization under Section 368 of the Code and therefore: (A) no gain or loss will be recognized for federal income tax purposes by Bell Atlantic, NYNEX or the Merger Subsidiary as a result of the formation of the Merger Subsidiary and the Merger, including the Certificate Amendment; and (B) no gain or loss will be recognized for federal income tax purposes by the stockholders of NYNEX upon their exchange of NYNEX Common Stock solely for Bell Atlantic Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Bell Atlantic Common Stock or the payment of any real property transfer or gains taxes on behalf of the stockholders of NYNEX). In rendering such opinion, Weil, Gotshal and Manges LLP may require and rely upon representations and covenants including those contained in certificates of officers of NYNEX and Bell Atlantic and others; and

        (ii) Bell Atlantic shall have received the opinion described in Section 8.3(e)(i) hereof, in form and substance reasonably satisfactory to NYNEX.

     (f) Affiliate Agreements. NYNEX shall have received the agreements required by Section 7.14 hereof to be delivered by the Bell Atlantic "affiliates," duly executed by each "affiliate" of Bell Atlantic.

     (g) Certificate Amendment, Bylaws Amendment, Board of Directors. Bell Atlantic shall have taken all such actions as shall be necessary so that (i) the Certificate Amendment and the Bylaws Amendment shall become effective not later than the Effective Time; and (ii) at the Effective Time, the composition of Bell Atlantic's Board shall comply with Section 7.12 hereof (assuming NYNEX has designated the NYNEX Directors as contemplated by Section 7.12 hereof).

     SECTION 8.3 -- Additional Conditions to Obligations of Bell Atlantic. The obligations of Bell Atlantic to effect the Merger are also subject to the fulfillment of the following conditions:

     (a) Representations and Warranties. The representations and warranties of NYNEX contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, except for changes permitted under Section 6.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date, provided, however, that for purposes of this Section 8.3(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on NYNEX or Bell Atlantic (only after including its ownership of NYNEX and its Subsidiaries after the Merger);

     (b) Agreements, Conditions and Covenants. NYNEX shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time;

     (c) Certificates. Bell Atlantic shall have received a certificate of an executive officer of NYNEX to the effect set forth in paragraphs (a) and (b) above;

     (d) NYNEX Rights Agreement. The rights issued pursuant to the NYNEX Rights Agreement shall not have become non-redeemable, exercisable, distributed or triggered pursuant to the terms of such agreement and would not become so upon consummation of the transactions contemplated hereby;

     (e) Tax Opinion. (i) Bell Atlantic shall have received an opinion of Morgan, Lewis & Bockius LLP, special counsel to Bell Atlantic, dated as of the Effective Time, in form and substance reasonably satisfactory to Bell Atlantic, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger, including the Certificate Amendment, constitutes a tax-free reorganization under Section 368 of the Code and therefore: (A) no gain or loss will be recognized for federal income tax purposes by Bell Atlantic, NYNEX or the Merger Subsidiary as a result of the formation of the Merger Subsidiary and the Merger, including the Certificate Amendment; and (B) no gain or loss will be recognized for federal income tax purposes by the stockholders of Bell Atlantic as a result of the Merger, including the Certificate Amendment. In rendering such opinion, Morgan, Lewis & Bockius LLP may require and rely upon representations and covenants including those contained in certificates of officers of Bell Atlantic and NYNEX and others; and

        (ii) NYNEX shall have received the opinion described in Section 8.2(e)(i) hereof, in form and substance reasonably satisfactory to Bell Atlantic.

     (f) Affiliate Agreements. Bell Atlantic shall have received the agreements required by Section 7.14 hereof to be delivered by the NYNEX "affiliates," duly executed by each "affiliate" of NYNEX.

                ARTICLE IX -- TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1 -- Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of NYNEX or Bell Atlantic:

     (a) By mutual written consent of each of NYNEX and Bell Atlantic;

     (b) By either NYNEX or Bell Atlantic if the Merger shall not have been consummated on or before April 21, 1997 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date the conditions to the Closing set forth in Sections 8.1(c) or (d) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to September 30, 1997. The Parties agree that any amendment of this Agreement to extend the Termination Date beyond September 30, 1997 shall be made without any amendment to or renegotiation of any other material provisions of this Agreement;

     (c) By either NYNEX or Bell Atlantic if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

     (d) By either NYNEX or Bell Atlantic if the other shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by such other Party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within 30 days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate and without regard to materiality qualifiers contained therein, results or would reasonably be expected to result in a Material Adverse Effect on NYNEX or Bell Atlantic, with or without including its ownership of NYNEX and its Subsidiaries after the Merger;

     (e) By either NYNEX or Bell Atlantic upon the occurrence of (i) a Material Adverse Effect or an event which could reasonably be expected to result in a Material Adverse Effect on Bell Atlantic (either with or without including its ownership of NYNEX and its Subsidiaries after the Merger), Bell Atlantic North, Bell Atlantic South, NYNEX, New England Telephone and Telegraph Company or New York Telephone Company under Section 8.1(d) hereof arising from an action by a state or federal governmental body, agency or official which has become final and nonappealable, or (ii) any other Material Adverse Effect, or an event which could reasonably be expected to result in a Material Adverse Effect on the other (which in the case of Bell Atlantic shall not include its ownership of NYNEX and its Subsidiaries after the Merger), or, after the Effective Time, Bell Atlantic, including its ownership of NYNEX and its Subsidiaries;

     (f) By either NYNEX or Bell Atlantic if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger or, in the case of the Board of Directors or any committee of the Board of Directors of Bell Atlantic, the Certificate Amendment or the issuance of Bell Atlantic Common Stock pursuant to the Merger Agreement, (ii) shall fail to reaffirm such approval or recommendation upon such Party's request, (iii) shall approve or recommend any acquisition of the other or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a Party or an affiliate thereof, or (iv) shall resolve to take any of the actions specified in clause (i) above;

     (g) By either NYNEX or Bell Atlantic if any of the required approvals of the stockholders of NYNEX or of Bell Atlantic shall fail to have been obtained at a duly held stockholders meeting of either of such companies, including any adjournments thereof; or

     (h) By either NYNEX or Bell Atlantic, prior to the approval of this Agreement by the stockholders of such Party, upon five days' prior notice to the other, if, as a result of an Acquisition Proposal (as defined in Section 6.3 hereof) received by such Party from a person other than a Party to this Agreement or any of its affiliates, the Board of Directors of such Party determines in good faith that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided, however, that (i) the Board of Directors of such Party shall have concluded in good faith, after considering applicable provisions of state law and after giving effect to all concessions which may be offered by the other Party pursuant to clause (ii) below, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination, such Party shall, and shall cause its respective financial and legal advisors to, negotiate with the other Party to this Agreement to make such adjustments in the terms and conditions of this Agreement as would enable such Party to proceed with the transactions contemplated hereby;

provided, however, that no termination shall be effective pursuant to Sections 9.1(f), (g) or (h) under circumstances in which an Initial NYNEX Termination Fee or an Initial Bell Atlantic Termination Fee is payable by the terminating Party under Section 9.2(b) or (c), as the case may be, unless concurrently with such termination, such termination fee is paid in full by the terminating Party in accordance with the provisions of Sections 9.2(b) or (c), as the case may be.

     SECTION 9.2 -- Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 9.1 hereof, and subject to the provisions of Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 9.2 and in Sections 4.10, 4.16, 5.10,
5.16 and 10.3 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

     (b) If (i) this Agreement (A) is terminated by Bell Atlantic pursuant to
Section 9.1(f) hereof or by NYNEX or Bell Atlantic pursuant to Section 9.1(g) hereof because of the failure to obtain the required approval from the NYNEX stockholders or by NYNEX pursuant to Section 9.1(h) hereof, or (B) is terminated as a result of NYNEX's material breach of Section 7.2 hereof which is not cured within 30 days after notice thereof to NYNEX, and (ii) at the time of such termination or prior to the meeting of NYNEX's stockholders there shall have been an Acquisition Proposal (as defined in Section 6.3 hereof) involving NYNEX or any of its Significant Subsidiaries (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), NYNEX shall pay to Bell Atlantic a termination fee of $200 million (the "Initial NYNEX Termination Fee"). In addition, if, within one and one-half years of any such termination described in clause (i) of the immediately preceding sentence that gave rise to the obligation to pay the Initial NYNEX Termination Fee, NYNEX, or the Significant Subsidiary of NYNEX which was the subject of such Acquisition Proposal (the "NYNEX Target Party"), becomes a subsidiary (as defined below) of the person which made (or the affiliate of which made) an Acquisition Proposal described in clause (ii) of the immediately preceding sentence or of any Offering Person (as defined below) or accepts a written offer to consummate or consummates an Acquisition Proposal with such person or any Offering Person, then, upon the signing of a definitive agreement relating to any such Acquisition Proposal, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such NYNEX Target Party becoming such a subsidiary or of any such Acquisition Proposal, NYNEX shall pay to Bell Atlantic an additional termination fee equal to $350 million.

     (c) If (i) this Agreement (A) is terminated by NYNEX pursuant to Sections 9.1(f) hereof or NYNEX or Bell Atlantic pursuant to Section 9.1(g) hereof because of the failure to obtain the required approval from the Bell Atlantic stockholders or by Bell Atlantic pursuant to Section 9.1(h) hereof, or (B) is terminated as a result of Bell Atlantic's material breach of Section 7.2 hereof which is not cured within 30 days after notice thereof to Bell Atlantic, and
(ii) at the time of such termination or prior to the meeting of Bell Atlantic's stockholders there shall have been an Acquisition Proposal (as defined in Section 6.3 hereof) involving Bell Atlantic or any of its Significant Subsidiaries (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), Bell Atlantic shall pay to NYNEX a termination fee of $200 million (the "Initial Bell Atlantic Termination Fee"). In addition, if, within one and one-half years of any such termination described in clause (i) of the immediately preceding sentence that gave rise to the obligation to pay the Initial Bell Atlantic Termination Fee, Bell Atlantic, or the Significant Subsidiary of Bell Atlantic which was the subject of such Acquisition Proposal (the "Bell Atlantic Target Party"), becomes a subsidiary of the person which made (or the affiliate of which made) an Acquisition Proposal described in clause (ii) of the immediately preceding sentence or of any Offering Person or accepts a written offer to consummate or consummates an Acquisition Proposal with such person or any Offering Person, then, upon the signing of a definitive agreement relating to any such Acquisition Proposal, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such Bell Atlantic Target Party becoming such a subsidiary or of any such Acquisition Proposal, Bell Atlantic shall pay to NYNEX an additional termination fee equal to $350 million.

     (d) Each termination fee payable under Sections 9.2(b) and (c) above shall be payable in cash. For purposes of this Section 9.2, an "Offering Person" shall be any offeror who makes an Acquisition Proposal to NYNEX, the NYNEX Target Party or their respective Representatives, or Bell Atlantic, the Bell Atlantic Target Party or their respective Representatives, as the case may be, before or within one hundred twenty days after any termination described in Section 9.2(b)(i) or 9.2(c)(i) and "subsidiary" shall mean with respect to any person, any corporation or other legal entity of which such person owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     (e) NYNEX and Bell Atlantic agree that the agreements contained in Sections 9.2(b) and (c) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any fee due under such Sections 9.2(b) and (c), the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

     SECTION 9.3 -- Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, after approval of the Merger Agreement by the stockholders of NYNEX or Bell Atlantic, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of NYNEX Shares upon consummation of the Merger, (b) alter or change any term of the Certificate of Incorporation of NYNEX or the Certificate of Incorporation of Bell Atlantic (except for the implementation at the Effective Time of the Certificate Amendment), or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of NYNEX or Bell Atlantic. This Agreement may not be amended except by an instrument in writing signed by the Parties.

     SECTION 9.4 -- Waiver. At any time before the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

                        ARTICLE X -- GENERAL PROVISIONS

     SECTION 10.1 -- Non-Survival of Representations, Warranties and
Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.1 hereof, as the case may be, except that (a) the agreements set forth in Article I and Sections 2.4, 2.5, 2.6, 2.7, 7.8, 7.9 and
7.12 hereof shall survive the Effective Time indefinitely, (b) the agreements and representations set forth in Sections 4.10, 4.16, 5.10, 5.16, 7.5(b), 9.2 and 10.3 hereof shall survive termination indefinitely and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

     SECTION 10.2 -- Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

     (a) if to NYNEX:

        NYNEX Corporation
        1095 Avenue of the Americas
        New York, New York 10036
        Attention: Executive Vice President and General Counsel
        Telecopy No.: (212) 597-2560

        with a copy to:

        NYNEX Corporation
        1095 Avenue of the Americas
        New York, New York 10036
        Attention: Vice President -- Law
        Telecopy No.: (212) 597-2558

        and

       Weil, Gotshal & Manges LLP
       767 Fifth Avenue
       New York, New York 10153
       Attention: Stephen E. Jacobs, Esq.
       Telecopy No.: (212) 310-8007

     (b) if to Bell Atlantic:

       Bell Atlantic Corporation
       1310 North Court House Road, 11th floor
       Arlington, Virginia 22201
       Attention: Vice President - General Counsel
       Telecopy No.: (703) 974-1951

        with a copy to:

       Bell Atlantic Corporation
       1717 Arch Street, 48th floor
       Philadelphia, Pennsylvania 19103
       Attention: Vice President - Mergers and Acquisitions and Associate General Counsel
       Telecopy No.: (215) 963-9195

        and

       Morgan, Lewis & Bockius LLP
       2000 One Logan Square
       Philadelphia, Pennsylvania 19103
       Attention: N. Jeffrey Klauder, Esq.
       Telecopy No.: (215) 963-5299

     SECTION 10.3 -- Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of Premerger Notifications under the HSR Act, shall be shared equally by NYNEX and Bell Atlantic.

     SECTION 10.4 -- Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "1933 Act" means the Securities Act of 1933, as the same may be amended from time to time, and "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

     (b) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

     (c) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

     (d) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended from time to time.

     (e) "knowledge" of any Party shall mean the actual knowledge of the executive officers of such Party.

     (f) "Jointly Held Person" means each of Bell Communications Research, Inc., New York SMSA Limited Partnership, Cellco Partnership, Tomcom L.P., PCSCO Partnership, Tele-TV, Tele-TV Media Partners, L.P., Tele-TV Systems Partners, L.P., BANX Partnership, PCS Primeco, Bell Atlantic NYNEX

Mobile, Inc., CAI Wireless Systems, Inc., and any other person in which each of NYNEX and Bell Atlantic individually hold, directly or indirectly, 5% or more of the stock of, or other equity interests in, such entity, and their respective subsidiaries (which term shall have the same meaning as is ascribed thereto in Section 9.2(d) hereof).

     (g) "Mandalay Shares" means any shares of common stock of NYNEX sold or hereafter issuable pursuant to (i) the Amended and Restated Stock Purchase and Registration Agreement dated as of March 29, 1996 between NYNEX and Kipling Associates L.L.C., a Delaware limited liability company ("KALLC") (or the Original Agreement referred to therein), and (ii) the Amended and Restated Stock Purchase and Registration Agreement dated as of March 29, 1996 between NYNEX and Weatherly Holdings L.L.C., a Delaware limited liability company ("WHLLC") (or the Original Agreement referred to therein), including (without limitation) 14,065,013 shares of common stock of NYNEX registered in the name of Cede & Co. as nominee for Depository Trust Company on behalf of State Street Bank and Trust Company, DTC Participant 987, Institution 93548, Agent 93547 for Account No. HT2789 (WHLLC) and Account No. HT2791 (KALLC).

     (h) "Material Adverse Effect" means any change in or effect on the business of the referenced corporation or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the telecommunications industry, (B) the United States economy or (C) the United States securities markets if, in any of (A), (B) or (C), the effect on NYNEX or Bell Atlantic, determined without including its ownership of NYNEX after the Merger, (as the case may be) and its respective Subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole. All references to Material Adverse Effect on Bell Atlantic or its Subsidiaries contained in Article IV, V or VI of this Agreement shall be deemed to refer solely to Bell Atlantic and its Subsidiaries without including its ownership of NYNEX and its Subsidiaries after the Merger.

     (i) "Material Investment" means (a) as to NYNEX, each of FLAG Limited, Orient Telecom and Technology Holdings Limited, PT Excelcomindo Pratama, Telecom Asia Corporation Public Company Limited and any other person which NYNEX directly or indirectly holds the stock of, or other equity interest in, provided the lesser of the fair market value or book value of such interest exceeds $100 million, excluding, however, any person which is a Subsidiary of NYNEX or a Jointly Held Person; and (b) as to Bell Atlantic, each of Grupo Iusacell, S.A. de C.V., Telecom Corporation of New Zealand Limited, Omnitel, and any other person which Bell Atlantic directly or indirectly holds the stock of, or other equity interest in, provided the lesser of the fair market value or book value of such interest exceeds $100 million, excluding, however, any Person which is a Subsidiary of Bell Atlantic or a Jointly Held Person.

     (j) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, entity or group (as defined in the Exchange
Act).

     (k) "POR" means the Plan of Reorganization approved by the United States Court for the District of Columbia on August 5, 1983 and the Agreement Concerning Contingent Liabilities, Tax Matters and Termination of Certain Agreements dated as of November 1, 1983, as amended and supplemented.

     (l) "Significant Subsidiary" with respect to NYNEX means any Subsidiary which on the date of determination is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act and, with respect to Bell Atlantic means any Subsidiary which on the date of determination is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act, excluding, however, Jointly Held Persons.

     (m) "Subsidiary", "NYNEX Subsidiary", or "Bell Atlantic Subsidiary" means any corporation or other legal entity of which NYNEX or Bell Atlantic, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election wof the board of directors or other governing body of such corporation or other legal entity, excluding, however, Jointly Held Persons.

     SECTION 10.5 -- Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.6 -- Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 10.7 -- Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 7.8 (Indemnification, Directors' and Officers' Insurance) and Section 7.12 (Post-Merger Bell Atlantic Board of Directors), is not intended to confer upon any person other than NYNEX, Bell Atlantic, and the Merger Subsidiary and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

     SECTION 10.8 -- Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 10.9 -- Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

     SECTION 10.10 -- Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, NYNEX and Bell Atlantic have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                  NYNEX CORPORATION

                                                  By:  /s/ IVAN G. SEIDENBERG
                                                 ------------------------------
                                                  Name: Ivan G. Seidenberg
                                                  Title:  Chairman and Chief
                                                          Executive Officer

                                                  BELL ATLANTIC CORPORATION

                                                  By:  /s/ RAYMOND W. SMITH
                                                 ------------------------------
                                                  Name: Raymond W. Smith
                                                  Title:  Chairman and Chief
                                                          Executive Officer

                             INDEX OF DEFINED TERMS

                                   DEFINED TERM                                     PAGE NO. I-
- ----------------------------------------------------------------------------------  -----------
1933 Act..........................................................................       43
Acquisition Proposal..............................................................       30
affiliate.........................................................................       43
Agreement.........................................................................        1
Amended Bylaws....................................................................       34
Bear Stearns......................................................................       15
Bell Atlantic.....................................................................        1
Bell Atlantic Equity Rights.......................................................       18
Bell Atlantic SEC Reports.........................................................       19
Bell Atlantic Benefit Plans.......................................................       21
Bell Atlantic Common Stock........................................................        3
Bell Atlantic Contracts...........................................................       26
Bell Atlantic Director............................................................       35
Bell Atlantic North...............................................................       37
Bell Atlantic South...............................................................       37
Bell Atlantic Target Party........................................................       41
Bell Atlantic Subsidiary..........................................................       44
Bylaws Amendment..................................................................        6
CERCLIS...........................................................................       13
Certificate Amendment.............................................................        6
Closing...........................................................................       32
Closing Date......................................................................       32
Code..............................................................................        1
Common Shares Trust...............................................................        4
Confidentiality Agreement.........................................................       33
Consents..........................................................................       37
control...........................................................................       43
Delaware Law......................................................................        1
Effective Time....................................................................        2
Environmental Permits.............................................................       12
Environmental Claim...............................................................       13
Environmental Laws................................................................       14
ERISA.............................................................................       10
Excess Shares.....................................................................        4
Exchange Ratio....................................................................        3
Exchange Fund.....................................................................        3
Exchange Agent....................................................................        3
Exchange Act......................................................................       43
GAAP..............................................................................        1
Hazardous Materials...............................................................       14
HSR Act...........................................................................       43
Initial NYNEX Termination Fee.....................................................       41
Initial Bell Atlantic Termination Fee.............................................       41
IRS...............................................................................       11
Joint Proxy Statement.............................................................       10
Jointly Held Person...............................................................       43

                                   DEFINED TERM                                     PAGE NO. I-
- ----------------------------------------------------------------------------------  -----------
KALLC.............................................................................       44
knowledge.........................................................................       43
Legal Requirements................................................................        9
Mandalay Shares...................................................................       44
Material Investment...............................................................       44
Material Adverse Effect...........................................................       44
Merged Corporation................................................................        1
Merger............................................................................        1
Merger Subsidiary.................................................................        1
Merrill Lynch.....................................................................       24
Morgan Stanley....................................................................       15
New NYNEX Common Stock............................................................        3
NPL...............................................................................       13
NYNEX.............................................................................        1
NYNEX Benefit Plans...............................................................       10
NYNEX Contracts...................................................................       16
NYNEX Common Stock................................................................        2
NYNEX Equity Rights...............................................................        7
NYNEX Rights Agreement............................................................        7
NYNEX SEC Reports.................................................................        9
NYNEX Shares......................................................................        3
NYNEX Director....................................................................       35
NYNEX Target Party................................................................       41
NYNEX Subsidiary..................................................................       44
NYSE..............................................................................        4
Offering Person...................................................................       41
Original Agreement................................................................       15
Parties...........................................................................        1
Party.............................................................................        1
Party Representatives.............................................................       33
PBGC..............................................................................       11
PCBs..............................................................................       14
Permits...........................................................................       10
person............................................................................       44
POR...............................................................................       44
Pre-Surrender Dividends...........................................................        4
Registration Statement............................................................       10
Release...........................................................................       14
Requisite Regulatory Approvals....................................................       37
SAR...............................................................................        6
SEC...............................................................................        9
Significant Subsidiary............................................................       44
subsidiary........................................................................       41
Subsidiary........................................................................       44
Surviving Corporation.............................................................        1
Termination Date..................................................................       39
the date hereof...................................................................        1
WHLLC.............................................................................       44

                                                                     APPENDIX II

                                    FORM OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           BELL ATLANTIC CORPORATION

     1. Corporate Name. The name of the corporation is Bell Atlantic Corporation (the "Corporation").

     2. Registered Office. The address of the registered office of the Corporation is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     3. Corporate Purpose. The nature of the business of the Corporation or the purposes of the Corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the "GCL").

     4. Capital Stock.

     A. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 2,500,000,000 shares, of which 2,250,000,000 shares are Common Stock, $.10 par value per share, and 250,000,000 shares are Series Preferred Stock, $.10 par value.

     B. Authority of Board to Fix Terms of Series Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized at any time and from time to time to provide for the issuance of all or any shares of the Series Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and to the fullest extent as may now or hereafter be permitted by the GCL, including, without limiting the generality of the foregoing, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;
(iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, or other securities or property, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions, shares of Series Preferred Stock of such class or series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Series Preferred Stock.

     5. Board of Directors of the Corporation.

     A. Responsibilities. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

     B. Number. Subject to the right of the Board of Directors to increase or decrease the number of directors pursuant to this Article 5.B., the Board of Directors shall consist of 22 directors. The Board of Directors may increase or decrease the number of directors by the affirmative vote of (a) three-quarters of the entire Board of Directors if the effective date of such increase or decrease is prior to the date on which Raymond W. Smith ceases to be Chairman of the Corporation (hereinafter referred to as the "Retirement Date"), and (b) a majority of the entire Board of Directors if the effective date of the increase or decrease is on or after the Retirement Date.

     C. Elections of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     D. Nominations for Directors. Except as otherwise permitted in Article 5.E., only persons who are nominated in accordance with the procedures established in the Bylaws shall be eligible for election as directors.

     E. Vacancies. Vacancies and newly created directorships may be filled by the Board of Directors, provided that on or prior to the Retirement Date, such action shall be in accordance with the method for the selection of directors set forth in Section 4.16 of the Bylaws.

     6. Bylaws. The Board of Directors is expressly authorized from time to time to make, alter or repeal the Bylaws of the Corporation in the manner set forth in the Bylaws from time to time.

     7. Indemnification.

     A. Indemnification of Authorized Representatives in Third Party Proceedings. -- The Corporation shall indemnify any person who was or is an authorized representative of the Corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the Corporation, or, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

     B. Indemnification of Authorized Representatives in Corporate
Proceedings. -- The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation; provided, however, that, except as provided in this Article 7 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors; provided further, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     C. Mandatory Indemnification of Authorized Representatives. -- To the extent that an authorized representative or other employee or agent of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     D. Determination of Entitlement to Indemnification. -- Any indemnification under section 7(A), (B) or (C) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative or other employee or agent is proper in the circumstances because such person has either met the applicable standard of conduct set forth in section 7(A) or (B) of this Article or has been successful on the merits or otherwise as set forth in section 7(C) of this Article and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

        (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such third party or corporate proceeding; or

        (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

        (3) by the stockholders.

     E. Advancing Expenses. -- Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding and within 30 days of receipt by the secretary of the Corporation of (i) an application from such authorized representative setting forth the basis for such indemnification, and (ii) if required by law at the time such application is made, an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of any authorized representative to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance. Expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     F. Definitions. -- For purposes of this Article:

        (1) "authorized representative" shall mean any and all directors and officers of the Corporation and any person designated as an authorized representative by the Board of Directors of the Corporation or any officer of the Corporation to whom the Board has delegated the authority to make such designations (which "authorized representative" may, but need not, include any person serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise);

        (2) "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

        (3) "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor and any investigative proceeding by the Corporation;

        (4) "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

        (5) "expenses" shall include attorneys' fees and disbursements;

        (6) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

        (7) actions "not opposed to the best interests of the Corporation" shall include without limitation actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

        (8) "other enterprises" shall include employee benefit plans;

        (9) "party" shall include the giving of testimony or similar involvement;

        (10) "serving at the request of the Corporation" shall include without limitation any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

        (11) "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation.

     G. Insurance. -- The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

     H. Scope of Article. -- The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

     I. Reliance on Provisions. -- Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article. Any repeal or modification of the provisions of this Article 7 by the stockholders of the Corporation shall not adversely affect any right or benefit of a director existing at the time of such repeal or modification.

     J. Severability. -- If this Article 7 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each authorized representative of the Corporation as to expenses, judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this
Article 7 that shall not have been invalidated, by the GCL or by any other applicable law.

     8. Duty of Care. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of the provisions of this
Article 8 by the stockholders of the Corporation shall not adversely affect any right or benefit of a director of the Corporation existing at the time of such repeal or modification.

     9. Board Consideration of All Relevant Factors. The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental and economic effects on employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) the consideration being offered, not only in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern.

     10. Unanimous Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote to take such action at any annual or special meeting of stockholders of the Corporation and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings or meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to unless, within 60 days of the earliest dated consent delivered in the manner required in this section to the Corporation, written consents signed by the holders of all of the outstanding stock entitled to vote to take such action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     11. Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                    APPENDIX III

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                      FORM

                                       OF

                                     BYLAWS

                                       OF

                           BELL ATLANTIC CORPORATION

                            (A DELAWARE CORPORATION)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     BYLAWS
                                       OF
                           BELL ATLANTIC CORPORATION

                               TABLE OF CONTENTS

                                                                                  PAGE NO. III-
                                                                                  -------------
                                           ARTICLE I
                                    OFFICES AND FISCAL YEAR
SECTION 1.01.   Registered Office...............................................         1
SECTION 1.02.   Fiscal Year.....................................................         1
                                          ARTICLE II
                                 NOTICE -- WAIVERS -- MEETINGS
SECTION 2.01.   Notice, What Constitutes........................................         1
SECTION 2.02.   Notice of Meetings of Board of Directors........................         1
SECTION 2.03.   Notice of Meetings of Stockholders..............................         1
SECTION 2.04.   Waivers of Notice...............................................         1
SECTION 2.05.   Exception to Requirements of Notice.............................         2
SECTION 2.06.   Conference Telephone Meetings...................................         2
                                          ARTICLE III
                                   MEETINGS OF STOCKHOLDERS
SECTION 3.01.   Place of Meeting................................................         2
SECTION 3.02.   Annual Meeting..................................................         2
SECTION 3.03.   Special Meetings................................................         2
SECTION 3.04.   Quorum, Manner of Acting and Adjournment........................         2
SECTION 3.05.   Organization....................................................         3
SECTION 3.06.   Voting..........................................................         4
SECTION 3.07.   Voting Lists....................................................         4
SECTION 3.08.   Inspectors of Election..........................................         4
                                          ARTICLE IV
                                      BOARD OF DIRECTORS
SECTION 4.01.   Powers..........................................................         5
SECTION 4.02.   Number..........................................................         5
SECTION 4.03.   Term of Office..................................................         5
SECTION 4.04.   Vacancies.......................................................         5
SECTION 4.05.   Resignations....................................................         5
SECTION 4.06.   Organization....................................................         6
SECTION 4.07.   Place of Meeting................................................         6
SECTION 4.08.   Regular Meetings................................................         6
SECTION 4.09.   Special Meetings................................................         6
SECTION 4.10.   Quorum, Manner of Acting and Adjournment........................         6
SECTION 4.11.   Committees of the Board.........................................         6
SECTION 4.12.   Compensation of Directors.......................................         7
SECTION 4.13.   Qualifications and Election of Directors........................         7
SECTION 4.14.   Voting of Stock.................................................         8

                                      III-i

                                                                                  PAGE NO. III-
                                                                                  -------------
SECTION 4.15.   Endorsement of Securities for Transfer..........................         8
SECTION 4.16.   Representation on Board of Directors............................         8
                                           ARTICLE V
                                           OFFICERS
SECTION 5.01.   Number, Qualifications and Designation..........................         9
SECTION 5.02.   Election and Term of Office.....................................         9
SECTION 5.03.   Subordinate Officers, Committees and Agents.....................         9
SECTION 5.04.   The Chairman and Vice Chairman of the Board.....................         9
SECTION 5.05.   The Chairman of the Board.......................................         9
SECTION 5.06.   The President...................................................         9
SECTION 5.07.   The Secretary...................................................         9
SECTION 5.08.   The Treasurer...................................................         9
SECTION 5.09.   Officers' Bonds.................................................        10
SECTION 5.10.   Salaries........................................................        10
SECTION 5.11.   Employment Agreements...........................................        10
                                          ARTICLE VI
                             CERTIFICATES OF STOCK, TRANSFER, ETC.
SECTION 6.01.   Form and Issuance...............................................        10
SECTION 6.02.   Transfer........................................................        11
SECTION 6.03.   Lost, Stolen, Destroyed or Mutilated Certificates...............        11
SECTION 6.04.   Record Holder of Shares.........................................        11
SECTION 6.05.   Determination of Stockholders of Record.........................        11
                                          ARTICLE VII
                                      GENERAL PROVISIONS
SECTION 7.01.   Dividends.......................................................        12
SECTION 7.02.   Contracts.......................................................        12
SECTION 7.03.   Corporate Seal..................................................        12
SECTION 7.04.   Checks, Notes, Etc..............................................        12
SECTION 7.05.   Corporate Records...............................................        12
SECTION 7.06.   Amendment of Bylaws.............................................        12

                                     III-ii

                                     BYLAWS

                                       OF

                           BELL ATLANTIC CORPORATION
                            (A DELAWARE CORPORATION)

                                   ARTICLE I

                            OFFICES AND FISCAL YEAR

     SECTION 1.01. Registered Office. -- The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by resolution of the board of directors, and a certificate certifying the change is filed in the manner provided by statute.

     SECTION 1.02. Fiscal Year. -- The fiscal year of the corporation shall end on the 31st day of December in each year.

                                   ARTICLE II

                         NOTICE -- WAIVERS -- MEETINGS

     SECTION 2.01. Notice, What Constitutes. -- Whenever, under the provisions of the Delaware General Corporation Law ("GCL") or the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telephone or facsimile transmission to the address (or to the telex, TWX, facsimile or telephone number) of the person appearing on the books of the corporation, or in the case of directors, supplied to the corporation for the purpose of notice. If the notice is sent by mail, telegram or courier service, it shall be deemed to be given when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched, or in the case of facsimile transmission, when received.

     SECTION 2.02. Notice of Meetings of Board of Directors. -- Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director in person or by telephone or in writing at least 24 hours (in the case of notice in person or by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegram, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

     SECTION 2.03. Notice of Meetings of Stockholders. -- Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof. If the notice is sent by mail, it shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of the stockholder as it appears on the records of the corporation.

     SECTION 2.04. Waivers of Notice.

     (a) Written Waiver. -- Whenever notice is required to be given under any provisions of the GCL or the certificate of incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

                                      III-1

     (b) Waiver by Attendance. -- Attendance of a person at a meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

     SECTION 2.05. Exception to Requirements of Notice.

     (a) General Rule. -- Whenever notice is required to be given, under any provision of the GCL or of the certificate of incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

     (b) Stockholders Without Forwarding Addresses. -- Whenever notice is required to be given, under any provision of the GCL or the certificate of incorporation or these Bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth the person's then current address, the requirement that notice be given to such person shall be reinstated.

     SECTION 2.06. Conference Telephone Meetings. -- One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                  ARTICLE III

                            MEETINGS OF STOCKHOLDERS

     SECTION 3.01. Place of Meeting. -- All meetings of the stockholders of the corporation shall be held at such place within or without the State of Delaware as shall be designated by the board of directors in the notice of such meeting (or by an officer calling a meeting pursuant to Section 3.02) in accordance with
Section 3.02 or 3.03.

     SECTION 3.02. Annual Meeting. -- The board of directors may fix and designate the date and time of the annual meeting of the stockholders. At said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

     SECTION 3.03. Special Meetings. -- Special meetings of the stockholders of the corporation may be called at any time by the chairman of the board or a majority of the board of directors. At any time, upon the written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting which shall be held at such date and time as the secretary may fix, not less than ten nor more than 60 days after the receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

     SECTION 3.04. Quorum, Manner of Acting and Adjournment.

     (a) Quorum. -- The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by the GCL, by the certificate of incorporation or by these Bylaws. If a quorum is not present or represented at any

                                      III-2
meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (b) Manner of Acting. -- Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the meeting on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote and voting thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of the question. The stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

     (c) Stockholder Proposals. -- Nominations by stockholders of persons for election to the board of directors of the corporation may be made at an annual meeting in compliance with Section 4.13 hereof. The proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by any stockholder of the corporation pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the secretary shall set forth (a) as to the stockholder giving notice and the beneficial owner, if any on whose behalf the proposal is made, (i) their name and record address, and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by each of them, and (b) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section.

     (d) The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all stockholders of the corporation for any purpose.

     SECTION 3.05. Organization. -- At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the president, the vice chairman, if one has been appointed, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.

                                      III-3

     SECTION 3.06. Voting.

     (a) General Rule. -- Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

     (b) Voting and Other Action by Proxy. --

        (1) A stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy. Such execution may be accomplished by the stockholder or the authorized officer, director, employee or agent of the stockholder signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission if such telegram, cablegram or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

        (2) No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        (3) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

     SECTION 3.07. Voting Lists. -- The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 3.08. Inspectors of Election.

     (a) Appointment. -- All elections of directors shall be by written ballot; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the board of directors may appoint one or more inspectors, who need not be stockholders, to act at the meeting and to make a written report thereof. The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the person's best ability.

     (b) Duties. -- The inspectors shall ascertain the number of shares outstanding and the voting power of each, shall determine the shares represented at the meeting and the validity of proxies and ballots, shall count all votes and ballots, shall determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and shall certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

     (c) Polls. -- The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any

                                      III-4
revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

     (d) Reconciliation of Proxies and Ballots. -- In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information transmitted in accordance with section 3.06, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b) shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

     SECTION 4.01. Powers. -- All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

     SECTION 4.02. Number. -- Subject to the provisions of the certificate of incorporation, the board of directors shall consist of such number of directors as may be determined from time to time by resolution adopted by a vote of a majority of the entire board of directors.

     SECTION 4.03. Term of Office. -- Directors of the corporation shall hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified, except in the event of death, resignation or removal.

     SECTION 4.04. Vacancies.

     (a) Subject to the provisions of Section 4.16 hereof, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election of the class for which such director shall have been elected and until a successor is duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     (b) Subject to the provisions of Section 4.16 hereof, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     (c) If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the entire board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorship, or to replace the directors chosen by the directors then in office.

     SECTION 4.05. Resignations. -- Any director may resign at any time upon written notice to the chairman, president or secretary of the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

                                      III-5

     SECTION 4.06. Organization. -- At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the president, the vice chairman, if one has been appointed, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

     SECTION 4.07. Place of Meeting. -- Meetings of the board of directors, both regular and special, shall be held at such place within or without the State of Delaware as the board of directors may from time to time determine, or as may be designated in the notice of the meeting.

     SECTION 4.08. Regular Meetings. -- Regular meetings of the board of directors shall be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors.

     SECTION 4.09. Special Meetings. -- Special meetings of the board of directors shall be held whenever called by the chairman or by three or more of the directors.

     SECTION 4.10. Quorum, Manner of Acting and Adjournment.

     (a) General Rule. -- At all meetings of the board one-third of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by the GCL or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     (b) Unanimous Written Consent. -- Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

     SECTION 4.11. Committees of the Board.

     (a) Establishment. -- The board of directors may, by resolution adopted by a majority of the entire board, establish one or more other committees, each committee to consist of one or more directors. The membership of each such committee shall be in compliance with Section 4.16 hereof. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

     (b) Powers. -- Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the GCL, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of shares of any series), adopting an agreement of merger or consolidation under Section 251, 252, 254, 255, 256, 257, 258, 263, or 264 of the GCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets,

                                      III-6
recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation. Such committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors when required.

     (c) Committee Procedures. -- The term "board of directors" or "board," when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any committee of the board.

     SECTION 4.12. Compensation of Directors. -- Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 4.13. Qualifications and Election of Directors.

     (a) All directors of the corporation shall be natural persons of full age, but need not be residents of Delaware or stockholders of the corporation. Except in the case of vacancies, directors shall be elected by the stockholders. If directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately. No person who has reached 70 years of age may be elected or appointed to a term of office as a director of the corporation. The term of office of any director elected or appointed in conformity with the preceding sentence shall continue (to the extent provided in the certificate of incorporation and these Bylaws) after such director reaches 70 years of age.

     (b) Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors, which shall, prior to the date of retirement of Raymond
W. Smith as Chairman of the Corporation (the "Retirement Date"), follow the method for the selection of directors set forth in Section 4.16 of the Bylaws.

     (c) Nominations of persons for election to the board of directors of the corporation may also be made by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4.14 (c) and (d). Such nominations, other than those made by or at the direction of the board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934 as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director by the stockholders of the corporation unless nominated in accordance with the procedures set forth herein.

                                      III-7

     (d) The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all stockholders of the corporation for any purpose.

     SECTION 4.14. Voting of Stock. Unless otherwise ordered by the board of directors, each of the chairman of the board, the president, and the principal accounting officer (as identified in the corporation's most recent report filed with the United States Securities and Exchange Commission) shall have full power and authority, on behalf of the corporation, to attend and to act and vote, in person or by proxy, at any meeting of the stockholders of any company in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the corporation might have possessed and exercised if present. The board of directors, by resolution adopted from time to time, may confer like powers upon any other person or persons.

     SECTION 4.15. Endorsement of Securities for Transfer. Each of the chairman of the board, the president, and the principal accounting officer shall have the power to endorse and deliver for sale, assignment or transfer certificates for stock, bonds or other securities, registered in the name of or belonging to the corporation, whether issued by the corporation or by any other corporation, government, state or municipality or agency thereof; and the board of directors from time to time may confer like power upon any other officer, agent or person by resolution adopted from time to time. Every such endorsement shall be countersigned by the treasurer or an assistant treasurer.

     SECTION 4.16. Representation on Board of Directors. The total number of persons serving on the board of directors shall be twenty-two, half of whom shall be NYNEX Directors and half of whom shall be Old Bell Atlantic Directors (as such terms are defined below). No more than six of the twenty-two directors shall be employees of the corporation or NYNEX Corporation ("NYNEX"); half of the employee directors shall be NYNEX Directors and half shall be Old Bell Atlantic Directors. From the date hereof until Raymond W. Smith ceases to be the Chairman of the corporation, the board of directors and each committee of the board as constituted following each election of directors shall consist of an equal number of NYNEX Directors and Old Bell Atlantic Directors. If, at any time during the period referred to in the immediately preceding sentence, the number of NYNEX Directors and Old Bell Atlantic Directors serving, or that would be serving following the next stockholders' meeting at which directors are to be elected, as directors or as members of any committee of the board, would not be equal, then, subject to the fiduciary duties of the directors, the board of directors and the nominating committee thereof shall nominate for election at the next stockholders' meeting at which directors are to be elected, such person or persons as may be requested by the remaining NYNEX Directors (if the number of NYNEX Directors is, or would otherwise become, less than the number of Old Bell Atlantic Directors) or by the remaining Old Bell Atlantic Directors (if the number of Old Bell Atlantic Directors is, or would otherwise become, less than the number of NYNEX Directors) to ensure that there shall be an equal number of NYNEX Directors and Old Bell Atlantic Directors. The provisions of the preceding sentence shall not apply in respect of any stockholders' meeting which takes place after the date on which Raymond W. Smith ceases to be Chairman of the corporation, and prior to such date, vacancies in the board of directors shall be filled only by vote of the stockholders. The term "NYNEX Director" means (i) any person serving as a director of NYNEX or of a NYNEX telephone company on April 21, 1996 who becomes a director of the corporation and (ii) any person who becomes a director pursuant to the second preceding sentence and who is designated by the NYNEX directors; and the term "Old Bell Atlantic Director" means (i) any person serving as a Director of the corporation on April 21, 1996 who continues as a director of the corporation after the effective time of the merger of a wholly owned subsidiary of the corporation with and into NYNEX and
(ii) any person who becomes a director pursuant to the second preceding sentence and who is designated by the Old Bell Atlantic Directors. Any amendment to or modification of this Section 4.16 or of any provision of these Bylaws which refers to this Section 4.16 shall require a three-quarters vote of the entire board of directors.

                                      III-8

                                   ARTICLE V

                                    OFFICERS

     SECTION 5.01. Number, Qualifications and Designation. -- The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of section 5.03 of this Article. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board.

     SECTION 5.02. Election and Term of Office. -- The officers of the corporation, except those elected by delegated authority pursuant to section
5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

     SECTION 5.03. Subordinate Officers, Committees and Agents. -- The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

     SECTION 5.04. The Chairman and Vice Chairman of the Board. -- The chairman of the board, or in the absence of the chairman, the vice chairman of the board, if there be one, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned to them by the board of directors.

     SECTION 5.05. The Chairman of the Board. -- The chairman of the board shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors, and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the board of directors. He shall make reports to the board of directors and the stockholders, and shall see that all orders and resolutions of the board of directors and of any committee thereof are carried into effect.

     SECTION 5.06. The President. -- The president shall, subject to the Chairman, be the most senior executive of the corporation and shall assist the Chairman of the board in the administration and operation of the corporation's business and general supervision of its policies and affairs. The president shall, in the absence of or because of the inability to act of the chairman of the board, perform all duties of the chairman of the board and preside at all meetings of stockholders and of the board of directors. The president shall perform such other duties as may from time to time be assigned to him by the board of directors or by the chairman of the board.

     SECTION 5.07. The Secretary. -- The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the chairman of the board.

     SECTION 5.08. The Treasurer. -- The treasurer, or an assistant treasurer, shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may

                                      III-9
from time to time designate; whenever so required by the board of directors, shall render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the chairman of the board.

     SECTION 5.09. Officers' Bonds. -- No officer of the corporation need provide a bond to guarantee the faithful discharge of the officer's duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office.

     SECTION 5.10. Salaries. -- The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors.

     SECTION 5.11. Employment Agreements. --

     (a) Except as to the election to positions specifically provided for in the employment agreements between the corporation and Raymond W. Smith and the corporation and Ivan G. Seidenberg (each an "Employment Agreement," and collectively, the "Employment Agreements"), which are expressly contemplated by
Section 7.10(b) of the Agreement and Plan of Merger dated as of April 21, 1996, as amended and restated prior to the Effective Time under such Merger Agreement, between the corporation and NYNEX Corporation, and until January 1, 1999, (i) the election of any other person to such positions, or (ii) the removal or replacement of Messrs. Smith or Seidenberg from one or more of those positions, shall require a three-quarters vote of the entire board of directors. Thereafter, such vote as is provided by Section 4.10 of these Bylaws shall be required.

     (b) Any amendment to or modification of either of the Employment Agreements or of this Section 5.11 shall require a three-quarters vote of the entire board of directors.

                                   ARTICLE VI

                     CERTIFICATES OF STOCK, TRANSFER, ETC.

     SECTION 6.01. Form and Issuance.

     (a) Issuance. -- The shares of the corporation shall be represented by certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

     (b) Form and Records. -- Stock certificates of the corporation shall be in such form as approved by the board of directors. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.

     (c) Signatures. -- Any of or all the signatures upon the stock certificates of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

                                     III-10

     SECTION 6.02. Transfer. -- Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

     SECTION 6.03. Lost, Stolen, Destroyed or Mutilated Certificates. -- The board of directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the corporation a bond sufficient to indemnify against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

     SECTION 6.04. Record Holder of Shares. -- The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     SECTION 6.05. Determination of Stockholders of Record.

     (a) Meetings of Stockholders. -- In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

     (b) Consent of Stockholders. -- In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the GCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the GCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     (c) Dividends. -- In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to

                                     III-11
such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     SECTION 7.01. Dividends. -- Subject to the restrictions contained in the GCL and any restrictions contained in the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation.

     SECTION 7.02. Contracts. -- Except as otherwise provided in these Bylaws, the board of directors may authorize any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances. Any officer so authorized may, unless the authorizing resolution otherwise provides, delegate such authority to one or more subordinate officers, employees or agents, and such delegation may provide for further delegation.

     SECTION 7.03. Corporate Seal. -- The corporation shall have a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     SECTION 7.04. Checks, Notes, Etc. -- All checks, notes and evidences of indebtedness of the corporation shall be signed by such person or persons as the board of directors may from time to time designate.

     SECTION 7.05. Corporate Records.

     (a) Examination by Stockholders. -- Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders and directors of the corporation, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) that the stockholder has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

     (b) Examination by Directors. -- Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person's position as a director.

     SECTION 7.06. Amendment of Bylaws. -- Except as otherwise provided herein, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted either (1) by vote of the stockholders at a duly organized annual or special meeting of stockholders in accordance with the certificate of incorporation, or
(2) by vote of a majority of the entire board of directors at any regular or special meeting of directors if such power is conferred upon the board of directors by the certificate of incorporation.

                                     III-12

                                                                     APPENDIX IV

[BEAR STEARNS LOGO]                                     BEAR, STEARNS & CO. INC.

                                                                 245 PARK AVENUE
                                                       NEW YORK, NEW YORK, 10167
                                                                   (212)272-2000

September 9, 1996

Board of Directors
NYNEX Corporation
1095 Avenue of the Americas
New York, NY 10036

Ladies and Gentlemen:

     We understand that NYNEX Corporation ("NYNEX") and Bell Atlantic Corporation ("Bell Atlantic") have entered into a "merger of equals" transaction by means of an Amended and Restated Agreement and Plan of Merger, dated as of April 21, 1996, as amended and restated on July 2, 1996 (the "Merger Agreement"), pursuant to which a newly-formed, wholly-owned subsidiary of Bell Atlantic will be merged with and into NYNEX (the "Merger"), with NYNEX surviving as a direct, wholly-owned subsidiary of Bell Atlantic (Bell Atlantic following the Merger is sometimes referred to herein as "New Bell Atlantic"). We further understand that in the Merger (i) each outstanding share of common stock, par value $1.00 per share, of NYNEX ("NYNEX Common Stock"), other than treasury shares and shares held by Bell Atlantic, and all rights in respect thereof, will be converted into and exchanged for 0.768 of a share (the "Exchange Ratio") of common stock, par value $0.10 per share (after giving effect to an amendment to the Certificate of Incorporation of Bell Atlantic to become effective not later than the effective time of the Merger), of Bell Atlantic (prior to the Merger, "Bell Atlantic Common Stock" and, following the Merger, "New Bell Atlantic Common Stock") and (ii) each outstanding NYNEX option or warrant to purchase stock, stock appreciation right and restricted stock award will be converted into a similar security or right of New Bell Atlantic, adjusted to reflect the Exchange Ratio. Based on the Exchange Ratio, current holders of NYNEX Common Stock would hold approximately 43.7%, and current holders of Bell Atlantic Common Stock would hold approximately 56.3%, of the outstanding shares of New Bell Atlantic Common Stock on a fully-diluted basis after consummation of the Merger (assuming for analytical purposes that proceeds from the hypothetical exercise of stock options or warrants are used to repurchase shares).

     You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the holders of NYNEX Common Stock.

     In the course of performing our review and analyses for rendering this opinion, we have:

     1. reviewed the Merger Agreement;

     2. reviewed each of NYNEX's and Bell Atlantic's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1993 through 1995, and their respective Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996;

     3. reviewed certain operating and financial information provided to us by the senior managements of NYNEX and Bell Atlantic relating to NYNEX's and Bell Atlantic's respective businesses and prospects, including projections of each company for the years ended December 31, 1996 and 1997 (collectively, the "Two-Year Projections") and certain other forward-looking information;

     4. reviewed certain estimates of cost savings and other combination benefits (collectively, the "Projected Benefits") expected to result from the Merger, jointly prepared and provided to us by the senior managements of NYNEX and Bell Atlantic;

     5. met separately and/or jointly with certain members of the senior managements of NYNEX and Bell Atlantic to discuss (i) the current telecommunications landscape and competitive dynamics related thereto,
        (ii) each company's operations, historical financial statements, future prospects and financial condition, (iii) their views of the strategic, business, operational and financial rationale for, and expected strategic benefits and other implications of, the Merger, (iv) the Two-Year Projections and the Projected Benefits and (v) certain assumptions and judgments underlying certain long-term estimates with respect to Bell Atlantic that were prepared by Bell Atlantic in connection with its financial advisor's analysis of the Merger;

     6. reviewed the historical stock prices, trading activity and valuation parameters of NYNEX Common Stock and Bell Atlantic Common Stock;

     7. reviewed and analyzed the pro forma financial impacts of the Merger on NYNEX and Bell Atlantic, including the pro forma effects of the initial quarterly dividend per share of New Bell Atlantic Common Stock that, pursuant to the Merger Agreement, is intended to be declared and paid by New Bell Atlantic following the effective time of the Merger;

     8. reviewed the terms, to the extent publicly available, of recent mergers and acquisitions which we deemed generally comparable to the Merger or otherwise relevant to our inquiry;

     9. reviewed publicly available financial data, stock market performance data and valuation parameters of companies which we deemed generally comparable to NYNEX and Bell Atlantic or otherwise relevant to our inquiry; and

   10. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In the course of our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by NYNEX and Bell Atlantic. With respect to the Two-Year Projections and the Projected Benefits, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective senior managements of NYNEX and Bell Atlantic as to the anticipated future performance of their respective companies and as to the anticipated savings achievable within the time frames forecast therein, and that regulatory authorities will not prevent New Bell Atlantic from retaining the full benefit of the Projected Benefits. We have not assumed any responsibility for independent verification of any of such information or of the Two-Year Projections or the Projected Benefits. We have also assumed with your consent that the Merger will (i) qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (ii) be accounted for as a pooling of interests under generally accepted accounting principles and (iii) otherwise be consummated in accordance with the terms described in the Merger Agreement.

     In arriving at our opinion, we have not performed any independent appraisal of the assets or liabilities of NYNEX or Bell Atlantic, nor have we been furnished with any such appraisals. In rendering our opinion herein, we have analyzed the Merger as a strategic business combination not involving a sale of control of NYNEX, and we have not solicited, and have not been authorized to solicit, third party acquisition interest in NYNEX. In addition, we are not expressing any opinion as to the price or range of prices at which New Bell Atlantic Common Stock may trade subsequent to the consummation of the Merger. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

     We have acted as financial advisor to NYNEX in connection with the Merger and will receive a fee for such services, payment of a significant portion of which is contingent upon the consummation of the Merger. We have previously rendered certain investment banking and financial advisory services to both NYNEX and Bell Atlantic for which we received customary compensation. In addition, the Vice Chairman of NYNEX is a member of the Board of Directors of The Bear Stearns Companies Inc., which is our parent company. In the ordinary course of our business, we may actively trade the securities of NYNEX and/or Bell Atlantic for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is intended for the benefit and use of the Board of Directors of NYNEX, and does not constitute a recommendation to any holder of NYNEX Common Stock as to how to vote shares in connection with the Merger. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any joint proxy statement/prospectus to be distributed to the holders of NYNEX Common Stock in connection with the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of NYNEX Common Stock.

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                          By:   /s/ ALAN D. SCHWARTZ
                                              Senior Managing Director

                                                                      APPENDIX V

[MORGAN STANLEY LOGO]

                                                    MORGAN STANLEY & CO.
                                                    INCORPORATED
                                                    1585 BROADWAY
                                                    NEW YORK, NEW YORK 10036
                                                    (212)761-4000


                                                           September 9, 1996

Board of Directors
NYNEX Corporation
1095 Avenue of the Americas
New York, NY 10036

Dear Sirs and Mesdames:

We understand that NYNEX Corporation (the "Company") and Bell Atlantic Corporation ("Bell Atlantic") have entered into an Amended and Restated Agreement and Plan of Merger, dated as of April 21, 1996, as amended and restated as of July 2, 1996 (the "Merger Agreement"), pursuant to which a wholly owned subsidiary of Bell Atlantic will merge with and into the Company (the "Merger"). As a result of the Merger, the Company will become a wholly owned subsidiary of Bell Atlantic.

The Merger Agreement provides, among other things, that at the effective time of the Merger, each outstanding share of common stock, par value $1.00 per share, of the Company, other than shares held in treasury or owned by Bell Atlantic ("Company Common Stock"), will be converted into the right to receive 0.768 shares of common stock, par value $1.00 per share (par value $0.10 per share upon effectiveness of the Certificate Amendment (as defined in the Merger Agreement)), of Bell Atlantic ("Bell Atlantic Common Stock") (the conversion ratio of Company Common Stock into Bell Atlantic Common Stock is hereinafter referred to as the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of Company Common Stock (other than Bell Atlantic and its affiliates).

For purposes of the opinion set forth herein, we have:

(i) analyzed certain publicly available financial statements and other information of the Company and Bell Atlantic, respectively;
(ii) analyzed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;
(iii) analyzed certain summary near-term financial projections concerning the Company prepared by the management of the Company;
(iv) reviewed and discussed with senior executives of the Company the past and current operations and financial condition of the Company and the prospects of the Company in light of the current telecommunications environment, and the long-term benefits expected to result from the Merger, including without limitation certain estimates and timing of the potential cost savings for the combined company jointly prepared by the Company and Bell Atlantic;
(v) analyzed certain internal financial statements and other financial and operating data concerning Bell Atlantic prepared by the management of Bell Atlantic;

                                                           [MORGAN STANLEY LOGO]

September 9, 1996
Page 2

(vi) analyzed certain summary near-term financial projections concerning Bell Atlantic prepared by the management of Bell Atlantic;
(vii) reviewed and discussed with senior executives of Bell Atlantic the past and current operations and financial condition of Bell Atlantic and the prospects of Bell Atlantic in light of the current telecommunications environment, and the long-term benefits expected to result from the Merger, including without limitation certain estimates and timing of the potential cost savings for the combined company jointly prepared by the Company and Bell Atlantic;
(viii) analyzed the estimated pro forma impact of the Merger, including such impact on the combined company's earnings per share, consolidated capitalization, financial ratios and intended dividend policy;
(ix) reviewed the reported prices and trading activity for Company Common Stock and Bell Atlantic Common Stock;
(x) compared the financial performance of the Company and Bell Atlantic and the prices and trading activity of Company Common Stock and Bell Atlantic Common Stock with that of certain other comparable publicly traded companies and their securities;
(xi) discussed the strategic objectives of the Merger and the plan for the combined company with senior executives of the Company and Bell Atlantic;
(xii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;
(xiii)    reviewed the Merger Agreement and certain related documents; and
(xiv)     performed such other analyses as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purpose of this opinion. With respect to the summary near-term financial projections and the operating efficiencies and other potential synergies (including the timing thereof) expected to result from the Merger supplied to us by the Company and Bell Atlantic, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company's and Bell Atlantic's respective senior management of the future competitive, operating and regulatory environments and related financial performance of the Company and Bell Atlantic, as the case may be. Furthermore, we have not assumed responsibility for conducting a physical inspection of the properties or facilities of the Company or Bell Atlantic or for making or obtaining any independent valuation or appraisal of the assets or liabilities of the Company or Bell Atlantic nor have we been furnished with any such valuations or appraisals. We have assumed with your consent that the transaction will be free of Federal tax to the Company, Bell Atlantic, and the holders of Company Common Stock and that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. We have also assumed that the transactions described in the Merger Agreement will be consummated on the terms set forth therein. Our opinion is necessarily based on economic, market and other conditions and circumstances as they exist and can be evaluated on, and the information made available to us as of the date hereof.

As you are aware, we were engaged by the Company as of April 15, 1996 for purposes of delivering our April 21, 1996 opinion to the Board of Directors of the Company, and, as a result, we did not participate in the structuring or the negotiation of the terms of the Merger. In addition, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets. We also express no opinion as to the price or range of prices at which Bell Atlantic Common Stock may trade subsequent to consummation of the Merger.

We have acted as financial advisor to the Board of Directors of the Company in connection with the transaction described in this letter and we will receive a fee for our services. Morgan Stanley & Co.

                                                           [MORGAN STANLEY LOGO]

September 9, 1996
Page 3
Incorporated and its affiliates in the past have provided financial advisory and financing services to the Company and Bell Atlantic and have received fees for rendering these services.

It is understood that this letter is for the information of the Board of Directors of the Company and, except for inclusion of this letter in its entirety in a proxy statement-prospectus of the Company and Bell Atlantic relating to the Merger, may not be used or quoted for any other purpose without our prior written consent. In addition, we express no opinion or recommendation as to how the holders of Company Common Stock should vote at the stockholders meeting held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion that as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Company Common Stock (other than Bell Atlantic and its affiliates).

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/  PAUL J. TAUBMAN

                                            ------------------------------------
                                            Paul J. Taubman
                                            Managing Director

                                                                     APPENDIX VI

                                                   INVESTMENT BANKING GROUP

                                                   WORLD FINANCIAL CENTER
                                                   NORTH TOWER
                                                   NEW YORK, NEW YORK 10281-1330
[MERRILL LYNCH LOGO]

                                                               September 9, 1996

Board of Directors
Bell Atlantic Corporation
1717 Arch Street
Philadelphia, PA 19103

Ladies and Gentlemen:

     Bell Atlantic Corporation ("Bell Atlantic") and NYNEX Corporation ("NYNEX") have entered into an agreement dated as of April 21, 1996, as amended and restated as of July 2, 1996 (the "Agreement"), pursuant to which, among other things, (i) a wholly-owned subsidiary of Bell Atlantic will be merged with and into NYNEX (the "Merger") and (ii) each share of Common Stock, par value $1.00 per share, of NYNEX ("NYNEX Common Stock") (other than shares of NYNEX Common Stock held in treasury or owned by Bell Atlantic) will be converted into 0.768 shares (the "Exchange Ratio") of Common Stock, par value $1.00 per share (or $.10 per share after giving effect to an amendment to the Certificate of Incorporation of Bell Atlantic to become effective at the effective time of the Merger), of Bell Atlantic ("Bell Atlantic Common Stock"). Consummation of the Merger is subject to the terms and conditions set forth in the Agreement.

     You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to Bell Atlantic and, accordingly, to the holders of Bell Atlantic Common Stock.

     In arriving at the opinion set forth below, we have, among other things:

        (1) Reviewed NYNEX's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995 and NYNEX's Forms 10-Q and related unaudited financial information for the quarterly periods ended March 31, 1996 and June 30, 1996;

        (2) Reviewed Bell Atlantic's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995 and Bell Atlantic's Forms 10-Q and related unaudited financial information for the quarterly periods ended March 31, 1996 and June 30, 1996;

        (3) Reviewed certain other filings with the Securities and Exchange Commission made by NYNEX and Bell Atlantic, respectively, since December 31, 1992;

        (4) Reviewed certain information furnished to us by NYNEX and Bell Atlantic, including financial projections, relating to the business, earnings, cash flow, assets and prospects of NYNEX and Bell Atlantic for the years ended December 31, 1996 and 1997 (the "Two-Year Projections"), as well as the cost savings expected to result from the Merger (the "Projected Benefits");

        (5) Reviewed certain other information furnished to us by Bell Atlantic for purposes of our analyses, including financial estimates relating to NYNEX and Bell Atlantic for the 10-year period ending December 31, 2005, as well as the cost savings and related expenses and synergies expected to result from the Merger;

        (6) Conducted discussions with members of senior management of NYNEX and Bell Atlantic concerning their respective businesses, regulatory environments, strategic objectives and prospects and the strategic implications of and operational and financial benefits anticipated from the Merger;

[MERRILL LYNCH LOGO]

        (7) Reviewed the historical market prices and trading activity for NYNEX Common Stock and Bell Atlantic Common Stock and compared them with those of certain publicly traded companies that we deemed to be reasonably similar to NYNEX and Bell Atlantic, respectively;

        (8) Compared the results of operations of NYNEX and Bell Atlantic with those of certain companies that we deemed to be reasonably similar to NYNEX and Bell Atlantic, respectively;

        (9) Compared the proposed financial terms of the Merger with the financial terms of certain other business combinations that we deemed to be relevant;

        (10) Considered the pro forma effect of the Merger on the earnings, cash flow, consolidated capitalization and certain financial ratios of Bell Atlantic;

        (11) Reviewed the Agreement;

        (12) Reviewed the joint proxy statement of Bell Atlantic and NYNEX and prospectus of Bell Atlantic in substantially the final form to be sent to the stockholders of Bell Atlantic; and

        (13) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary or appropriate for purposes of this opinion, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by NYNEX and Bell Atlantic or made publicly available by NYNEX or Bell Atlantic, and we have not independently verified such information or undertaken an independent appraisal of any of the assets or liabilities of NYNEX or Bell Atlantic or been furnished with any such evaluation or appraisal. With respect to the Two-Year Projections and the Projected Benefits furnished by NYNEX and Bell Atlantic, we have assumed that they have been reasonably prepared in accordance with accepted industry practice and reflect the best currently available estimates and judgment of NYNEX's or Bell Atlantic's management as to the expected future financial performance of NYNEX or Bell Atlantic, as the case may be, as well as the cost savings expected to result from the Merger. With respect to the financial estimates for the 10-year period ending December 31, 2005 provided by Bell Atlantic, we have assumed that they have been reasonably prepared in accordance with accepted industry practice and reflect the best currently available estimates and judgment of Bell Atlantic's management as to the expected future financial performance of Bell Atlantic and NYNEX over such period as well as the cost savings and related expenses and synergies expected to result from the Merger. In rendering our opinion, we have assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions, including any divestiture requirements, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and will constitute a tax free transaction for U.S. federal income tax purposes. Our opinion is necessarily based upon general economic, market, monetary and other conditions as they exist and can be evaluated on the date hereof.

     We have acted as financial advisor to Bell Atlantic in connection with the Merger and will receive a fee from Bell Atlantic for our services, a significant portion of which is contingent upon the consummation of the Merger. We have, in the past, provided certain financial advisory and financing services to Bell Atlantic and have received fees for the rendering of such services. We have also, in the past, provided certain financing services to NYNEX and have received fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade Bell Atlantic Common Stock, NYNEX Common Stock and other securities of Bell Atlantic and NYNEX and their respective affiliates for our own account and the accounts of our customers, and we therefore may at any time hold a long or short position in such securities.

     This opinion is addressed to the Board of Directors of Bell Atlantic and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Merger.

[MERRILL LYNCH LOGO]


     We are not expressing any opinion herein as to the prices at which shares of Bell Atlantic Common Stock will trade following the consummation of the Merger or the prices at which shares of Bell Atlantic Common Stock or NYNEX Common Stock will trade between the date hereof and the consummation of the Merger.

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to Bell Atlantic and, accordingly, to the holders of Bell Atlantic Common Stock.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED

                                    [LOGO]

                           PRINTED ON RECYCLED PAPER.

     This document is printed on recycled paper which contains at least 10%
                              post-consumer waste.

- --------------------------------------------------------------------------------

                                              PROXY/VOTING INSTRUCTION CARD

     NYNEX
     NYNEX Corporation
     1095 Avenue of the Americas, New York, New York 10036

     ----------------------------------------------------------------------
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHARE OWNERS ON NOVEMBER 6, 1996.

     The undersigned hereby appoints E.T. Kennan, E.E. Phillips and I.G. Seidenberg, and each of them as a proxy, with the powers the undersigned would possess if personally present, and with full power of substitution to vote all shares of the undersigned in NYNEX Corporation at the Special Meeting of Share Owners to be held at the Sheraton New York Hotel and Towers, 811 Seventh Avenue, New York, New York on November 6, 1996, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the joint proxy statement/prospectus furnished herewith. IF THIS PROXY CARD IS SIGNED AND RETURNED WITH NO DIRECTIONS GIVEN, THE PROXIES WILL VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

     Your vote is important. This proxy also provides voting instructions for shares held in the dividend reinvestment plan and, if registrations are identical, shares held in the various employee stock purchase and savings plans. Please sign on reverse side and return promptly in the enclosed envelope to P.O. Box 9020, Boston, Massachusetts 02205-8651. FAILURE TO SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER, EXCEPT THAT SHARES HELD IN THE VARIOUS EMPLOYEE STOCK PURCHASE AND SAVINGS PLANS WILL BE VOTED AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

     (If you have written on this side of the card, please mark the "Vote Limitations" box on the reverse side.)
- --------------------------------------------------------------------------------

        Please mark
  X     votes as in
        this example.
- ------------------------------------------------------------------------------------------
                     Directors recommend a vote "For"
- ------------------------------------------------------------------------------------------
                                                                   FOR   AGAINST   ABSTAIN
To Approve and Adopt the Amended and Restated Agreement and
Plan of Merger, dated April 21, 1996, as Amended and Restated on   [ ]     [ ]       [ ]
July 2, 1996, between NYNEX Corporation and Bell Atlantic
Corporation.
- -------------------------------------------------------------------------------------------

                                                                                ---------------------------------------------
                                                                                    Will Attend         Vote Limitations
                                                                                Special Meeting   [ ]           on Other  [ ]
                                                                                                            Side of Card
                                                                                ---------------------------------------------
                                                                                You must return this card promptly to have your
                                                                                Shares voted. If you do attend the meeting and
                                                                                decide to vote by ballot, such vote will
                                                                                supersede this proxy. If signing for a corporation
                                                                                or partnership or as agent, attorney or fiduciary,
                                                                                indicate the capacity in which you are signing.

                                                 Signature(s)                                                 Date
                                                             -------------------------------------------------     -------------


                                                 Signature(s)                                                 Date
                                                             -------------------------------------------------     -------------


                                   Please Sign This Proxy as Name(s) Appear Above.
